                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12


                       CBL & ASSOCIATES PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total Fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amounts Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       (CBL & Associates Properties LOGO)



                                                               December 19, 2000


Dear Stockholder:


      You are cordially invited to attend a special meeting of the stockholders of CBL & Associates Properties, Inc. to be held at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee, on Friday, January 19, 2001, at 11:00 a.m. local time.


      Your Board of Directors has unanimously approved a transaction that would result in our acquiring from Jacobs Realty Investors Limited Partnership and certain of its affiliates and partners interests in a portfolio of up to 21 regional malls and two associated centers. This transaction is consistent with our growth strategy of opportunistically acquiring shopping centers where we believe we can create significant value through our development, leasing and management expertise. In terms of size, it will make us the owner of the largest number of shopping malls in the southeast and the owner of one of the largest shopping mall portfolios in the United States.


      Under the terms of the acquisition, we will issue approximately 11.6 million SCUs (special common units) of our subsidiary Operating Partnership, CBL & Associates Limited Partnership, to Jacobs and to certain outside partners which own interests in the properties. Under certain circumstances, the number of SCUs may be increased up to 13.94 million. The SCUs may be exchanged for shares of our common stock on a one-for-one basis, and will therefore represent an interest in our Company ranging from approximately 24% to 27% (assuming that all interests in our Operating Partnership not owned by our Company are exchanged for our common stock). In accordance with the requirements of the New York Stock Exchange and as contemplated in our agreement with Jacobs, we are seeking your approval of the issuance of the SCUs (and their underlying shares of common stock) in the transaction. In addition, as part of the transaction, we agreed to seek your approval to amend our certificate of incorporation to permit Jacobs to own a higher percentage of our shares than would otherwise be permitted under our certificate of incorporation's current ownership limits. This special meeting of stockholders is being called to consider and vote upon both of these proposals.


      The enclosed proxy statement provides you with detailed information about the properties to be acquired, the conditions and other terms of the transaction and the related amendment to our certificate of incorporation. We encourage you to read this entire document (including the annexes) carefully.


      YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE TRANSACTION, HAS DECLARED THE PROPOSED AMENDMENT TO BE ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.



      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. If you attend the special meeting, you may vote in person, even though you have previously returned your proxy card.


                                (CBL LETTERHEAD)

      If you have any questions regarding the transaction or the proposals, please call Georgeson Shareholder Communications, our proxy solicitors, toll-free at 1-800-223-8064 or our investors relations department at (423) 855-0001.

                                          Sincerely,

                                          /s/ Charles B. Lebovitz
                                          Charles B. Lebovitz
                                          Chairman of the Board
                                          and Chief Executive Officer

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE ISSUANCE OF THE SCUS IN THE TRANSACTION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH ISSUANCE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


This proxy statement is dated December 19, 2000 and is first being mailed to stockholders of CBL on or about December 19, 2000.

                       (CBL & Associates Properties LOGO)


                            ------------------------



                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD JANUARY 19, 2001


                            ------------------------

To the Stockholders of
CBL & Associates Properties, Inc.


      A special meeting of the stockholders of CBL & Associates Properties, Inc. will be held at the Chattanooga Marriott at the Convention Center, 2 Center Plaza, Chattanooga, Tennessee on January 19, 2001, at 11:00 a.m. local time, for the following purposes:



      1. To consider and vote upon a proposal to approve the issuance of approximately 11.6 million SCUs (special common units) (and their underlying shares of our common stock), which under certain circumstances may be increased up to 13.94 million SCUs, of our subsidiary Operating Partnership, CBL & Associates Limited Partnership, which SCUs may be exchanged for shares of our common stock on a one-for-one basis, subject to adjustments, as contemplated under the Master Contribution Agreement, dated as of September 25, 2000, as amended (attached as Annex A to the accompanying proxy statement), and the Terms of Special Common Units of the Operating Partnership (attached as Annex C to the accompanying proxy statement);



      2. To approve and adopt an amendment to our certificate of incorporation (substantially in the form attached as Annex F to the accompanying proxy statement) which, among other things, modifies our share ownership limits to permit the Lebovitz Group (as defined in our certificate of incorporation) and the Jacobs Group (as defined in the proposed amendment) to beneficially or constructively own in the aggregate up to 37.99% of our outstanding shares of common stock; and



      3. To transact such other business as may be properly brought before the special meeting or at any and all adjournments and postponements of the meeting.



      Your Board of Directors has set the close of business on December 18, 2000 as the record date to determine the stockholders entitled to notice of and to vote at the special meeting or any meeting resulting from an adjournment or postponement of the special meeting. A list of the stockholders entitled to vote at the special meeting will be available for examination at our principal offices for a period of ten days prior to the meeting.


      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                                (CBL LETTERHEAD)

      You may vote in person or by proxy. We have included with this notice a proxy statement to explain each of the proposals above and the transaction in detail, and a proxy card for your use. EVEN IF YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing.

                                          By Order of the Board of Directors,

                                          /s/ Stephen D. Lebovitz
                                          Stephen D. Lebovitz
                                          President and Secretary


December 19, 2000

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  TRANSACTION AND THE CHARTER
  AMENDMENT...........................    1
WHO CAN HELP ANSWER YOUR QUESTIONS?...    3
SUMMARY...............................    4
     The Parties......................    4
     The Special Meeting..............    5
     Record Date; Outstanding Common
       Stock Entitled to Vote and
       Quorum.........................    5
     Votes Required...................    5
     Our Reasons for the Transaction
       and Our Recommendation.........    6
     Opinion of Merrill Lynch.........    6
     The Acquisition and the Master
       Contribution Agreement.........    7
     Terms of the SCUs................    8
     Other Related Agreements.........    9
     Amendments to our Certificate of
       Incorporation..................    9
     Financing of the Transaction.....   10
     The Properties...................   10
     Security Ownership by
       Management.....................   10
     Interests of Certain Persons.....   11
     Federal Income Tax Consequences
       of the Acquisition.............   11
     Summary Historical and Pro Forma
       Financial Data.................   12
INFORMATION CONCERNING THE SPECIAL
  MEETING.............................   17
     Time, Date, Place and Purpose of
       the Special Meeting............   17
     Record Date; Outstanding Common
       Stock Entitled to Vote;
       Quorum.........................   17
     Votes Required...................   18
     Voting of Proxies................   18
     Revoking Proxies.................   18
     Proxy Solicitation...............   19
THE ACQUISITION AND RELATED MATTERS...   20
     Background of the Acquisition....   20
     Recommendation of the Board of
       Directors......................   21
     Factors Considered by the Board
       of Directors...................   22
     Opinion of Merrill Lynch.........   23
     Financing of the Transaction.....   29
     Interests of Certain Persons.....   30
     Absence of Dissenters' Rights....   30
     Certain Federal Income Tax
       Consequences...................   30
     CBL Policies After the
       Acquisition....................   30
     Regulatory Matters...............   30
     Accounting Treatment.............   30
THE MASTER CONTRIBUTION AGREEMENT.....   31
     General..........................   31



                                        PAGE
                                        ----
     Structure of the Acquisition.....   31
     Covenants........................   33
     Tax Protection...................   34
     Conditions.......................   34
     Termination and Termination
       Fees...........................   34
     Indemnification..................   35
     Expenses.........................   35
TERMS OF THE SCUs.....................   36
     Distributions....................   36
     Liquidation Rights...............   36
     Exchange and Conversion Rights...   37
     Restrictions on Transfer.........   37
     Redemption.......................   37
     Consent Rights...................   37
OTHER RELATED AGREEMENTS..............   38
     Voting and Standstill
       Agreement......................   38
     Registration Rights Agreement....   40
     Non-Competition Agreement........   40
     Transition Services Agreement....   41
AMENDMENT TO CBL'S CHARTER............   42
     The Proposed Amendment...........   42
     Modification of the Share
       Ownership Limits...............   43
     Share Ownership Agreement........   43
     Amendment to Stockholder Rights
       Agreement......................   44
     Reasons for the Proposed
       Amendment and Share Ownership
       Agreement......................   44
SELECTED HISTORICAL FINANCIAL DATA OF
  CBL.................................   45
SELECTED HISTORICAL FINANCIAL DATA OF
  THE PROPERTIES......................   47
UNAUDITED PRO FORMA CONSOLIDATED
  FINANCIAL DATA......................   48
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS OF THE PROPERTIES.....   53
THE PROPERTIES........................   54
     Malls............................   54
     Anchors..........................   56
     Mall Stores......................   58
     Additional Information Regarding
       Hanes Mall.....................   59
     Additional Information Regarding
       the Associated Centers.........   60
     Mortgages and Other
       Encumbrances...................   61
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....   62
DATE FOR SUBMISSION OF STOCKHOLDER
  PROPOSALS...........................   64

                                        PAGE
                                        ----
CAUTIONARY STATEMENT CONCERNING
  FORWARD-LOOKING STATEMENTS..........   65
INDEPENDENT AUDITORS..................   66
WHERE YOU CAN FIND MORE INFORMATION...   66
INDEX TO FINANCIAL STATEMENT OF THE
  RICHARD E. JACOBS GROUP COMBINED
  PROPERTIES..........................  F-1


ANNEXES


ANNEX A -- Master Contribution Agreement, as amended



ANNEX B -- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated


ANNEX C -- Terms of Special Common Units of the Operating Partnership

ANNEX D -- Amendment to the Limited Partnership Agreement of the Operating
           Partnership

ANNEX E -- Voting and Standstill Agreement

ANNEX F -- Proposed Charter Amendment

ANNEX G -- Alternative Resolutions

ANNEX H -- Share Ownership Agreement

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
                           AND THE CHARTER AMENDMENT

Q:  What is the proposed transaction?


A: We have agreed to acquire from Jacobs Realty Investors Limited Partnership and certain of its affiliates and partners interests in a portfolio of up to 21 regional malls and two associated centers for an aggregate consideration of approximately $1.2 billion, comprised of (1) $123 million in cash, (2) approximately $724 million in primarily fixed-rate non-recourse mortgage indebtedness and (3) the issuance by our subsidiary Operating Partnership of approximately 11.6 million SCUs (special common units), which under certain circumstances may be increased up to 13.94 million SCUs. The SCUs may be exchanged for shares of our common stock on a one-for-one basis or cash, at our election.


Q:  Why is the special meeting being called?


A: The rules of the New York Stock Exchange, on which our common stock is listed, require our stockholders to approve the issuance of the SCUs (and their underlying shares of our common stock) as contemplated in the proposed transaction. In addition, in connection with the transaction, you are being asked to approve an amendment to our certificate of incorporation.


Q:  Who is Jacobs?


A: Jacobs is a self-administered and self-managed, privately held enterprise organized in 1991 to hold real estate projects developed by Richard E. Jacobs and David H. Jacobs. The Jacobs brothers were among the earliest developers of regional mall shopping centers, and the enterprise they established is currently among the largest shopping center owners in the U.S.


Q:  Why are we proposing to acquire this Jacobs property portfolio?

A: We believe that the transaction is an important step for our Company and will benefit our stockholders for the following reasons:

       - the transaction is consistent with our growth strategy of opportunistically acquiring shopping centers where we believe we can create significant value through our development, leasing and management expertise;

       - the transaction will make us the owner of the largest number of shopping malls in the southeast and accelerate our expansion into the midwest, which will enhance our retailer and customer relationships in these markets;


       - we believe that the transaction will generate both short and long-term growth in our funds from operations (FFO) per share and, ultimately, our dividends;


       - the transaction will emphasize our focus on shopping malls and result in our becoming one of the largest shopping mall REITs in the United States, which we believe will enhance our presence in the capital markets; and

       - we believe the transaction will result in various leasing and operational synergies.

Q:  Are there any possible risks to the transaction?

A: Although we believe that the transaction will benefit our stockholders, we have considered the following possible risks:


       - as a result of the transaction, our total indebtedness and leverage ratios will initially increase and our coverage ratios will initially be reduced. Approximately $353.8 million of the indebtedness on the properties being acquired will mature during the next five years;



       - we expect to invest approximately $200 million in capital improvements to the properties over the course of the next four years;


       - if the expected benefits of the transaction are not realized, or are not realized in a timely manner, our FFO growth could be adversely affected;

       - under the terms of the transaction, there will be significant restrictions on our ability to dispose of or refinance the acquired properties, which may limit our asset management and financing flexibility; and

       - the acquired properties will have a lower tax basis than our existing properties, which may in the future reduce or eliminate the return of capital component of our dividend. This may force us to increase our distributions of cash to our stockholders, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business.

     We do not, however, believe that these risks outweigh the expected benefits of the transaction.

Q:  What approvals does the transaction require?

A: Your approval of the issuance of the SCUs in the transaction is required. However, since approval of the issuance is a condition to the transaction, it is effectively a vote on the approval of the transaction. Additionally, Jacobs must obtain the consent of certain lenders and partners for the transaction to close.

Q:  What is the expected timing of the transaction?


A: Assuming our stockholders approve the issuance of the SCUs in the transaction, we expect the transaction to close on or about January 31, 2001 with respect to five "core" properties and at least nine other properties. If all necessary third-party consents have not been obtained for these properties by such time, Jacobs may delay the initial closing until April 30, 2001. If lender and partner consents are not obtained prior to the initial closing with respect to the remaining properties, the closings with respect to these properties will be deferred or they will be dropped from the transaction.


Q:  How will CBL finance the cash portion of the transaction?


A: We have obtained a commitment from Wells Fargo Bank, N.A. to provide us with an aggregate $212 million loan facility, approximately $135 million of which will be used to finance the cash consideration and related transaction costs. We expect to use the remaining amount to finance certain expected capital expenditures and improvements with respect to the properties.



Q:  What are the terms of the securities being issued in the transaction?


A: The SCUs, or special common units, are limited partnership interests in our Operating Partnership. Each SCU is initially entitled to receive a quarterly distribution of $0.725625 (equivalent to an annual distribution of $2.9025). This quarterly distribution will be increased together with any increases in our quarterly common stock dividend above $0.725625 per share. The distribution will be reduced proportionately to the extent by which our quarterly common stock dividend falls below $0.4375 per share (equivalent to a $1.75 per share annual dividend) but only if our common stock dividend has been below $0.4375 per share for more than four consecutive calendar quarters. Following the third anniversary of their issuance, the SCUs will be exchangeable by their holders for shares of our common stock on a one-for-one basis or cash, at our election, subject to adjustments to reflect stock splits, reverse splits or similar arrangements. Following the tenth anniversary of their issuance, we will have the right to convert the SCUs into common units of our Operating Partnership. See the section entitled "Terms of the SCUs."

Q:  What are some of the other principal terms of the transaction?


A: As part of the transaction, we agreed to expand our Board of Directors from seven to nine members and to nominate two of Jacobs' designees to fill these places. Jacobs has agreed to a 12-year standstill period during which it will not seek to acquire control of our Company nor to participate in a group which seeks to acquire such control.


Q:  How will I be affected by the transaction?

A: You will continue to own the same number of shares of our common stock that you owned prior to the acquisition.

Q:  What is the proposed charter amendment?

A: In connection with the transaction, we agreed to seek stockholder approval of an amendment to our certificate of incorporation to enable Jacobs, following an exchange of its

    SCUs for shares of our common stock, to own a higher percentage of our shares than would otherwise be permitted under our current ownership limits. However, approval of the charter amendment is contingent upon approval of the issuance of the SCUs in the transaction.


Q:  What approvals are required of CBL's stockholders?


A: A majority of the shares voted at the meeting (assuming that a quorum of at least 50% of our outstanding shares is present) must approve the issuance of the SCUs (and their underlying shares of our common stock) in the transaction. Two-thirds of our outstanding shares must vote in favor of the proposed amendment to our certificate of incorporation.


Q:  Is the approval of the amendment a condition to closing?


A: No. However, if our stockholders do not approve the amendment, our Board of Directors has agreed to modify the share ownership limits in a manner which does not require a stockholder vote. These modifications would entitle Jacobs to own a lower percentage of our shares than if the proposed amendment had been approved but a higher percentage of our shares than would otherwise be permitted under our current ownership limits. Moreover, if the amendment is not approved, we have agreed to resubmit it to stockholder votes at future annual meetings. See the section entitled "Amendment to CBL's Charter" below.


Q:  What do I need to do now?

A: After carefully considering the information contained in this proxy statement, please complete, date and sign your proxy card. Then mail your proxy card in the postage paid envelope as soon as possible, so that your shares may be voted in accordance with your instructions at the special meeting. Our Board of Directors unanimously recommends that you vote FOR approval of both proposals.

Q:  What do I do if I want to change my vote?

A:  You may change your vote:

       - by sending a written notice stating that you would like to revoke your proxy, which must be received by our transfer agent prior to the vote at the special meeting;

       - by signing a later dated proxy card and mailing it promptly so that it is received by our transfer agent prior to the vote at the special meeting; or

       - by attending the special meeting and voting your shares in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote to your broker. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted, which will have the same effect as a vote against the proposed charter amendment.

Q:  What other matters will be voted on at the special meeting?

A: Delaware law and our bylaws do not permit any other matters to be presented at the special meeting except related procedural matters, including adjournment of the special meeting to a later date.

Q:  Where can I find more information about CBL?

A: We file reports and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC's public reference facilities. You may call 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. You may also request copies of these documents from us. For more information, see the section below entitled "Where You Can Find More Information."

WHO CAN HELP ANSWER YOUR QUESTIONS?

       If you have any questions about the transaction or any of the specific proposals or would like additional copies of this proxy statement, please call Georgeson Shareholder Communications, our proxy solicitors, toll-free at 1-800-223-8064 or our investors relations department at (423) 855-0001.

                                    SUMMARY


      This summary, together with the "Questions and Answers About the Transaction and the Proposed Charter Amendment" on pages 1 through 3, highlights certain of the information which is included in this proxy statement. It may not contain all of the information that is important to you. We have included page references directing you to a more complete description of each item presented in this summary. To understand the proposals and the transaction fully and for a more detailed description of the legal terms of the acquisition, you should read carefully this entire proxy statement (including the annexes) and the other documents to which we have referred you. For more information about CBL, see "Where You Can Find More Information." The actual terms of the transaction are summarized in the sections below entitled "The Master Contribution Agreement," "Terms of the SCUs," "Other Related Agreements" and "Amendment to CBL's Charter," and are contained in the Master Contribution Agreement and the other documents which are included in the annexes to this proxy statement.



      All information contained in this proxy statement relating to Jacobs and its affiliates, its respective actions, purposes, beliefs, intentions or plans, and all information relating to the Jacobs properties, has been supplied by Jacobs for inclusion in this proxy statement. While this proxy statement assumes that we will acquire each of the properties, we may not acquire certain properties if Jacobs fails to satisfy certain conditions or is unable to obtain certain consents. See "The Master Contribution Agreement -- Structure of the Acquisition."


THE PARTIES

      CBL and the Operating Partnership. We are a self-managed, self-administered, fully integrated real estate company. We own, operate, market, manage, lease, expand, develop, redevelop, acquire and finance regional malls and community and neighborhood centers. We have elected to be taxed as a real estate investment trust. We currently own interests in 30 enclosed regional malls, 16 associated centers, each of which is part of a regional shopping mall complex, and 72 independent community and neighborhood shopping centers. Additionally, we own two regional malls and two community centers which are currently under construction and two other malls which are undergoing expansion. We also own options to acquire certain shopping center development sites.

      We conduct substantially all of our business through our subsidiary Operating Partnership, CBL & Associates Limited Partnership. We currently own an indirect 67.9% interest in the Operating Partnership, and one of our wholly owned subsidiaries is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code which are applicable to REITs, our property management and development activities, sales of peripheral land and maintenance operations are carried out through a separate management company. Our Operating Partnership owns 100% of the preferred stock of the management company, which entitles the Operating Partnership to 95% of the management company's earnings, and also owns 5% of its common stock. Several of our officers and former officers hold the remaining 95% of the management company common stock.

      In order to maintain our qualification as a REIT for federal income tax purposes, we must distribute each year at least 95% of our taxable income (to be reduced to 90%, commencing January 1, 2001), computed without regard to net capital gains or the dividends-paid deduction.

      We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates. In this proxy statement, the "Company," "CBL," "we" and "our" refer to CBL and its subsidiaries, including the Operating Partnership. Our principal executive offices are located at One Park Place, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421-6511, and our telephone number is (423) 885-0001.


      Jacobs Parties and Associates. Jacobs is a self-administered and self-managed, privately held enterprise organized in 1991 to hold real estate projects developed by Richard E. Jacobs and David H. Jacobs. The Jacobs brothers were among the earliest developers of regional mall shopping centers, and the enterprise they established is currently among the largest shopping center owners in the U.S. Jacobs

Realty Investors Limited Partnership was formed in 1991 to consolidate the ownership of the Jacobs family within a single entity. Jacobs Realty, together with the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust, currently own interests in a portfolio of regional malls that includes the 21 regional malls and two associated centers to be acquired by CBL in the transaction. In this proxy statement, the term "Jacobs" refers to Jacobs Realty Investors Limited Partnership, together with the two Jacobs trusts mentioned above and certain current and former associates of Jacobs Realty who own interests in the properties. Jacobs Realty's principal executive offices are located at 25425 Center Ridge Road, Cleveland, Ohio 44145-4122, and its telephone number is (440) 871-4800.


THE SPECIAL MEETING (PAGE 17)



      We will hold a special meeting of CBL stockholders on January 19, 2001 at 11:00 a.m. local time, at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee, subject to adjournments or postponements. At the special meeting, we will ask you to approve the following proposals:



      - the issuance by our Operating Partnership of approximately 11.6 million SCUs (and the underlying shares of our common stock), which under certain circumstances may be increased up to 13.94 million SCUs, which SCUs may be exchanged on a one-for-one basis (subject to adjustments) for shares of our common stock or other interests in our Operating Partnership which are exchangeable for our common stock. The 13.94 million SCUs will allow us to issue the necessary number of SCUs to Jacobs as well as to any outside partners which accept our offers to acquire their interests in the acquired properties. Under the rules of the New York Stock Exchange, we require stockholder approval to issue common stock (or securities convertible into or exchangeable for common stock) representing more than 20% of our current outstanding common stock. This approval is required for the transaction to proceed.



      - an amendment to our certificate of incorporation (substantially in the form attached as Annex F to this proxy statement) which, among other things, modifies our share ownership limits to permit the Lebovitz Group (as defined in our certificate of incorporation) and the Jacobs Group (as defined in the proposed amendment) to beneficially or constructively own in the aggregate up to 37.99% of our outstanding shares of common stock. Approval of this amendment is not a condition to the closing of the transaction. Approval of the charter amendment is contingent upon approval of the issuance of the SCUs in the transaction.



      OUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE TRANSACTION, HAS DECLARED THE PROPOSED AMENDMENT TO BE ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.



RECORD DATE; OUTSTANDING COMMON STOCK ENTITLED TO VOTE AND QUORUM (PAGES 17-18)



      You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on December 18, 2000. You will have one vote to approve each of the proposals for each share of common stock that you own on that date. The presence in person or by proxy of holders of record of a majority of the outstanding shares of our common stock is required for a quorum to transact business at a special meeting, but if a quorum should not be present, the special meeting may be adjourned from time to time until a quorum is obtained.



      On December 18, 2000, 25,067,270 shares of our common stock were outstanding and held by 598 record holders on behalf of approximately 7,100 beneficial holders.



VOTES REQUIRED (PAGE 18)


      A majority of the shares voted at the meeting (assuming that a quorum of at least 50% of our outstanding shares is present) must approve the issuance of the SCUs (and their underlying shares of common stock) in the transaction. Two-thirds of our outstanding shares must vote in favor of the proposed amendment to our certificate of incorporation.


      We will generally not count abstentions and broker non-votes for any purpose, except that abstentions with respect to the proposed charter amendment will have the same effect as negative votes. Unless you indicate contrary instructions on the accompanying proxy, the shares represented by the proxy will be voted in accordance with the recommendations of our Board of Directors.



OUR REASONS FOR THE TRANSACTION AND OUR RECOMMENDATION (PAGES 21-23)


      We believe that the transaction is an important step for our Company and will benefit our stockholders for the following reasons:

      - the transaction is consistent with our growth strategy of opportunistically acquiring shopping centers where we believe we can create significant value through our development, leasing and management expertise;

      - the transaction will make us the owner of the largest number of shopping malls in the southeast and accelerate our expansion into the midwest, which will enhance our retailer and customer relationships in these markets;


      - we believe that the transaction will generate both short and long-term growth in our funds from operations (FFO) per share and, ultimately, our dividends;


      - the transaction will emphasize our focus on shopping malls and result in our becoming one of the largest shopping mall REITs in the United States, which we believe will enhance our presence in the capital markets; and

      - we believe the transaction will result in various leasing and operational synergies.

      We have considered possible risks including the following:


      - as a result of the transaction, our total indebtedness and leverage ratios will initially increase and our coverage ratios will initially be reduced. Approximately $353.8 million of the mortgage indebtedness on the properties being acquired will mature during the next five years;



      - we expect to invest approximately $200 million in capital improvements to the properties over the course of the next four years;


      - if the expected benefits of the transaction are not realized, or are not realized in a timely manner, our growth in FFO (funds from operations) could be adversely affected;


      - under the terms of the transaction, there will be significant restrictions on our ability to dispose of or refinance the acquired properties, which may limit our asset management and financing flexibility; and


      - the acquired properties will have a lower tax basis than our existing properties, which may in the future reduce or eliminate the return of capital component of our dividend. This may force us to increase our distributions of cash to our stockholders, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business.

      Your Board of Directors considered the transaction and the terms of the Master Contribution Agreement, the SCUs and related agreements and concluded that the transaction was fair and in the best interests of our Company and its stockholders.


OPINION OF MERRILL LYNCH (PAGES 23-29)


      Merrill Lynch, Pierce, Fenner & Smith Incorporated, an independent investment banking firm, rendered its opinion to our Board of Directors to the effect that, as of the date of its opinion and based upon and subject to the assumptions and limitations described in Merrill Lynch's written opinion, the aggregate consideration to be paid by us in the transaction was fair from a financial point of view to our Company. Merrill Lynch also acted as our financial advisor in the negotiations with Jacobs concerning the price and structure of the transaction. We have attached the opinion of Merrill Lynch as Annex B to this proxy statement. Please read it carefully. The Merrill Lynch opinion was rendered on September 25, 2000, and it therefore does not address the subsequent changes to the transaction which are embodied in the amendment to the Master Contribution Agreement. The Company believes, however, that these changes are not material to the overall transaction.



THE ACQUISITION AND THE MASTER CONTRIBUTION AGREEMENT (PAGES 31-35)


      We have agreed to acquire Jacobs' interests in a portfolio of up to 21 regional malls and two associated centers for an aggregate consideration of approximately $1.2 billion. The consideration is comprised of:


      -  $123 million in cash;



      - approximately $724 million in primarily fixed-rate non-recourse mortgage indebtedness; and



      - the issuance by the Operating Partnership of approximately 11.6 million SCUs (which may be increased under certain circumstances up to 13.94 million SCUs).



      The consideration was determined based on arm's length negotiations between us and Jacobs, taking into account, among other things, Jacobs' tax and estate planning considerations and our goal of achieving short and long-term growth in our FFO (funds from operations) per share and, ultimately, our dividends to our stockholders. The number of SCUs to be issued to Jacobs will be reduced if certain of the properties are ultimately not acquired from Jacobs, but will not vary as a result of changes in the market price of our common stock.



      Outside Partners. We have agreed to extend offers to acquire the interests held by outside partners in certain of the properties. If all of such offers were to be accepted, the aggregate consideration would be increased by approximately $171 million, with the increased aggregate consideration to be comprised of (1) approximately $114 million of property indebtedness, representing the proportionate share of such indebtedness associated with the outside partners' interests being acquired, and (2) the issuance by our Operating Partnership of up to an additional 1.8 million SCUs.



      Consideration Adjustments. Jacobs has the right to reallocate up to $15 million of the cash consideration in exchange for SCUs based on a price of $32.25 per SCU. Additionally, certain adjustments to the consideration payable which may result from debt amortization will be settled by increasing or decreasing the number of SCUs to be issued to Jacobs.


      Tax Protection. We have agreed not to dispose of any of the acquired properties in a transaction that would require Jacobs to recognize or be allocated gain for federal income tax purposes until the twelfth anniversary of the initial closing. We have also agreed to maintain specified minimum amounts of non-recourse indebtedness on the acquired properties (or, in the event of a shortfall, to provide Jacobs with alternative "bottom guaranty" arrangements) until such anniversary and as long thereafter as is reasonably possible.

      Conditions to Consummating the Transaction. The consummation of the transaction is subject to the satisfaction of certain conditions by Jacobs, including its obtaining consents from various parties, principally certain outside partners which own interests in the properties as well as lenders who hold mortgages on certain of the properties.

      The consummation of the transaction is further subject to our satisfying certain conditions, principally our obtaining stockholder approval of the issuance of the SCUs in the transaction. We have agreed to seek our stockholder approval of the proposed amendment to our certificate of incorporation; however, such approval is not a condition to consummation of the transaction.

      Each of the parties is also subject to closing conditions customary for transactions of this nature.

      Termination and Deferred Closings. We are not required to close under the transaction if Jacobs is unable to satisfy its closing conditions with respect to five "core" properties (Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center) and at least nine of the other properties. If Jacobs is unable to satisfy its conditions for this initial closing on January 31, 2001 (assuming approval of the issuance of the SCUs in the transaction by our stockholders), Jacobs has the right to extend the initial closing until April 30, 2001. If Jacobs is unable to satisfy its conditions for the initial closing by April 30, 2001, we may elect to terminate the transaction. Additionally, we may terminate the transaction if Jacobs materially breaches any of its covenants at any time, including its covenant not to actively attempt to sell any of the properties to other persons or entities.



      If Jacobs is unable to satisfy its conditions with respect to a particular non-core property by the initial closing, the aggregate consideration will be reduced by an established release price, and the closing with respect to that property will be deferred. If the closing with respect to this property does not occur by July 31, 2001 because of a failure to obtain required consents, or by October 31, 2001 for any other reason, that property will be dropped from the transaction.



      If we are unable to obtain our stockholder approval of the issuance of the SCUs in the transaction by January 20, 2001, we may extend the initial closing until March 2, 2001, following which Jacobs may terminate the transaction if it has not closed. Additionally, Jacobs may terminate the transaction if we materially breach any of our representations or covenants, including our undertaking not to engage in certain material transactions prior to the initial closing.


      Multiple Contributions. To preserve certain beneficial tax treatment of our interests in properties which we will not wholly own, we are only permitted to acquire a percentage interest in such properties, with the percentage interest to be acquired by us to be less than the amount which would cause a deemed termination of the property owner for tax purposes. Generally, we will acquire a 48% interest in the property owner at the initial closing and will hold an option to acquire the balance of the Jacobs' interest 15 months later. Jacobs will have a similar right to require us to purchase the balance of its interest 15 months later. At the initial closing, we will acquire all of Jacobs' voting and management rights, if any, in the property owner. At the initial closing and each option closing, if such option is exercised, we will pay the proportionate share of the cash consideration and SCUs allocated to such property based on the interest being conveyed at that closing.

      Termination Fees and Other Arrangements. If we terminate the transaction because Jacobs is unable to satisfy its conditions for the initial closing or otherwise breaches the agreement prior to the initial closing, Jacobs is required to pay us an expense reimbursement of $15 million. If Jacobs terminates because our stockholders have not approved the issuance of the SCUs, we are required to pay Jacobs an expense reimbursement of $2.5 million. If Jacobs terminates because we otherwise breach the agreement or fail to satisfy our closing conditions prior to the initial closing, we are required to pay Jacobs an expense reimbursement of $15 million. If the termination occurs after the initial closing, the expense reimbursement liability of each party is increased by approximately $1.4 million for each property subject to a deferred closing up to a maximum termination fee of $25 million.


TERMS OF THE SCUS (PAGES 36-37)


      The SCUs, or special common units, are limited partnership interests in our Operating Partnership. Each SCU is initially entitled to receive a quarterly distribution of $0.725625 (equivalent to an annual distribution of $2.9025). This quarterly distribution will be increased together with any increases in our quarterly common stock dividend above $0.725625 per share. The distribution will be reduced proportionately to the extent by which our quarterly common stock dividend falls below $0.4375 per share (equivalent to a $1.75 per share annual dividend) but only if our common stock dividend has been below $0.4375 per share for more than four consecutive calendar quarters. Following the third anniversary of their issuance, the SCUs will be exchangeable by their holders for shares of our common stock on a one-for-one basis or cash, at our election, subject to adjustments to reflect stock splits, reverse splits or similar arrangements. Following the tenth anniversary of their issuance, we will have the right to convert the SCUs into common units of our Operating Partnership.


OTHER RELATED AGREEMENTS (PAGES 38-41)



      Jacobs' Board Representation. We have agreed, effective as of the initial closing, to expand our Board of Directors from seven to nine members and to nominate two of Jacobs' designees as members of our Board, one of whom must qualify as "independent" under our certificate of incorporation. Jacobs' initial designees are Martin J. Cleary, the President and Chief Operating Officer of The Richard E. Jacobs Group, Inc., and Gary L. Bryenton, Esq., Executive Partner of Baker & Hostetler LLP, a national law firm. Jacobs will continue to be entitled to nominate two Board members until the Jacobs family beneficially owns fewer than 6.78 million SCUs and shares of common stock, following which Jacobs will be entitled to nominate only one Board member. Jacobs will no longer be entitled to nominate any Board members if the Jacobs family beneficially owns fewer than
3.34 million SCUs and shares of common stock. Certain of our executive officers and an affiliate of the Lebovitz family have agreed to vote their shares in favor of Jacobs' designees until the twelfth anniversary of the initial closing.


      Voting and Standstill Arrangements. Jacobs Realty, the Jacobs trusts and Martin J. Cleary, Jacobs Realty's chief operating officer, have generally agreed not to:


      - acquire beneficial ownership of any of our voting securities except upon an exchange of the SCUs or other interests in our Operating Partnership received in exchange for the SCUs;


      - solicit proxies or otherwise participate in an election contest with respect to our Company;

      - seek to advise, encourage or influence any person (other than a Jacobs associate or family member) with respect to the voting of our stock for the purpose of exerting a controlling influence over our management, Board of Directors or policies; or

      - participate in or encourage the formation of any group which seeks to affect control of our Company.


      These standstill provisions continue until the twelfth anniversary of the initial closing, subject to early termination under certain circumstances.


      Jacobs Realty, the Jacobs trusts and Mr. Cleary have also agreed until the twelfth anniversary of the initial closing to vote their shares in favor of the election of nominees to our Board of Directors who are proposed by our Board and who are running unopposed and uncontested.


      Registration Rights Agreement. We will enter into registration rights agreements with Jacobs and the other holders of the SCUs which grant them registration rights with respect to the shares of common stock received in exchange for their SCUs. In general, we will bear all fees, costs and expenses of such registrations (other than transfer taxes, underwriting discounts and selling commissions applicable to sales of the shares and all fees and disbursements of counsel for the holders).


      Non-Competition Agreement. Subject to certain exceptions, Richard E. Jacobs has agreed not to acquire, develop, manage, own, lease or invest in regional mall shopping centers within 15 miles of certain "core" properties (Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center) or within 12 miles of the other properties acquired from Jacobs or any of our existing malls. This agreement will remain in effect until the earlier to occur of (1) the tenth anniversary of the closing or (2) Jacobs ceases to be entitled to nominate any members to our Board of Directors.


AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION (PAGES 42-44)


      We have agreed to seek stockholder approval of an amendment to our certificate of incorporation which, among other things, permits the Lebovitz Group (as defined in our certificate of incorporation) and the Jacobs Group (as defined in the proposed amendment) to beneficially and constructively own in the aggregate 37.99% of our equity stock. This limit was designed to maximize the permitted ownership of our common stock by the Jacobs Group, while ensuring that we would continue to comply with the REIT rules and be able to issue additional Operating Partnership interests exchangeable for common stock in future transactions. Currently, our certificate of incorporation permits the Lebovitz Group to beneficially and constructively own 23% of our equity stock while generally limiting other persons to ownership of 6% of our equity stock. The proposed charter amendment is designed to permit the Jacobs Group to own a higher percentage of our shares than would otherwise be permitted under our current ownership limits. Approval of the amendment is not a condition to closing of the transaction; however, in the event the amendment is not adopted, our Board of Directors has resolved to modify the share ownership limits in a manner which does not require a stockholder vote but which would entitle the Lebovitz Group and the Jacobs Group to own in the aggregate 31.99% of our equity stock. Moreover, if the amendment is not approved, we have agreed to resubmit it to a stockholder vote at our next three annual meetings of stockholders.


      Additionally, at the initial closing, we will enter into a Share Ownership Agreement with representatives of the Lebovitz Group and the Jacobs Group pursuant to which:


      - the Lebovitz Group will be permitted to beneficially and constructively own up to approximately 7.96 million shares of our common stock (6.3 million shares for so long as the proposed amendment is not adopted), subject to adjustments for increases or decreases to our outstanding common share capital; and



      - the Jacobs Group will be permitted to beneficially and constructively own up to 6.35 million shares of our common stock (4.69 million shares for so long as the proposed amendment is not adopted), subject to adjustments for increases or decreases to our outstanding common share capital.


      The amendment to our certificate of incorporation, if adopted, may generally not be further amended or modified in a manner adverse to the Lebovitz Group or the Jacobs Group except with the unanimous prior approval of our Board of Directors.


FINANCING OF THE TRANSACTION (PAGES 29-30)



      We have obtained a commitment from Wells Fargo Bank, N.A. to provide us with an aggregate $212 million loan facility, a portion of which will be a term loan to finance the cash portion of the purchase price and the related transaction costs. We expect this amount to be approximately $135 million. The remaining amount will be a revolving loan to finance certain capital expenditures and improvements with respect to the properties. The loan facility will have an initial term of two years, which we may extend for up to three additional years. The loan facility will require payments of interest only during the first two loan years, but will require scheduled amortization payments during each year that the loan repayment has been extended. The loan facility will bear interest at a rate equal to the bank's base rate or a LIBOR-based rate, at our option. The loan facility is expected to be secured, among other things, by an assignment of our direct and indirect equity interests in the entities owning the properties, provided that such assignments are not prohibited under any of the properties' existing loan or partnership documents.



THE PROPERTIES (PAGES 54-62)



      For a list of the properties to be acquired in the transaction, including the percentage interest in each property that we have agreed to acquire, and related statistical, financial and other information relating to the properties, see "The Properties."



SECURITY OWNERSHIP BY MANAGEMENT (PAGES 62-64)



      As of December 5, 2000, our directors, executive officers and vice presidents were entitled to vote approximately 1.9 million shares of our common stock. These shares represented approximately 7.6% of our outstanding shares of common stock. Our directors, executive officers and vice presidents have agreed to vote their shares in favor of the proposals. In addition to their shares of our common stock, as of

December 5, 2000, our directors, executive officers and vice presidents held (1) stock options to acquire 1,776,550 shares of our common stock, including stock options to acquire 1,093,500 shares that are currently exercisable or are exercisable within the next 60 days, and (2) interests in the Operating Partnership exchangeable, subject to the Company's ownership limits, for 8,600,159 shares of our common stock.


INTERESTS OF CERTAIN PERSONS


      Under the proposed charter amendment, the Lebovitz Group will be permitted to own shares of our common stock in excess of what is currently permitted under our certificate of incorporation. See "Amendment to CBL's Charter -- The Proposed Amendment" and " -- Share Ownership Agreement."



FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION (PAGE 30)



      For U.S. federal income tax purposes, no income, gain or loss will be recognized by our stockholders in connection with the acquisition. We expect to continue to operate after the acquisition in a manner that will allow us to continue to qualify as a REIT, but we cannot assure you that we will be able to maintain this qualification.


      In general, we will assume the tax basis of the properties currently used by Jacobs, which tax basis is considerably lower than the consideration being paid by us for the properties. Accordingly, these properties will generate lower depreciation deductions in the future, and as a result our taxable income relative to our cash flow will be greater than if we had acquired the properties for cash. Since under the Internal Revenue Code we are required to distribute to our stockholders at least 95% of our taxable income (to be reduced to 90%, commencing January 1, 2001) to maintain our qualification as a REIT, the low tax basis in the properties may have the effect in the future of increasing the cash amounts we are required to distribute as dividends, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business. This low tax basis may also have the effect of reducing or eliminating the portion of distributions made by us that are treated as a non-taxable return of capital.

                        CBL & ASSOCIATES PROPERTIES INC.


                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

                     (in thousands, except per share data)

Summary Historical Financial Data of CBL


      The summary selected historical condensed consolidated financial data of our Company for the five years ended December 31, 1999 set forth below have been derived from audited financial statements. The selected historical condensed consolidated financial data of our Company for the nine months ended September 30, 2000 and September 30, 1999 set forth below have been derived from unaudited financial statements. This condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this proxy statement.



                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       2000       1999       1999       1998       1997       1996       1995
                                     --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
TOTAL REVENUES.....................  $263,487   $230,461   $317,603   $254,640   $177,604   $146,805   $131,727
TOTAL EXPENSES.....................   207,648    180,762    250,139    203,001    135,200    111,012    104,128
                                     --------   --------   --------   --------   --------   --------   --------
INCOME FROM OPERATIONS.............    55,839     49,699     67,464     51,639     42,404     35,793     27,599
GAIN ON SALES OF REAL ESTATE
  ASSETS...........................    13,275      9,505      8,357      4,183      6,040     13,614      2,213
EQUITY IN EARNINGS OF
  UNCONSOLIDATED AFFILIATES........     2,585      2,419      3,263      2,379      1,916      1,831      1,450
MINORITY INTEREST IN EARNINGS:
    Operating Partnership..........   (21,346)   (18,183)   (23,264)   (16,258)   (13,819)   (15,468)   (10,527)
    Shopping center properties.....    (1,022)      (941)    (1,225)      (645)      (508)      (527)      (386)
                                     --------   --------   --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY ITEM...    49,331     42,499     54,595     41,298     36,033     35,243     20,349
EXTRAORDINARY LOSS ON
  EXTINGUISHMENT OF DEBT...........      (221)        --         --       (799)    (1,092)      (820)      (326)
                                     --------   --------   --------   --------   --------   --------   --------
NET INCOME.........................    49,110     42,499     54,595     40,499     34,941     34,423     20,023
PREFERRED DIVIDENDS................    (4,851)    (4,851)    (6,468)    (3,234)        --         --         --
                                     --------   --------   --------   --------   --------   --------   --------
NET INCOME AVAILABLE TO COMMON
  STOCKHOLDERS.....................  $ 44,259   $ 37,648   $ 48,127   $ 37,265   $ 34,941   $ 34,423   $ 20,023
                                     ========   ========   ========   ========   ========   ========   ========
BASIC EARNINGS PER COMMON SHARE:
    Income before extraordinary
      item.........................  $   1.79   $   1.53   $   1.95   $   1.58   $   1.51   $   1.69   $   1.14
                                     ========   ========   ========   ========   ========   ========   ========
    Net income.....................  $   1.78   $   1.53   $   1.95   $   1.55   $   1.46   $   1.65   $   1.12
                                     ========   ========   ========   ========   ========   ========   ========
    Weighted average common shares
      outstanding..................    24,845     24,628     24,647     24,079     23,895     20,890     17,827
DILUTED EARNINGS PER COMMON SHARE:
    Income before extraordinary
      item.........................  $   1.78   $   1.51   $   1.94   $   1.56   $   1.49   $   1.68   $   1.14
                                     ========   ========   ========   ========   ========   ========   ========
    Net income.....................  $   1.77   $   1.51   $   1.94   $   1.53   $   1.45   $   1.64   $   1.12
                                     ========   ========   ========   ========   ========   ========   ========
    Weighted average common shares
      and potential dilutive common
      shares outstanding...........    24,983     24,869     24,834     24,340     24,151     21,022     17,856
    Dividends declared per share...  $   1.53   $   1.46   $   1.95   $   1.86   $   1.77   $   1.68   $   1.59

                                 SEPTEMBER 30,                                DECEMBER 31,
                            -----------------------   ------------------------------------------------------------
                               2000         1999         1999         1998         1997         1996        1995
                            ----------   ----------   ----------   ----------   ----------   ----------   --------
BALANCE SHEET DATA:
    Net investment in real
      estate assets.......  $2,012,846   $1,948,401   $1,960,554   $1,805,788   $1,142,324   $  987,260   $758,938
    Total assets..........   2,086,572    2,006,600    2,018,838    1,855,347    1,245,025    1,025,925    814,168
    Total liabilities.....   1,458,571    1,395,061    1,424,989    1,270,670      783,391      630,080    420,789
    Minority interest.....     180,326      175,141      170,750      168,040      123,897      114,425    113,692
    Stockholders'
      equity..............     444,089      432,537      419,887      415,782      330,853      272,804    270,892



                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                --------------------   --------------------------------------------------------
                                  2000       1999        1999        1998        1997        1996        1995
                                --------   ---------   ---------   ---------   ---------   ---------   --------
OTHER DATA:
CASH FLOWS PROVIDED BY (USED
  IN):
    Operating activities......  $ 87,263   $  78,069   $ 114,196   $  89,123   $  60,852   $  54,789   $ 28,977
    Investing activities......   (87,888)   (175,950)   (212,140)   (571,332)   (245,884)   (218,016)   (99,690)
    Financing activities......      (905)     98,596      99,192     484,912     183,858     164,496     71,689
    Funds From Operations
      (FFO)(1) of the
      Operating Partnership...    97,060      85,009     117,947      93,614      76,514      63,044     52,212
    FFO applicable to the
      Company.................    65,480      57,312      79,495      65,026      54,833      43,498     34,218


---------------
(1) We define FFO as net income (loss) before depreciation of real estate assets, other non-cash items, gains or losses on sales of real estate assets and gains or losses on investments in marketable securities. FFO also includes the Company's share of FFO in unconsolidated properties and excludes minority interests' share of FFO in consolidated properties. The costs of interest rate caps and finance costs on our lines of credit are amortized and included in interest expense and, therefore, reduce FFO. FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States and is not necessarily indicative of the cash available to fund all cash requirements.


Summary Historical Financial Data of the Properties


      The summary selected financial information for the acquired properties set forth below was derived from financial information prepared in compliance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. As such, certain revenues and expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the acquired properties, have been excluded. Revenues exclude interest income and realized gains and losses on marketable securities. Expenses excluded consist of management, leasing, interest, income taxes, depreciation and amortization and other costs not directly attributable to the future operations of the acquired properties.


      The results set forth below include properties that will be fully consolidated as well as properties to be accounted for under the equity method of accounting. Under the equity method of accounting, revenues and expenses are excluded from the consolidated results with only the owned share of those properties' net income recorded as equity in earnings of unconsolidated affiliates.



      Except for the information relating to the year ended December 31, 1999, which was derived from the audited financial statement which is included in this proxy statement and was prepared in compliance with Rule 3-14 of Regulation S-X, the information set forth below was derived from unaudited financial information. The financial data set forth below should be read in conjunction with the financial statement for The Richard E. Jacobs Combined Properties and the notes thereto included elsewhere in this proxy statement.

                            NINE MONTHS ENDED
                              SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                          ----------------------   --------------------------------------------------------
                            2000          1999       1999        1998        1997        1996        1995
                          --------      --------   --------    --------    --------    --------    --------
Certain Revenues........  $151,263      $147,976   $204,464    $197,687    $188,163    $188,787    $187,678
Certain Expenses........    49,646        48,509     65,952      62,471      60,677      59,052      59,953
                          --------      --------   --------    --------    --------    --------    --------
Certain Revenues in
  Excess of Certain
  Expenses..............  $101,617      $ 99,467   $138,512    $135,216    $127,486    $129,735    $127,725
                          ========      ========   ========    ========    ========    ========    ========
Jacobs Share of Certain
  Revenues in Excess of
  Certain Expenses......  $ 87,096      $ 94,904   $118,259    $115,716    $109,106    $111,320    $109,470
                          ========      ========   ========    ========    ========    ========    ========


Summary Pro Forma Financial Data of CBL and the Properties

      The following summary unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of our Company and the properties, consolidated and adjusted to give effect to the acquisition and the transactions contemplated thereby (including any related financing), as described in the notes to the pro forma consolidated financial statements, which are included in this proxy statement. Certain amounts in the financial statements of the properties have been reclassified to conform to our presentation. These statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the properties which are included or incorporated by reference in this proxy statement.


      The unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2000 and for the year ended December 31, 1999 present the results for our Company and the properties as if the acquisition had occurred at the beginning of the earliest period presented. The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2000 gives effect to the acquisition as of that date. The pro forma financial statements assume that the closing of all interests in the properties occurs at such time, rather than over a period of time as contemplated for certain properties. See "The Master Contribution Agreement -- Structure of the Acquisition -- Multiple Contributions."



      The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances, including, among other things, the acquisition of all 21 of the regional malls and the two associated centers (other than the interests of certain non-Jacobs partners). However, under certain circumstances certain properties may be excluded from the acquisition and the aggregate consideration adjusted accordingly. See "The Master Contribution Agreement -- Structure of the Acquisition -- Timing of Closing" and "-- Consideration Allocations and Adjustments."


      CBL's actual consolidated financial statements will reflect the effects of the acquisition on and after the applicable closing date rather than the dates indicated above. The unaudited pro forma consolidated financial statements neither purport to represent what the consolidated results of operations or financial condition actually would have been had the acquisition and related transactions in fact occurred on the assumed date, nor do they purport to project the consolidated results of operations and financial position for any future period.


      The acquisition will be accounted for by the purchase method and, therefore, assets and liabilities of the properties will be recorded based on their fair values. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the aggregate consideration and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

            SUMMARY PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     (in thousands, except per share data)


                                                      NINE MONTHS ENDED        YEAR ENDED
                                                      SEPTEMBER 30, 2000    DECEMBER 31, 1999
                                                      ------------------    -----------------
Revenues:
     Minimum rents..................................       $243,850             $302,316
     Percentage rents...............................         10,651               14,992
     Other rents....................................          3,995                6,795
     Tenant reimbursements..........................        111,975              134,886
     Management, development and leasing fees.......          4,227                9,283
     Interest and other.............................          4,254                4,836
                                                           --------             --------
       Total revenues...............................        378,952              473,108
                                                           --------             --------
Expenses:
     Property operating.............................         61,185               76,617
     Depreciation and amortization..................         61,437               75,340
     Real estate taxes..............................         30,640               38,484
     Maintenance and repairs........................         25,078               32,184
     General and administrative.....................         13,120               16,214
     Interest.......................................        120,507              146,984
     Other..........................................             62                1,674
                                                           --------             --------
       Total expenses...............................        312,029              387,497
                                                           --------             --------
Income from operations..............................         66,923               85,611
Gain on sales of real estate assets.................         13,275                8,357
Equity in earnings of unconsolidated affiliates.....          5,991                8,655
Minority interest in earnings:
     Operating partnership..........................        (39,342)             (45,610)
     Shopping center properties.....................         (1,073)              (1,489)
                                                           --------             --------
Net Income before extraordinary item................         45,774               55,524
Preferred dividends.................................         (4,851)              (6,468)
                                                           --------             --------
Net Income before extraordinary item available to
  common shareholders...............................       $ 40,923             $ 49,056
                                                           ========             ========
Basic Per Share Data:
     Net income.....................................       $   1.65             $   1.99
                                                           ========             ========
     Weighted average common shares outstanding.....         24,845               24,647
Diluted per share data:
     Net income.....................................       $   1.64             $   1.98
                                                           ========             ========
     Weighted average common shares and potential
       dilutive common shares outstanding...........         24,983               24,834

                  SUMMARY PRO FORMA CONSOLIDATED BALANCE SHEET



                            AS OF SEPTEMBER 30, 2000


                                 (in thousands)



ASSETS
REAL ESTATE ASSETS:
     Land...................................................  $  489,742
     Building and improvements..............................   2,729,126
                                                              ----------
                                                               3,218,868
       Less: accumulated depreciation.......................    (259,467)
                                                              ----------
                                                               2,959,401
     Developments in progress...............................     129,982
                                                              ----------
       Net investment in real estate assets.................   3,089,383
CASH AND CASH EQUIVALENTS...................................      12,544
CASH IN ESCROW..............................................       9,751
RECEIVABLES:
     Tenant, net of allowance for doubtful accounts of
      $1,854................................................      27,904
     Other..................................................       3,296
INVESTMENT IN UNCONSOLIDATED AFFILIATES.....................      91,005
MORTGAGE NOTES RECEIVABLE...................................       8,694
OTHER ASSETS................................................      20,537
                                                              ----------
                                                              $3,263,114
                                                              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
MORTGAGE AND OTHER NOTES PAYABLE............................  $2,183,050
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES....................      68,245
                                                              ----------
       Total liabilities....................................   2,251,295
                                                              ----------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST...........................................     465,063
                                                              ----------
SHAREHOLDERS' EQUITY:
     Preferred stock........................................          29
     Common stock...........................................         250
     Additional paid-in capital.............................     563,872
     Accumulated deficit....................................     (17,395)
                                                              ----------
       Total shareholders' equity...........................     546,756
                                                              ----------
                                                              $3,263,114
                                                              ==========

                   INFORMATION CONCERNING THE SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE OF THE SPECIAL MEETING

      We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our special meeting of stockholders that has been called to vote on the proposals described below, including any meeting resulting from adjournments or postponements of the special meeting. We are seeking your approval of these proposals in connection with our acquisition of properties from Jacobs.


      - The New York Stock Exchange rules require stockholder approval for a listed company to issue common stock, or securities convertible into or exchangeable for shares of common stock, if the number of shares of common stock to be issued, or which would be issued on conversion or exchange of the securities, is 20% or more of the number of shares of common stock outstanding before the issuance. Therefore, we are seeking your approval for the issuance by our Operating Partnership of approximately 11.6 million SCUs (and their underlying shares of our common stock), which SCUs may be exchanged on a one-for-one basis (subject to adjustments) for shares of our common stock or other common interests in our Operating Partnership which are exchangeable for our common stock. Under certain circumstances, the number of SCUs may be increased up to 13.94 million. The 13.94 million SCUs will allow us to issue the necessary number of SCUs to Jacobs as well as to any outside partners which accept our offers to acquire their interests in the acquired properties. This stockholder approval is required for the transaction to proceed.



      - In connection with the transaction, we have agreed to seek your approval of an amendment to our certificate of incorporation which, among other things, permits the Lebovitz Group (as defined in our certificate of incorporation) and the Jacobs Group (as defined in the proposed amendment) to beneficially and constructively own in the aggregate 37.99% of our equity stock. This limit was designed to maximize the permitted ownership of our common stock by the Jacobs Group, while ensuring that we will continue to comply with the REIT rules and be able to issue additional Operating Partnership interests exchangeable for common stock in future transactions. Currently, our certificate of incorporation permits the Lebovitz Group to beneficially and constructively own 23% of our equity stock while generally limiting other persons to ownership of 6% of our equity stock. The proposed amendment is designed to permit the Jacobs Group to own a higher percentage of our shares than would otherwise be permitted under our current ownership limits. Approval of the amendment is not a condition to closing of the transaction; however, in the event the amendment is not adopted, our Board of Directors has resolved to modify the share ownership limits in a manner which does not require a stockholder vote but which would entitle the Lebovitz Group and the Jacobs Group to own in the aggregate 31.99% of our equity stock. Moreover, if the amendment is not approved, we have agreed to submit the amendment to a stockholder vote at our next three annual meetings of stockholders.



      OUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE TRANSACTION, HAS DECLARED THE PROPOSED AMENDMENT TO BE ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.



      We will hold the special meeting on January 19, 2001 at 11:00 a.m. local time, at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee.


RECORD DATE; OUTSTANDING COMMON STOCK ENTITLED TO VOTE; QUORUM


      The record date for the special meeting has been fixed as the close of business on December 18, 2000. Only holders of record of our common stock on the record date are entitled to notice of and to vote at the special meeting. You will have one vote on each of the proposals you are being asked to consider and vote on at the special meeting for each share of common stock that you own on that date.

      On the record date, 25,067,270 shares of our common stock were outstanding and were held by 598 record holders on behalf of approximately 7,100 beneficial holders. The presence in person or by proxy of the holders of a majority of our shares of outstanding common stock will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present at the special meeting, or a quorum is present but additional time is desired to solicit proxies, we expect that the meeting will be adjourned or postponed.


VOTES REQUIRED

      A majority of the shares voted at the meeting (assuming that a quorum of at least 50% of our outstanding shares is present) must approve the issuance of the SCUs in the transaction. Two-thirds of our outstanding shares must vote in favor of the proposed amendment to our certificate of incorporation for the amendment to be approved.

VOTING OF PROXIES

      You may vote your shares by attending the special meeting and voting your shares in person or by completing, dating, signing and mailing the enclosed proxy card in the enclosed, postage prepaid envelope. All proxy cards that are properly executed and returned prior to the special meeting, and not properly revoked, will be voted at the special meeting (or at any meeting resulting from an adjournment or postponement of the special meeting) in accordance with the instructions contained on the proxy card. If you sign a proxy card and return it without instructions, the shares represented by the proxy will be voted FOR approval of each of the proposals.

      If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting.

      Under applicable rules of the New York Stock Exchange, brokers who hold shares in street name for customers are prohibited from voting, or submitting a proxy to vote, those customers' shares in the absence of specific instructions from the customer. A broker's failure to vote because of the absence of customer instructions is commonly referred to as a "broker non-vote".

      We will generally not count abstentions and broker non-votes for any purpose, except that abstentions with respect to the proposal to amend our certificate of incorporation will have the same effect as negative votes. Unless you indicate contrary instructions on the accompanying proxy card, the shares represented by your proxy will be voted in accordance with the recommendations of our Board of Directors.

      Delaware law and our bylaws do not permit any matters to be presented at the special meeting other than those described in this proxy statement and procedural matters relating to the meeting.

REVOKING PROXIES

      You may revoke your proxy at any time prior to the time your proxy is voted at the special meeting by:

      - giving written notice to our transfer agent, as provided below;

      - mailing a signed, later dated proxy card that is received by our transfer agent before the vote is taken at the special meeting; or

      - voting in person at the special meeting.

      Your attendance at the special meeting will not in and of itself constitute a revocation of a proxy which you previously submitted.

      Your written notice of revocation of your proxy must be sent so as to be delivered before the vote is taken at the special meeting to the following address:

       CBL & Associates Properties, Inc.
      One Park Place
      6148 Lee Highway, Suite 300
      Chattanooga, Tennessee 37421-6511
      Attention: Corporate Secretary

      If you require assistance in changing or revoking a proxy, please call or write Georgeson Shareholder Communications, our proxy solicitors, toll-free at 1-800-223-8064 or our investors relations department at (423) 855-0001.

PROXY SOLICITATION

      We will bear the expense of preparing, printing and mailing this proxy statement and proxy card. In addition to the use of the mails, our directors, officers and regular employees may solicit proxies, without additional compensation, by personal interviews, written communications, telephone, telegraph or facsimile transmission or via the Internet or other means of communication. We also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will, upon request, reimburse those record holders for their costs of forwarding the materials at customary rates.

      We have retained Georgeson Shareholder Communications to assist in the solicitation of proxies. Georgeson will receive a fee of $8,500 as compensation for its services, reimbursement of its related out-of-pocket expenses and additional payments for completed telephone calls with stockholders. We have agreed to indemnify Georgeson against certain liabilities arising out of the engagement.

                      THE ACQUISITION AND RELATED MATTERS

BACKGROUND OF THE ACQUISITION

      In early January 2000, we were contacted by representatives of Goldman, Sachs & Co., who were acting as Jacobs' financial advisors, and advised that Jacobs was interested in exploring a transaction for the transfer of a portion of its portfolio of regional malls. Goldman Sachs had acted as our financial advisor in connection with certain previous transactions. We signed a confidentiality agreement with Goldman Sachs and received from them certain information which they had prepared regarding these assets. In subsequent conversations with Goldman Sachs, we requested and received additional information about the assets.

      On January 20, 2000, we held an exploratory meeting at Goldman Sachs' offices in New York with representatives of Goldman Sachs together with our attorneys, Willkie Farr & Gallagher. At the meeting, we discussed the properties which we were interested in acquiring as well as the feasibility of our acquiring all of the Jacobs properties. We also discussed certain terms of a possible transaction, including Jacobs' need for "tax protection" in the event we sold or reduced the indebtedness on any of the acquired properties and the possible rights to be associated with Jacobs' equity stake in our Company following a transaction. We also discussed representation for Jacobs on our Board of Directors and a possible role for Richard E. Jacobs within our management which would not conflict with his plans to continue to pursue personal real estate development opportunities.


      On February 3, 2000, representatives of our Company met with Mr. Jacobs, Martin J. Cleary, Jacobs' chief operating officer, and certain of Jacobs' other representatives and a representative of Goldman Sachs at the Jacobs' offices in Cleveland, Ohio. The primary purpose of the meeting was to provide Mr. Jacobs and his representatives with more information about our Company. We also discussed Mr. Jacobs' thoughts about representation for Jacobs on our Board of Directors following a transaction.


      We had subsequent telephonic discussions with Goldman Sachs regarding the list of properties which we would acquire. We also agreed that we would submit a non-binding "bid" letter to Goldman Sachs which would outline the general terms of the transaction and that they would submit the letter on our behalf to Jacobs.

      During the months of February and March 2000, we prepared and submitted to Goldman Sachs drafts of our proposed bid letter to which they offered suggestions and comments. On March 3, 2000, we submitted our executed, confidential bid letter.

      At a meeting on March 14, 2000 at Goldman Sachs' offices with representatives of our Company and Willkie Farr, Goldman Sachs suggested that we attempt to simplify the bid letter and convert it into a more general non-binding letter of intent setting forth a broad outline of the proposed transaction. Accordingly, we exchanged drafts of a proposed letter of intent with Goldman Sachs and Jacobs' legal advisors and participated in various telephonic meetings. We and Jacobs executed the confidential letter of intent on April 24, 2000.


      Willkie Farr began an extensive review of Jacobs' property information at Jacobs' offices in Cleveland. Members of our management participated in these reviews and personally inspected each of the Jacobs properties. We also retained Arthur Andersen to review Jacobs' leases and rent rolls to assist us in constructing the necessary financial models. Our management personnel and construction representatives prepared detailed budgets of the capital expenditures which we would likely incur with respect to the properties over the upcoming years. We also retained environmental engineers to conduct environmental inspections of each of the properties.



      In April 2000, we began consulting with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and on May 31, 2000 we formally engaged Merrill Lynch to act as our financial advisor and to render a fairness opinion to our Board of Directors with respect to the transaction. See "-- Opinion of Merrill Lynch."

      Beginning in May 2000, we and our legal and financial advisors began holding regular and intensive meetings and conference calls with Jacobs and its legal and financial advisors regarding various key issues in the transaction, including, among other things, pricing, the terms and structure of the SCUs, the properties to be included in the transaction, the circumstances under which properties could be excluded from the transaction, the mechanism for acquiring the interests of Jacobs' associates and other partners in the properties, the scope of the parties' representations, warranties and indemnities, the terms of Jacobs' standstill obligations and the tax implications of the transaction upon Jacobs and our Company.

      In particular, as we worked with Jacobs during August and September 2000 to finalize the terms of the transaction, we engaged in extensive discussions regarding the limitations under our certificate of incorporation and otherwise on Jacobs' ability to exchange SCUs for shares of our common stock. These discussions focused on maximizing the number of our shares that the Jacobs Group could own, while ensuring that we would continue to comply with the REIT rules and providing us with sufficient flexibility to issue additional Operating Partnership interests exchangeable for common stock in future transactions. The discussions culminated in the changes to the ownership limits set forth in the proposed amendment to our certificate of incorporation and in the Share Ownership Agreement and, if the proposed amendment is not approved by our stockholders, a modification of the ownership limits which can be effected by our Board without stockholder approval.

      Our management discussed the proposed transaction with our Board of Directors at Board meetings on May 4, 2000, June 9, 2000 and June 16, 2000. At a special meeting of the Board on July 3, 2000, management discussed the transaction's progress and gave an overview of the terms being discussed between the parties. At a meeting of the Board held on July 27, 2000, Willkie Farr and Merrill Lynch gave presentations to the Board concerning the terms of the proposed transaction. Merrill Lynch gave an additional presentation to the Board at a telephonic meeting on September 15, 2000. At a Board meeting held on September 25, 2000, Merrill Lynch gave an additional presentation to our Board of Directors, and rendered its oral opinion to the effect that, as of that date and subject to the assumptions and limitations set forth in its written opinion, the aggregate consideration to be paid by us in the transaction was fair to our Company from a financial point of view. At that meeting Willkie Farr gave an additional presentation regarding the terms of the transaction, the timetable for obtaining stockholder approval of the transaction and the role and responsibility of our directors in considering and approving the transaction, and the Board unanimously voted to approve the transaction, including the issuance of the SCUs and the proposed amendment to our certificate of incorporation.

      Following our Board's approval of the transaction, the Master Contribution Agreement and the Voting and Standstill Agreement were executed on September 25, 2000.


      Certain provisions of the Share Ownership Agreement were only agreed upon in principal at the time the Master Contribution Agreement was signed. Subsequently, the parties agreed to formally incorporate these provisions into the Share Ownership Agreement, and the form of Share Ownership Agreement appearing in Annex H to this proxy statement includes these provisions. The parties also agreed to amend the Master Contribution Agreement, which amendment is included in Annex A to this proxy statement.


RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors has unanimously approved the transaction, including the issuance of the SCUs (and their underlying shares of our common stock) and the proposed amendment to our certificate of incorporation, has declared the proposed amendment to be advisable and therefore recommends that the holders of our common stock vote FOR the proposals to be submitted to a vote at the special meeting.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

      Our Board of Directors considered the following factors, among others, before deciding to approve the transaction:

      - Part of our growth strategy has been to opportunistically acquire shopping centers where we believe we can create significant value through our development, leasing and management expertise. Our Board of Directors considered, among other things, the higher average vacancy rate of the Jacobs properties versus our properties and the lower average occupancy costs as a percentage of sales at the Jacobs properties versus our properties, as indicators of opportunity for revenue growth at the Jacobs properties;

      - Part of our geographic strategy has been to focus on our southeast base and to gradually expand our scope into other regions and markets. Our Board of Directors considered that the acquisition will make us the owner of the largest number of shopping malls in the southeast, which would limit the opportunities for competitors in our base region. The acquisition will also accelerate our expansion into the midwest which began with our acquisition of four malls during 1997 through 1999. The Board of Directors believes that our dominant southeast and growing midwest presence will enhance our retailer and customer relationships in these markets. The acquisition will also afford our Company the opportunity to forge relationships with Jacobs' tenant base. The Board of Directors also considered the uniqueness of the Jacobs portfolio in terms of its size and concentration in the Company's principal and targeted regions;


      - Our goal as a company is to increase FFO per share as a means of ultimately increasing dividends to our stockholders. Our Board of Directors considered the operating projections for the Jacobs properties prepared by our management, including opportunities for revenue growth, economies of scale and operating efficiencies, and as a result, believes that the transaction will increase our FFO over the short term and will accelerate our FFO growth over the next few years. Our Board of Directors believes that this additional FFO growth will enable us to accelerate our dividend growth;


      - Our Company's presence in the capital markets among institutional and other investors is extremely important. The acquisition will result in our Company deriving an increased percentage of its revenues from malls and will therefore serve to emphasize to the capital markets our focus on this property segment. The acquisition will also result in our Company becoming one of the largest shopping mall REITs in the United States, which the Board of Directors believes will enhance our Company's presence among certain institutional investors;

      - Our Board of Directors considered the various leasing and operational synergies expected to be achieved as a result of the transaction;

      - Our Board of Directors considered presentations by our Company's legal counsel regarding the principal terms of the transaction and the potential tax consequences of the transaction on our Company and its stockholders; and

      - Our Board of Directors considered presentations by Merrill Lynch and the oral opinion of Merrill Lynch rendered on September 25, 2000, which was subsequently confirmed in a written opinion dated as of such date, to the effect that, as of that date and subject to the assumptions and limitations set forth in the written opinion, the aggregate consideration to be paid by us in the transaction was fair from a financial point of view to our Company (see "-- Opinion of Merrill Lynch" below).

      Our Board of Directors also considered several potential risks associated with the transaction, including the following:

      - Our Board of Directors considered that, as a result of the transaction, our total indebtedness and debt-to-market-capitalization would initially increase. Additionally, our Company's coverage ratios would initially decrease. As part of its analysis, our Board of Directors considered not only the indebtedness which our Company will assume or incur as part of the transaction (including the indebtedness to be used to finance the cash portion of the consideration and the closing and transaction costs) but also the indebtedness anticipated to be incurred by our Company over the next four years with respect to our existing properties and to enhance and remodel certain of the Jacobs properties. Our Board of Directors also considered that approximately $353.8 million of the mortgage indebtedness on the Jacobs properties will mature during the next five years, which will expose us to increased risk of interest rate fluctuations;



      - Our Board of Directors considered that the benefits anticipated to be derived by our Company from the transaction are dependent in large part upon our management's ability to implement in a timely manner significant development, leasing and operational changes at the properties. These include a four year capital expenditure program at the properties (including tenant improvements, remodeling and renovation) requiring an aggregate investment of approximately $200 million, a lease-up program designed to increase occupancy at the Jacobs properties to a level similar to that at our existing properties and a program for increasing occupancy costs as a percentage of sales at the Jacobs properties to a level approximating that being experienced at our existing properties. If management is unable to implement these programs and achieve the expected results in a timely manner, our growth in FFO (funds from operations) could be adversely affected;



      - Our Board of Directors considered that there will be significant restrictions on our ability to dispose of or refinance the Jacobs properties, which may limit our asset management and financing flexibility. We have agreed not to dispose of any of the acquired properties in a transaction that would require Jacobs to recognize or be allocated gain for federal income tax purposes until the twelfth anniversary of the initial closing. We have also agreed to maintain specified minimum amounts of non-recourse indebtedness on the acquired properties (or, in the event of a shortfall, to provide Jacobs with alternative "bottom guaranty" arrangements) until such anniversary and as long thereafter as is reasonably possible; and



      - Our Board of Directors considered that we will assume the tax basis currently used by Jacobs, which tax basis is considerably lower than the consideration being paid by us for the properties. Accordingly, we will be entitled to significantly lower depreciation deductions, and our taxable income relative to our cash flow will be greater, than if we had acquired the properties for cash. Since the REIT rules under the Internal Revenue Code require that we distribute to our stockholders at least 95% of our taxable income (to be reduced to 90%, commencing January 1, 2001), the low tax basis in the properties may have the effect of increasing the cash amounts we are required to distribute as dividends rather than retaining such cash for use in growing our business. This low tax basis may also have the effect of reducing or eliminating the portion of our dividends that is treated as a non-taxable return of capital.


      In view of the numerous factors, both positive and negative, considered by our Board of Directors, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. In addition, individual members of our Board of Directors may have given different weights to the various factors considered.

      Following its deliberations concerning these factors and its review of the presentation and fairness opinion of Merrill Lynch, our Board of Directors concluded that the transaction was in the best interests of our Company and its stockholders from both a financial and strategic perspective.

OPINION OF MERRILL LYNCH

      On September 25, 2000, Merrill Lynch delivered its oral opinion to our Board of Directors, and subsequently confirmed in writing, to the effect that, as of that date, and based upon and subject to the assumptions and limitations, matters considered and limits of review all set forth in its written opinion, the proposed consideration to be paid by us in the transaction was fair from a financial point of view to our Company.

      The Merrill Lynch opinion was rendered on September 25, 2000, and it therefore does not address the subsequent changes to the transaction which are embodied in the amendment to the Master Contribution Agreement. The Company believes, however, that these changes are not material to the overall transaction.


      THE MERRILL LYNCH OPINION SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH. YOU ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS INTENDED FOR THE USE AND BENEFIT OF OUR BOARD OF DIRECTORS, WAS DIRECTED ONLY TO THE FAIRNESS OF THE AGGREGATE CONSIDERATION TO BE PAID BY OUR COMPANY FROM A FINANCIAL POINT OF VIEW, DID NOT ADDRESS THE MERITS OF OUR UNDERLYING DECISION TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF OUR COMPANY AS TO HOW THAT STOCKHOLDER SHOULD VOTE. THE AGGREGATE CONSIDERATION WAS DETERMINED ON THE BASIS OF NEGOTIATIONS BETWEEN US AND JACOBS AND WAS APPROVED BY OUR BOARD OF DIRECTORS. THE SUMMARY OF THE MERRILL LYNCH OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS ANNEX B.

      In arriving at its opinion, Merrill Lynch, among other things:

      - reviewed certain publicly available business and financial information relating to our Company which Merrill Lynch deemed to be relevant;

      - reviewed certain information, including financial forecasts and operating data, relating to the business, earnings, funds from operations, adjusted funds from operations, cash flow, assets, liabilities and prospects of our Company and the properties furnished to Merrill Lynch by us and Jacobs respectively;

      - conducted discussions with members of the senior management of our Company and Jacobs concerning the matters described above in the two preceding bullet points, as well as their respective businesses and prospects, before and after giving effect to the transaction;

      - reviewed the market prices and valuation multiples for shares of our common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed relevant;

      - reviewed the results of operations of our Company and the properties and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

      - compared the proposed financial terms of the transaction with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

      - participated in certain discussions and negotiations among representatives of our Company and Jacobs and our respective financial and legal advisors;

      - reviewed the potential pro forma impact of the transaction on our Company;

      - reviewed drafts dated September 25, 2000 of the Master Contribution Agreement and the schedules and exhibits to that agreement, including the Voting and Standstill Agreement, the proposed amendments to the limited partnership agreement of our Operating Partnership (Annex D to this proxy statement), the proposed amendments to the limited partnership agreement of our Operating Partnership containing the terms of the SCUs (Annex C to this proxy statement) and a draft of the Registration Rights Agreement among our Company and the holders of the SCUs; and

      - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, real estate market and monetary conditions.

      In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of our Company, our Operating Partnership, Jacobs or the properties and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or the properties and facilities of our Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by us or Jacobs, Merrill Lynch assumed that they were reasonably prepared and reflected the best then currently available estimates and judgment of our or Jacobs' management as to the expected future financial performance of our Company or the properties, as the case may be. Merrill Lynch expressed no opinion as to such financial forecast information or the assumptions on which they were based. Merrill Lynch also assumed that the final form of the Master Contribution Agreement and the other transaction documents would be substantially similar to the last drafts of such documents reviewed by Merrill Lynch.

      Merrill Lynch's opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. Merrill Lynch assumed that the representations and warranties of each party to the Master Contribution Agreement and all related covenants or agreements contained in the Master Contribution Agreement and the other transaction documents were true and correct, that each party would perform all covenants and agreements required to be performed by such party and that all conditions to the consummation of the transaction would be satisfied without waiver of such conditions. Merrill Lynch assumed that in the course of obtaining regulatory or other consents or approvals (contractual or otherwise) for the transaction, there will be no amendments or modifications to the transaction documents that will have a material adverse effect on the contemplated benefits of the transaction. Merrill Lynch also assumed that we would retain our status as a real estate investment trust for federal income tax purposes under the Internal Revenue Code.

      Merrill Lynch's opinion was for the use and benefit of our Board of Directors. Merrill Lynch's opinion did not address the merits of our underlying decision to engage in the transaction, and did not constitute a recommendation to any stockholder of our Company as to how such stockholder should vote. Merrill Lynch expressed no opinion as to the prices at which our shares of common stock would trade following the announcement or consummation of the transaction.

      The following is a summary of the material portions of the financial and comparative analyses performed by Merrill Lynch in connection with its opinion delivered to our Board of Directors on September 25, 2000. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND MERRILL LYNCH'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF MERRILL LYNCH'S FINANCIAL ANALYSES.

VALUATION OF THE PROPERTY INTERESTS

      Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call/Thompson Financial, Merrill Lynch compared certain financial and operating information and ratios for the property interests being acquired with the corresponding financial and operating information for a group of publicly traded real estate investment trusts engaged primarily in the ownership, management, operation and/or acquisition of regional shopping centers. For the purposes of the analysis, the following companies were used as companies comparable to the property interests being acquired:

      -  Simon Property Group, Inc.

      -  General Growth Properties, Inc.

      -  The Rouse Company

      -  Westfield America, Inc.

      -  The Macerich Company

      -  Urban Shopping Centers, Inc.

      -  Taubman Centers, Inc.

      -  JP Realty, Inc.

      Merrill Lynch compared the common equity value per share of these companies as a multiple of their respective estimated 2001 funds from operations per share. Merrill Lynch's calculations resulted in the following relevant range of multiples for the companies as of September 8, 2000 (disregarding the highest and lowest multiples):

Common equity value per share as a multiple of
     2001 funds from operations per share
----------------------------------------------
High                                     7.7x
Mean                                     7.0x
Low                                      6.6x


      Based on this analysis and an estimate of the projected funds from operations from the property interests being acquired for the twelve months ended January 31, 2002 provided by Jacobs' management and our management, Merrill Lynch calculated an implied equity valuation of the property interests being acquired which ranged from approximately $457.4 million to approximately $533.6 million. This compares to a total equity value implied by the transaction for the property interests being acquired of approximately $478.8 million, based on the "face" value of the SCUs of $32.25, or approximately $412.7 million, based on an estimate of the value of an SCU derived by adding the net present value of the incremental dividends attributable to an SCU versus dividends attributable to a share of our common stock to the value of a share of our common stock, as of September 8, 2000.


      Analysis of Selected Acquisition Comparables. Merrill Lynch also compared certain financial ratios implied by the transaction with those of selected other acquisitions involving real estate investment trusts. The comparable acquisition transactions and the dates these transactions were announced are as follows:

      - Heritage Property Investment Trust, Inc.'s acquisition of Bradley Real Estate Inc. (May 2000)


      -  Kimco Realty Corporation's acquisition of Price REIT Inc. (January
         1998)


      - New Plan Realty Trust, Inc.'s acquisition of Excel Realty Trust, Inc. (May 1998)

      - Regency Realty Corporation's acquisition of Pacific Retail Trust (September 1998)

      - Affiliates of Lazard Freres & Co. LLC's acquisition of Alexander Haagen Properties, Inc. (June 1997)

      -  Simon Property Group, Inc.'s acquisition of DeBartolo Corp. (March
         1996)

      - Horizon Outlet Centers Inc.'s acquisition of McArthur/Glen Realty Corp. (March 1995)

      Using publicly available information and estimates of future financial results published by First Call/Thompson Financial, Merrill Lynch calculated the implied offer value per share for the acquired company (based on the acquirer's stock price in the case of stock acquisitions), as of the day before the announcement of the respective transaction as a multiple of the forward year, estimated funds from operations per share for such company. Merrill Lynch's calculations resulted in the following relevant range of multiples for the selected acquisitions (disregarding the highest and lowest multiples):

   Offer value per share as a multiple of
forward year funds from operations per share
--------------------------------------------
High                                  10.8x
Mean                                  10.0x
Low                                    9.4x


      Based on this analysis and an estimate of the projected funds from operations from the property interests being acquired for the twelve months ended January 31, 2002, provided by Jacobs' management and our management, Merrill Lynch calculated an implied equity valuation of the property interests being acquired which ranged from approximately $651.4 million to approximately $748.4 million. This compares to a total equity value implied by the transaction for the property interests being acquired of approximately $478.8 million, based on the "face" value of the SCUs, or approximately $412.7 million, based on an estimate of the value of a SCU derived by adding the net present value of the incremental dividends attributable to an SCU versus dividends attributable to a share of our common stock to the value of a share of our common stock, as of September 8, 2000.


      Net Asset Valuation. Merrill Lynch performed a net asset valuation for the property interests being acquired based upon an asset-by-asset real estate valuation of the properties. This valuation was then adjusted to reflect percentage share represented by the property interests being acquired of such assets and estimated debt balances as of December 31, 2000. The valuation utilized a range of average capitalization rates of from 9.50% to 10.50%, and assumed that the projected net operating income for the twelve months ended January 31, 2002, for the property interests being acquired would be approximately $128.4 million. The projected net operating income was based upon Jacobs' management projections which were reviewed by our management and adjusted by Merrill Lynch real estate property valuation professionals. These calculations indicated an implied equity valuation of the property interests being acquired which ranged from approximately $489.3 million to approximately $618.0 million. This compares to a total equity value implied by the transaction for the property interests being acquired of approximately $478.8 million, based on the "face" value of the SCUs, or approximately $412.7 million, based on an estimate of the value of a SCU derived by adding the net present value of the incremental dividends attributable to an SCU versus dividends attributable to a share of our common stock to the value of a share of our common stock, as of September 8, 2000.

VALUATION OF CBL

      Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call/Thompson Financial, Merrill Lynch compared certain financial and operating information and ratios for our Company with the corresponding financial and operating information for a group of publicly traded real estate investment trusts engaged primarily in the ownership, management, operation and/or acquisition of regional shopping centers. The companies used for this analysis are the same as those listed under "-- Valuation of the Property Interests -- Analysis of Selected Comparable Publicly Traded Companies" above.

      Merrill Lynch compared the common equity value per share of these companies as a multiple of their respective estimated 2001 funds from operations per share. Merrill Lynch's calculations resulted in the following relevant range of multiples for the companies as of September 8, 2000 (disregarding the highest and lowest multiples):

Common equity value per share as a multiple of
     2001 funds from operations per share
----------------------------------------------
High                                     7.7x
Mean                                     7.0x
Low                                      6.6x

      Based on this analysis and the consensus of research analysts' estimates of our projected 2001 funds from operations per share provided by First Call/Thompson Financial, Merrill Lynch calculated an implied per share valuation of our common stock which ranged from approximately $25.48 to approximately $29.72. This compares to the $32.25 "face" value per SCU used to determine the number of SCUs issued in the transaction and the $26.71 estimated value of an SCU, which estimate was derived by adding the net present value of the incremental dividends attributable to an SCU versus dividends attributable to a share of our common stock to the value of a share of our common stock, as of September 8, 2000.

      Net Asset Valuation. Merrill Lynch performed a net asset valuation for our Company based upon a real estate valuation of our properties using our management's estimates of 2000 net operating income, an estimation of the current value of our other assets and liabilities and an estimation of our debt balances as of June 30, 2000. The valuation utilized a range of blended average capitalization rates from 8.96% to 9.45%. These calculations indicated an implied per share valuation of our common stock which ranged from approximately $28.14 to approximately $31.65. This compares to the $32.25 "face" value per SCU used to determine the number of SCUs issued in the transaction and the $26.71 estimated value of an SCU, which estimate was derived by adding the net present value of the incremental dividends attributable to an SCU versus dividends attributable to a share of our common stock to the value of a share of our common stock, as of September 8, 2000.

      Pro Forma Merger Consequences. Merrill Lynch analyzed the pro forma effects resulting from the transaction, including the anticipated accretion (i.e., incremental increase) to our funds from operations per share resulting from the transaction. Merrill Lynch observed that the transaction would be accretive to our projected funds from operations per share in each of the years 2000 through 2004, inclusive (assuming that the transaction had been consummated January 2000). Merrill Lynch also observed that the compound annual growth rate for funds from operations per share for the years 2000 through 2004 exceeded the comparable results for our Company on a standalone basis.

      The summary of analyses performed by Merrill Lynch set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by Merrill Lynch, without considering all analyses and factors, could create an incomplete view of the processes underlying the Merrill Lynch opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our and Merrill Lynch's control and involve the application of complex methodologies and educated judgment. Any estimates contained in Merrill Lynch analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than the estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and the estimates are inherently subject to uncertainty.

      No company or transaction utilized as a comparison in the analyses described above is identical to us, the properties or property interests being acquired or the transaction. Accordingly, a complete analysis of the results of the above calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and the transactions used in the comparable publicly traded companies analysis and the selected acquisition comparables analysis and other factors that could affect the public trading value of the companies used in the comparable publicly traded companies analysis, as well as that of our Company and the property interests being acquired. In addition, various analyses performed by Merrill Lynch incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate.

      Our Board of Directors selected Merrill Lynch to act as its financial advisor because of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to this transaction and because Merrill Lynch is familiar with our Company and its business. As part of Merrill Lynch's investment banking business, Merrill Lynch is continually engaged in the valuation of public and private companies and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

      Under the terms of a letter agreement between us and Merrill Lynch, dated May 31, 2000, we agreed to pay Merrill Lynch a fee of $4,000,000, payable in cash upon the closing of the transaction. We also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws arising out of its engagement.

      Merrill Lynch has, in the past, provided investment banking services to our Company and may continue to do so and has received, and may receive, fees for the rendering of those services. In addition, in the ordinary course of Merrill Lynch's business, Merrill Lynch and its affiliates may actively trade in the securities of our Company for their own accounts and for the accounts of customers. Accordingly, Merrill Lynch and its affiliates may at any time hold a long or short position in such securities.

FINANCING OF THE TRANSACTION


      We have obtained a commitment from Wells Fargo Bank, N.A. to provide us with an aggregate $212 million loan facility, a portion of which will be a term loan to finance the cash portion of the purchase price and related transaction costs. We expect this amount to be approximately $135 million. The remaining amount will be a revolving loan to finance certain expected capital expenditures and improvements with respect to the properties.


      Term. The loan facility will have an initial term of two years which we may extend for up to three additional years subject to payment of certain extension fees. We may prepay the loan facility at any time, subject to our payment of the bank's breakage costs in certain events.


      Interest Rate. The loan facility will bear interest as determined by the borrower at a rate equal to a "base rate" (defined as the greater of the bank's prime rate or the applicable federal funds rate plus 0.5%) or LIBOR plus an amount ranging from 1.125% to 2.0%, depending on our leverage ratios. The loan facility will require payments of interest only during the first two loan years. Interest will be payable monthly, computed based on the actual days elapsed in a 360-day year.


      Amortization. The loan facility will not require any scheduled amortization payments during the first two loan years, but will require scheduled amortization payments of $25 million during each of the first two extension years and $75 million during the third extension year. Amortization payments are to be made quarterly. Amortization payments are applied first to the term loan and then to the revolving loan. The balance of the loan facility ($87 million) will be payable upon expiration of the third extension year.


      Collateral. The loan facility is expected to be secured, among other things, by an assignment of our direct and indirect equity interests in the entities owning the properties, provided that such assignments are not prohibited under any of the properties' existing loan or partnership documents.



      Guarantee. The loan facility will be guaranteed by our Operating Partnership and the entities owning direct or indirect interests in the acquired properties unless such guarantees are restricted or prohibited by the properties' existing loan or partnership documents.



      Covenants. We will be prohibited from assigning our interests in any subsidiary or pledging our equity or our subsidiaries' equity in any owned real estate property without the bank's consent. This will not preclude us from refinancing any of our properties provided that we and the bank agree upon acceptable arrangements for any excess refinancing proceeds. We will be prohibited from incurring any unsecured indebtedness in excess of $20 million other than accounts payable and certain short-term property acquisition financing. This limit on incurring unsecured indebtedness will generally be increased as the principal balance of the loan facility is reduced. The amount of recourse indebtedness which we and our guarantors may collectively incur will also be limited to 25% of our gross asset value.



      Events of Default. Events of default under the loan facility will include changes of control in our Company, unauthorized transfers of interests in our Operating Partnership, violation of certain financial covenants, cross defaults with other accelerating indebtedness (excluding non-recourse indebtedness of less than $10 million in the aggregate) and other customary defaults.


INTERESTS OF CERTAIN PERSONS

      Under the proposed charter amendment, the Lebovitz Group will be permitted to own shares of our common stock in excess of what is currently permitted under our certificate of incorporation. See "Amendment to CBL's Charter -- Reasons for the Proposed Amendment and Share Ownership Agreement."

ABSENCE OF DISSENTERS' RIGHTS

      We are incorporated in the State of Delaware and, accordingly, are governed by the provisions of the Delaware General Corporation Law. Our stockholders are not entitled to appraisal rights under the Delaware General Corporation Law with respect to the transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


      For U.S. federal income tax purposes, no income, gain or loss will be recognized by our stockholders in connection with the acquisition. However, after the acquisition of the properties, we will need to continue to comply with the requirements of the Internal Revenue Code to maintain our qualification as a real estate investment trust. We expect to continue to operate after the acquisition in a manner that will allow us to continue to qualify as a REIT, but we cannot assure you that we will be able to do so. For a description of the requirements to qualify as a REIT under the Internal Revenue Code, see "Qualification as a Real Estate Investment Trust" in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this proxy statement.


      In general, we will assume the tax basis and depreciation schedules for the properties currently used by Jacobs. This tax basis is considerably lower than the consideration being paid by us in the transaction. Accordingly, we will be entitled to significantly lower depreciation deductions than we would have been entitled to had we acquired the properties for cash. As a result, our taxable income relative to our cash flow will be greater than it would have been had we acquired the properties for cash. Since the REIT rules under the Internal Revenue Code require that we distribute to our stockholders at least 95% of our taxable income (to be reduced to 90%, commencing January 1, 2001), the low tax basis of the properties may have the effect of increasing the cash amounts we are required to distribute as dividends, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business. This low tax basis may also have the effect of reducing or eliminating the portion of distributions made by us that are treated as a non-taxable return of capital.

CBL POLICIES AFTER THE ACQUISITION

      We expect to continue operating in a similar manner as we have operated prior to the acquisition.

REGULATORY MATTERS

      We do not believe that any filing with or approval of any governmental authority is necessary in connection with the consummation of the transaction.

ACCOUNTING TREATMENT


      The transaction will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Under this method of accounting, the consideration will be allocated to the net assets acquired based upon their relative fair values.

                       THE MASTER CONTRIBUTION AGREEMENT


      The following is a brief summary of the material provisions of the Master Contribution Agreement, as amended, which is attached as Annex A and is incorporated in this proxy statement by reference. Such summary is qualified in its entirety by reference to the Master Contribution Agreement.


GENERAL

      We have agreed to acquire from Jacobs its interests in a portfolio of up to 21 regional malls and two associated centers for an aggregate consideration of approximately $1.2 billion. The consideration is comprised of:


      - $123 million in cash;



      - approximately $724 million in primarily fixed-rate non-recourse mortgage indebtedness; and



      - the issuance by the Operating Partnership of approximately 11.6 million SCUs, which under certain circumstances may be increased up to 13.94 million SCUs.


      See "The Properties" for a list of the properties to be acquired in the transaction, including the percentage interest to be acquired in each property, and related statistical, financial and other information relating to the properties.

STRUCTURE OF THE ACQUISITION

       Timing of Closing

      The Master Contribution Agreement provides for an initial closing, deferred closings and multiple contributions.


      The initial closing is currently scheduled to occur on or about January 31, 2001 (assuming approval of the issuance of the SCUs in the transaction by our stockholders). If Jacobs is unable to satisfy its closing conditions with respect to five core properties (Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center) and at least nine other properties by that date, Jacobs will be entitled to extend the initial closing to the extent reasonably necessary to satisfy the conditions to a date not later than April 30, 2001. If Jacobs is unable to satisfy its conditions for the initial closing by this extended date, we will have the right to terminate the transaction. Additionally, we may terminate the transaction if Jacobs materially breaches any of its covenants at any time, including its covenant not to actively attempt to sell any of the properties to other persons or entities.


      If Jacobs is unable to satisfy its conditions with respect to a particular non-core property at the initial closing, the aggregate consideration will be reduced by an established release price, and the closing with respect to that property will be deferred. If the deferred closing with respect to such property does not occur by July 31, 2001 because of a failure to obtain required consents, or by October 31, 2001 for any other reason, that property will be dropped from the transaction.


      If we are unable to obtain our stockholder approval of the issuance of the SCUs in the transaction by January 20, 2001, we may extend the initial closing until March 2, 2001, following which Jacobs may terminate the transaction if it has not closed. Additionally, Jacobs may terminate the transaction if we materially breach any of our representations or covenants, including our undertaking not to engage in certain material transactions prior to the initial closing.


       100% Properties

      Twelve of the Jacobs properties are owned by entities which are wholly owned by Jacobs. Under the terms of the Master Contribution Agreement, Jacobs will contribute its interests in each such property owner to the Operating Partnership. If a Jacobs associate is unwilling to transfer its interest in such property owner, Jacobs will cause the property owner to transfer fee title to the underlying property to the Operating Partnership.

       Partially Owned Properties


      The remaining nine properties are owned in part by outside partners who are unaffiliated with Jacobs. We intend to make offers to certain of these outside partners (other than to the outside partners in Cary Towne Center and Cherryvale Mall and to the managing partner of Kentucky Oaks Mall) to acquire their interests in the properties. If all of such offers were to be accepted, the aggregate consideration would be increased by approximately $171 million, with the increased consideration to be comprised of (i) approximately $114 million of property indebtedness, representing the proportionate share of such indebtedness associated with the outside partners' interests being acquired, and
(ii) the issuance by our Operating Partnership of up to an additional 1.8 million SCUs. In the case of Cherryvale Mall, Jacobs will cause the property owner to transfer fee title to the underlying property to the Operating Partnership.


       Multiple Contributions

      To preserve certain beneficial tax treatment of our interests in properties which we will not wholly own, we are only permitted to acquire a percentage interest in such properties, with the percentage interest to be acquired by us to be less than the amount which would cause a deemed termination of the property owner for tax purposes. Generally, we will acquire a 48% interest in the property owner at the initial closing and will hold an option to acquire the balance of the Jacobs' interest 15 months later. Jacobs will have a similar right to require us to purchase the balance of its interest 15 months later. If the outside partner has transferred its interest to another party before or during this period, we may only be permitted to exercise options to acquire the additional interest in the property over a longer period. At the initial closing, we will acquire all of Jacobs' voting and management rights, if any, in the property owner. At the initial closing and each option closing, if such option is exercised, we will pay the proportionate share of the cash consideration and SCUs allocated to such property based on the interest being conveyed at that closing.

       Excluded Outparcels

      Included in the properties which we will be acquiring are all of the outparcels owned by Jacobs except for an aggregate of 28 outparcels (including five at Randolph Mall) which will be retained by Jacobs. Jacobs will retain no outparcels at six malls. We will generally have a one or three year fixed price purchase option and a 12-year right of first offer to purchase these outparcels retained by Jacobs.

       Weston Management

      We will acquire from Jacobs all of the interests in Weston Management Company Limited Partnership. Weston Management's sole assets will be the management and leasing contracts applicable to each of the properties (other than Kentucky Oaks Mall, which is managed by a third party).

       Consideration Allocations and Adjustments


      Jacobs has the right to elect to receive up to $15 million of the cash component of the consideration in the form of SCUs at a rate of $32.25 per SCU. In addition, the SCU component of the consideration will be increased for the amortization of indebtedness on the properties occurring after December 31, 2000 through each property's closing. See "-- Covenants -- Refinancings" below.


      The consideration will be reduced for certain capital expenditures that are not completed prior to a property's closing. The consideration will also be adjusted for customary apportionments of taxes, utilities, rents and other charges.

       Condemnation or Casualty

      In the event of a substantial condemnation or casualty with respect to any of the properties as described in the Master Contribution Agreement, we may exclude such property from the closing. In the event of a non-substantial condemnation or casualty, we will be required to close on the property but will be entitled to receive any condemnation or insurance proceeds after collection costs.

COVENANTS

       Conduct of Business by Jacobs

      Jacobs has agreed not to take certain material actions relating to the management and operations of each property (other than Kentucky Oaks Mall, which is managed by a third party) until the closing with respect to such property, without our prior written consent.

       Conduct of Our Business

      We have agreed that, until the initial closing, we will not, without Jacobs' prior written consent:

      - engage in a merger or business combination in which we are not the surviving entity;

      - agree to acquire or sell assets having a gross value of $750 million or more or a net value of $375 million or more; or

      - issue preferred equity and/or incur additional indebtedness (excluding the financing to be incurred in connection with the transaction and any refinancings of existing debt to the extent that the refinancing proceeds do not exceed the principal amount being refinanced) in excess of $375 million in the aggregate.

       Jacobs Employees

      Jacobs will terminate all of its employees at the properties and will pay all severance payments, if any, due in connection with these terminations. We will offer employment to substantially all of Jacobs' mall managers, assistant managers and/or marketing directors for base salaries and benefits comparable to those being earned by our employees in comparable positions at our malls in comparable markets.

       Refinancings


      Jacobs has agreed to refinance or extend the mortgage debt of three properties whose debt matures prior to the scheduled initial closing. Jacobs will also cause the mortgage indebtedness of Randolph Mall to be defeased, and CBL will cause the mortgage indebtedness on Towne Mall to be paid off. Additionally, if the consent of a required lender is not obtained and a refinancing of the loan is not prohibited by the terms of the related loan documents, we and Jacobs will seek to refinance such loan on terms no less favorable to us than the loan's existing terms, with Jacobs being responsible for any prepayment premium or other fee payable to the prior lender as well as any other costs in connection with the refinancing (except that CBL will pay 50% of any lender fees (subject to certain limitations) in connection with the extension on the mortgages on Fayette Mall and Eastgate Mall).



      If the principal balance of a new loan exceeds the principal balance of the refinanced indebtedness, the consideration for such property will be reduced by such excess. Similarly, if the principal balance of a new loan is less than the principal balance of the refinanced indebtedness, the consideration for such property will be increased by the difference. If the interest rate of a new loan exceeds the interest rate of the refinanced indebtedness, Jacobs may buy down the interest rate on the new loan or reduce the consideration of that property by the net present value of the incremental interest payments on the new loan. If the net present value of the incremental interest payments on the new loan is less than that of the refinanced loan, the consideration for the property will be increased by the difference. Increases in the consideration of a property as a result of a refinancing will be paid by the entity owning the property in the form of a promissory note. Such promissory note will be secured by the property if permitted by the terms of the new loan and will mature together with the new note.

       Estoppel Certificates

      Jacobs will prepare and deliver estoppel certificates to each major department store or anchor tenant, as well as to other major tenants, outside partners, lenders and ground lessors. However, except for estoppels from ground lessors, receipt of estoppel certificates will not be a condition for the closing of a property.

       Assumption of Guaranties

      We will assume Jacobs' guaranties and indemnity obligations with respect to any property indebtedness.

       No Shop

      Until the Master Contribution Agreement has been terminated or a property has been dropped from the transaction, Jacobs may not solicit or negotiate to sell or otherwise dispose of such property or any interest in the property without our prior consent.

       Insurance

      Jacobs has agreed to maintain all property and other insurance coverage until the applicable closing.

TAX PROTECTION

      We have agreed not to dispose of any of the properties in a transaction that would require Jacobs to recognize or be allocated gain for federal income tax purposes until the twelfth anniversary of the initial closing. Notwithstanding this prohibition, we may dispose of properties prior to the twelfth anniversary of the initial closing if we indemnify Jacobs on an after-tax basis against the federal, state and local taxes imposed on any gain recognized as a result of the disposition. However, the amount of the indemnity is likely to be prohibitively expensive. We have also agreed to maintain specified minimum amounts of non-recourse indebtedness on the properties (or, in the event of a shortfall, to provide Jacobs with alternative "bottom guaranty" arrangements) until such anniversary and as long thereafter as is reasonably possible and must indemnify Jacobs if we fail to maintain the required debt or offer the required "bottom guaranty" arrangements.

CONDITIONS


      The consummation of the transaction is subject to the satisfaction of certain conditions by Jacobs, including its obtaining consents from various parties, principally certain outside partners which own interests in the properties as well as lenders who hold mortgages on certain of the properties.


      The consummation of the transaction is further subject to our satisfying certain conditions, principally our obtaining stockholder approval of the issuance of the SCUs in the transaction. We have agreed to seek our stockholder approval of the proposed amendment to our certificate of incorporation; however, such approval is not a condition to consummating the transaction.

      Each of the parties is also subject to closing conditions customary for transactions of this nature, including the performance of all covenants and the absence of material breaches under the party's representations and warranties.

TERMINATION AND TERMINATION FEES

      If we terminate the transaction because Jacobs is unable to satisfy its conditions for the initial closing or otherwise breaches the agreement prior to the initial closing, Jacobs is required to pay us an expense reimbursement of $15 million. If Jacobs terminates because our stockholders have not approved the issuance of the SCUs, we are required to pay Jacobs an expense reimbursement of $2.5 million. If Jacobs terminates because we otherwise breach the agreement or fail to satisfy our closing conditions prior to the initial closing, we are required to pay Jacobs an expense reimbursement of $15 million. If the termination occurs after the initial closing, the expense reimbursement liability of each party is increased by approximately $1.4 million for each property subject to a deferred closing up to a maximum termination fee of $25 million.


      The agreement does not provide for specific performance in the event of a breach or default by any party except with respect to subsequent closings involving multiple contributions.


INDEMNIFICATION

      CBL's Obligation. We will indemnify Jacobs for all costs, liabilities and expenses resulting from a breach by us of any of our representations or warranties.


      We have also agreed to indemnify Jacobs for any claims relating to the existence of hazardous materials at a property from and after its closing other than third-party claims relating to the existence of hazardous materials at a property before its closing. We have waived any claims which we might otherwise have had against Jacobs with respect to any such preexisting conditions. We have obtained a commitment for environmental insurance with respect to our potential liability for any such preexisting conditions.



      Jacobs' Obligation. Jacobs Realty will indemnify us for all costs, liabilities and expenses resulting from any breach by Jacobs of any of its representations or warranties. This indemnity obligation is subject to certain limitations. In general, we are not entitled to any recovery (a) if we know about the breach but do not disclose it to Jacobs prior to the applicable property closing, (b) unless and only to the extent by which our claims aggregate more than $200,000 and (c) unless we give Jacobs written notice of our claim on or prior to the 270th day following the applicable closing date. In any event, the maximum liability for Jacobs' breaches of representations and warranties is capped at $3 million in the aggregate for all properties.


      Jacobs Realty will also indemnify us for historical liabilities of the property owners, which indemnity is capped at an amount of $3 million with respect to any property. Jacobs Realty will also indemnify us for liabilities arising in connection with the solicitation of the Jacobs associates with respect to the transaction, other than liabilities arising from information provided by us. These indemnity obligations will survive until the fifth anniversary of the initial closing date, provided that we submit our claim to Jacobs during this period and institute litigation or adjudication proceedings within six months thereafter.

      Jacobs Realty will indemnify us for Weston Management's historical liabilities, any property owner's failure to file tax returns or make tax payments and certain existing environmental litigation. These indemnity obligations are unlimited in amount and duration.

      Jacobs Realty has agreed to maintain a net worth of at least $25 million until the fifth anniversary of the initial closing date. Richard E. Jacobs and the corporate general partner of Jacobs Realty will personally commit not to take any action, or permit others within their control to take any action, that could reasonably have the effect of reducing Jacobs Realty's net worth below $25 million during such five year period and until the resolution of any claims pending at the end of such five year period. However, this commitment does not require them to contribute any funds to Jacobs Realty or otherwise guarantee Jacobs Realty's indemnity obligations.

EXPENSES

      Each party has agreed to pay its own expenses in connection with the transaction. We have agreed to reimburse Jacobs for the lesser of (1) $1 million and (2) 50% of Jacobs' aggregate transfer and recording taxes, title insurance premiums, survey costs, filing fees and similar expenses.

                               TERMS OF THE SCUS

      The following is a brief summary of the material terms of the special common units. Such summary is qualified in its entirety by reference to the Terms of Special Common Units and the amendment to the limited partnership agreement of the Operating Partnership, which are attached as Annex C and D respectively and are incorporated in this proxy statement by reference.


      In the transaction, our Operating Partnership will issue approximately
11.6 million special common units ("SCUs") to Jacobs. Additionally, we have agreed to extend offers to acquire the interests held by outside partners in certain of the properties. If all of such offers were to be accepted, our Operating Partnership would issue up to an additional 1.8 million SCUs to these outside partners. Finally, the Master Contribution Agreement provides for certain circumstances under which additional SCUs may be issued, including Jacobs' right to reallocate up to $15 million of the cash consideration in exchange for SCUs and possible consideration adjustments resulting from debt amortization. See "The Master Contribution Agreement -- Structure of the Acquisition -- Consideration Allocations and Adjustments." Accordingly, we anticipate that our Operating Partnership could issue up to an aggregate of
13.94 million SCUs in connection with the transaction.


      Our Operating Partnership's limited partnership agreement will be amended at the closing to reflect the terms of the SCUs.

DISTRIBUTIONS

      Holders of SCUs will be entitled to receive, from our Operating Partnership's net cash flow distributed in any quarter, distributions equal to the greater of:

      (1) a basic distribution of $0.725625 per SCU (equivalent to an annual distribution of $2.9025), and

      (2) the quarterly distribution made with respect to a common unit of the Operating Partnership.

If, however, the amount distributed with respect to a common Operating Partnership unit is less than $0.4375 for four consecutive quarters (and until such amount distributed equals or exceeds $0.4375 for four consecutive quarters), the basic distribution for each SCU will be adjusted to be the product of:

      (1)  $0.725625, and

      (2) the quotient obtained by dividing the quarterly distribution with respect to a common unit by $0.4375;

provided that the basic distribution will not be greater than $0.725625 per SCU.

      Holders of SCUs will also be entitled to receive from net cash flow distributed by our Operating Partnership in any quarter any shortfall in required distributions on account of the SCUs prior to any distributions being made to holders of our Operating Partnership's common units. The amounts set forth above are to be adjusted, as appropriate, for any splits, combinations or other similar events with respect to the SCUs or common units.

LIQUIDATION RIGHTS


      If we liquidate the Operating Partnership, holders of SCUs will be entitled to be paid any shortfall in required distributions (described above) before any distribution will be made to holders of our Operating Partnership's common units, including the Company but after distributions with respect to our Operating Partnership's preferred units (which represent our Company's preferred stock). After we pay any such shortfall, the SCUs will be treated as if they were converted into common units of the Operating Partnership as described below.

EXCHANGE AND CONVERSION RIGHTS

      At any time following the earlier of (1) the third anniversary of the initial closing date and (2) the death of the beneficial owner of the SCU, the SCU holder may exchange all or any portion of such holder's SCUs for cash, shares of our common stock or any combination of cash and common stock, at our election. The SCUs are exchangeable on a one-for-one basis into shares of common stock, subject to adjustment for certain stock splits, dividends, combinations and similar events. SCUs may, at the election of the holder, also be converted into common units of the Operating Partnership, and the holder will have exchange rights with respect to such common units similar to those he had with respect to the SCUs.

      Exchange rights may be exercised at any time after the initial lock-out period described above provided that (1) no more than two exchange requests may be delivered by a holder during any 12 month period and (2) the exchange request must relate to SCUs having a minimum value of $250,000 (or, if less, all of the SCUs then owned by such holder).

      An SCU holder's exchange rights will be subject to the beneficial and constructive share ownership limits in our certificate of incorporation.

RESTRICTIONS ON TRANSFER

      The limited partnership agreement of our Operating Partnership generally restricts the transfer of the SCUs without our consent. SCUs may, however, be transferred without our consent to any other initial holder of the SCUs, to any immediate family member or other affiliate of an initial holder, to any charitable organization or pursuant to a pledge to an institutional lender on account of a bona fide obligation of the holder.

REDEMPTION

      Our Operating Partnership may redeem the SCUs at any time on or after the tenth anniversary of the initial closing date by (1) paying the holders any previous shortfall in distributions on account of such SCUs (as described above), and (2) issuing to the holders the number of common units into which the SCUs are convertible.

CONSENT RIGHTS

      As long as any SCUs remain outstanding, our Operating Partnership may not, without the consent of the holders of two-thirds of the outstanding SCUs,

      (1)  engage in a recapitalization transaction unless:

           (A) the SCUs will remain outstanding without any adverse amendment to their terms or the SCUs are converted into or exchanged for securities having terms no less favorable than the SCUs, and

           (B) each holder has the option to convert its SCUs into the consideration receivable by a holder of common units in such transaction; or

      (2) amend the terms of the SCUs or amend the other provisions of the Operating Partnership's partnership agreement in a manner that would adversely affect the holders of the SCUs.

                            OTHER RELATED AGREEMENTS

VOTING AND STANDSTILL AGREEMENT

      The following is a brief summary of the material provisions of the Voting and Standstill Agreement, which is attached as Annex E and is incorporated in this proxy statement by reference. Such summary is qualified in its entirety by reference to the Voting and Standstill Agreement.

      Concurrently with the execution of the Master Contribution Agreement, we and Jacobs entered into a Voting and Standstill Agreement together with Charles
B. Lebovitz, our Chairman of the Board and Chief Executive Officer, Stephen D. Lebovitz, our President and Secretary, John N. Foy, our chief financial officer, and Martin J. Cleary, Jacobs' chief operating officer.

      Jacobs' Board Designees. Under the Voting and Standstill Agreement, we have agreed, effective as of the initial closing, to increase by two the number of directors on our Board of Directors and to appoint two Jacobs designees to fill such positions with terms expiring in 2003 and 2002, respectively. We have also agreed to continue to nominate and recommend to our stockholders the re-election of two Jacobs designees to our Board of Directors. At least one of the Jacobs designees must be "independent" as defined in our certificate of incorporation. Each of the designees must have experience and standing in the business community comparable to other independent directors in the public REIT sector generally and cannot be an officer, director, 10% or more partner, member or stockholder or other controlling person of an entity (1) primarily in the business of owning or operating malls or other shopping centers in the United States (except for entities affiliated with Richard E. Jacobs or any of the Jacobs family members, the ownership of which does not violate the terms of the Non-Competition Agreement described below); or (2) that is an anchor or other major tenant at any of our properties.


      Jacobs' initial designees are Martin J. Cleary and Gary L. Bryenton, Esq. Mr. Cleary has been the President and Chief Operating Officer of The Richard E. Jacobs Group, Inc. since August 1981. Prior to joining the Jacobs Group, Mr. Cleary was associated with Teachers Insurance & Annuity Association in New York for 28 years, most recently as Senior Vice President responsible for all mortgages and real estate. Mr. Cleary serves on the boards of directors of The Guardian Life Insurance Company of America and The Lamson & Sessions Co. He also served as the President of the International Council of Shopping Centers in the year 1983-1984.



      Gary L. Bryenton is Executive Partner of Baker & Hostetler LLP, a national law firm, and is Chairman of its Policy Committee. Prior to being named Executive Partner, he served as Chief Operating Officer of the firm and Managing Partner of the firm's Cleveland office. He has served as a trustee of the Cleveland Bar Association, a member of its Professional Ethics Committee and Editor of the Cleveland Bar Journal. He also serves on the boards of directors of many corporations and on the boards of trustees of numerous charitable and civic organizations. He presently serves as Chairman of the Board of Trustees of Heidelberg College and is a board member of the Cleveland Orchestra, the National Conference for Community and Justice, Cleveland Tomorrow and the Rock and Roll Hall of Fame and Museum.


      Jacobs will continue to be entitled to nominate two Board members until the Jacobs family beneficially owns fewer than 6.78 million SCUs and shares of common stock, following which Jacobs will be entitled to nominate only one Board member. Jacobs will no longer be entitled to nominate any Board members if the Jacobs family beneficially owns fewer than 3.34 million SCUs and shares of common stock.

      Standstill. Under the Voting and Standstill Agreement, Jacobs Realty, the Jacobs trusts and Mr. Cleary have generally agreed that they will not, until the twelfth anniversary of the closing:


      - acquire beneficial ownership of any of our voting securities (except upon an exchange of their SCUs or other interests of our Operating Partnership received in exchange for the SCUs or in a transaction in which any of them acquires a controlling interest in an entity that owns less than 1% of our Company);

      - solicit, initiate or otherwise engage in any "solicitation" of "proxies" or become a "participant" in an election contest (as those terms are used in Regulation 14A under the Securities Exchange Act) with respect to our Company, call any special meeting of our stockholders or demand a copy of our stockholders list;

      - seek to advise, encourage or influence any person (other than a Jacobs associate or family member) with respect to the voting of any of our shares for the purpose of exerting a controlling influence over our management, Board of Directors or policies;

      - participate in or encourage the formation of any group which seeks to affect control of our Company, to acquire our voting securities or for the purpose of circumventing any provision of the Voting and Standstill Agreement;

      - otherwise act, alone or in connection with others, to seek to exercise a controlling influence over our management, Board of Directors or policies;

      - make a request for us to amend or waive any provision of our charter, stockholders' rights plan or the Voting and Standstill Agreement; or

      -  disclose any intention or plan inconsistent with the foregoing.

      These standstill provisions are not intended to restrict Jacobs Realty, the Jacobs trusts, Mr. Cleary or any member of the Jacobs family from (1) voting their securities, provided they are otherwise in compliance with these standstill provisions, (2) making any statements required under federal securities or other applicable law or (3) with respect to any person serving as a director of our Company, from taking actions or making statements solely in his or her capacity as a director.

      These standstill provisions will terminate at the earliest to occur of

      - a person (other than Jacobs) initiates a takeover action against our Company which is not contested by our Board of Directors;

      - we enter into active negotiations with any person with respect to a control transaction (a "control transaction" being defined as a sale of substantially all of our assets, a transaction which would result in a person or group beneficially owning 25% or more of the voting power of our voting securities immediately prior to such transaction unless such securities are subject to a standstill agreement, or a transaction which would result in a change of 50% or more of our Board members);

      - we solicit proposals to acquire more than 75% of our assets or initiate or participate in a control transaction;

      - we announce a program or increase an existing program to acquire the greater of seven million shares of our common stock or 28% or more of our then outstanding shares of common stock;

      - if Charles B. Lebovitz and members of his family no longer beneficially own in the aggregate at least 3,384,023 of our shares of common stock and interests in our Operating Partnership which are exchangeable for common stock, as adjusted;

      - the first date on which the provisions of the Share Ownership Agreement described below have terminated with respect to the Jacobs Group;

      -  an insolvency event with respect to our Company; or

      -  the 12th anniversary of the initial closing date.

      Jacobs Realty, the Jacobs trusts and Mr. Cleary further agreed to vote their shares in favor of (1) the election of any director nominated by our Board of Directors and running unopposed and uncontested, and (2) the appointment of auditors proposed by our Board unopposed and uncontested.

      Voting. Under this Agreement, Messrs. Lebovitz and Mr. Foy agreed to vote their shares in our Company at the special meeting to approve the issuance of the SCUs and to authorize all other acts necessary to effect the acquisition and the other transactions contemplated by the Master Contribution Agreement. Additionally, Messrs. Lebovitz, and Mr. Foy have agreed to vote their shares of common stock in favor of Jacobs' designees to our Board of Directors until the twelfth anniversary of the initial closing date.


REGISTRATION RIGHTS AGREEMENTS



      At the initial closing, we will enter into registration rights agreements with Jacobs and the other holders of the SCUs which grant them registration rights with respect to the shares of common stock received in exchange for their SCUs. The registration rights may be exercised by the holders only following delivery of a notice to our Company requesting conversion of their SCUs in accordance with the terms of the SCUs, as described under "Terms of the SCUs" above. Our obligation to file a registration statement is suspended during the thirty day period during which we may elect to pay cash for such SCUs for which a conversion request has been made. If we elect to pay cash for such SCUs, we will not be obligated to register the shares into which such SCUs are exchangeable.



      The Jacobs holders of the SCUs are entitled to request that we file a registration statement under the Securities Act covering the sale of at least 50,000 shares of common stock (or such lesser amount that the holder owns at such time), subject to certain conditions. Upon any such request for registration, we must notify the other holders to give them an opportunity to participate in such registration. If, at the time of the request for registration, we had been contemplating a public offering, we may delay the requested registration for a period of up to three months following completion of such offering. In addition, we may suspend our registration obligations for up to 60 days if the filing of a registration statement would require us to disclose information the disclosure of which would have a material adverse effect on our Company. However, such delays and suspension periods cannot exceed 90 days in any 12-month period.


      If we propose to register any of our common stock on a form and in a manner that would permit registration of the shares of common stock into which the SCUs are exchangeable, either for our own account or for the account of other security holders, the holders of SCUs may require us to include all or a portion of their shares in the registration and in any underwriting involved therein, provided that the lead underwriter of such offering has the right under certain conditions to limit the number of shares included in the registration. However, we are not required to include such shares in (1) any registration on Form S-8 or in connection with any employee benefit plan; (2) any registration on Form S-4 or in connection with any exchange offer; (3) in connection with a rights offering exclusively to existing holders of common stock; (4) in connection with an offering solely to our employees; or (5) any registration relating to a transaction pursuant to Rule 145 under the Securities Act.

      The registration rights with respect to any shares expire when (1) the shares have been sold under an effective registration statement; (2) the shares are permitted to be distributed pursuant to Rule 144(k) under the Securities Act; or (3) the shares have been transferred in a transaction exempt from registration under the Securities Act and the shares are freely transferable to the public without registration under the Securities Act.

      In general, we will bear all fees, costs and expenses of such registrations (other than transfer taxes, underwriting discounts and selling commissions applicable to sales of the shares and all fees and disbursements of counsel for the holders).


      We may enter into registration rights agreements with different terms in the context of acquiring the interests of non-Jacobs parties in the acquired properties.


NON-COMPETITION AGREEMENT

      Subject to certain exceptions, Richard E. Jacobs will not acquire, develop, manage, own, lease or invest in regional mall shopping centers with two or more department stores within 15 miles of the core properties (Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center) or within 12 miles of the other properties acquired from Jacobs or any other of our existing regional enclosed malls. This agreement will remain in effect until the earlier to occur of (1) the tenth anniversary of the closing or
(2) Jacobs ceases to be entitled to designate a member of our Board of Directors.

TRANSITION SERVICES AGREEMENT


      Jacobs may provide us with certain managerial and administrative services with respect to the properties for a minimum period of 90 days from the initial closing. Jacobs will be paid a fee for such services calculated as a percentage of the gross receipts from the properties during such period.

                           AMENDMENT TO CBL'S CHARTER

      The following is a brief summary of the material provisions of the Proposed Charter Amendment, the Alternative Resolutions and the Share Ownership Agreement, which are attached as Annexes F, G and H, respectively, and are incorporated in this proxy statement by reference. Such summary is qualified in its entirety by reference to the Proposed Charter Amendment, the Alternative Resolutions and the Share Ownership Agreement.

THE PROPOSED AMENDMENT

      At the special meeting, CBL stockholders will be asked to vote upon and approve an amendment to the current share ownership limits contained in our certificate of incorporation.

      Currently, our certificate of incorporation generally permits the following maximum shareholdings in our Company:

      - the Lebovitz Group (defined to include Charles B. Lebovitz and those family members whose share ownership is attributed to him under the Internal Revenue Code) is permitted to beneficially and constructively own up to 23% of our outstanding equity stock; and

      - all other persons (defined to include entities as well as groups as such term is used for purposes of Section 13(d)(3) of the Securities Exchange Act), are permitted to beneficially and constructively own up to 6% of our outstanding equity stock.

      These share ownership limits were implemented at the time of our initial public offering in 1993, among other things, to ensure our ability to continue to qualify as a REIT under the Internal Revenue Code.

      We have agreed with Jacobs to propose to our stockholders to amend these share ownership limits as follows:

      - to permit the Lebovitz Group (as defined above) and the Jacobs Group (defined as the David Jacobs Group and the Richard Jacobs Group, collectively, as defined below) to beneficially and constructively own in the aggregate 37.99% of our outstanding equity stock;

      - to permit the Lebovitz Group and its members to own in the aggregate 25.4% of our outstanding equity stock; and

      - to permit Jacobs' principals, the David Jacobs Group (defined to include the widow and lineal descendents of David Jacobs as well as those family members whose share ownership is attributed to them under the Internal Revenue Code) and the Richard Jacobs Group (defined to include Richard E. Jacobs as well as those family members whose share ownership is attributed to them under the Internal Revenue Code) and their respective members, to own in the aggregate 19.9% of our outstanding equity stock.

      Except with the unanimous prior approval of our Board of Directors, the amendment to our certificate of incorporation, if adopted, may generally not be further amended or modified in a manner adverse to the Lebovitz Group (except with its consent) or the Jacobs Group (except with its consent). This provision will lapse, however, with respect to either Group once the Share Ownership Agreement described below has terminated with respect to that Group. We have also agreed not to initiate or endorse any stockholder proposal to further amend our share ownership limits in a manner adverse to the Lebovitz Group or the Jacobs Group except with their prior written consent.


      Stockholder approval of the proposed amendment is not a condition to the transaction, but approval of the issuance of the SCUs in the transaction is a condition to approval of the proposed amendment.

MODIFICATION OF THE SHARE OWNERSHIP LIMITS

      In the event the proposed amendment is not adopted, our Board of Directors has resolved to modify the share ownership limits in accordance with the provisions of our certificate of incorporation but in a manner which does not require a stockholder vote. These modifications would:


      - permit the Lebovitz Group and the Jacobs Group to beneficially and constructively own in the aggregate 31.99% of our outstanding equity stock;



      - permit the Lebovitz Group and its members to beneficially and constructively own in the aggregate 21.4% of our outstanding equity stock; and



      - permit the Jacobs' principals to beneficially and constructively own in the aggregate 15.5% of our outstanding equity stock.



      Our bylaws will provide that, until the proposed charter amendment has been adopted, the Board's modification of our share ownership limits may not be amended or repealed in a manner adverse to the Lebovitz Group (without its prior written consent) or the Jacobs Group (without its prior written consent), except with the unanimous approval of the Board. This provision will lapse, however, with respect to either Group once the Share Ownership Agreement has terminated with respect to that Group. Additionally, if our stockholders do not approve the proposed amendment, we have agreed to resubmit it to a stockholder vote at our next three annual meetings of stockholders.


SHARE OWNERSHIP AGREEMENT

      Whether or not the proposed amendment is adopted, at the initial closing we will enter into a Share Ownership Agreement with the Lebovitz Group and Jacobs pursuant to which:

      - the Lebovitz Group will be permitted to beneficially and constructively own up to 7.96 million shares of our common stock (6.3 million shares if the proposed amendment is not adopted), subject to adjustments for increases or decreases to our outstanding common share capital; and

      - Jacobs and its principals will be permitted to beneficially and constructively own up to 6.35 million shares of our common stock (4.69 million shares if the proposed amendment is not adopted), subject to adjustments for increases or decreases to our outstanding common share capital.

      The Share Ownership Agreement provides that the number of shares of common stock which the Lebovitz and Jacobs Groups are respectively permitted to own will be increased by a percentage (18.995% if the proposed amendment is adopted, 15.995% if it is not) of the number of shares issued by our Company, other than for issuances upon a conversion of the interests in our Operating Partnership by the Lebovitz Group or the Jacobs Group. The Lebovitz and Jacobs Groups' permitted shareholdings will similarly not be increased for issuances of Operating Partnership interests to a seller in connection with our acquisition of the seller's assets to the extent necessary (subject to certain limitations) to allow the seller to exchange all of its Operating Partnership interests for our shares. The number of shares of common stock which the Lebovitz and Jacobs Groups are respectively permitted to own will be similarly decreased to the extent we repurchase shares (other than for repurchases from the Lebovitz or Jacobs Groups).

      The Share Ownership Agreement will terminate with respect to the Lebovitz Group and Jacobs Group, respectively, once such Group beneficially and constructively owns shares of our equity stock (treating all interests in our Operating Partnership which are exchangeable for our common stock as if they had been exchanged) less than the share ownership limit generally applicable to all stockholders (currently, 6% of the outstanding shares of our equity stock).

AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT



      We have also agreed to amend at the initial closing the terms of our Stockholder Rights Agreement to permit Jacobs to beneficially own shares of common stock to the extent permitted under the proposed charter amendment (or the modification, as applicable) and the Share Ownership Agreement.


REASONS FOR THE PROPOSED AMENDMENT AND SHARE OWNERSHIP AGREEMENT

      The proposed amendment, the Board modification in the event our stockholders do not approve the proposed amendment and the Share Ownership Agreement are collectively designed to:

      - permit Jacobs to own a higher percentage of our shares than would otherwise be permitted under our current ownership limits, thus affording Jacobs with the potential for greater liquidity with respect to its equity interest in our Company. Under our certificate of incorporation, the two Jacobs trusts would otherwise together have been subject to the 6% ownership limits applicable to a single person. This was a key issue for Jacobs during the transaction negotiations;

      - preserve the share ownership entitlement of the Lebovitz Group in the event the stockholders adopt the proposed amendment. To enable the transaction to proceed, the Lebovitz Group agreed to forego a portion of its share ownership entitlement in the event the stockholders do not adopt the proposed amendment in order to create additional share ownership capacity for Jacobs;

      -  preserve our Company's REIT status under the Internal Revenue Code; and

      - preserve our Company's flexibility to acquire assets in exchange for Operating Partnership units by enabling us to provide an asset seller with share ownership capacity under the Share Ownership Agreement.

      The Lebovitz Group currently owns approximately 2.19 million shares of our common stock (including certain management options) and approximately 8.50 million common Operating Partnership units. Under our current ownership limits, the Lebovitz Group could exchange 4.79 million of those units for shares of common stock. If the proposed amendment is adopted, the Lebovitz Group could, under the terms of the Share Ownership Agreement, exchange units for approximately 5.78 million shares of common stock (representing total ownership of approximately 7.97 million shares of common stock). If the proposed amendment is not adopted, the Lebovitz Group could exchange units for only approximately
4.113 million shares of common stock.


      Assuming all of the properties are acquired, Jacobs would be deemed to beneficially and constructively own approximately 11.6 million SCUs which are exchangeable for shares of our common stock on a one-for-one basis. Under our current ownership limit of 6% generally applicable to all persons other than the Lebovitz Group, Jacobs could exchange SCUs for only 1.63 million shares of common stock. If the proposed amendment is adopted, Jacobs could, under the terms of the Share Ownership Agreement, exchange SCUs for approximately 6.35 million shares of common stock. If the proposed amendment is not adopted (and instead the Board modifications are effected), Jacobs could exchange SCUs for only approximately 4.69 million shares of common stock.


      OUR BOARD OF DIRECTORS CONSIDERS THE PROPOSED AMENDMENT TO BE ADVISABLE AND IN THE BEST INTERESTS OF CBL AND ITS STOCKHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITS APPROVAL.

                   SELECTED HISTORICAL FINANCIAL DATA OF CBL
                     (in thousands, except per share data)


      The selected historical condensed consolidated financial data of our Company for the five years ended December 31, 1999 set forth below have been derived from audited financial statements. The selected historical condensed consolidated financial data of our Company for the nine months ended September 30, 2000 and September 30, 1999 set forth below have been derived from unaudited financial statements. This condensed consolidated financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto contained in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this proxy statement.



                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2000       1999       1999       1998       1997       1996       1995
                               --------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
TOTAL REVENUES...............  $263,487   $230,461   $317,603   $254,640   $177,604   $146,805   $131,727
TOTAL EXPENSES...............   207,648    180,762    250,139    203,001    135,200    111,012    104,128
                               --------   --------   --------   --------   --------   --------   --------
INCOME FROM OPERATIONS.......    55,839     49,699     67,464     51,639     42,404     35,793     27,599
GAIN ON SALES OF REAL ESTATE
  ASSETS.....................    13,275      9,505      8,357      4,183      6,040     13,614      2,213
EQUITY IN EARNINGS OF
  UNCONSOLIDATED
  AFFILIATES.................     2,585      2,419      3,263      2,379      1,916      1,831      1,450
MINORITY INTEREST IN
  EARNINGS:
    Operating Partnership....   (21,346)   (18,183)   (23,264)   (16,258)   (13,819)   (15,468)   (10,527)
    Shopping center
      properties.............    (1,022)      (941)    (1,225)      (645)      (508)      (527)      (386)
                               --------   --------   --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY
  ITEM.......................    49,331     42,499     54,595     41,298     36,033     35,243     20,349
EXTRAORDINARY LOSS ON
  EXTINGUISHMENT OF DEBT.....      (221)        --         --       (799)    (1,092)      (820)      (326)
                               --------   --------   --------   --------   --------   --------   --------
NET INCOME...................    49,110     42,499     54,595     40,499     34,941     34,423     20,023
PREFERRED DIVIDENDS..........    (4,851)    (4,851)    (6,468)    (3,234)        --         --         --
                               --------   --------   --------   --------   --------   --------   --------
NET INCOME AVAILABLE TO
  COMMON STOCKHOLDERS........  $ 44,259   $ 37,648   $ 48,127   $ 37,265   $ 34,941   $ 34,423   $ 20,023
                               ========   ========   ========   ========   ========   ========   ========
BASIC EARNINGS PER COMMON
  SHARE:
    Income before
      extraordinary item.....  $   1.79   $   1.53   $   1.95   $   1.58   $   1.51   $   1.69   $   1.14
                               ========   ========   ========   ========   ========   ========   ========
    Net income...............  $   1.78   $   1.53   $   1.95   $   1.55   $   1.46   $   1.65   $   1.12
                               ========   ========   ========   ========   ========   ========   ========
    Weighted average common
      shares outstanding.....    24,845     24,628     24,647     24,079     23,895     20,890     17,827
DILUTED EARNINGS PER COMMON
  SHARE:
    Income before
      extraordinary item.....  $   1.78   $   1.51   $   1.94   $   1.56   $   1.49   $   1.68   $   1.14
                               ========   ========   ========   ========   ========   ========   ========
    Net income...............  $   1.77   $   1.51   $   1.94   $   1.53   $   1.45   $   1.64   $   1.12
                               ========   ========   ========   ========   ========   ========   ========
    Weighted average common
      shares and potential
      dilutive common shares
      outstanding............    24,983     24,869     24,834     24,340     24,151     21,022     17,856
    Dividends declared per
      share..................  $   1.53   $   1.46   $   1.95   $   1.86   $   1.77   $   1.68   $   1.59

                            SEPTEMBER 30,                                DECEMBER 31,
                       -----------------------   ------------------------------------------------------------
                          2000         1999         1999         1998         1997         1996        1995
                       ----------   ----------   ----------   ----------   ----------   ----------   --------
BALANCE SHEET DATA:
    Net investment in
      real estate
      assets.........  $2,012,846   $1,948,401   $1,960,554   $1,805,788   $1,142,324   $  987,260   $758,938
    Total assets.....   2,086,572    2,006,600    2,018,838    1,855,347    1,245,025    1,025,925    814,168
    Total
      liabilities....   1,458,571    1,395,061    1,424,989    1,270,670      783,391      630,080    420,789
    Minority
      interest.......     180,326      175,141      170,750      168,040      123,897      114,425    113,692
    Stockholders'
      equity.........     444,089      432,537      419,887      415,782      330,853      272,804    270,892



                           NINE MONTHS ENDED
                             SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                          --------------------   --------------------------------------------------------
                            2000       1999        1999        1998        1997        1996        1995
                          --------   ---------   ---------   ---------   ---------   ---------   --------
OTHER DATA:
CASH FLOWS PROVIDED BY
  (USED IN):
    Operating
      activities........  $ 87,263   $  78,069   $ 114,196   $  89,123   $  60,852   $  54,789   $ 28,977
    Investing
      activities........   (87,888)   (175,950)   (212,140)   (571,332)   (245,884)   (218,016)   (99,690)
    Financing
      activities........      (905)     98,596      99,192     484,912     183,858     164,496     71,689
    Funds From
      Operations
      (FFO)(1) of the
      Operating
      Partnership.......    97,060      85,009     117,947      93,614      76,514      63,044     52,212
    FFO applicable to
      the Company.......    65,480      57,312      79,495      65,026      54,833      43,498     34,218


---------------------------------------
(1) We define FFO as net income (loss) before depreciation of real estate assets, other non-cash items, gains or losses on sales of real estate assets and gains or losses on investments in marketable securities. FFO also includes the Company's share of FFO in unconsolidated properties and excludes minority interests' share of FFO in consolidated properties. The costs of interest rate caps and finance costs on our lines of credit are amortized and included in interest expense and, therefore, reduce FFO. FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States and is not necessarily indicative of the cash available to fund all cash requirements.

              SELECTED HISTORICAL FINANCIAL DATA OF THE PROPERTIES

                                 (in thousands)

      The selected financial information for the acquired properties set forth below was derived from financial information prepared in compliance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. As such, certain revenues and expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the acquired properties, have been excluded. Revenues exclude interest income and realized gains and losses on marketable securities. Expenses excluded consist of management, leasing, interest, income taxes, depreciation and amortization and other costs not directly related to the future operations of the acquired properties.


      The results set forth below include properties that will be fully consolidated as well as properties to be accounted for under the equity method of accounting. Under the equity method of accounting, revenues and expenses are excluded from the consolidated results with only the owned share of those properties' net income recorded as equity in earnings of unconsolidated affiliates.



      Except for the information relating to the year ended December 31, 1999, which was derived from the audited financial statement which is included in this proxy statement and was prepared in compliance with Rule 3-14 of Regulation S-X, the information set forth below was derived from unaudited financial information. The financial data set forth below should be read in conjunction with the financial statement for The Richard E. Jacobs Combined Properties and the notes thereto included elsewhere in this proxy statement.



                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       2000       1999       1999       1998       1997       1996       1995
                                     --------   --------   --------   --------   --------   --------   --------
Certain Revenues...................  $151,263   $147,976   $204,464   $197,687   $188,163   $188,787   $187,678
Certain Expenses...................    49,646     48,509     65,952     62,471     60,677     59,052     59,953
                                     --------   --------   --------   --------   --------   --------   --------
Certain Revenues in Excess of
  Certain Expenses.................  $101,617   $ 99,467   $138,512   $135,216   $127,486   $129,735   $127,725
                                     ========   ========   ========   ========   ========   ========   ========
Jacobs Share of Certain Revenues in
  Excess of Certain Expenses.......  $ 87,096   $ 94,090   $118,259   $115,716   $109,106   $111,320   $109,470
                                     ========   ========   ========   ========   ========   ========   ========

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of CBL and the properties, consolidated and adjusted to give effect to the acquisition and the transactions contemplated thereby (including any related financing), as described in the notes thereto. Certain amounts in the financial statements of the properties have been reclassified to conform to CBL's presentation. These statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the properties which are included or incorporated by reference in this proxy statement.


      The unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2000 and for the year ended December 31, 1999 present the results for our Company and the properties as if the acquisition had occurred at the beginning of the earliest period presented. The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2000 gives effect to the acquisition as of that date. The pro forma financial statements assume that the closing of all interests in the properties occurs at such time, rather than over a period of time as contemplated for certain properties. See "The Master Contribution Agreement -- Structure of the Acquisition -- Multiple Contributions."



      The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances, including among other things, the acquisition of all 21 of the regional malls and two associated centers (other than the interests of certain non-Jacobs partners). However, under certain circumstances certain properties may be excluded from the acquisition and the aggregate consideration adjusted accordingly. See "The Master Contribution Agreement -- Structure of the Acquisition -- Timing of Closing" and
"-- Consideration Allocations and Adjustments."


      CBL's actual consolidated financial statements will reflect the effects of the acquisition on and after the applicable closing date rather than the dates indicated above. The unaudited pro forma consolidated financial statements neither purport to represent what the consolidated results of operations or financial condition actually would have been had the acquisition and related transactions in fact occurred on the assumed date, nor do they purport to project the consolidated results of operations and financial position for any future period.


      The acquisition will be accounted for by the purchase method and, therefore, assets and liabilities of the properties will be recorded based on their fair values. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the aggregate consideration and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

                       CBL & ASSOCIATES PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                    (in thousands, except per share amounts)


                                                    CBL         JACOBS                        PRO FORMA       PRO FORMA
                                                 HISTORICAL   PROPERTIES   ADJUSTMENTS(a)   ADJUSTMENTS(b)   CONSOLIDATED
                                                 ----------   ----------   --------------   --------------   ------------
Revenues:
    Minimum rents..............................   $167,806     $100,975       $(24,931)        $     --        $243,850
    Percentage rents...........................      7,458        4,025           (832)              --          10,651
    Other rents................................      2,668        1,440           (113)              --           3,995
    Tenant reimbursements......................     78,757       43,793        (10,575)              --         111,975
    Management, development and leasing fees...      3,135           --             --            1,092(c)        4,227
    Interest and other.........................      3,663        1,030           (439)              --           4,254
                                                  --------     --------       --------         --------        --------
      Total revenues...........................    263,487      151,263        (36,890)           1,092         378,952
                                                  --------     --------       --------         --------        --------
Expenses:
    Property operating.........................     41,698       24,342         (4,855)              --          61,185
    Depreciation and amortization..............     45,002           --             --           16,435(d)       61,437
    Real estate taxes..........................     22,501       12,558         (4,419)              --          30,640
    Maintenance and repairs....................     14,703       12,746         (2,371)              --          25,078
    General and administrative.................     13,120           --             --               --          13,120
    Interest...................................     70,562           --             --           49,945(e)      120,507
    Other......................................         62           --             --               --              62
                                                  --------     --------       --------         --------        --------
      Total expenses...........................    207,648       49,646        (11,645)          66,380         312,029
                                                  --------     --------       --------         --------        --------
Income from operations.........................     55,839      101,617        (25,245)         (65,288)         66,923
Gain on sales of real estate assets............     13,275           --             --               --          13,275
Equity in earnings of unconsolidated
  affiliates...................................      2,585           --         13,454          (10,048)(f)       5,991
Minority interest in earnings:
    Operating partnership......................    (21,346)          --             --          (17,996)(g)     (39,342)
    Shopping center properties.................     (1,022)          --         (2,730)           2,679(h)       (1,073)
                                                  --------     --------       --------         --------        --------
Net Income before extraordinary item...........     49,331      101,617        (14,521)         (90,653)         45,774
Preferred dividends............................     (4,851)          --             --               --          (4,851)
                                                  --------     --------       --------         --------        --------
Net Income before extraordinary item available
  to common shareholders.......................   $ 44,480     $101,617       $(14,521)        $(90,653)       $ 40,923
                                                  ========     ========       ========         ========        ========
Basic Per Share Data:
    Net income.................................   $   1.79                                                     $   1.65
                                                  ========                                                     ========
    Weighted average common shares
      outstanding..............................     24,845                                                       24,845
Diluted per share data:
    Net income.................................   $   1.78                                                     $   1.64
                                                  ========                                                     ========
    Weighted average common shares and
      potential dilutive common shares
      outstanding..............................     24,983                                                       24,983


---------------------------------------

(a) Reflects adjustments to record Jacobs' investments in certain joint ventures under the equity method of accounting. These joint ventures include Eastgate Mall and Crossing, East Towne Mall, Kentucky Oaks Mall, Midland Mall and West Towne Mall. The proportionate results of these properties is recorded in equity in earnings of unconsolidated affiliates. Minority interest in earnings consists of the non-Jacobs partners' interest in Cary Mall, Columbia Mall and Jefferson Mall.


(b)The pro forma information does not include any incremental costs relating to the management and leasing of the Jacobs properties.


(c) Represents management fees earned from properties accounted for under the equity method of accounting.


(d) Represents depreciation expense on acquired assets over 40 years.


(e) Represents actual interest expense on $648.7 million of assumed debt, amortization of credit fees and interest expense on the $135 million acquisition financing for the nine months ended September 30, 2000. The average interest rate for the period is assumed to be 7.9%. This balance sheet debt of $648.7 million, plus the share of debt accounted for under the equity method of accounting of $99.9 million, less the share of debt of non-Jacobs partners of $25.2 million, equals the $723.4 million of debt being assumed as part of the transaction.


(f) Represents adjustments to properties accounted for under the equity method of accounting for depreciation of $3,155,000, management fees of $747,000 and interest expense of $6,146,000 on Jacobs' share of debt of $99.9 million.


(g) Represents pro forma minority interest in earnings of the Operating Partnership as if the SCUs were issued on January 1, 2000.


(h) Represents minority interest in pro forma adjustments for depreciation of $557,000, management fees of $193,000 and interest expense of $1,929,000.

                       CBL & ASSOCIATES PROPERTIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share amounts)


                                     CBL         JACOBS                        PRO FORMA       PRO FORMA
                                  HISTORICAL   PROPERTIES   ADJUSTMENTS(a)   ADJUSTMENTS(b)   CONSOLIDATED
                                  ----------   ----------   --------------   --------------   ------------
Revenues:
    Minimum rents...............   $203,022     $132,955       $(33,661)       $       --       $302,316
    Percentage rents............      7,356        9,684         (2,048)               --         14,992
    Other rents.................      5,442        1,794           (441)               --          6,795
    Tenant reimbursements.......     89,774       59,025        (13,913)               --        134,886
    Management, development and
      leasing fees..............      7,818           --             --             1,465(c)       9,283
    Interest and other..........      4,191        1,006           (361)               --          4,836
                                   --------     --------       --------        ----------       --------
      Total revenues............    317,603      204,464        (50,424)            1,465        473,108
                                   --------     --------       --------        ----------       --------
Expenses:
    Property operating..........     50,832       31,996         (6,211)               --         76,617
    Depreciation and
      amortization..............     53,551           --             --            21,789(d)      75,340
    Real estate taxes...........     27,580       16,630         (5,726)               --         38,484
    Maintenance and repairs.....     17,783       17,326         (2,925)               --         32,184
    General and
      administrative............     16,214           --             --                --         16,214
    Interest....................     82,505           --             --            64,479(e)     146,984
    Other.......................      1,674           --             --                --          1,674
                                   --------     --------       --------        ----------       --------
      Total expenses............    250,139       65,952        (14,862)           86,268        387,497
                                   --------     --------       --------        ----------       --------
Income from operations..........     67,464      138,512        (35,562)          (84,803)        85,611
Gain on sales of real estate
  assets........................      8,357           --             --                --          8,357
Equity in earnings of
  unconsolidated affiliates.....      3,263           --         18,944           (13,552)(f)      8,655
Minority interest in earnings:
    Operating partnership.......    (23,264)          --             --           (22,346)(g)    (45,610)
    Shopping center
      properties................     (1,225)          --         (3,635)            3,371(h)      (1,489)
                                   --------     --------       --------        ----------       --------
Net income......................     54,595      138,512       $(20,253)         (117,330)        55,524
Preferred dividends.............     (6,468)          --             --                --         (6,468)
                                   --------     --------       --------        ----------       --------
Net income available to common
  shareholders..................   $ 48,127     $138,512       $(20,253)       $ (117,330)      $ 49,056
                                   ========     ========       ========        ==========       ========
Basic Per Share data:
    Net income..................   $   1.95                                                     $   1.99
                                   ========                                                     ========
    Weighted average common
      shares outstanding........     24,647                                                       24,647
Diluted per share data:
    Net income..................   $   1.94                                                     $   1.98
                                   ========                                                     ========
    Weighted average common
      shares and potential
      dilutive common shares
      outstanding...............     24,834                                                       24,834


---------------------------------------

(a) Reflects adjustments to record Jacobs' investments in certain joint ventures under the equity method of accounting. These joint ventures include Eastgate Mall and Crossing, East Towne Mall, Kentucky Oaks Mall, Midland Mall and West Towne Mall. The proportionate results of these properties is recorded in equity in earnings of unconsolidated affiliates. Minority interest in earnings consists of the non-Jacobs partners' interest in Cary Mall, Columbia Mall and Jefferson Mall.

(b)The pro forma information does not include any incremental costs relating to the management and leasing of the Jacobs properties.



(c) Represents management fees earned from properties accounted for under the equity method of accounting.



(d) Represents depreciation expense on acquired assets over 40 years.



(e) Represents actual interest expense on $648.7 million of assumed debt, amortization of credit fees and interest expense on the $135 million acquisition financing for the year ended December 31, 1999. The average interest rate for the period is assumed to be 6.9%. This balance sheet debt of $648.7 million, plus the share of debt accounted for under the equity method of accounting of $99.9 million, less the share of debt of non-Jacobs partners of $25.2 million, equals the $723.4 million of debt being assumed as part of the transaction.



 (f) Represents adjustments to properties accounted for under the equity method of accounting for depreciation of $4,235,000, management fees of $1,001,000 and interest expense of $8,316,000 on Jacobs' share of debt of $76.8 million.



(g) Represents pro forma adjustment to minority interest in earnings of the Operating Partnership as if the SCUs were issued on January 1, 1999.



(h) Represents minority interest in pro forma adjustments for depreciation of $742,000, management fees of $247,000 and interest expense of $2,382,000.

                       CBL & ASSOCIATES PROPERTIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2000

                                 (in thousands)


                                                         CBL         PRO FORMA       PRO FORMA
                                                      HISTORICAL   ADJUSTMENTS(a)   CONSOLIDATED
                                                      ----------   --------------   ------------
ASSETS
REAL ESTATE ASSETS:
     Land...........................................  $  284,764     $  204,978      $  489,742
     Building and improvements......................   1,857,567        871,559       2,729,126
                                                      ----------     ----------      ----------
                                                       2,142,331      1,076,537       3,218,868
       Less: accumulated depreciation...............    (259,467)            --        (259,467)
                                                      ----------     ----------      ----------
                                                       1,882,864      1,076,537       2,959,401
     Developments in progress.......................     129,982             --         129,982
                                                      ----------     ----------      ----------
       Net investment in real estate assets.........   2,012,846      1,076,537       3,089,383
CASH AND CASH EQUIVALENTS...........................       5,544          7,000          12,544
CASH IN ESCROW......................................       9,751             --           9,751
RECEIVABLES:
     Tenant, net of allowance for doubtful accounts
       of $1,854....................................      27,904             --          27,904
     Other..........................................       3,296             --           3,296
INVESTMENT IN UNCONSOLIDATED AFFILIATES.............      (3,586)        94,591          91,005
MORTGAGE NOTES RECEIVABLE...........................       8,694             --           8,694
OTHER ASSETS........................................      18,537          2,000          20,537
                                                      ----------     ----------      ----------
                                                      $2,082,986     $1,180,128      $3,263,114
                                                      ==========     ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
MORTGAGE AND OTHER NOTES PAYABLE....................  $1,399,326     $  783,724      $2,183,050
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES............      59,245          9,000          68,245
                                                      ----------     ----------      ----------
       Total liabilities............................   1,458,571        792,724       2,251,295
                                                      ----------     ----------      ----------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST...................................     180,326        284,737         465,063
                                                      ----------     ----------      ----------
SHAREHOLDERS' EQUITY:
     Preferred stock................................          29             --              29
     Common stock...................................         250             --             250
     Additional paid-in capital.....................     461,205        102,667         563,872
     Accumulated deficit............................     (17,395)            --         (17,395)
                                                      ----------     ----------      ----------
       Total shareholders' equity...................     444,089        102,667         546,756
                                                      ----------     ----------      ----------
                                                      $2,082,986     $1,180,128      $3,263,114
                                                      ==========     ==========      ==========


---------------------------------------
(a) Represents the acquisition of the properties and allocation of the consideration to assets acquired and liabilities assumed.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS OF THE PROPERTIES


      The following discussion should be read together with the selected historical combined financial data and the financial statement of the properties included in this proxy statement.


RESULTS OF OPERATIONS


       Nine Months Ended September 30, 2000 vs. Nine Months Ended September 30, 1999



      Certain revenues increased by $3.3 million or 2.2% for the nine month period ended September 30, 2000 versus September 30, 1999. This increase was primarily attributable to a 3% increase in fixed rents of $3.0 million.



      Certain expenses increased $1.1 million or 2.3% over the comparable period in the prior year. Maintenance and repairs increased 6% to $.7 million, property operating expenses increased 2.5% to $.6 million and real estate taxes decreased approximately $.2 million.


       Year Ended December 31, 1999 vs. Year Ended December 31, 1998

      Certain revenues increased by $6.8 million or 3.4% in 1999. This increase was comprised primarily of an increase in minimum rents of $4.4 million, increased tenant recoveries of $2.1 million and increased percentage rent of $.3 million. The year-end occupancy percentage decreased from 88% in 1998 to 84% in 1999. This decrease was offset by increased average base rent and increased revenues from temporary tenants of $1.6 million.

      Certain expenses increased by $3.5 million or 5.6% in 1999. Certain operating expenses increased $2.2 million, repairs and maintenance increased $.8 million and real estate taxes increased by $.5 million.

       Year Ended December 31, 1998 vs. Year Ended December 31, 1997


      Certain revenues increased by $9.5 million or 5.1% in 1998. This increase was attributable to increased minimum rents of $4.6 million, increased percentage rents of $1.4 million and increased tenant recoveries of $3.2 million in 1998. The year-end occupancy percentage increased from 86% in 1997 to 88% in 1998, and rents from temporary tenants increased by $.9 million in 1998.


      Certain expenses increased by $1.8 million or 2.9% in 1998. Certain operating expenses increased $1.2 million, repairs and maintenance increased $.7 million and real estate taxes decreased $.1 million in 1998.

                                 THE PROPERTIES

MALLS

      We will acquire from Jacobs a portfolio comprised of interests in 21 enclosed regional shopping malls and two associated centers each of which is part of a mall complex. The malls generally have four or more anchor stores (department stores or other large retail stores) which own or lease their stores. They also have numerous diversified smaller stores, known as mall stores, each with gross leasable area generally of less than 20,000 square feet. The mall stores are mostly occupied by national or regional retailers and are located along enclosed malls connecting the anchor stores. At most of the malls additional freestanding restaurants and retail stores are located on the periphery of the complex. These freestanding stores are, in most cases, owned by their occupants.

      The total gross leasable area of the malls (including, in the case of Eastgate Mall and West Towne Mall, their associated centers) is approximately
19.2 million square feet, or an average gross leasable area of approximately 914,000 square feet per mall. As of December 31, 1999, the gross leasable area of the mall stores was approximately 5,929,000 square feet.

      Following each closing, we will manage all of the properties (other than Kentucky Oaks Mall, which is managed by a third party) acquired in that closing.

      The properties are generally located in middle-markets. We believe that the properties have strong competitive positions because they generally are the only or largest enclosed malls within their respective trade areas. Trade areas are identified based upon a number of sources of information, including the location of other malls, publicly available population information, customer surveys, surveys of customer automobile license plates, as well as ZIP codes and third-party market studies.


      The five largest income-producing properties are Hanes Mall, Fayette Mall, Cary Towne Center, Brookfield Square Mall and West Towne Mall. These represented, as of December 31, 1999, approximately 35.5% of total 1999 revenues from the Jacobs properties, 31.9% of the Jacobs properties' total gross leasable area and 29.4% of total mall store gross leasable area.



                                                                     PERCENTAGE
                                        PERCENTAGE OF                 OF TOTAL                 PERCENTAGE OF
                             1999        TOTAL 1999                  PORTFOLIO    MALL SHOP   TOTAL PORTFOLIO
PROPERTY/LOCATION          REVENUE         REVENUE      TOTAL GLA       GLA          GLA       MALL SHOP GLA
-----------------        ------------   -------------   ----------   ----------   ---------   ---------------
Hanes Mall
  Winston-Salem, NC      $ 21,568,000        10.6%      1,556,000         8.1%     555,000            9.4%
Fayette Mall
  Lexington, KY            13,321,000         6.5%      1,096,000         5.7%     309,000            5.2%
Cary Towne Center
  Cary, NC                 12,684,000         6.2%        953,000         5.0%     296,000            5.0%
Brookfield Square
  Brookfield, WI           12,472,000         6.1%      1,041,000         5.4%     317,000            5.3%
West Towne Mall(1)
  Madison, WI              12,542,000         6.1%      1,468,000         7.7%     263,000            4.4%
                         ------------      ------       ----------     ------     ---------        ------
Group Total                72,587,000        35.5%      6,114,000        31.9%    1,740,000          29.3%
Remaining Properties      131,877,000        64.5%      13,047,000       68.1%    4,189,000          70.7%
                         ------------      ------       ----------     ------     ---------        ------
PORTFOLIO TOTAL           204,464,000      100.00%      19,161,000      100.0%    5,929,000         100.0%


---------------------------------------
(1) Includes West Towne Crossing.

      Nineteen of the 21 malls have undergone an expansion or remodeling since their opening, and sixteen have either been built or renovated in the last 10 years or are in the process of being renovated. We plan to renovate substantially all of the properties (except Kentucky Oaks Mall) during the next four to five years. We currently estimate the cost for these current and planned renovations to be approximately

$200 million, which we propose to finance from our credit line and internally generated funds from these properties.

      The land underlying the properties is owned in fee in all cases, except for Wausau Center and a small portion of Eastgate Mall, which are subject to long-term ground leases. In each case, we will have a right of first refusal to purchase the fee interest.


      We believe that each of the properties is adequately covered by customary insurance policies.


      The table on the following page sets forth certain information for each of the malls as of September 1, 2000:


                                    YEAR OF
                                      MOST                                             MALL STORE   PERCENTAGE
                                     RECENT                                  TOTAL     SALES PER    MALL STORE
NAME OF                  YEAR OF   EXPANSION/   PROPOSED                     MALL        SQUARE        GLA
MALL/LOCATION            OPENING   RENOVATION   OWNERSHIP   TOTAL GLA(1)   STORE GLA    FOOT(2)       LEASED        ANCHORS
-------------            -------   ----------   ---------   ------------   ---------   ----------   ----------   -------------
Brookfield Square         1967        1997       100.00%      1,041,000     317,000       407           81%      Boston
  Brookfield, WI                                                                                                 Store,
                                                                                                                 Sears,
                                                                                                                 JCPenney
Cary Towne Center         1979        1993        80.00%        953,000     296,000       352           94%      Dillard's,
  Cary, NC                                                                                                       Hecht's,
                                                                                                                 Hudson
                                                                                                                 Belk,
                                                                                                                 JCPenney,
                                                                                                                 Sears
Cherryvale Mall           1973        1989       100.00%        714,000     305,000       307           86%      Bergner's,
  Rockford, IL                                                                                                   Marshall
                                                                                                                 Fields, Sears
Citadel Mall              1981        2000       100.00%      1,068,000     299,000       254           79%      Parisian,
  Charleston, SC                                                                                                 Dillard's,
                                                                                                                 Belk,
                                                                                                                 JCPenney,
                                                                                                                 Sears
Columbia Mall             1977        1997        79.00%      1,113,000     299,000       229           72%      Dillard's,
  Columbia, SC                                                                                                   JCPenney,
                                                                                                                 Rich's, Sears
Eastgate Mall(3)          1980        1995        53.85%      1,099,000     270,000       244           68%      JCPenney,
  Cincinnati, OH                                                                                                 Kohl's,
                                                                                                                 Dillard's,
                                                                                                                 Sears
East Towne Mall           1971        1997        65.00%        895,000     301,000       279           92%      Boston
  Madison, WI                                                                                                    Store,
                                                                                                                 Younkers,
                                                                                                                 Sears,
                                                                                                                 JCPenney
Fashion Square            1972        1993       100.00%        786,000     289,000       293           87%      Hudson's,
  Saginaw, MI                                                                                                    JCPenney,
                                                                                                                 Sears
Fayette Mall              1971        1993       100.00%      1,096,000     309,000       492           88%      Lazarus,
  Lexington, KY                                                                                                  Dillard's,
                                                                                                                 JCPenney,
                                                                                                                 Sears
Hanes Mall                1975        1990       100.00%      1,556,000     555,000       335           94%      Dillard's,
  Winston-Salem, NC                                                                                              Belk,
                                                                                                                 Hecht's,
                                                                                                                 Sears,
                                                                                                                 JCPenney
Jefferson Mall            1978        1999        87.25%        936,000     276,000       262           83%      Lazarus,
  Louisville, KY                                                                                                 Dillard's,
                                                                                                                 Sears,
                                                                                                                 JCPenney

                                    YEAR OF
                                      MOST                                             MALL STORE   PERCENTAGE
                                     RECENT                                  TOTAL     SALES PER    MALL STORE
NAME OF                  YEAR OF   EXPANSION/   PROPOSED                     MALL        SQUARE        GLA
MALL/LOCATION            OPENING   RENOVATION   OWNERSHIP   TOTAL GLA(1)   STORE GLA    FOOT(2)       LEASED        ANCHORS
-------------            -------   ----------   ---------   ------------   ---------   ----------   ----------   -------------
Kentucky Oaks Mall        1982        1995        40.00%        878,000     278,000       257           91%      Dillard's(3),
  Paducah, NY                                                                                                    Elder-
                                                                                                                 Beerman,
                                                                                                                 JCPenney,
                                                                                                                 Sears,
                                                                                                                 ShopKo
Midland Mall              1991          --        40.00%        514,000     197,000       237           79%      Elder-
  Midland, MI                                                                                                    Beerman,
                                                                                                                 JCPenney,
                                                                                                                 Sears,
                                                                                                                 Target
Northwoods Mall           1972        1995       100.00%        833,000     314,000       279           89%      Dillard's,
  Charleston, SC                                                                                                 Belk,
                                                                                                                 JCPenney,
                                                                                                                 Sears
Old Hickory Mall          1967        1994       100.00%        556,000     161,000       308           90%      Belk,
  Jackson, TN                                                                                                    Goldsmith's,
                                                                                                                 Sears,
                                                                                                                 JCPenney
Parkdale Mall             1986        1993       100.00%      1,411,000     475,000       250           86%      Dillard's(3),
  Beaumont, TX                                                                                                   JCPenney,
                                                                                                                 Montgomery
                                                                                                                 Ward, Sears
Randolph Mall             1982        1989       100.00%        376,000     147,000       232           80%      Belk,
  Asheboro, NC                                                                                                   JCPenney,
                                                                                                                 Roses(4),
                                                                                                                 Sears
Regency Mall              1981        1999       100.00%        918,000     268,000       244           78%      Boston
  Racine, WI                                                                                                     Store,
                                                                                                                 Younkers,
                                                                                                                 JCPenney,
                                                                                                                 Sears
Towne Mall                1977          --       100.00%        521,000     154,000       310           66%      Elder-
  Franklin, OH                                                                                                   Beerman,
                                                                                                                 Dillard's,
                                                                                                                 Sears
Wausau Center             1983        1999       100.00%        429,000     156,000       297           94%      Younkers,
  Wausau, WI                                                                                                     JCPenney,
                                                                                                                 Sears
West Towne Mall(5)        1970        1990        65.00%      1,468,000     263,000       355           93%      Boston
  Madison, WI                                                                                                    Store,
                                                                                                                 Younkers,
                                                                                                                 Sears,
                                                                                                                 JCPenney
                                                             ----------    ---------
Total                                                        19,161,000    5,929,000
                                                             ==========    =========


---------------------------------------
(1) Includes improved outparcels owned by Jacobs that are not excluded outparcels and associated auto centers.
(2) Takes into account stores that have been in occupancy for at least one month.

(3) Represents two Dillard's stores.

(4) Vacant anchor store.

(5) Includes associated center.


ANCHORS

      Anchors are a critical factor in a mall's success because the public's identification with a property typically focuses on its anchors. Mall anchors generally are department stores or large retail stores whose merchandise appeals to a broad range of shoppers. Although the properties derive a smaller percentage of their operating income from anchor stores than from mall stores, strong anchors play an important part in generating customer traffic and making the properties desirable locations for mall store tenants.


      Anchors either own their stores together with the land under them, sometimes with adjacent parking areas, or enter into long-term leases with respect to their stores at rental rates that are significantly lower than the rents charged to tenants of mall stores. Anchors account for approximately 8% of the total revenues from the properties. Anchors which own their own stores generally are parties to reciprocal easement agreements covering, among other things, operating covenants, reciprocal easements, property operations, initial construction and future expansions. The properties have a total of 86 anchors. Only one property (Randolph Mall) has an anchor vacancy, and negotiations are currently underway to fill that vacancy. The following table indicates all mall anchors and sets forth the aggregate number of square feet owned or leased by anchors in the Jacobs properties as of July 31, 2000:



                           NUMBER OF     GLA OWNED   GLA LEASED   TOTAL OCCUPIED
TENANT                   ANCHOR STORES   BY ANCHOR   BY ANCHOR      BY ANCHOR
------                   -------------   ---------   ----------   --------------
JCPenney                      19         1,515,000   1,004,000      2,519,000
Sears                         21         2,328,000     515,000      2,843,000
Dillard's                     13         1,494,000     310,000      1,804,000
Saks:
     Parisian                  1          129,000            0        129,000
     Boston Store              4          440,000      160,000        600,000
     Bergner's                 1                0      128,000        128,000
     Younkers                  4          401,000      101,000        502,000
                              --         ---------   ---------      ---------
       Subtotal               10          970,000      389,000      1,359,000
Belk:
     Belk                      4          517,000       86,000        603,000
     Hudson Belk               1                0      161,000        161,000
     Belk Yates                1           65,000            0         65,000
                              --         ---------   ---------      ---------
       Subtotal                6          582,000      247,000        829,000
Federated:
     Rich's                    1          167,000            0        167,000
     Goldsmith's               1                0      120,000        120,000
     Lazarus                   2          427,000            0        427,000
                              --         ---------   ---------      ---------
       Subtotal                4          594,000      120,000        714,000
May Company:
     Hecht's                   2          254,000            0        254,000
                              --         ---------   ---------      ---------
Target Corp.:
     Marshall Field's          1                0      148,000        148,000
     Target                    2           88,000            0         88,000
     Hudson                    1          121,000            0        121,000
                              --         ---------   ---------      ---------
       Subtotal                4          209,000      148,000        357,000
Elder-Beerman                  3          118,000      124,000        242,000
Kohl's                         1                0       95,000         95,000
Montgomery Ward                1          164,000            0        164,000
Shop-ko                        1                0       85,000         85,000
Roses (Vacant)                 1                0       60,000         60,000
                              --         ---------   ---------      ---------
          Total               86         8,228,000   3,097,000     11,325,000

MALL STORES

      The properties have in the aggregate approximately 2,500 mall stores. National or regional chains (excluding individually franchised stores) lease approximately 70% of the mall store gross leasable area. Although mall stores occupy only 31% of total mall gross leasable area, the Jacobs properties derived approximately 92% of their revenue from mall stores for the year ended December 31, 1999. Among the companies with the largest representation among mall stores are:


                                                                              PERCENTAGE
                                        PERCENTAGE                             OF GROSS
                             1999        OF 1999      NUMBER       SQUARE      LEASABLE
TENANT                     REVENUE       REVENUE     OF STORES      FEET         AREA
------                   ------------   ----------   ---------   ----------   ----------
The Limited              $ 14,508,868        7.1%         72        536,459        2.8%
Venator Group               5,752,760        2.8%         81        266,863        1.4%
The Gap                     5,740,546        2.8%         33        214,506        1.1%
Intimate Brands             4,401,466        2.2%         36        136,469        0.7%
Transworld                  3,512,007        1.7%         28        113,102        0.6%
Border's                    3,162,108        1.5%         24        104,702        0.5%
American Eagle              2,667,931        1.3%         16         74,338        0.4%
Musicland                   2,666,520        1.3%         26         90,534        0.5%
Hallmark                    2,621,021        1.3%         23         87,560        0.5%
Lenscrafters                2,174,320        1.1%         15         76,602        0.4%
                         ------------     ------       -----     ----------     ------
Subtotal                   47,207,547       23.1%        354      1,701,135        8.9%
All Others                157,256,453       76.9%      2,146     17,459,865       91.1%
                         ------------     ------       -----     ----------     ------
PORTFOLIO TOTAL          $204,464,000      100.0%      2,500     19,161,000      100.0%


      No single mall store retailer accounted for more than 2.80% of total gross leasable area and no single mall store retailer accounted for more than 7.1% of total 1999 revenues from the Jacobs properties.

      The following table illustrates the change in base rent generated through renewals and newly executed tenant leases over the most recent base rent in place for the same space during the year ended December 31, 1999:

                        1999 MALL SHOP LEASING ANALYSIS

                           PRIOR LEASE    NEW LEASE      INCREASE
                            BASE RENT    INITIAL YEAR       PER       NEW LEASE
NUMBER          TOTAL      PER SQUARE     BASE RENT       SQUARE       AVERAGE    INCREASE PER
OF LEASES    SQUARE FEET      FOOT           PER           FOOT       BASE RENT      SQUARE
---------    -----------   -----------   ------------   -----------   ---------   ------------
230              617,679     $19.08         $22.63         18.61%      $23.38        22.54%

Note: Table excludes Kentucky Oaks Mall.

      The following table sets forth the total mall store gross leasable area, the total square footage of leased mall store gross leasable area, the percentage of mall store gross leasable area leased, the average base rent per square foot of mall store gross leasable area and average mall store sales per square foot for each of the past three years:

                                              DECEMBER 31,
                                 --------------------------------------
                                    1997          1998          1999
                                 ----------    ----------    ----------
Total Mall Store GLA              5,890,000     5,864,000     5,929,000
Total Mall Store GLA Leased       5,052,000     5,176,000     4,965,000
Percentage Leased                      85.8%         88.3%         83.7%
Avg. Effective Rent(1)           $    20.74    $    21.86    $    22.60
Avg. Store Sales                 $   281.01    $   295.80    $   303.55

---------------------------------------
(1) Excludes Kentucky Oaks Mall.

      Lease Expirations. Scheduled lease expirations for the year 2000 represented 530,391 square feet and base rent of approximately $12.24 million. The following table shows the scheduled lease expirations for the malls (assuming that none of the tenants exercise renewal options) for the next five calendar years for the mall stores:

                     JACOBS MALL SHOP EXPIRATION 2001-2005

                              2001           2002           2003           2004           2005
                           -----------    -----------    -----------    -----------    ----------
Square Ft. Expiring            512,372        541,489        671,609        674,491       325,187
Base Rent Expiring*        $11,690,347    $12,998,919    $10,807,000    $14,424,692    $7,368,909

---------------------------------------
* The base rental values reflect the base rent that will be in-place at lease expiration and have not been straight-lined.

      Cost of Occupancy. CBL believes that in order to maximize funds from operations, tenants in mall stores must be able to operate profitably. A major factor contributing to tenant profitability is the tenant's cost of occupancy. The following table summarizes for mall store tenants the occupancy costs under their leases as a percentage of total mall store sales for each of the last three years:

                                               1997     1998     1999
                                               -----    -----    ----
Average Occupancy Cost                         10.13%   10.00%   9.99%

ADDITIONAL INFORMATION REGARDING HANES MALL

      Hanes Mall is the largest mall in the Carolinas with 1,556,000 square feet of total gross leasable area. It will be the largest mall in the CBL portfolio. It has five anchor tenants: Belk's with 236,000 square feet, JCPenney with 208,000 square feet, Sears with 212,000 square feet, Hecht's with 150,000 square feet and Dillard's with 143,000 square feet. The anchor stores comprise approximately 949,000 square feet or 61% of the mall's total gross leasable area. Mall store tenants total approximately 555,000 square feet of the mall's total gross leasable area.


      The mall is situated on a 112-acre site and is the focal drawing point for retail commerce in the Winston-Salem area and in the bulk of the northwestern portion of the state. The primary trade area encompasses much of six counties and has a population of approximately 329,000. The total trade area has a population of approximately 566,000. The median household income in the primary trade area in 1999 was approximately $55,974.



      Hanes Mall offers the most extensive merchandise mix of any mall in the Carolinas. There are 203 traditional retailers, eight food court establishments, a multiplex theatre, and many dynamic specialty and kiosk tenants. Additionally, there are various sit-down restaurants and fast food establishments on the periphery of the complex that complement the mall and the overall shopping and entertainment experience. There is ample parking with over 7,800 parking spaces. We believe that visibility and access to the property are excellent.


      In 1990 Hanes Mall was expanded to its current size. In our capital budgets, we have planned a renovation to this property in order to update its aesthetics and maintain its dominant competitive position in its trade area. An expansion opportunity also exists with a 4.436 acre vacant site that is adjacent to the mall. We have acquired a 3-year option to purchase this property from Jacobs to ensure it would be available to us should we choose to expand the property even further.



      The closest competing malls are the 1,000,000 square foot Four Seasons Mall, which is 28 miles to the east, the CBL-owned 950,000 square foot Oak Hollow Mall, located 20 miles to the southeast, and the 931,000 square foot Friendly Shopping Center mall which is 33 miles to the east. Each of these malls has its own defined primary trade area which, we believe, is separate and distinct from the Hanes Mall primary trade area. According to our research, no new malls are planned for construction in the Hanes trade area in the foreseeable future.


      Following is information concerning the occupancy rates, rent levels, retail sales and net income at the property during the past three years:

                  MALL
                  STORE     AVERAGE RENT PER    SALES PER    NET OPERATING
CALENDAR YEAR   OCCUPANCY     SQUARE FOOT      SQUARE FOOT      INCOME
-------------   ---------   ----------------   -----------   -------------
    1997          89.27%         $23.58           $305        $11,409,000
    1998          93.90%          24.61            318         13,583,000
    1999          92.25%          26.31            338         14,006,000

      In 1999, leases representing approximately 75,930 square feet of mall store space at an average base rent of $23.17 per square foot expired and were replaced with new or renewal leases having initial base rents of $26.26, a 13.3% increase. The following table provides information with respect to scheduled lease expirations at Hanes Mall over the next five years:

                           ANNUALIZED BASE                      MALL STORE GLA
               NUMBER OF       RENT OF        MALL STORE GLA      OF EXPIRING
 YEAR ENDED     LEASES        EXPIRING         OF EXPIRING      LEASES (PERCENT
DECEMBER 31,   EXPIRING        LEASES        LEASES (SQ. FT.)      OF TOTAL)
------------   ---------   ---------------   ----------------   ---------------
    2001          52         $3,238,000           107,361            19.34%
    2002          20            987,000            41,280             7.43%
    2003           3            104,000             4,085             0.74%
    2004          10            809,000            41,370             7.45%
    2005          10            704,000            28,380             5.11%

ADDITIONAL INFORMATION REGARDING THE ASSOCIATED CENTERS


      Two of the malls being acquired from Jacobs, West Towne Mall in Madison, Wisconsin and Eastgate Mall in Cincinnati, Ohio, have associated centers. The associated centers are each part of the mall complex and increase the draw to the total mall complex. We have incorporated associated centers in a substantial number of our existing malls as well.



      West Towne Crossing is a 447,000 square foot power center located on the periphery of West Towne Mall. West Towne Crossing is tenanted by ShopKo, Kohl's, Cub Foods, Barnes & Noble, Best Buy, Gander Mountain, OfficeMax and Cost Plus. The center was 100% occupied on September 30, 2000.



      Eastgate Crossing is a 194,000 square foot convenience center located adjacent to Eastgate Mall. It is anchored by Kroger, Circuit City, Borders Books and OfficeMax, and there is 48,000 square feet of small shop space. The center was 95.6% occupied on September 30, 2000.

MORTGAGES AND OTHER ENCUMBRANCES


      The Jacobs properties are subject to certain mortgages and other liens and encumbrances securing indebtedness of approximately $837 million in the aggregate. The following table sets out the current principal amount outstanding for each such material encumbrance, its interest and amortization provisions and its maturity date. The data listed below includes all debt encumbering the properties, even where we will own less than a 100% interest in a property, and assumes certain expected refinancings occurring prior to closing. Except as indicated below and for customary exceptions, the loans are non-recourse.


                         JACOBS PORTFOLIO DEBT SUMMARY


                                                                   REMAINING
                                                                 AMORTIZATION
                                 PRINCIPAL AMOUNT   INTEREST      TERM AS OF     MATURITY
PROPERTY                         AS OF 12/31/2000     RATE         12/31/00        DATE        LENDER
--------                         ----------------   --------     -------------   --------   ------------
Brookfield Square                  $ 46,509,293       7.91%         312 months   10/01/05           TIAA
Cary Towne Center(1)                 62,500,000       8.64%         360 months   12/01/03          CIGNA
Cherryvale Mall(1)                   49,152,192       7.38%         247 months   07/10/06        NY Life
Citadel Mall                         33,950,973       7.39%         257 months   05/01/07          CIGNA
                                      8,500,000(2)    8.63%(3)   Interest Only   01/01/02        US Bank
Columbia Mall(1)                     39,640,429       9.71%         214 months   10/01/01           TIAA
EastGate Mall & Crossing(1)          42,947,777       7.50%         217 months   01/01/01          CIGNA
East Towne Mall(1)                   29,681,428       8.01%(4)      253 months   12/01/06      Principal
Fashion Square Mall                  39,489,359       8.62%         189 months   09/01/06           TIAA
Fayette Mall                         64,462,282       7.60%         277 months   12/31/00          CIGNA
Hanes Mall                          118,430,537       7.31%         271 months   07/01/08           TIAA
Jefferson Mall(1)                    35,144,080       8.83%         215 months   07/01/05           TIAA
Kentucky Oaks Mall(1)                33,971,357       9.00%         259 months   06/15/07   Northwestern
Midland Mall(1)                      35,133,844       8.63%         270 months   05/01/03           TIAA
Northwoods Mall                      42,331,134      11.22%(5)      245 months   01/01/19(6)         TIAA
Old Hickory Mall                     22,206,411       8.25%         235 months   07/01/02          CIGNA
Parkdale Mall                        45,189,952       8.08%         193 months   01/01/07           TIAA
Regency Mall                         23,196,639      12.02%(5)      213 months   01/01/19           TIAA
                                      4,000,000(2)    8.38%(7)   Interest Only   07/01/01    Wells Fargo
Wausau Center                        14,502,885       6.70%         276 months   12/10/10        NY Life
West Towne Mall(1)                   45,888,430       8.01%(4)      253 months   12/01/06      Principal
                                   ------------
          Total(8)                 $836,829,002
                                   ============


---------------------------------------
(1) Properties with third party partners.
(2) Recourse loan.

(3) Rate is 200 basis points over LIBOR which was 6.625% as of November 20, 2000. Payments are interest only.

(4) Properties are cross-collateralized and cross-defaulted.
(5) Rate contains contractual and contingent interest components.
(6) Approximately $7.8 million matures on February 1, 2004.

(7) Rate is 175 basis points over LIBOR which was 6.625% as of November 20, 2000. Payments are interest only.


(8)Does not include the mortgage indebtedness of Randolph Mall, which is to be defeased, and the mortgage indebtedness of Towne Mall, which is to be paid off.


      The following table provides information relating to the principal amount of property indebtedness maturing in each of the next five years, and the amount of annual interest, the blended interest rate and the annual debt service payments associated with such maturing indebtedness. The data listed below includes all debt encumbering the properties, even where we will own less than a 100% interest in a property, and assumes certain expected refinancings occurring prior to closing:


                    PRINCIPAL                                      ANNUAL DEBT
YEAR ENDED          AMOUNT DUE      ANNUAL      BLENDED INTEREST     SERVICE
DECEMBER 31,       AT MATURITY     INTEREST           RATE           PAYMENT
------------       ------------   -----------   ----------------   -----------
2001               $150,150,000   $12,535,000         8.35%        $15,435,000
2002                29,800,000      2,545,000         8.54%          3,025,000
2003                94,900,000      8,200,000         8.64%          9,390,000
2004                 7,800,000        630,000         8.08%            825,000
2005                71,150,000      8,100,000        11.38%          8,750,000
                   ------------   -----------        -----         -----------
Total              $353,800,000   $32,010,000         9.05%        $37,425,000


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information available to CBL as of December 5, 2000, with respect to the ownership of CBL's common stock by (i) each person known to CBL to be the beneficial owner of more than 5% of its outstanding common stock, (ii) each CBL director, (iii) each named CBL executive officer, as defined below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Except as otherwise indicated, the address of each person is CBL's address.



                                                  NUMBER OF      RULE 13d-3      FULLY DILUTED
                                                  SHARES(1)     PERCENTAGE(1)    PERCENTAGE(2)
                                                  ----------    -------------    -------------
FMR Corp.(3)
82 Devonshire Street
Boston, Massachusetts 02019.....................  2,786,339         11.12%            7.55%
LaSalle Investment Management, Inc.(4)
100 East Pratt Street
Baltimore, Maryland 21202.......................  1,341,300          5.35             3.64
CBL & Associates, Inc.(5).......................  8,805,243         27.26            19.95
Charles B. Lebovitz(6)..........................  9,751,831         29.30            21.62
John N. Foy(7)..................................    400,196          1.58             1.08
Stephen D. Lebovitz(8)..........................    457,943          1.80             1.23
Eric P. Snyder(9)...............................    131,670             *                *
Augustus N. Stephas(10).........................     86,700             *                *
Claude M. Ballard(11)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004........................     37,000             *                *
William J. Poorvu(12)
c/o Investment Resource Group
44 Brattle Street
Cambridge, Massachusetts 02138..................     23,745             *                *
Winston W. Walker(12)
13450 N. Kachina Drive
Tucson, Arizona 85737...........................     47,100             *                *
Leo Fields(13)
c/o Weisberg & Fields, Inc.
Preston Commons East
8115 Preston Road
Dallas, Texas 75225.............................     62,800             *                *

                                                  NUMBER OF      RULE 13D-3      FULLY DILUTED
                                                  SHARES(1)     PERCENTAGE(1)    PERCENTAGE(2)
                                                  ----------    -------------    -------------
All executive officers and directors as a group
  (17 persons) (14).............................  11,492,277        33.29            24.80


---------------------------------------
  *  Less than 1%


 (1) CBL conducts all of its business activities through the Operating Partnership. Pursuant to the Second Amended and Restated Partnership Agreement of the Operating Partnership (the "Partnership Agreement"), each of the partners of the Operating Partnership, which include, among others, CBL and certain of the executive officers named in this proxy statement, has the right ("CBL Rights") to (i) exchange all or a portion of its partnership interest in the Operating Partnership for shares of common stock (on a one-for-one basis) until it owns up to the applicable ownership limit ("Ownership Limit") as prescribed in CBL's certificate of incorporation and (ii) sell to CBL part or all of its remaining partnership interest in the Operating Partnership in exchange for shares of common stock or their cash equivalent (based on the trading price of the common stock), at CBL's election. Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act, shares of common stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of common stock owned by a stockholder. Therefore, percentage ownership of the common stock is computed based on the sum of (i) 25,066,887 shares of common stock actually outstanding as of December 5, 2000, (ii) 8,600,159 shares of common stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity) and (iii) 853,800 shares of common stock that may be acquired within 60 days of December 5, 2000 upon the exercise of outstanding options. Amounts shown were determined without regard to applicable Ownership Limits.



 (2) Calculated based on 25,066,887 shares of common stock outstanding and assuming full exercise of all CBL Rights by all partners of the Operating Partnership (without regard to applicable Ownership Limits) for an aggregate of 36,893,093 shares of common stock. Calculation does not include 2,363,200 shares of common stock subject to outstanding stock options other than, with respect to each person whose fully-diluted percentage is being computed, shares which may be acquired within 60 days upon the exercise of outstanding options.



 (3) In a Schedule 13G/A filed on February 11, 2000 by FMR, Corp. and certain of its affiliates ("FMR"), FMR reported that as of December 31, 1999 it beneficially owned 2,786,339 shares of common stock, or 11.12% of the total shares outstanding as of December 5, 2000. FMR reported that it possesses
     (i) sole dispositive power with respect to 2,786,339 shares of common stock and (ii) sole voting power with respect to 233,700 shares of common stock. The Schedule 13G/A also states that FMR has not acquired CBL's shares for the purpose of changing or influencing the control of CBL.



 (4) In a Schedule 13G/A filed on February 10, 2000 by LaSalle Investment Management, Inc. and certain of its affiliates ("LaSalle"), LaSalle reported that as of December 31, 1999 it beneficially owned 1,341,300 shares of common stock, or 5.35% of the total shares outstanding as of December 5, 2000. LaSalle reported that it possesses (i) sole dispositive power with respect to 39,200 shares of common stock, (ii) shared dispositive power with respect to 1,302,100 shares of common stock, (iii) sole voting power with respect to 49,100 shares of common stock and (iv) shared voting power with respect to 1,261,700 shares of common stock. The
     Schedule 13G/A also states that LaSalle has not acquired CBL's shares for the purpose of changing or influencing the control of CBL.


 (5) Includes (i) 1,470,054 shares of common stock owned directly, (ii) 7,237,823 shares of common stock which may be acquired upon the exercise of CBL Rights and (iii) 97,366 shares of common stock which may be acquired by four entities controlled by CBL & Associates, Inc. (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership) upon the exercise of CBL Rights.


 (6) Includes (i) 53,303 shares of common stock owned directly, (ii) 3,047 shares owned by Mr. Lebovitz' wife, 12,341 shares held in trusts for the benefit of his stepdaughter and grandchildren (of which Mr. Lebovitz disclaims beneficial ownership) and 101,600 shares which may be acquired upon the exercise of CBL Rights and held in trusts for the benefit of Mr. Lebovitz and his sister, (iii) 352,903 shares of common stock which may be acquired upon the exercise of CBL Rights, (iv) 195,200 shares of common stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, (v) 8,805,243 shares of common stock beneficially owned by CBL, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL, and (vi) 228,194 shares of common stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

 (7) Includes (i) 80,355 shares of common stock owned directly, (ii) 189,241 shares of common stock which may be acquired upon the exercise of CBL Rights and (iii) 130,600 shares of common stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares.



 (8) Includes (i) 75,607 shares owned directly, (ii) 238,936 shares of common stock which may be acquired upon the exercise of CBL Rights and (iii) 143,400 shares of common stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares.



 (9) Includes (i) 9,500 shares of common stock owned directly, (ii) 6,283 shares of common stock owned by Mr. Snyder's wife and 848 shares of common stock owned by Mr. Snyder's children, (iii) 48,439 shares of common stock which may be acquired upon the exercise of CBL Rights and (iv) 66,600 shares of common stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares.



(10) Includes (i) 3,199 shares of common stock owned directly, (ii) 31 shares of common stock owned by Mr. Stephas' wife, (iii) 27,670 shares of common stock which may be acquired upon the exercise of CBL Rights and (iv) 55,800 shares of common stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares.


(11) Includes (i) 20,000 shares of common stock owned jointly by Mr. Ballard and his wife, (ii) 6,500 shares of common stock owned by a limited partnership in which an entity controlled by Mr. Ballard and his wife serves as the general partner, (iii) 7,500 shares of common stock owned by the Ballard Family Foundation of which Mr. Ballard disclaims beneficial ownership but maintains shared voting and dispositive powers and (iv) 3,000 shares of common stock subject to immediately exercisable stock options granted under the Stock Incentive Plan.

(12) Includes 3,000 shares of common stock subject to immediately exercisable stock options granted to each Independent Director on December 31 of each of 1994, 1995, 1996, 1997, 1998 and 1999, in the amounts of 500 stock options per grant pursuant to the Stock Incentive Plan.

(13) Includes (i) 20,500 shares of common stock owned by a family limited partnership created by Mr. Fields and his wife on January 1, 1997 and in which Mr. Fields serves as a general partner, (ii) 40,300 shares of common stock held by members of Mr. Fields' family, with respect to which Mr. Fields acts as investment adviser and of which Mr. Fields disclaims beneficial ownership, and (iii) 2,000 shares of common stock subject to immediately exercisable stock options granted under the Stock Incentive Plan.


(14) The named executive officers are the Company's Chief Executive Officer, Charles B. Lebovitz, and the next four most highly compensated executive officers of the Company, John N. Foy -- Vice Chairman of the Board, Chief Financial Officer and Treasurer, Stephen D. Lebovitz -- President and Secretary, Eric P. Snyder -- Senior Vice President and Director of Corporate Leasing and Augustus N. Stephas -- Senior Vice President-Accounting and Controller. As used herein, an executive officer is an officer of the Company of the level of senior vice president or higher. The group of all executive officers and directors of the Company includes the named executive officers, the Company's directors and the remaining executive officers who are not named executive officers. These remaining executive officers are: Ben S. Landress -- Executive Vice President-Management; Ronald L. Fullam -- Senior Vice President-Development; Ronald S. Gimple -- Senior Vice President and General Counsel; Michael I. Lebovitz -- Senior Vice President-Mall Projects; Farzana K. Mitchell -- Senior Vice President-Finance; George R.
     (Buck) Sappenfield -- Senior Vice President-Asset Management; Jerry L. Sink -- Senior Vice President-Mall Management; and R. Stephen
     Tingle -- Senior Vice President-Community Center Development.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS


      In accordance with the rules established by the Securities and Exchange Commission, stockholder proposals to be included in our proxy statement with respect to our 2001 annual meeting of stockholders must have been received by us at our executive offices located at Suite 300, 6148 Lee Highway, Chattanooga, Tennessee 37421 no later than by November 25, 2000.


      In addition, our bylaws provide that any stockholder of record desiring to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the bylaws, to us at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that stockholders will have additional time to deliver the required notice in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      We have made statements in this proxy statement and in the documents that are incorporated by reference in this proxy statement that constitute "forward-looking statements." These statements relate, among other things, to information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flows, pending legal proceedings and claims, future economic performance, operating income improvements, cost savings and management's plans, goals and objectives for future operations. These forward-looking statements generally may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "believe," "estimate," "continue," the negatives of those terms or similar expressions. You should understand that forward-looking statements are necessarily estimates reflecting the judgment of our management, not guarantees of future performance. Forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements and that are difficult to predict and beyond our control. Risks and other factors that might cause these differences, some of which could be material, include, among others:

      - uncertainties associated with the acquisition, including without limitation, the number of properties and which properties we ultimately acquire and the scope of our ultimate interests in these properties;

      - uncertainties associated with the properties, including the scope of the capital investment which we will ultimately make in the properties, the interest cost associated with such investment and our ability to recapture all or a portion of such costs from the properties' tenants; our ability to increase occupancy and rental rates at the properties; and our ability to generate increased income and FFO from the properties;

      - the increased debt obligations which we will be required to incur to acquire and implement our capital program with respect to the properties, inflationary trends and potential increases in interest rates associated with such indebtedness, and the need to refinance a significant portion of the debt encumbering the properties within the next five years;

      - general and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents;

      - dependence on the retail industry;

      - financial condition and bankruptcy of tenants, including rejection of leases by bankrupt tenants;

      - competitive nature of the real estate leasing market;

      - limitation on availability of, and the cost of, debt and equity financing;

      - compliance with federal, state and local regulatory requirements;

      - environmental and safety requirements;

      - our qualification as a REIT, which will not be entirely within our control;

      - legislative, judicial and administrative changes to tax laws; and

      - other changes and factors referenced in this proxy statement and the documents incorporated into this proxy statement by reference.

      Other examples of these factors include (without limitation) general industry and economic conditions, interest rate trends, costs of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, shifts in customer demands, tenant bankruptcies, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support our future business.

      Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from these expressed or implied by forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this proxy statement or, in the case of a document incorporated by reference, the date of the document.

                              INDEPENDENT AUDITORS

      The consolidated financial statements of CBL incorporated in this proxy statement by reference from its Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto.

      The financial statement of the Combined Properties of The Richard E. Jacobs Group for the year ended December 31, 1999 included in this proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein.


                      WHERE YOU CAN FIND MORE INFORMATION


      As required by law, we file reports, proxy statements and other information with the Securities and Exchange Commission. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

      We incorporate by reference into this proxy statement the following documents filed by us with the SEC (File No. 000-23089) pursuant to the Exchange
Act:

      - Our Annual Report on Form 10-K for the year ended December 31, 1999;


      - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;



      - Our Current Reports on Form 8-K, dated February 3, 2000, April 27, 2000, July 27, 2000, September 25, 2000 (as amended) and October 26, 2000; and


      - The description of our common stock contained in our Registration Statement on Form 8-A dated October 25, 1993.

      The information relating to our Company contained in this proxy statement should be read together with the information in the documents which we have incorporated by reference in this proxy statement. You should rely only on the information contained in (or incorporated by reference into) this proxy statement.


      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting on January 19, 2001, and any and all adjournments of that meeting, shall be deemed to be incorporated by reference in and to be a part of this proxy statement from the date we file such documents.


      Any statement contained in a document which we incorporate by reference in this proxy statement shall be deemed to be automatically modified or superseded for purposes of this proxy statement once we file another document which also is or is deemed to be incorporated by reference in this proxy statement which modifies or supersedes such statement.


      We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated December 19, 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.


      Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). To receive a free copy of any of the documents incorporated by reference in this proxy call or write CBL & Associates Properties, Inc., Suite 300, 6148 Lee Highway, Chattanooga, Tennessee 37421-6511, Attention: Director of Investor Relations, Telephone (423) 855-0001.


      If you would like to request documents from us, please do so by January 9, 2000 in order to ensure timely receipt before the special meeting.


By Order of the Board of Directors,

Stephen D. Lebovitz
Secretary


December 19, 2000

                      INDEX TO FINANCIAL STATEMENT OF THE
                  RICHARD E. JACOBS GROUP COMBINED PROPERTIES


                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Combined Statement of Certain Revenues and Certain Expenses
  for the Nine Months Ended September 30, 2000 (unaudited)
  and the Year Ended December 31, 1999......................  F-3
Notes to Combined Statement of Certain Revenues and Certain
  Expenses..................................................  F-4

INDEPENDENT AUDITORS' REPORT

To the Owners of The Richard E. Jacobs Group
Combined Properties
Cleveland, Ohio

      We have audited the accompanying combined statement of certain revenues and certain expenses of the Combined Properties (owned by The Richard E. Jacobs Group and listed in Note 1 to the combined statement) for the year ended December 31, 1999. These properties are under common ownership. This combined statement is the responsibility of The Richard E. Jacobs Group's management. Our responsibility is to express an opinion on the combined statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying combined statement of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of CBL & Associates Properties, Inc. as a result of the acquisition of the Combined Properties). Material amounts, described in Note 1 to the combined statement of certain revenues and certain expenses, that would not be directly attributable to those resulting from future operations of the acquired properties are excluded, and the combined statement is not intended to be a complete presentation of the acquired properties' revenues and expenses.

      In our opinion, such combined statement presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 to the combined statement of certain revenues and certain expenses for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Cleveland, Ohio
August 31, 2000

THE COMBINED PROPERTIES OF THE RICHARD E. JACOBS GROUP

COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN EXPENSES

NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND

YEAR ENDED DECEMBER 31, 1999
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                      NINE MONTHS ENDED
                                                      SEPTEMBER 30, 2000       YEAR ENDED
                                                         (UNAUDITED)        DECEMBER 31, 1999
                                                      ------------------    -----------------
CERTAIN REVENUES:
  Minimum rents.....................................       $100,975             $132,955
  Tenant recoveries.................................         43,793               59,025
  Percentage rents..................................          4,025                9,684
  Other rents.......................................          1,440                1,794
  Other income......................................          1,030                1,006
                                                           --------             --------
     Total certain revenues.........................        151,263              204,464
                                                           --------             --------
CERTAIN EXPENSES:
  Property operating expenses (Notes 3 and 5).......         24,342               31,996
  Maintenance and repairs...........................         12,746               17,326
  Real estate taxes.................................         12,558               16,630
                                                           --------             --------
     Total certain expenses.........................         49,646               65,952
                                                           --------             --------
CERTAIN REVENUES IN EXCESS OF CERTAIN EXPENSES......       $101,617             $138,512
                                                           ========             ========


See notes to combined statement of certain revenues and certain expenses.

THE COMBINED PROPERTIES OF THE RICHARD E. JACOBS GROUP

NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES AND CERTAIN EXPENSES

NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND YEAR ENDED DECEMBER 31,
1999

(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION -- The Richard E. Jacobs Group ("The Jacobs Group") is divesting its interest in 21 enclosed regional malls (and two associated centers) in a proposed sale to CBL & Associates Properties, Inc. ("CBL"), a self-managed, self-administered, fully-integrated real estate investment trust company.


BASIS OF PRESENTATION -- The accompanying combined statement of certain revenues and certain expenses includes information related to the operations of the 21 malls (and two associated centers) which are the subject of the CBL purchase for the nine months ended September 30, 2000 (unaudited) and the year ended December 31, 1999.


The accompanying combined statement of certain revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the combined statement is not representative of the actual operations for the periods presented as certain revenues and expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the acquired properties, have been excluded. Revenues exclude interest income and realized gains and losses on marketable securities. Expenses excluded consist of management, leasing, interest, income taxes, depreciation and amortization and other costs not directly attributable to the future operations of the acquired properties.

The properties included in the combined statement and The Jacobs Group's ownership interest in each entity are as follows:


                                                                      THE JACOBS GROUP'S
ENTITY                                          PROPERTY                 % OWNERSHIP
------                                          --------              ------------------
Brookfield Square Joint Venture      Brookfield Square Mall                 100.00%
Cary Venture Limited Partnership     Cary Towne Center                       80.00
C.V. Investments                     CherryVale Mall                         83.82
Charleston Joint Venture             Citadel Mall                           100.00
Columbia Joint Venture               Columbia Mall                           79.00
Eastgate Company                     Eastgate Mall and Crossings(a)          53.85
Madison Joint Venture                East Towne Mall                         65.00
                                     West Towne Mall and Crossing(a)         65.00
JG Saginaw LLC                       Fashion Square Mall                    100.00
Lexington Joint Venture              Fayette Mall                           100.00
JG Winston-Salem LLC                 Hanes Mall                             100.00
Jefferson Mall Company               Jefferson Mall                          87.25
Kentucky Oaks Mall Company           Kentucky Oaks Mall                      40.00
Midland Venture Limited Partnership  Midland Mall                            40.00
North Charleston Joint Venture       Northwoods Mall                        100.00
Old Hickory Mall Venture             Old Hickory Mall                       100.00
Parkdale Mall Associates             Parkdale Mall                          100.00
JG Randolph LLC                      Randolph Mall                          100.00
Racine Joint Venture                 Regency Mall                           100.00


                                                                      THE JACOBS GROUP'S
ENTITY                                          PROPERTY                 % OWNERSHIP
------                                          --------              ------------------
Towne Mall                           Towne Mall                             100.00
Wausau Joint Venture                 Wausau Center                          100.00

---------------------------------------
(a) Includes associated centers.


After giving effect to The Jacobs Group's ownership interest in the Combined Properties, The Jacobs Group's share of Certain Revenues in Excess of Certain Expenses is $87,096 for the nine months ended September 30, 2000 (unaudited) and $118,259 for the year ended December 31, 1999.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION -- Minimum rents are recognized on a straight line basis over the terms of the related leases. Percentage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

PROPERTY OPERATING EXPENSES -- Property operating expenses consist primarily of common area maintenance, utilities, insurance, advertising and promotion and other operating expenses.

CONCENTRATION OF CREDIT RISK -- The combined properties' tenant base includes primarily national and regional retail chains and local retailers and, consequently, the combined properties' credit risk is concentrated in the retail industry.

USE OF ESTIMATES -- The preparation of the combined statement of certain revenues and certain expenses requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INTERIM PERIOD -- The unaudited combined statement of certain revenues and certain expenses for the nine months ended September 30, 2000 has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and all of such adjustments were of a normal recurring nature. Operating results for the period from January 1, 2000 to September 30, 2000 are not necessarily indicative of future operating results.


3. TRANSACTIONS WITH AFFILIATES


Affiliated entities of The Jacobs Group provide accounting, legal, architectural, engineering, tenant coordination and lease administration services to 20 of the 21 combined properties as well as to the two associated centers. Most services are based upon an hourly rate for the actual hours of work performed by employees of the affiliates. Fees included in the combined statement related to agreements with affiliates were $1,634 for the nine months ended September 30, 2000 (unaudited) and $3,031 for the year ended December 31, 1999.

4. RENTAL INCOME UNDER OPERATING LEASES

As of December 31, 1999, future minimum rental income due on noncancelable operating leases that expire at various dates through 2029 was as follows:

         2000.........................  $112,011
         2001.........................   101,627
         2002.........................    89,636
         2003.........................    78,774
         2004.........................    63,523
         2005 and thereafter..........   234,013
                                        --------
                                        $679,584
                                        ========

In addition, substantially all of the retail leases include provisions for percentage rent based on sales volume and reimbursements for certain real estate taxes and operating costs.

5. GROUND LEASE COMMITMENTS


Certain of the combined properties lease land under noncancelable leases which expire at various dates through 2022, with options to renew for additional periods. The leases are accounted for as operating leases. Each of these leases requires a base rent and one provides for additional rent based on a percentage of cash flow. For the nine months ended September 30, 2000 (unaudited), the base rent and additional ground rent were $75 and $111, respectively. For the year ended December 31, 1999, the base rent and additional ground rent were $103 and $127, respectively.


The following is a schedule of future minimum rental payments under noncancelable operating leases as of December 31, 1999:

         2000...........................  $  101
         2001...........................     100
         2002...........................     100
         2003...........................     100
         2004...........................     100
         2005 and thereafter............   1,442
                                          ------
                                          $1,943
                                          ======

                                                                         ANNEX A

                         MASTER CONTRIBUTION AGREEMENT

                         DATED AS OF SEPTEMBER 25, 2000

                                     AMONG

                  JACOBS REALTY INVESTORS LIMITED PARTNERSHIP,

                  RICHARD E. JACOBS, SOLELY AS TRUSTEE FOR THE
                   RICHARD E. JACOBS REVOCABLE LIVING TRUST,

                  RICHARD E. JACOBS, SOLELY AS TRUSTEE FOR THE
                         DAVID H. JACOBS MARITAL TRUST,

                       CBL & ASSOCIATES PROPERTIES, INC.

                                      AND

                      CBL & ASSOCIATES LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                   ARTICLE I

                     CONTRIBUTIONS OF INTERESTS AND MERGERS

                                                                     PAGE
                                                                     ----
 1.1   Contributions of Interests..................................    2
 1.2   Excluded Outparcels.........................................    6
 1.3   No Representations..........................................    8
 1.4   Release.....................................................    9

                                   ARTICLE II

                                 CONSIDERATION

 2.1   Consideration...............................................   10

                                  ARTICLE III

                    TITLE AND OTHER PROPERTY RELATED MATTERS

 3.1   Title to the Properties.....................................   14
 3.2   Title Defects...............................................   15
 3.3   Condemnation................................................   17
 3.4   Destruction or Damage.......................................   18
 3.5   Insurance...................................................   19

                                   ARTICLE IV

                                   COVENANTS

 4.1   Agreement to Explore a Potential Alternate Transaction......   19
 4.2   Amendment to the OP Partnership Agreement...................   20
 4.3   Existence...................................................   20
 4.4   Commercially Reasonable Efforts.............................   20
 4.5   HSR Act Filings.............................................   20
 4.6   Conduct of Business.........................................   20
 4.7   Registration Rights Agreement...............................   23
 4.8   Voting and Standstill Agreement.............................   23
 4.9   Department Store Issues.....................................   23
 4.10  Amendment to Rights Agreement...............................   23
 4.11  Jacobs Employees............................................   23
 4.12  Limitation on Actions by CBL................................   24
 4.13  Expenses....................................................   24
 4.14  Partner Consents............................................   25
 4.15  Stockholder Approval........................................   25
 4.16  Tax Treatment...............................................   27
 4.17  Estoppel Certificates.......................................   28
 4.18  Reservation of REIT Stock...................................   28
 4.19  Assumption of Guaranties....................................   29
 4.20  Non-Competition Agreement...................................   29
 4.21  Randolph Mall...............................................   29
 4.22  Refinancings................................................   29

                                                                     PAGE
                                                                     ----
 4.23  Resignation of Officers.....................................   30
 4.24  No Solicitation.............................................   30
 4.25  Transition Services Agreement...............................   30
 4.26  Financial Statements........................................   30
 4.27  Post-Closing Cooperation....................................   31
 4.28  Environmental Insurance.....................................   31
 4.29  Insurance Claims............................................   31
 4.30  Computer Leases.............................................   31
 4.31  Weston Management Options...................................   31

                                   ARTICLE V

                                 TAX PROTECTION

 5.1   Section 704(c) Method.......................................   32
 5.2   Protection Period...........................................   32
 5.3   Certain Permitted Transactions..............................   32
 5.4   Debt Protection Period......................................   32
 5.5   Indemnity...................................................   35
 5.6   Damages.....................................................   37
 5.7   Towne Mall..................................................   37
 5.8   Midland Mall................................................   38
 5.9   Initial Capital Accounts....................................   38
 5.10  Third Party Beneficiaries...................................   38
 5.11  Preservation of Tax Status..................................   39
 5.12  Income Tax Reporting........................................   39

                                   ARTICLE VI

                                    CLOSING

 6.1   Closing.....................................................   40
 6.2   Closing Deliveries by JRI...................................   42
 6.3   Closing Deliveries by the Operating Partnership.............   45
 6.4   Deferred Closings...........................................   47

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

 7.1   Conditions Precedent to Obligation of the REIT and the
       Operating Partnership.......................................   49
 7.2   Conditions Precedent to Obligations of the Jacobs Parties...   50

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

 8.1   Representations and Warranties of CBL.......................   52
 8.2   Representations and Warranties of JRI.......................   58
 8.3   General Provisions..........................................   66
 8.4   Survival....................................................   68

                                   ARTICLE IX

                                INDEMNIFICATION


                                                                     PAGE
                                                                     ----
 9.1   Obligation of CBL to Indemnify..............................   68
 9.2   Obligation of JRI to Indemnify..............................   69
 9.3   Limitations on Recovery.....................................   69
 9.4   Indemnification for Certain Historical Liabilities..........   70
 9.5   Indemnification for Matters Relating to Weston Management
       and for Certain Known Claims................................   72
 9.6   Covenant to Maintain Net Assets.............................   72


                                   ARTICLE X

                                  TERMINATION

10.1   Termination Rights..........................................   72
10.2   Termination upon Default or a Failure of a Condition
       Precedent...................................................   73

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1   Broker......................................................   74
11.2   Expenses....................................................   74
11.3   Further Assurances..........................................   75
11.4   Payment of Expenses.........................................   75
11.5   Notices.....................................................   75
11.6   Assignment..................................................   76
11.7   Waiver......................................................   76
11.8   Incorporation of Recitals and Schedules.....................   76
11.9   Confidentiality; Press Releases.............................   76
11.10  Merger......................................................   77
11.11  GOVERNING LAW...............................................   77
11.12  Jurisdiction................................................   77
11.13  Captions....................................................   78
11.14  Counterparts................................................   78
11.15  Severability................................................   78
11.16  Prior Negotiations; Construction............................   78
11.17  Litigation Expenses.........................................   78
11.18  No Recordation..............................................   78
11.19  Competitive Activities......................................   78
11.20  No Obligations of Property Owners...........................   78
11.21  WAIVER OF TRIAL BY JURY.....................................   79
11.22  Relationship of JRI to the Jacobs Parties...................   79
11.23  General Limitation on Liabilities...........................   79

EXHIBITS
--------
Exhibit A              PROPERTIES AND PROPERTY OWNERS
Exhibit B              INTERESTS AND OUTSIDE PARTNERS
Exhibit C-1A           FORM OF INTEREST CONTRIBUTION AGREEMENT (WITHOUT OPTION)

EXHIBITS
--------
Exhibit C-1B           FORM OF INTEREST CONTRIBUTION AND OPTION AGREEMENT
Exhibit C-2            FORM OF DEED CONTRIBUTION AGREEMENT
Exhibit C-3            FORM OF CONTRIBUTION AGREEMENT (WESTON MANAGEMENT)
Exhibit D-1            FORM OF JRI OPTION AGREEMENT
Exhibit D-2            FORM OF OP OPTION AGREEMENT
Exhibit E              FORM OF OPTION INTEREST VOTING AGREEMENT
Exhibit F              TITLE COMMITMENTS
Exhibit G              FIRST AMENDMENT TO OP PARTNERSHIP AGREEMENT
Exhibit H-1            REGISTRATION RIGHTS AGREEMENT
Exhibit H-2            ADDENDUM TO REGISTRATION RIGHTS AGREEMENT
Exhibit I              VOTING AND STANDSTILL AGREEMENT
Exhibit J              FORM OF CONTINUING LOAN INDEMNITY AGREEMENT
Exhibit K              NON-COMPETITION AGREEMENT
Exhibit L              TRANSITION SERVICES AGREEMENT
Exhibit M              REQUIRED DEBT ALLOCATIONS
Exhibit N              FORM OF GUARANTY
Exhibit O              FORM OF INDEMNIFICATION AGREEMENT
Exhibit P              FORM OF OPINION OF COUNSEL TO JRI
Exhibit Q              FORM OF LENDER CONSENTS
Exhibit R              OUTSIDE PARTNER CONSENTS
Exhibit S-1            FORM OF OPINION OF COUNSEL TO CBL
Exhibit S-2            FORM OF TAX OPINION OF COUNSEL TO CBL
Exhibit T              LEASE TERM SHEET
Exhibit U              FORM OF RELEASE
Exhibit V              ASSURANCE AGREEMENT

SCHEDULES
---------
Schedule 1.2(a)        EXCLUDED OUTPARCELS
Schedule 2.1(a)        RELEASE PRICING
Schedule 2.1(b)(ii)    OUTSIDE PARTNER INTERESTS
Schedule 3.1(b)(i)     INITIAL TITLE OBJECTIONS
Schedule 3.1(b)(ii)    DELIVERED SURVEYS
Schedule 3.1(b)(v)     RENT ROLLS
Schedule 3.2(c)        REMEDIAL ACTIONS
Schedule 4.6(iii)(A)   AMENDMENTS TO ORGANIZATIONAL DOCUMENTS
Schedule 4.6(iii)(B)   PERMITTED TRANSACTIONS
Schedule 4.6(vi)       APPROVED LEASES
Schedule 4.9           DEPARTMENT STORE ISSUES
Schedule 4.15(b)-1     SHARE OWNERSHIP LIMITATION AMENDMENT
Schedule 4.15(b)-2     REIT BOARD RESOLUTION
Schedule 4.15(b)-3     SHARE OWNERSHIP AGREEMENT
Schedule 4.17-1        ANCHORS
Schedule 4.17-2        FORM OF TENANT ESTOPPEL
Schedule 4.17-3        GROUND LEASES

SCHEDULES
---------
Schedule 4.17-4        FORM OF GROUND LESSOR ESTOPPEL
Schedule 4.17-5        REA PARTIES
Schedule 4.17-6        FORM OF REA PARTY ESTOPPEL
Schedule 4.17-7        FORM OF LENDER ESTOPPEL
Schedule 4.17-8        FORM OF OUTSIDE PARTNER ESTOPPEL
Schedule 4.19          GUARANTIES AND INDEMNITIES
Schedule 4.28          ENVIRONMENTAL INSURANCE
Schedule 5.7           REPRESENTATIONS AND WARRANTIES (TOWNE MALL)
Schedule 7.1(j)        RELATED PARTY LOANS
Schedule 8.1(c)        OUTSTANDING SUBSCRIPTIONS
Schedule 8.1(d)        CONSENT, APPROVAL AND NOTICE REQUIREMENTS
Schedule 8.1(g)        GOVERNMENTAL CONSENTS
Schedule 8.1(i)        OTHER LIABILITIES
Schedule 8.1(p)        OTHER MERGER AGREEMENTS
Schedule 8.2(a)(ii)    JACOBS THIRD PARTY CONSENTS
Schedule 8.2(b)(i)     CONSENTS TO PLEDGES OF INTERESTS
Schedule 8.2(b)(ii)    JACOBS PARTIES' ORGANIZATIONAL DOCUMENTS
Schedule 8.2(c)        PENDING CLAIMS
Schedule 8.2(d)        NON-COMPLIANCE WITH LAWS
Schedule 8.2(e)        INTELLECTUAL PROPERTY OF JACOBS PARTIES
Schedule 8.2(f)        PENDING TAX AUDITS
Schedule 8.2(i)(iv)    FORMATION DOCUMENTS
Schedule 8.2(i)(vii)   PARTNER LOANS
Schedule 8.2(i)(viii)  MANAGEMENT AND LEASING CONTRACTS
Schedule 8.2(i)(x)     CURRENT WESTON MANAGED PROPERTIES
Schedule 8.2(k)        ANCHOR DOCUMENTS
Schedule 8.2(l)        LEASING COMMISSIONS AND FEES
Schedule 8.2(m)        OPERATING CONTRACTS
Schedule 8.2(n)        CONTINUING LOANS
Schedule 8.2(o)        ENVIRONMENTAL REPORTS
Schedule 8.2(p)        CASUALTY INSURANCE POLICIES
Schedule 8.2(s)        OTHER LIABILITIES
Schedule 8.2(y)        OWNERSHIP OF CORPORATIONS
Schedule 9.5           NON-EXCLUDED ENVIRONMENTAL LIABILITIES

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                     SECTION
------------                                                  --------------
Additional Filings..........................................         4.15(a)
Affected Interests..........................................       5.5(d)(i)
Agreement...................................................        Preamble
Aggregate Excess Cure Amount................................       8.3(c)(i)
Anchors.....................................................            4.17
Anchor Documents............................................          8.2(k)
Associate Interests.........................................        Preamble
Associates..................................................        Preamble
Business Day................................................      2.1(a)(ii)
Cary Note...................................................      1.1(a)(vi)
CBL.........................................................        Preamble
CBL Material Adverse Effect.................................          8.1(a)
CBL's Representatives.......................................          8.3(b)
CIGNA.......................................................      4.22(a)(i)
Claims......................................................          1.4(a)
Closing.....................................................          6.1(a)
Closing Date................................................          6.1(a)
Code........................................................             5.1
commercially reasonable efforts.............................          1.1(a)
Commission..................................................          8.1(l)
Commitment..................................................          3.1(a)
Common Units................................................       8.1(c)(i)
Condemnation................................................          3.3(a)
Consent Solicitation Documentation..........................           14(b)
Consideration...............................................      2.1(a)(ii)
Continuing Loan.............................................      1.1(b)(ii)
Continuing Loan Guaranty....................................            4.19
Contributed Assets..........................................             5.1
Contribution Agreement (Weston Management)..................       1.1(a)(v)
Contributor Party...........................................          1.4(a)
Contributors................................................        Preamble
Core Properties.............................................          6.4(a)
Cure Amount.................................................          8.3(c)
Cure Cutoff Date............................................          6.4(b)
Deed Contribution Agreement.................................       1.1(a)(i)
Defaulting Party............................................            10.2
Deferred Closing............................................          6.4(b)
Deferred Closing Date.......................................          6.4(b)
Delivered Surveys...........................................      3.1(b)(ii)
Delivery Date...............................................            5.12
De Minimis Cure Amount......................................       8.3(c)(i)
DHJ.........................................................        Preamble
Disposition.................................................             5.2
Encumbrance.................................................          3.2(a)
Environmental Law...........................................          8.2(o)
Environmental Reports.......................................          8.2(o)

DEFINED TERM                                                     SECTION
------------                                                  --------------
Estoppel Certificate........................................            4.17
Excess Cure Amount..........................................       8.3(c)(i)
Exchange Act................................................          8.1(l)
Exchange Rights.............................................         4.16(c)
Excluded Liability..........................................          9.4(a)
Excluded Outparcels.........................................          1.2(a)
Excluded Property...........................................          6.4(a)
Excluded Property Manager...................................            4.31
Expense Reimbursement.......................................            10.1
Fee Owner...................................................          1.2(c)
Financial Statements........................................          8.2(r)
First Amendment.............................................             4.2
Foreign Owner...............................................          8.2(u)
Governmental Authority......................................          7.1(e)
Ground Lessor...............................................            4.17
Guarantor...................................................            4.19
Guaranty Opportunity........................................          5.4(c)
Hazardous Materials.........................................          1.4(a)
HSR Act.....................................................          4.5(a)
ICOA Closing................................................       2.1(c)(i)
ICOA Option Closing.........................................      2.1(c)(ii)
ICOA Option Closing Date....................................      2.1(c)(ii)
Indemnitor..................................................          5.4(d)
Individual Protected Party..................................       5.5(d)(i)
Initial Period..............................................         10.1(a)
Initial Scheduled Principal Closing Date....................          6.1(a)
Initial Title Objections....................................       3.1(b)(i)
Inquiry.....................................................          9.3(b)
Interest Contribution Agreement.............................      1.1(a)(ii)
Interest Contribution Agreement (Without Option)............       1.1(a)(i)
Interest Contribution and Option Agreement..................      1.1(a)(ii)
Interests...................................................        Preamble
Jacobs Interests............................................        Preamble
Jacobs-Managed Property.....................................          3.2(a)
Jacobs Parties..............................................        Preamble
Jacobs Third Party Consents.................................      8.2(a)(ii)
Jacobs Trusts...............................................        Preamble
JG Realty...................................................      6.2(f)(ii)
JRI.........................................................        Preamble
JRI Option Agreement........................................          1.2(a)
JRI Partnership Agreement...................................      8.2(b)(ii)
Lease Term Sheet............................................         4.6(vi)
Leasing Contracts...........................................    8.2(i)(viii)
Mall Employees..............................................            4.11
Management Contracts........................................    8.2(i)(viii)
Maximum Financing Adjustment Amount.........................  1.1(b)(iii)(E)
New Entity..................................................        Preamble
New Loan....................................................      1.1(b)(ii)

DEFINED TERM                                                     SECTION
------------                                                  --------------
New Units...................................................         4.16(c)
Non-Competition Agreement...................................            4.20
OP Option Agreement.........................................          1.2(b)
OP Partnership Agreement....................................             4.2
OP Units....................................................          8.1(a)
Operating Contracts.........................................          8.2(m)
Operating Partnership.......................................        Preamble
Opinion of Counsel..........................................         4.16(c)
Option Interest Voting Agreement............................       2.1(c)(i)
Other Exceptions............................................          3.2(a)
Outside Partners............................................        Preamble
Partial Properties..........................................        Preamble
Partial Property Owners.....................................        Preamble
Partner Consent.............................................         4.14(a)
Permitted Exceptions........................................          3.1(b)
Person......................................................          1.3(a)
Principal Closing...........................................          6.1(a)
Principal Closing Date......................................          6.1(a)
Property....................................................        Preamble
Property Material Adverse Effect............................      8.2(a)(ii)
Property Owner..............................................        Preamble
Property-Specific Monetizable Claim.........................          8.3(c)
Protected Parties...........................................             5.1
Protection Period...........................................             5.2
Proxy Statement.............................................         4.15(a)
PTP.........................................................         4.16(c)
Qualified Protection Opportunity............................  5.4(b), 5.4(c)
Ready to Mail Notice........................................       6.1(c)(i)
Registration Rights Agreement...............................             4.7
REIT........................................................        Preamble
REIT Board Resolution.......................................         4.15(b)
REIT Stock..................................................      8.1(c)(ii)
REIT Stockholders Meeting...................................         4.15(b)
REJ.........................................................        Preamble
Remaining Portfolio.........................................         11.9(a)
Remove......................................................          3.2(b)
Rent Rolls..................................................          8.2(j)
Response Period.............................................       3.2(d)(i)
Richard Jacobs Group........................................            4.10
Rights......................................................         4.16(c)
Rights Agreement............................................            4.10
SCU Issuance Proposal.......................................         4.15(b)
SCUs........................................................      2.1(a)(ii)
SEC Documents...............................................         .8.1(l)
SEC Financial Statements....................................          8.1(l)
Securities Act..............................................       8.1(c)(i)
Share Ownership Limitation Amendments.......................         4.15(b)
Subsequent Scheduled Principal Closing Date.................          6.1(b)

DEFINED TERM                                                     SECTION
------------                                                  --------------
Subsequent Title Objections.................................          3.2(a)
Substantial Casualty........................................          3.4(a)
Substantial Condemnation....................................          3.3(a)
Tenant Note.................................................          6.2(s)
TIAA........................................................         10.1(c)
Title Company...............................................          3.1(a)
Title Documents.............................................          3.1(a)
Title Objection.............................................          3.2(b)
Title Policies..............................................          3.1(a)
Transfer....................................................      5.5(d)(ii)
Transferred Interest........................................      5.5(d)(ii)
Transferring Protected Party................................      5.5(d)(ii)
Transition Services Agreement...............................            4.25
Unit Transfer...............................................         4.16(c)
Updated Survey..............................................          3.2(c)
Voting and Standstill Agreement.............................             4.8
Weston Management...........................................        Preamble
100% Properties.............................................        Preamble
100% Property Owners........................................        Preamble

                         MASTER CONTRIBUTION AGREEMENT

     THIS MASTER CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 25th day of September, 2000, by and among JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 25425 Center Ridge Road, Westlake, Ohio 44145 ("JRI"), Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ" and, together with the REJ, the "Jacobs Trusts"; JRI and the Jacobs Trusts are referred to herein collectively as the "Jacobs Parties"), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "REIT"), and CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"; the Operating Partnership and the REIT are referred to herein collectively as "CBL"), each having an address at One Park Place, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421.

                              W I T N E S S E T H:

     WHEREAS, the Jacobs Parties, directly or through affiliates, own partnership or limited liability company interests in the owners of the twenty-one (21) regional mall shopping centers identified on Exhibit A (each, a "Property", and collectively, the "Properties").

     WHEREAS, with the exception of East Towne Mall and West Towne Mall (which are owned by the same partnership) and Wausau Center (which is owned by two partnerships), each of the Properties is owned by a separate partnership or limited liability company (each, a "Property Owner", and collectively, the "Property Owners") as identified on Exhibit A.

     WHEREAS, the ownership interests in each of the Property Owners owned directly or indirectly by the Jacobs Parties are referred to as the "Jacobs Interests".

     WHEREAS, certain current or former associates and/or partners of affiliates of JRI identified on Exhibit B hereto (the "Associates") also own, directly and/or indirectly, partnership or limited liability company interests in the Property Owners as more fully set forth on Exhibit B (such interests, collectively, the "Associate Interests"; the Associate Interests, together with the Jacobs Interests, are referred to herein collectively as the "Interests").

     WHEREAS, certain institutional investors and other outside partners who have thus far not expressed a willingness to participate in the contribution transactions contemplated by this Agreement (such Persons who are also identified on Exhibit B, the "Outside Partners") also own interests in the Property Owners of certain of the Properties as identified on Exhibit B (such Properties, the "Partial Properties", and the Property Owners thereof, the "Partial Property Owners"); and the Property Owners of the remaining Properties are owned by some combination of the Jacobs Parties and the Associates as identified on Exhibit B (such Properties, the "100% Properties", and the Property Owners thereof, the "100% Property Owners").

     WHEREAS, the percentage interests of the Jacobs Parties, the Associates and the Outside Partners in each of the Property Owners are as set forth on Exhibit B.

     WHEREAS, the Jacobs Trusts own directly and/or indirectly all of the partnership interests in Weston Management Company Limited Partnership, a Delaware limited partnership ("Weston Management"), which partnership, at the Principal Closing, will own the management and leasing contracts applicable to each of the Properties (other than Kentucky Oaks Mall) being contributed to the Operating Partnership at the Principal Closing and will not own any other material assets.

     WHEREAS, prior to the applicable Closing, the Jacobs Parties have agreed to use commercially reasonable efforts to cause the Associates who own direct Interests in each of the 100% Property Owners to contribute their Interests in each such Property Owner to a separate newly-formed limited liability company (each, a "New Entity").

     WHEREAS, at the applicable Closing, the Jacobs Parties (a) have agreed to contribute and to use commercially reasonable efforts to cause the New Entities to contribute the Interests in the 100% Property Owners to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), or, if any Associate is unwilling to contribute its direct Interests in any 100% Property to a New Entity, to cause the 100% Property Owner of that 100% Property to transfer the 100% Property in the form of an outright deed/leasehold interest transfer in lieu of the Interest contributions described above for such Property, (b) have agreed to contribute, and to seek to cause the Associates to contribute, their respective direct and/or indirect interests in each of the Partial Property Owners to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), (c) have agreed to approach each of the Outside Partners identified on Schedule 2.1(b)(ii) to determine whether they are interested in contributing their respective interests in the Partial Property Owners to the Operating Partnership (it being understood that the Jacobs Parties are under no obligation to cause any such contributions), and (d) have agreed to contribute all of their direct and/or indirect interests in Weston Management to the REIT and/or the Operating Partnership or an affiliate thereof, as requested by the Operating Partnership, in each case in exchange for cash and special partnership interests in the Operating Partnership on the terms set forth below.

     WHEREAS, JRI, the New Entities, the Associates that own direct Interests in the Partial Property Owners, the affiliates of the Jacobs Parties that own Interests in the Property Owners, any Outside Partners that contribute interests in any of the Partial Property Owners and any Property Owners that contribute Properties pursuant to Deed Contribution Agreements are collectively referred to herein as the "Contributors".

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                     CONTRIBUTIONS OF INTERESTS AND MERGERS

     1.1 Contributions of Interests. (a) Subject to and on the terms and conditions hereinafter set forth, on the date and at the time and place provided for in Section 6.1 or Section 6.4:

          (i) Each of the Jacobs Parties agrees (A) to contribute, transfer, assign and deliver all of its right, title and interest in and to its Interests in each 100% Property Owner, and to cause its affiliates to contribute, transfer, assign and deliver all of their right, title and interest in and to their Interests in each 100% Property Owner, to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) for that Property in the form attached as Exhibit C-1A hereto (each such agreement, an "Interest Contribution Agreement (Without Option)") and (B) to use commercially reasonable efforts to cause each of the Associates that owns a direct Interest in a 100% Property Owner to contribute, transfer, assign and deliver all of its right, title and interest in and to the relevant Interest in each 100% Property Owner, to a New Entity, and, subsequently, to use commercially reasonable efforts to cause each New Entity to contribute, transfer, assign and deliver all of its right, title and interest in and to the Interests in each 100% Property Owner to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) for that Property, provided, however, that in the event that any Associate is unwilling to participate in the foregoing restructuring process, the Jacobs Parties will, in lieu of such restructuring and contribution, cause each 100% Property Owner in which such Associate holds any direct Interests to transfer the relevant 100% Property in the form of an outright deed/leasehold interest transfer to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to a Deed Contribution Agreement for that 100% Property in the form attached as Exhibit C-2 hereto (each such agreement, a "Deed Contribution Agreement");

          (ii) Each of the Jacobs Parties agrees to contribute all of its right, title and interest in and to its Interests in each Partial Property Owner to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement (Without Option) or an Interest Contribution and Option Agreement in the form of Exhibit C-1B hereto (each such agreement, an "Interest Contribution and Option Agreement"; each Interest Contribution Agreement (Without Option) and Interest Contribution and Option Agreement is referred to herein as an "Interest Contribution Agreement") for that Property;

          (iii) JRI agrees to use commercially reasonable efforts to cause each Associate that owns an Associate Interest in a Partial Property Owner to enter into the Interest Contribution Agreement relating thereto and to contribute the relevant Associate Interest to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to the terms thereof;

          (iv)  JRI agrees to approach the Outside Partners identified on
     Schedule 2.1(b)(ii) to determine whether any such Outside Partner is interested in contributing its interests in any Property Owner that owns a Property identified on such Schedule to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to an Interest Contribution Agreement for that Property, which offer shall expire fifteen (15) days prior to the Principal Closing Date (it being understood that the Jacobs Parties are under no obligation to cause any of the Outside Partners to contribute their interests to the Operating Partnership and that contributions by Outside Partners are not a condition precedent to any Closing contemplated herein); and

          (v) Each of the Jacobs Parties agrees to contribute all of its right, title and interest in and to the outstanding partnership interests in Weston Management to the REIT and/or the Operating Partnership (or an affiliate thereof) pursuant to a Contribution Agreement (Weston Management) in the form attached hereto as Exhibit C-3 (the "Contribution Agreement (Weston Management)").

          (vi) At the Closing with respect to Cary Towne Center, JRI agrees to cause JG Cary Joint Venture to contribute to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership and whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) the promissory note evidencing the capital improvements loan in the original principal amount of $27,801,293.53 made by it to Cary Venture Limited Partnership (the "Cary Note").

For purposes of this Agreement, and without intending to expand the meaning of the phrase "commercially reasonable efforts," the parties hereto acknowledge that commercially reasonable efforts will not be interpreted as requiring the initiation or settlement of litigation, disproportionate payouts to any partners, the payment of money (other than usual and customary expenses associated with negotiating and closing transactions of the nature set forth herein) or reallocations of the Consideration or any component thereof among Properties or Contributors.

     (b) (i) JRI agrees to use commercially reasonable efforts to obtain the Outside Partner, lender and other third-party consents and waivers necessary to facilitate the contributions described in Section 1.1(a) above. JRI also agrees to update CBL periodically upon CBL's request on the status of its efforts to obtain the foregoing consents and waivers. In the event that JRI, after using commercially reasonable efforts, is unable to obtain any such consent or waiver on or before the date that is thirty (30) days prior to the Initial Scheduled Principal Closing Date, CBL shall have the right, after consultation with JRI, to approach any such third-party directly in an effort to help JRI obtain such consent or waiver; if CBL exercises this right, it will provide JRI copies of all correspondence to and from CBL and/or its agents relating thereto and will advise JRI promptly of all actions taken by it and the results thereof.

     (ii) If any lender with a loan secured by any Property, which loan is expected to remain outstanding following the Closing with respect to such Property (such loan, a "Continuing Loan"; the parties currently expect that the loans set forth on Schedule 8.2(n) will be Continuing Loans), is unwilling to grant its consent to the contribution of that Property, or the contribution of the Interests in the Property Owner of that Property, to CBL as contemplated in this Agreement, and a refinancing of that Continuing Loan on or before the Closing Date with respect to that Property is not prohibited by the terms of the related loan documents, CBL and JRI agree to use commercially reasonable efforts to refinance such Continuing Loan at or before the Closing for that Property on terms that comply with the next sentence and that will permit its contribution to CBL (any such replacement financing, a "New Loan"). JRI agrees to use commercially reasonable efforts to obtain a New Loan on terms (including rate, maturity, principal amount, escrows, reserves, indemnities and other material terms) no less favorable to CBL than the terms of the loan being refinanced thereby and in compliance with the terms of Section 1.1(b)(iii)(G) below. In addition, JRI will pay the prepayment penalty or premium due to the prior lender, if any, in connection with any such refinancing, as well as the legal, due diligence and other costs (including, without limitation, points, fees, lender's title insurance premium and mortgage recording taxes) incurred by the borrower and, to the extent required, by the lender in connection with each such refinancing.

     (iii) If it becomes necessary for JRI to replace any existing loan with a New Loan as contemplated above and, despite its efforts, JRI is not able to obtain a New Loan with terms that are comparable to the relevant existing loan, the differences between the two financings will be accounted for as follows:

          (A) If the interest rate payable on any New Loan exceeds the interest rate on the related existing loan (it being understood that when comparing the rates of any two loans the parties will make such adjustments as are necessary to compare the "effective interest rates" (e.g, to take into account the effect of up-front points or exit fees and differences in method of calculation such as 12/30/360 vs. actual/365, and in the case of any loan for which the borrower makes contingent interest payments, the effective interest rate for such loan will be determined based on the assumption that contingent interest payable for each remaining year of the loan would have been equal to the aggregate actual contingent interest payments made during the twelve months preceding the refinancing) so that the comparison can be made on an economically equivalent basis), JRI will reduce the effective interest rate of the New Loan to the interest rate of the relevant existing loan by, at JRI's election, (1) paying the lender an up-front payment, (2) purchasing an interest rate cap or swap from a counterparty, and pursuant to such documents as are, acceptable to CBL (which acceptance will not be unreasonably withheld, conditioned or delayed) or (3) reducing the number of SCUs to be delivered by CBL at the Closing for the relevant Property by the quotient of (I) the present value (determined using the interest rate on the existing loan as the discount rate) of the difference between (x) the aggregate of all scheduled interest payments to be paid by the borrower pursuant to the terms of the New Loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the New Loan (which will match the maturity of the existing loan) and (y) the aggregate of all scheduled interest payments (as determined and adjusted, in each case, in accordance with principles set forth above) to be made by the borrower pursuant to the terms of the existing loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the existing loan and (II) 32.25.

          (B) If the effective interest rate payable on a New Loan secured by Columbia Mall or Regency Mall is less than the interest rate on the related existing loan, CBL will increase the effective interest rate of the New Loan for the remainder of the term of the relevant existing loan to the interest rate of the relevant existing loan by increasing the number of SCUs to be delivered by CBL at the Closing for the relevant Property by the quotient of (I) the present value (determined using the interest rate on the existing loan as the discount rate) of the difference between (x) the aggregate of all scheduled interest payments to be made by the borrower pursuant to terms of the existing loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the existing loan and (y) the aggregate of all scheduled interest payments to be paid by the borrower pursuant to the terms of the New Loan during the period from the Closing Date for the relevant Property through the scheduled maturity of the New Loan (which will match the maturity of the existing loan) and (II) 32.25.

          (C) The principal balance of a New Loan may not exceed the principal balance of the related existing loan without CBL's prior consent, which consent may be withheld in CBL's sole discretion. If, with CBL's approval, the principal balance of the New Loan exceeds the principal balance of the existing loan, then at the Closing for the relevant Property there will be no change in the Consideration payable in respect of that Property, but CBL will be entitled to a credit in the closing adjustments for that Property in an amount equal to the amount by which the principal balance of the New Loan exceeds the principal balance of the existing loan. For the purposes of this clause (C), the principal balance of an existing loan will be the expected principal balance of such existing loan on the Closing Date for such Property, taking into account all scheduled amortization payments with respect to such loan whether or not such payments are actually made.

          (D) If the principal balance of the New Loan is lower than the principal balance of the existing loan, then at the Closing for the relevant Property the SCU component of Consideration will be increased (and the increase will be allocated to the contributors of the relevant Property) by a number of SCUs equal to the quotient of (I) the amount by which the principal balance of the existing loan exceeded the principal balance of the New Loan and (II) 32.25. For the purposes of this clause
     (D), the principal balance of an existing loan will be the expected principal balance of such existing loan on the Closing Date for such Property, taking into account all scheduled amortization payments with respect to such loan whether or not such payments are actually made.

          (E) The provisions of clauses (B) and (D) above are subject to the limitation that if the sum of (x) the aggregate number of additional SCUs that CBL would be required to deliver pursuant to those clauses in respect of all New Loans plus (y) the aggregate number of additional SCUs that CBL would be required to deliver pursuant to Section 4.22(b) exceeds 310,078 (such number, the "Maximum Financing Adjustment Amount"), then CBL may, in its sole discretion, elect to cap the number of SCUs to be delivered in respect of New Loans pursuant to clauses (B) and (D) above at the Maximum Financing Adjustment Amount, and in that case, at the relevant Closing (or Closings), CBL instead will be required to, or will cause the applicable property owner (or, in the case of a Partial Property, the applicable CBL entity receiving the Interests in the relevant Partial Property Owner) to, deliver a promissory note to each Contributor whose aggregate number of SCUs was limited by this clause (E). Any such promissory note will be secured by a second mortgage on the applicable Property if permitted by the lender of the New Loan, or, in the case of a Partial Property, a first security interest in the interests in the applicable Property Owner received by CBL pursuant to the terms of this Agreement, and will otherwise be an unsecured obligation of the applicable Property Owner (or, in the case of a Partial Property, the CBL entity receiving the related Interests). The form of any such promissory notes will be mutually agreed between CBL and JRI, each acting in a commercially reasonable manner, and will incorporate the following terms: the principal amount will be the product of 32.25 and the number of SCUs not delivered to the Contributor beneficiary thereof because they exceed the Maximum Financing Adjustment Amount, the scheduled maturity will be the scheduled maturity date of the New Loan in respect of which the SCUs otherwise would have been delivered, the interest rate will be the interest rate that was payable on the loan that was refinanced and the covenants, defaults and other provisions of the promissory note will be consistent with the terms of the New Loan insofar as they relate to the maker of the note.

          (F) If any substantive term or provision (other than the principal amount or rate) of any New Loan differs from and is less favorable to the borrower than the corresponding term or provision of the loan being refinanced in any material respect, the less favorable term will be subject to CBL's prior written approval, which approval will not be unreasonably withheld, conditioned or delayed. For clarification, except as set forth in clause (G) below, CBL will not be entitled to reject any such less favorable term or provision if at the time of the refinancing the lender's requirement of that term or provision is consistent with the practice of lenders making loans of comparable size and with comparable security in the mortgage financing market generally.

          (G) No New Loan will be a "securitized" loan, although the terms and conditions of a New Loan may include provisions customarily used by securitization lenders if the maker of the New Loan so requires (and such provisions are consistent with that lender's lending practice generally). Each New Loan, if any, will be made by an institutional lender (i.e., a bank, savings and loan association, commercial credit company, pension fund, insurance company or another traditional whole-loan provider). In addition, unless approved by CBL in its sole discretion, no New Loan will require payment of contingent interest or any other similar participation amounts, or any escrows, any debt service, leasing, capital expenditure or other similar reserves or any escrow arrangements (other than reserves or escrow arrangements for periodic payments such as insurance premiums and real estate taxes or reserves or escrow arrangements comparable to those in existence with respect to the related existing loan ) or any indemnities or guaranties (other than indemnities/guaranties for fraud, misappropriation, environmental matters and other traditional non-recourse carveouts) in amounts in excess of the indemnities or guaranties supporting the related existing loan.

          (H) In the case of a Closing involving any Partial Property, the adjustments described above for such Partial Property are subject to further adjustment to account for the fact that less than all of the outstanding interests in the Partial Property are being contributed to the Operating Partnership in connection with the transactions contemplated herein (i.e., the actual adjustment will be the product of the amount described above and the aggregate percentage interests in the Partial Property Owner that are being contributed to CBL in connection with the transactions contemplated herein (assuming that all of the interests in such Partial Property Owner that are subject to an Interest Contribution Agreement are contributed)).

     1.2 Excluded Outparcels. (a) The Properties and/or Interests to be contributed to the Operating Partnership as contemplated in this Agreement do not and will not include any of the parcels identified on Schedule 1.2(a) hereto as an excluded parcel (such parcels, "Excluded Outparcels") unless, in the case of any Excluded Outparcel, by the Closing in respect of the Property to which it relates, JRI has been unable to obtain the consents or satisfy any of the other requirements identified on Schedule 1.2(a) or Schedule 3.1(b)(i) for that Excluded Outparcel. Accordingly, the Jacobs Parties will be entitled to take such actions, at their sole cost and expense, as are necessary to transfer the Excluded Outparcels that are currently owned by any Property Owner to a separate entity at or prior to the Closing in respect of the Property to which it relates, including obtaining subdivisions and releases of the relevant Excluded Outparcels from the documents evidencing Continuing Loans and each of the required consents and satisfying the other requirements identified on Schedule 1.2(a). If the Jacobs Parties are unable to obtain the required consents or satisfy any of the other requirements in respect of any Excluded Outparcel prior to the Closing for the Property to which the Excluded Outparcel relates, the Excluded Outparcel will be included in the assets contributed to the Operating Partnership at that Closing and CBL and the applicable Property Owner will enter into an Option Agreement in favor of JRI in the form of Exhibit D-1 hereto (each, a "JRI Option Agreement") by which JRI will be entitled to require that the Property Owner distribute such Excluded Outparcel to JRI (or its designee) upon request once JRI has obtained the required consents and satisfied the other requirements for that Excluded Outparcel identified on Schedule 1.2(a) and
Schedule 3.1(b)(i). If the granting or recording of a JRI Option Agreement is prohibited by the terms of the relevant Continuing Loan or, in the case of a Partial Property, the terms of the organizational documents of the Partial Property Owner, JRI will be responsible for obtaining any required consent of the lender for that Continuing Loan or the relevant Outside Partner, as the case may be, prior to the granting or recording of such JRI Option Agreement, as applicable.

     (b) For each Excluded Outparcel (other than (i) the Excluded Outparcels identified on Schedule 1.2(a) hereto without an option price and (ii) in the event that one or more of the potential transactions identified on Schedule 4.6(iii)(B) hereto closes, the Excluded Outparcels relating to such closed transactions), at the Closing with respect to the Property to which it relates (or, if applicable, upon the later distribution of such Excluded Outparcel to JRI or its designee as contemplated above), the entity that will own that Excluded Outparcel after such Closing (or, if applicable, after such later distribution) and the Operating Partnership will enter into an Option Agreement for such Excluded Outparcel in the form attached hereto as Exhibit D-2 (each, an "OP Option Agreement") pursuant to which the JRI affiliate that owns the Excluded Outparcel will grant the Operating Partnership (or its designee) an option to purchase the relevant Excluded Outparcel for a stated price (as also set forth in Schedule 1.2(a)) during the first year (or during the first three
(3) years with respect to the Dev. Add'l Parcel 1 at Hanes Mall and Dev. Add'l Parcel 2 at Fashion Square Mall) following the Closing in respect of the Property to which the Excluded Outparcel relates (or, if applicable, during the first year (or the first three (3) years, as the case may be) following the distribution of any such Excluded Outparcel to the Jacobs Parties or their designee as contemplated above), and also will grant the Operating Partnership a right of first offer on the Excluded Outparcel for an agreed period beyond the first (or third, as the case may be) anniversary of Closing (or, if applicable, the first (or third, as the case may be) anniversary of the distribution of such Excluded Outparcel to the Jacobs Parties or their designee as contemplated above). Each such option will be senior to any encumbrance that JRI or the optionee may place on the Excluded Outparcel.

     (c) CBL and JRI confirm and agree that (x) with respect to each of the Excluded Outparcels identified on Schedule 4.6(iii)(B), CBL has declined to purchase such parcel on the terms available to JRI in the potential transaction described on Schedule 4.6(iii)(B) for that parcel and that, notwithstanding the provisions of the OP Option Agreement relating to that parcel, JRI will be entitled to continue pursuing the transaction described on Schedule 4.6(iii)(B) for that parcel for one (1) year from the date of this Agreement in the same manner and on the same terms as would have applied if CBL or its designee had declined to exercise its option pursuant to the relevant OP Option Agreement, and (y) if any such proposed transaction has not been documented in a binding purchase and sale agreement or has not closed by the time of the first Closing that includes the Property to which that Excluded Outparcel relates, the OP Option Agreement for that Excluded Outparcel shall include an express provision confirming the rights described in this clause (c). In addition, if, at the Closing for any Property for which there is a related Excluded Outparcel, JRI has been unable to obtain all necessary consents or other items necessary to exclude the Excluded Outparcel from the assets of the Property Owner the Interests of which are being contributed to CBL, and at that time or at any time during the two (2) years following that Closing JRI is able to negotiate a sale of that Excluded Outparcel to another Person, (1) CBL agrees that it will cooperate, and will cause the Property Owner of that Excluded Outparcel or any other any entity designated by it to own the fee interest in the Excluded Outparcel (as used herein, the "Fee Owner") to cooperate, with JRI in its efforts to document and implement that sale, including providing potential purchasers with access to the Excluded Outparcel, making any records in its possession and relating to the Excluded Outparcel available to JRI and causing the Fee Owner to execute such documents as JRI may reasonably request to implement the proposed sale subject to JRI having obtained all of the consents and approvals identified on Schedule 1.2(a) and Schedule 3.1(b)(i) relating to such Excluded Outparcel, and that it will cause all proceeds from any such sale to be delivered directly to JRI (for distribution by JRI to the relevant Persons that owned interests in the Excluded Outparcel prior to the Closing for the Property to which the Excluded Outparcel relates), and (2) JRI agrees that it will be responsible for carrying out the negotiation and documentation of the proposed sale, that it will reimburse CBL for all reasonable expenses incurred by it directly or through the Property Owner or other owning entity in connection with the proposed sale, and that it will indemnify and hold harmless each of CBL and such Fee Owner from any and all costs and expenses incurred by any of them in connection with the proposed sale and the documents signed by any of them in connection therewith.

     (d) The parties agree that, if the general partner of Kentucky Oaks Mall Company elects to cause that entity to purchase the development parcel identified on Schedule 1.2(a) as being in the vicinity of Kentucky Oaks Mall, that parcel will be treated as an Excluded Outparcel and, at any time before the Closing with respect to Kentucky Oaks Mall, that Property Owner will be entitled, in its general partner's discretion, to transfer the parcel to an entity in which JRI or one or more of its affiliates is an investor, and in the event of such a transfer neither CBL nor any entity owned or controlled by CBL will be entitled to participate in any proceeds from that transfer. Notwithstanding anything herein to the contrary, if the requirements under
Section 1.2(a) have not been satisfied with respect to the Excluded Outparcels at Kentucky Oaks Mall by the Closing in respect of Kentucky Oaks Mall, then such parcels shall not be "Excluded Outparcels," and no JRI Option Agreement shall be entered into with respect thereto.

     1.3 No Representations. (a) EACH OF THE OPERATING PARTNERSHIP AND THE REIT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH HEREIN OR IN ANY INTEREST CONTRIBUTION AGREEMENT OR DEED CONTRIBUTION AGREEMENT, OR ANY EXHIBIT OR SCHEDULE ATTACHED HERETO OR THERETO, OR ANY OTHER DOCUMENT REQUIRED HEREIN OR THEREIN, THE JACOBS PARTIES AND THE OTHER CONTRIBUTORS ARE CONTRIBUTING THE INTERESTS AND, INDIRECTLY, THE PROPERTIES "AS IS, WHERE IS AND WITH ALL FAULTS" AND (ii) EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN AND IN THE INTEREST CONTRIBUTION AGREEMENTS OR DEED CONTRIBUTION AGREEMENTS, IF APPLICABLE, NEITHER THE OPERATING PARTNERSHIP NOR THE REIT IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM THE JACOBS PARTIES OR ANY ASSOCIATE, OR ANY PARTNER, OFFICER, EMPLOYEE, AFFILIATE, ATTORNEY, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER, CONCERNING THE INTERESTS OR THE PROPERTIES, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any Property or the square footage of any of the improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or the fitness, suitability, value or adequacy of any Property for any particular purpose, (iv) the zoning or other legal status of any Property or the existence of any other public or private restrictions on the use of any Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act of 1990, as amended), (vi) the ability of the Operating Partnership or the REIT or any affiliate of either of them to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property, (vii) the presence, absence, condition or compliance of any Hazardous Materials on, in, under, above or about any Property or any adjoining or neighboring property,
(viii) the quality of any labor and materials used in any improvements at any Property, (ix) the ownership of any Properties or Interests or any portion thereof, (x) any leases, permits, warranties, service contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, each of the Operating Partnership and the REIT expressly acknowledges and agrees that, except as set forth herein or in any Interest Contribution Agreement or Deed Contribution Agreement, or any Exhibit or Schedule hereto or thereto, or any other document required herein or therein, it is not relying on any representation or warranty of the Jacobs Parties or any Associate, or any partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of any of them, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of either of the m. Each of the Operating Partnership and the REIT further acknowledges and agrees that none of the Jacobs Parties or any Associate or any affiliate of any of them is under any duty to make any inquiry regarding any matter that may or may not be known to any partner, officer, employee, attorney, agent or broker of any of them. This Section shall survive the Principal Closing and any Deferred Closing, or, if the Principal Closing does not occur, the termination of this Agreement. In addition, each of the Operating Partnership and the REIT acknowledges and agrees that no property (real, personal or otherwise) owned by any tenant or any other Person is intended to be conveyed hereunder unless said property is described and purported to be conveyed herein. For the purposes of this Agreement, "Person" means any individual, corporation, partnership, association, trust, limited liability company, or other entity or organization.

     (b) EACH OF THE OPERATING PARTNERSHIP AND THE REIT ACKNOWLEDGES AND AGREES THAT ANY REPORTS OBTAINED BY IT OR ANY OF ITS AFFILIATES ARE THE SOLE RESPONSIBILITY OF THE OPERATING PARTNERSHIP, AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT, NONE OF THE JACOBS PARTIES OR ANY ASSOCIATE OR ANY OF THEIR RESPECTIVE AFFILIATES HAS ANY OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR ANY PORTION THEREOF OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. EACH OF THE OPERATING PARTNERSHIP AND THE REIT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE OPERATING PARTNERSHIP IS SOLELY RESPONSIBLE FOR OBTAINING ANY APPROVAL OR PERMIT NECESSARY FOR ACCEPTANCE BY IT OF ANY CONTRIBUTED INTEREST OR ANY PROPERTY DIRECTLY OR INDIRECTLY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT THE OPERATING PARTNERSHIP'S SOLE COST AND EXPENSE.

     1.4 Release. (a) Without limiting the provisions of Section 1.3, each of the Operating Partnership and the REIT, for itself and any of its successors and assigns and their affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, any of the Jacobs Parties, New Entities, New Entity Subsidiaries or Associates or other contributing Outside Partners or their respective affiliates or any direct or indirect partner, member, trustee, director, shareholder, controlling person, affiliate officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns (each, a "Contributor Party", and collectively, the "Contributor Parties") with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Authority), including, without limitation, attorneys' and experts' fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with any Interest or any Property or any portion thereof (collectively, "Claims"), including, without limitation, the physical, environmental and structural condition of any Property or any law or regulation applicable thereto, or any other matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any of the Properties; provided, however, that neither the Operating Partnership nor the REIT waives its rights, if any, to recover from, or releases or discharges or covenants not to bring any action against (i) any Contributor Party for any act of that Contributor Party that constitutes fraud, (ii) JRI for any breach of the representations or warranties set forth in Section 8.2, subject to the limitations and conditions provided in Section 9.3, (iii) any Contributor for any breach of representations or warranties set forth in any of the Interest Contribution Agreements to which it is a party, subject to the limitations and conditions provided therein, (iv) any 100% Property Owner for any breach of representations or warranties set forth in any Deed Contribution Agreement to which it is a party subject to the limitations and conditions provided therein or (v) JRI for its obligations under Article IX hereof. In addition, CBL and its successors and assigns covenant and agree to, and where applicable hereby do, release, defend, indemnify and hold harmless each of the Contributor Parties and their respective affiliates from and against any future Claims to the extent relating to any Hazardous Materials that may be placed, located or released on or at any Property after the Closing Date with respect to such Property. CBL's indemnity set forth in the immediately preceding sentence will not require CBL, or its successors or assigns, to indemnify, defend or hold harmless any Contributor Party from any claims arising out of or related to any lawsuit or other proceeding or matter commenced against any Contributor Party or any partners, beneficial owners, officers, directors, employees or agents thereof by any other Person (including, without limitation, any Governmental Authority) to the extent, if any, that such lawsuit or other proceeding seeks recovery for harm suffered due to Hazardous Materials contaminating or otherwise adversely affecting or migrating from any Property on or before the Closing Date for such Property.

For purposes of the foregoing, the term "Hazardous Materials" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or other material that is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise presents a risk of danger to human, plant or animal life or the environment or that is defined, determined or identified as such in any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated) and any judicial or administrative order or judgment, in each case relating to the protection of human health, safety and/or the environment, including, but not limited to, any materials, wastes or substances that are included within the definition of (A) "hazardous waste" in the federal Recourse Conservation and Recovery Act; (B) "hazardous substances" in the federal Comprehensive Environmental Response, Comprehension and Liability Act; (C) "pollutants" in the federal Clean Water Act; (D) "toxic substances" in the federal Toxic Substances Control Act; and (E) "oil or hazardous materials" in the laws or regulations of any State.

     (b) In connection with this Section 1.4, each of the Operating Partnership and the REIT expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release.

     (c) This Section 1.4 shall survive the Principal Closing and any Deferred Closing indefinitely.

                                   ARTICLE II

                                 CONSIDERATION

     2.1 Consideration. (a) On the Principal Closing Date, assuming satisfaction by JRI and/or waiver by CBL of all conditions set forth in Section
7.1 and subject to Section 2.1(b), the Operating Partnership agrees to:

          (i) deliver to the Jacobs Trusts and the Contributors One Hundred Million Dollars ($100,000,000.00), payable in cash by wire transfer of immediately available funds to the bank accounts designated by JRI in writing to the Operating Partnership at least three (3) days prior to the Principal Closing Date, and

          (ii) admit the Contributors as additional limited partners of the Operating Partnership and issue to them a total of 11,707,194 Series J Special Common Units of the Operating Partnership ("SCUs") having the rights and priorities set forth on Exhibit G hereto

(such cash and partnership interest consideration, as it may be adjusted as provided for herein, the "Consideration"). Notwithstanding the foregoing, the total Consideration (including the final number of SCUs deliverable in respect of any Property) will be subject to increase or decrease in accordance with the provisions of this Article II, and the provisions set forth in the Contribution Agreement (Weston Management), the Interest Contribution Agreements and the Deed Contribution Agreements, if applicable. The acquisition of Weston Management shall be structured as an installment sale transaction, with the consideration payable in cash. The Consideration allocated to and payable in respect of Weston Management at each Closing will be determined as set forth in the Contribution Agreement (Weston

Management), and such amounts will be payable by CBL in respect of Properties as they are contributed to CBL and regardless of whether Weston Management exercises the purchase options referred to in Section 4.31 hereof. At the Principal Closing, the Consideration will be allocated among the Properties and Weston Management in accordance with a schedule to be prepared by JRI and delivered to CBL at least five (5) Business Days prior to the Principal Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). As used herein, the term "Business Day" means any day of the year, other than a Saturday or Sunday or any other day that the Federal Reserve Bank of New York recognizes as a federal holiday. If, at any Closing, JRI has advised CBL in writing that JRI is prepared and able to Close on the related Closing Date, and CBL wire transfers funds to or for the accounts designated by JRI on that Closing Date, and the Closing fails to occur on that Closing Date because of a failure by JRI to meet one or more conditions precedent to CBL's obligation to close, JRI will reimburse CBL for the lost interest on the funds so wired until the sooner of the date on which JRI returns the funds to CBL or the relevant Closing occurs. The lost interest shall be computed at the overnight funds rate then available to JRI for short term deposits of that nature (and regardless of whether or not JRI actually earned that rate on CBL's funds).

     Notwithstanding the allocations referred to in the foregoing paragraph, if less than all of the Properties is included in the Principal Closing, the Consideration to be delivered by CBL at the Principal Closing will be reduced by the sum of the amounts set forth on Schedule 2.1(a) hereto opposite the names of the Excluded Properties (as defined below) or as otherwise agreed between JRI and CBL, and preliminary allocations of that Consideration among the Properties and the Interests to be contributed at the Principal Closing and Weston Management, will be made in accordance with a schedule of preliminary allocations specified by JRI in writing no fewer than five (5) Business Days before the Principal Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). At each Deferred Closing, if any, the total Consideration payable with respect to the Properties being contributed at such Closing and the additional consideration payable in respect of Weston Management will be the sum of the amounts set forth on Schedule 2.1(a) with respect to those Properties (including both cash and SCUs) or as otherwise agreed between JRI and CBL, and, notwithstanding the amounts on Schedule 2.1(a), preliminary allocations of that Consideration among the Properties and the Interests to be contributed at such Closing and Weston Management will be made in accordance with a schedule of preliminary allocations specified by JRI in writing no fewer than five (5) Business Days before the applicable Closing and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). The parties acknowledge that the schedules of preliminary allocations referred to in the preceding sentences with respect to the Principal Closing and each Deferred Closing, if any, may be subject to further adjustment or reallocation by JRI based on the aggregate Consideration delivered by CBL with respect to all Closings and approved by CBL (such approval not to be unreasonably withheld, conditioned or delayed). JRI agrees that it will notify CBL of the final allocations in writing as promptly as practicable after the last to occur of the Principal or Deferred Closings, as the case may be, or the expiration of the dates by which such Closings are required to occur as provided in this Agreement, and in no event later than November 30, 2001. In no event shall the allocations or reallocations of the Consideration determined by JRI among the Properties or the Interests affect the aggregate Consideration to be paid by CBL hereunder or the stated amounts set forth in the Interest Contribution Agreements, the Contribution Agreement (Weston Management) and the Deed Contribution Agreements, if applicable.

     (b) The Consideration allocated to any Property pursuant to a preliminary schedule prepared by JRI in accordance with Section 2.1(a) will be adjusted in each of the following circumstances and the total Consideration will be adjusted accordingly:

          (i) JRI, in its discretion, may elect to reallocate up to $10 million in the aggregate for all Closings and ICOA Option Closings of the cash component of Consideration to the SCU component of Consideration at a conversion rate of one SCU for each $32.25 of cash so reallocated. JRI may make this election by delivering written notice thereof to CBL at least fifteen (15) days prior to the Closing to which the reallocation will relate.

          (ii) if any Outside Partner set forth on Schedule 2.1(b)(ii) hereto elects to participate in the contribution transactions set forth herein with respect to any Property identified on Schedule 2.1(b)(ii) in which it has an ownership interest, the Consideration will be increased by the number of SCUs set forth on Schedule 2.1(b)(ii) hereto for that Outside Partner or as otherwise agreed between JRI and CBL.

          (iii) if it becomes necessary for JRI to arrange the refinancing of any Continuing Loan as set forth in Section 1.1(b), the SCU component of the Consideration allocable to the related Property may be adjusted as provided in Section 1.1(b)(iii).

          (iv) if any capital expenditure scheduled on the 2000 or 2001 business plan to be completed prior to the Closing Date with respect to any Property is not completed by such Closing Date, the total Consideration payable in respect of that Property will be reduced as set forth in Section 4.6(i).

          (v) the aggregate Consideration will be increased by increasing the SCU component of the Consideration payable in respect of any Property to account for any regular scheduled amortization payments actually made in respect of any related Continuing Loan and/or New Loans for such Property during the period after December 31, 2000 through and including the Closing Date (or the ICOA Closing Date, if applicable, for such Property), in which case the number of SCUs will be increased at the rate of one SCU for each $32.25 of amortization payments made during such period, provided, however, that if such adjustment is being made with respect to a Partial Property, the total number of SCUs will be increased by an amount equal to the quotient of (x) the product of (A) the total amortization payments made during such period with respect to such Partial Property and (B) the percentage of the total interests in the Partial Property Owner of that Partial Property being contributed to the Operating Partnership in connection with the transactions contemplated herein (assuming that all of the interests in such Partial Property Owner that are subject to an Interest Contribution Agreement are contributed) divided by (y) 32.25.

          (vi) if Cary Towne Center is included in the relevant Closing, the aggregate Consideration will be increased by increasing the cash component of the Consideration payable at that Closing by an amount equal to twenty percent (20%) of the then-outstanding principal balance of the Cary Note, provided, however, that if the cash payable with respect to the Cary Note would cause the cash component of the aggregate Consideration to exceed $100 million, the portion in excess of $100 million will be payable in SCUs instead of cash at a rate of one SCU for each $32.25 of such excess amount.

     (c) The parties agree that the contributions by the Jacobs Parties and the Associates (and any Outside Partners electing to participate in the contribution transactions contemplated herein) of the interests in each Partial Property Owner (other than the owner of Kentucky Oaks Mall and Midland Mall, unless the percentage interest to be transferred hereunder exceeds 49%, or unless there have been transfers of other interests in the owner of Kentucky Oaks Mall or Midland Mall within twelve (12) months prior to the Closing with respect to either such Property and the other interests transferred, when taken together with the interests of the Jacobs Parties and the Associates (and any Outside Partners electing to participate in the contribution transactions contemplated herein) in such Partial Property Owner, represent in the aggregate a greater than 49% capital and profits interest in such Partial Property Owner for federal income tax purposes, in which case that Property also will be included in the foregoing list), will occur in multiple contributions (the contributions after the first contribution being contingent on exercise of one or more of the options described in clauses (ii) and (iii) below) as set forth below:

          (i) ICOA Closing: At the first Closing with respect to any Partial Property (the "ICOA Closing"), the Associates will contribute all of the Associate Interests, if any, in the Partial Property Owner, the Outside Partner(s) for such Partial Property participating in the Closing, if any, will contribute their interests in the Partial Property Owner and the Contributors controlled by any of the Jacobs Parties will contribute a portion of the Jacobs Interests in the Partial Property Owner, so that in the aggregate the Associate Interests, the Outside Partner Interests and such portion of the Jacobs Interests then contributed represent 48% of the total ownership interests in such Partial Property

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

     Owner (or such lesser percentage (rounded down to the nearest full percent) of the total partnership interests in the Partial Property Owner as may be transferred without causing a termination of the Partial Property Owner pursuant to Section 708(b) of the Code), to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), and the Operating Partnership will deliver to those Contributors an appropriate portion of the total Consideration allocated to that Partial Property given the interests actually contributed (as determined between JRI and CBL) in accordance with the Interest Contribution and Option Agreement for that Partial Property. At each ICOA Closing, the contributing partners or members of the relevant Partial Property Owner that continue to own interests in such Partial Property Owner after such ICOA Closing will enter into a voting agreement with the Operating Partnership in the form of Exhibit E hereto (an "Option Interest Voting Agreement") with respect to the interests in that Partial Property Owner that are subject to an option.

          (ii) ICOA Option Closings: Each Interest Contribution and Option Agreement will grant each of CBL and JRI an option to cause the other to require the Contributors of interests in the relevant Partial Property Owner controlled by any of the Jacobs Parties, to contribute the remaining Interests in the Partial Property Owner to which the agreement relates (or such lesser portion of the remaining Interests in the Partial Property Owner to which the agreement relates as may be transferred on the date of the ICOA Option Closing without causing a termination of the Partial Property Owner pursuant to Section 708(b) of the Code (rounding down to the nearest full percent)) to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) at a date not less than thirteen (13) months after the ICOA Closing, and, assuming that the relevant representations and warranties of the relevant Contributors in that Interest Contribution and Option Agreement are true and correct in all material respects as of such date, the Operating Partnership will accept the contributions and deliver to the Contributors the SCUs and cash in amounts determined after taking into account amounts paid pursuant to (i) above, as determined by CBL and JRI. CBL will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the thirteenth (13th) calendar month following the month in which the related ICOA Closing occurred by written notice to JRI, and JRI will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the fourteenth (14th) calendar month following the month in which the related ICOA Closing occurred by written notice to CBL. If either party exercises its option with respect to any Property, the closing with respect to the contribution of such interests will take place on the first Business Day of the fifteenth (15th) calendar month following the month in which the related ICOA Closing occurred in accordance with and subject to the conditions set forth in the applicable Interest Contribution and Option Agreement. The closing with respect to the contribution of interests in any Partial Property Owner pursuant to this Section 2.1(c)(ii) or Section 2.1(c)(iii) below is referred to herein as an "ICOA Option Closing"; and the date on which an ICOA Option Closing is to occur is referred to herein as an "ICOA Option Closing Date").

          (iii) If less than all of the remaining interests in a Partial Property Owner are transferred in an ICOA Option Closing, then the Interest Contribution and Option Agreement will grant each of CBL and JRI options to cause the other to require the Contributors of interests in the relevant Partial Property Owner controlled by any of the Jacobs Parties to contribute the remaining Interests in the Partial Property Owner (or such lesser portion of the remaining Interests in the Partial Property Owner to which the agreement relates as may be transferred on the ICOA Option Closing Date without causing a termination of the Partial Property Owner pursuant to Section 708(b) of the Code (rounding down to the nearest full percent)) to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes), and, assuming that the relevant representations and warranties of the relevant Contributors in that Interest Contribution and Option Agreement are true and correct in all material respects on such date, the Operating Partnership will accept the contributions and deliver to the Contributors the SCUs and cash in amounts determined after taking into account amounts paid pursuant to clauses (i), (ii) and (iii) of this
     Section 2.1(c), as determined by CBL and JRI. CBL will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the thirteenth (13th) calendar month following the month in which the most recent related ICOA Option Closing occurred by written notice to JRI, and JRI will be entitled to exercise the foregoing option at any time during the first fourteen (14) days of the fourteenth (14th) calendar month in which the most recent related ICOA Option Closing occurred by written notice to CBL. If either party exercises its option with respect to any Property, the closing with respect to the contribution of such interests will take place on the first Business Day of the fifteenth (15th) calendar month following the calendar month in which the most recent related ICOA Option Closing occurred, all in accordance with and subject to the conditions set forth in the applicable Interest Contribution and Option Agreement.

                                  ARTICLE III

                    TITLE AND OTHER PROPERTY RELATED MATTERS

     3.1 Title to the Properties. (a) JRI has caused Chicago Title Insurance Company (the "Title Company") to prepare and deliver to CBL, and CBL hereby acknowledges receipt of (i) the title commitments attached as Exhibit F hereto (each a "Commitment" and, collectively, the "Commitments"), pursuant to which the Title Company agrees to issue ALTA title insurance policies (collectively, the "Title Policies") for each of the Properties with the endorsements and affirmative coverages referenced therein, which Title Policies shall name, as the insured, the entity to which (x) the Interests are to be transferred pursuant to an Interest Contribution Agreement for such Property (i.e., a partner or member of the applicable Property Owner) or (y) the Property is to be transferred pursuant to a Deed Contribution Agreement (i.e., a Property transferee) and shall insure the applicable Property Owner's (or Property transferee's, if applicable) fee simple (and, in the case of Eastgate Mall and Wausau Center, its leasehold) title to its respective Property to be good and indefeasible, subject only to the Permitted Exceptions and the other terms set forth therein and (ii) photocopies of the documents (the "Title Documents") evidencing or describing all title exceptions shown on the Commitments.

     (b) As used herein, the term "Permitted Exceptions" means, with respect to each Property:

          (i) Each of the title matters set forth in the Commitment for that Property and any additional liens or related title exceptions securing or relating to indebtedness incurred by the applicable Property Owner after the date of the relevant Commitment and in accordance with the terms of this Agreement, but excluding those exceptions to title described in
     Schedule 3.1(b)(i), the items marked "omit" on the Commitments (collectively, the "Initial Title Objections") and any exceptions in the Commitments that evidence or relate to indebtedness that has been repaid at or prior to the Closing with respect to such Property, which exceptions JRI agrees to use commercially reasonable efforts to Remove (as defined below) prior to or concurrently with, and as a condition to, the Closing under the Interest Contribution Agreement or Deed Contribution Agreement, as applicable, with respect to such Property;

          (ii) The state of facts set forth in the land survey of such Property described on Schedule 3.1(b)(ii) (such surveys for the Properties, collectively, the "Delivered Surveys") but excluding any items shown on the Delivered Surveys that also are identified as Initial Title Objections, and the state of facts set forth in the Updated Survey for such Property and not objected to by CBL as provided in Section 3.2;

          (iii) All laws, regulations and ordinances including, without limitation, all environmental, building and zoning restrictions affecting the Property or the ownership, use or operation thereof adopted by any Governmental Authority having jurisdiction over the Property or the ownership, use or operation thereof, and all amendments or additions thereto now in effect or which may be in force and effect on the Closing Date with respect to such Property;

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

          (iv) All unpaid personal property, real estate and excise taxes, and all water, sewer, utility, trash and other similar charges, in each case that are not yet due and payable as of the Closing with respect to such Property but may become or give rise to a lien on all or any portion of the Property (it being understood that such items may be subject to apportionment at such Closing as provided in the relevant Interest Contribution Agreement or Deed Contribution Agreement);

          (v) Each lease and other agreement for the present or future use or occupancy of any space in the Property listed on the rent roll for the Property attached hereto as Schedule 3.1(b)(v), as such Schedule may be amended, supplemented or otherwise modified from time to time through the Closing Date with respect to such Property to reflect additional leases entered into by the Property Owner and not prohibited by Section 4.6 hereof;

          (vi) Each of the equipment leases by which the related Property Owner holds the right to possess and use any of the equipment, furniture, machinery, furnishings, tools, spare parts, supplies and other articles of personal property located on or in the Property that is used by the Property Owner in the ordinary course of business;

          (vii)  Each and every Encumbrance of the type referred to in Section
     3.2 below identified to CBL prior to the Closing with respect to such Property as contemplated therein and not objected to by CBL in writing within the time allowed in that Section or otherwise waived by CBL as provided in Section 3.2;

          (viii) Any public record filings by mechanics and other workmen employed by any tenant at its own expense to provide services at the Property (to the extent, if any, that such filings constitute an Encumbrance), so long as they are omitted from the relevant Title Policy (provided, however, that if the aggregate of all such liens exceeds $5 million, JRI has bonded over the portion of such liens that exceeds $5 million with security acceptable to CBL acting reasonably); and

          (ix) Any liens, encumbrances or other defects or exceptions to title insurance coverage caused by CBL, by any of its affiliates, by any of their respective agents, employees or other representatives or by any of the Jacobs Parties or any of their respective agents, employees or other representatives at CBL's prior written request.

     3.2  Title Defects.

     (a) Certain Exceptions to Title. If any update of a Commitment or any Updated Survey for a Property other than Kentucky Oaks Mall (each, a "Jacobs-Managed Property") discloses any new mortgage, lien, restriction, option, conditional sales agreement, pledge, security interest, or other encumbrance, adversely affecting the relevant Property in any material respect (each, an "Encumbrance") or any encroachment, change in the boundary of a Property (as compared to the boundary shown on the Delivered Survey) or other survey defect, in either case that is not a Permitted Exception and that adversely affects in any material respect (i) the applicable Property Owner's title to such Property or (ii) the current or future use of any portion of such Property in a manner consistent with such Property Owner's use of such Property as of the date of this Agreement (all such Encumbrances and other new encroachments, changes and other survey defects are collectively referred to herein as "Other Exceptions"), then within ten (10) Business Days after CBL first receives notice thereof or such lesser time as remains between such receipt and the Closing Date with respect to such Property, CBL will have the right to object in writing to such Other Exception. Unless CBL notifies JRI in writing that it objects to an Other Exception with respect to a Jacobs-Managed Property within the foregoing time period, each such Other Exception automatically will constitute an additional Permitted Exception. Other Exceptions to which CBL timely objects (in the case of Jacobs-Managed Properties within the time-frame set forth in this Section 3.2(a) and in the case of Kentucky Oaks Mall within the time-frame set forth in Section 3.2(d)(i)) are collectively referred to herein as "Subsequent Title Objections".

     (b) Discharge of Title Objections. At or prior to the Closing Date with respect to such Property, as the same may be extended as permitted herein, JRI agrees to Remove or cause the applicable Property Owner to Remove any and all Title Objections. As used in this Agreement the term "Title Objection" refers to and includes any Initial Title Objection and any Subsequent Title Objection, and the term "Remove" means that JRI in its discretion and at its sole cost and expense will either (a) take such actions as are necessary to eliminate (of record or otherwise, as appropriate) the Title Objection, (b) cause the Title Company to remove the Title Objection as an exception to title in the Title Policy and affirmatively insure against the same, in each case without any additional cost to CBL, whether such insurance is made available in consideration of payment, bonding, indemnity of JRI or otherwise, provided that this clause (b) will only be available to remove mechanics' liens for claims that do not exceed $5 million in the aggregate, or (c) deliver its own funds to the Title Company with instructions for the Title Company to apply such funds to discharge fully the Title Objection, together with such instruments, in recordable form, as are necessary to enable the Title Company to discharge the Title Objection of record and funds necessary to cover the fees and expenses of the Title Company for discharging the claim and recording or filing such instruments. In addition, to Remove a Subsequent Title Objection relating to an Updated Survey, the applicable Survey must be revised to indicate the Removal if the same is of a nature that is capable of being reflected on a survey and is of a type that customarily would be so reflected. Notwithstanding anything herein to the contrary, any Title Objection that arises because of an incorrect or over-inclusive tax lot or block designation or a need to subdivide any parcel or property from any other property must be Removed in accordance with all legal requirements for obtaining a proper tax lot designation or subdivision, as applicable.

     (c) Updated Surveys. CBL acknowledges that it has received and reviewed each of the Delivered Surveys and hereby confirms that, except to the extent of items that are identified as Initial Title Objections on Schedule 3.1(b)(i), the conditions shown on the Delivered Surveys are acceptable to CBL. Notwithstanding the foregoing, JRI agrees that it will use commercially reasonable efforts to take the remedial actions outlined on Schedule 3.2(c) in respect of the Delivered Surveys and, where relevant, to obtain revised surveys reflecting such actions, although the parties also agree that completion of the actions outlined on Schedule 3.2(c) are not conditions precedent to Closing with respect to any of the Properties. Within seventy-five (75) days of the date of this Agreement, JRI shall deliver to CBL for its review an updated survey for each of Columbia Mall, Randolph Mall and Parkdale Mall (each, an "Updated Survey"). Subject to clause (iii) below, CBL will have the right to object to new matters set forth in any Updated Survey or any revised survey delivered in connection with, or otherwise relating to the process of, confirming completion of an item identified on Schedule 3.2(c) or required by the Title Company as a condition to the issuance of the applicable Title Policy, in each case in accordance with the provisions of Section 3.2(a) above, except that CBL will not have the right to object to any new matters unless they constitute Other Exceptions and were not set forth in the Delivered Surveys.

     (d) Special Provisions Relating to Kentucky Oaks Mall. (i) Notwithstanding the foregoing, JRI agrees to use commercially reasonable efforts to obtain and deliver to CBL a current survey for Kentucky Oaks Mall as soon as practical and in any event within forty-five (45) days of the date of this Agreement. Upon receipt of the current survey, CBL will have up to ten (10) days but in any event, no later than the fiftieth (50th) day following the date of this Agreement if the survey is delivered to CBL by the forty-fifth (45th) day following the date of this Agreement and, if the survey is delivered to CBL after the forty-fifth (45th) day following the date of this Agreement, CBL will have five (5) days (such period, the "Response Period") to notify JRI in writing of any Other Exception shown on or otherwise arising from the new survey of Kentucky Oaks Mall. If CBL does not deliver written notice of any such Other Exception within the Response Period, CBL will be deemed to have accepted the new survey and each such Other Exception automatically will constitute an additional Permitted Exception. If CBL notifies JRI in writing of any such Other Exception, JRI will have five (5) days from receipt of the notice to determine whether it is willing and able to Remove the Other Exception and, if JRI determines that it is unwilling or unable to Remove any such Other Exception as a condition to Closing on Kentucky Oaks Mall, JRI will notify CBL of that determination in writing. If JRI does not notify CBL of such a determination within the allotted five (5) days, the Other Exception will constitute a Subsequent Title Objection. If, on the other hand, JRI notifies CBL of its determination within the allotted five (5) days, CBL will have three (3) Business Days from receipt of the notice to respond in writing withdrawing the Other Exception (in which case the other exception will become an additional Permitted Exception). If

CBL does not withdraw the Other Exception within that three (3) Business Day period, then JRI will be entitled to terminate this Agreement by delivering to CBL a written notice of termination within three (3) Business Days from the expiry of the CBL withdrawal period. If JRI does not exercise the foregoing termination right, the Other Exception will constitute a Subsequent Title Exception. If JRI exercises the foregoing termination right, neither party will be required to pay the other any Expense Reimbursement or other amount, and thereafter no party to this Agreement will have any further rights or obligations hereunder except pursuant to those provisions of this Agreement that provide, by their terms, that they survive termination.

     (ii) At the earlier to occur of (A) such time as JRI has Removed all Title Objections with respect to Kentucky Oaks Mall and has delivered a current survey of Kentucky Oaks Mall as required above and CBL has confirmed to JRI in writing that all of the items identified on that survey constitute Permitted Exceptions and JRI has confirmed to CBL that it has obtained all consents with respect to Kentucky Oaks Mall identified on Exhibit R and (B) November 30, 2000, CBL will have the right to approach the general partner of Kentucky Oaks Mall Company to request that (x) it deliver to JRI and CBL an estoppel certificate with respect to Kentucky Oaks Mall and (y) CBL be permitted to solicit estoppel certificates from the tenants at Kentucky Oaks Mall, provided, that, CBL agrees that it will not make any such approach to the general partner or any person on its behalf until the earlier of (A) such time as CBL has delivered the written confirmation required above and JRI has confirmed that it has obtained the consents and amendments identified on Exhibit R and (B) November 30, 2000.

     (iii) In addition, the parties agree that (x) JRI will only be responsible for Removing the Initial Title Objections with respect to Kentucky Oaks Mall and exceptions to title identified by CBL to JRI in writing during the forty-five
(45) day period following the date hereof as described in (i) above, (y) CBL will not be entitled to raise any further or additional objections to title after the expiration of the initial forty-five (45) day period, and (z) any objections first identified to JRI after the initial forty-five (45) day period will be disregarded in determining whether JRI has satisfied the conditions precedent to CBL's obligation to acquire interests in Kentucky Oaks Mall Company.

     (iv) JRI agrees that, from the date hereof until the Closing Date with respect to Kentucky Oaks Mall, it will not cause or permit Paducah Development Company to affirmatively consent to any matter regarding which Paducah Development Company's consent is required pursuant to the organizational documents of Kentucky Oaks Mall Company, without CBL's prior written consent (which consent will not be unreasonably withheld, conditioned or delayed).

     3.3 Condemnation. (a) Right to Terminate. In the event that any Governmental Authority commences any condemnation action or any taking by power of eminent domain (such action, a "Condemnation") against any Property or threatens in writing to do so prior to the Closing with respect to that Property (or the ICOA Closing with respect to any Partial Property subject to Section 2.1(c)), JRI agrees to notify the Operating Partnership of such action or threatened action promptly upon obtaining knowledge thereof. If any Property or portion thereof is taken in a Condemnation or a transfer in lieu thereof and the action (i) deprives the Property Owner of 20% or more of the gross leasable area owned and/or ground leased by the Property Owner at the Property, (ii) deprives the affected Property of access to public roads in a manner that materially and adversely affects the value of the Property taken as a whole, (iii) permits any Anchor at that Property to terminate its operating covenant with respect to that Property under the applicable Anchor Documents and the Anchor does not affirmatively waive its right to terminate the operating covenant, (iv) constitutes or causes an event of default under the terms of the mortgage loan then encumbering the Property which the applicable lender is unwilling to waive or (v) deprives the Property of parking area such that the Property is no longer in compliance with the parking count requirements of any of the Anchor Documents in force at the Property or any applicable laws (any such Condemnation, a "Substantial Condemnation"), and following such occurrence the Jacobs Parties and the relevant Property Owner are unwilling or unable to restore the Property to at least as good a condition (including leasable square footage) as existed on the date of this Agreement (or, in the case of a reduction in parking area, to at least as good a condition and number of spaces as is required by the relevant Anchor Documents and applicable law) by the Principal Closing Date, the Operating Partnership will have the right to decline to include that Property in the Principal Closing as contemplated in, and subject to JRI's cure obligations as set forth in
Section 6.4 below. If any Condemnation does not constitute a Substantial Condemnation, then this Agreement will remain in full force and effect with respect to the affected Property, and the Operating Partnership will acquire the Interests (or fee and/or leasehold interests) in that Property on the terms and conditions set forth in this Agreement and the related Interest Contribution Agreement or Deed Contribution Agreement, as applicable. If any Condemnation occurs with respect to any Property and this Agreement is not terminated with respect to that Property, JRI agrees that it will allow CBL to participate in the negotiations regarding the settlement of any claim for proceeds resulting from that Condemnation and will not settle any such claim without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In addition, JRI agrees that, without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed, it will not make any repairs to, or otherwise restore, any Property subject to a Condemnation, other than repairs required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the relevant Property Owner is a party or which is otherwise applicable to the affected Property.

     (b) Credit for Distributed Proceeds. If a Condemnation occurs with respect to a Property and (i) the Condemnation constitutes a Substantial Condemnation but the Operating Partnership does not decline to accept the Property as permitted in Section 6.4 or (ii) the Condemnation does not constitute a Substantial Condemnation, then in either case the Operating Partnership will acquire the Interests (or, if applicable, the fee and/or leasehold interests) in that Property on the terms and conditions set forth herein, provided, that, at the Closing with respect to that Property (or if the Property is a Partial Property subject to Section 2.1(c), at the ICOA Closing for that Property), the Operating Partnership will be entitled to a credit against the Consideration allocable to that Property in an amount equal to the Condemnation proceeds, if any, received by the Property Owner and distributed to the partners or members owning interests in that Property Owner after the date of this Agreement and prior to that Closing, and the proceeds of any rent insurance paid in respect of the Condemnation will be apportioned between the Operating Partnership and the Contributors of that Property as if the same were rent, as and when received. If the proceeds of any Condemnation award in respect of any Property are paid directly to any Jacobs Party or any entity controlled by a Jacobs Party (other than or in addition to the relevant Property Owner), the Jacobs Party will deliver the proceeds or cause the proceeds to be delivered (in each case net of any costs of collection) to the relevant Property Owner for adjustment as contemplated above and in the relevant Interest Contribution Agreement or Deed Contribution Agreement. The provisions of this Section 3.3(b) shall survive the Closing with respect to that Property.

     3.4 Destruction or Damage. (a) If any Property or portion thereof is destroyed or damaged by any casualty in a manner that: (i) deprives the Property Owner of 20% or more of the gross leasable area owned and/or ground leased by the Property Owner at the Property, (ii) deprives the affected Property of access to public roads in a manner that materially and adversely affects the value of the Property taken as a whole, (iii) permits any Anchor at that Property to terminate its operating covenant with respect to that Property under the applicable Anchor Documents and the Anchor does not affirmatively waive its right to terminate the operating covenant, (iv) constitutes or causes an event of default under the terms of the mortgage loan then encumbering the Property which the applicable lender is unwilling to waive or (v) deprives the Property of parking area such that the Property is no longer in compliance with the parking count requirements of any of the Anchor Documents in force at the Property or any applicable laws (any such casualty, a "Substantial Casualty"), and following such occurrence the Jacobs Parties and the relevant Property Owner are unwilling or unable to restore the Property to at least as good a condition (including leasable square footage) as existed on the date of this Agreement (or, in the case of a reduction in parking area, to at least as good a condition and number of spaces as is required by the relevant Anchor Documents and applicable law) by the Principal Closing Date, the Operating Partnership will have the right to decline to include that Property in the Principal Closing as contemplated in, and subject to JRI's cure obligations as set forth in Section
6.4 below. If any Substantial Casualty (or any other casualty in respect of which settlement of the related insurance claim requires a lender's consent) occurs with respect to any Property and this Agreement is not terminated with respect to that Property, JRI agrees that it will allow CBL to participate in the negotiations regarding the settlement of any claim for insurance proceeds payable in respect of that casualty and will not compromise or settle any such claim without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed. In addition, JRI agrees that, without obtaining CBL's prior consent, which consent will not be unreasonably withheld, conditioned or delayed, JRI will not make any repairs to, or otherwise restore, any Property subject to a casualty described in the immediately preceding sentence, other than repairs required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the relevant Property Owner is a party or which is otherwise applicable to the affected Property.

     (b) Credit for Distributed Proceeds. If (i) any Substantial Casualty occurs at a Property and the Operating Partnership does not elect to exclude the affected Property from the Principal Closing as contemplated in Section 6.4 below, or (ii) damage or destruction occurs at a Property that does not constitute a Substantial Casualty, then in either case the Operating Partnership will acquire the Interests (or, if applicable, the fee and/or leasehold interests) in that Property on the terms and conditions set forth herein, provided, that, at the Closing with respect to that Property (or, if the Property is a Partial Property subject to Section 2.1(c), at the ICOA Closing for that Property), the Operating Partnership will be entitled to a credit against the Consideration allocable to that Property in an amount equal to the insurance proceeds, if any, received by the Property Owner and distributed to the partners or members owning interests in that Property Owner after the date of this Agreement and prior to that Closing, and the proceeds of any rent insurance paid in respect of the casualty will be apportioned between the Operating Partnership and the Contributors of that Property as if the same were rent, as and when received. If the proceeds of any casualty insurance claim in respect of any Property are paid directly to any Jacobs Party or any entity controlled by a Jacobs Party (other than and instead of the relevant Property Owner), the Jacobs Party will deliver the proceeds or cause the proceeds to be delivered (in either case net of costs of collection) to the relevant Property Owner for adjustment as contemplated above and in the relevant Interest Contribution Agreement or Deed Contribution Agreement and will reimburse CBL, or cause CBL to be reimbursed, for the amount of any deductibles. The provisions of this Section 3.4(b) shall survive the Closing with respect to that Property.

     3.5 Insurance. JRI shall cause each Property Owner (other than the owner of Kentucky Oaks Mall, regarding which JRI will use commercially reasonable efforts to cause the Property Owner) to maintain, or, if applicable, to renew or replace with comparable coverage, the insurance coverages currently in effect for itself and its Property through the Closing with respect to such Property (or, if the Property is a Partial Property subject to Section 2.1(c), the ICOA Closing with respect to that Property) and will cause Weston Management to maintain, or, if applicable, to renew or replace with comparable coverage, the insurance coverages currently in effect with respect to Weston Management through the Principal Closing.

                                   ARTICLE IV

                                   COVENANTS

     4.1  Agreement to Explore a Potential Alternate
Transaction. Notwithstanding the provisions of Article II above, CBL agrees to cooperate with the Jacobs Parties in good faith to explore a variation of the transaction contemplated herein whereby the Operating Partnership would deliver community centers to one or more of the Property Owners (or their designees) in a tax-free exchange as part of the Consideration and in lieu of a number of SCUs having equivalent value; provided, however, that the Operating Partnership will not be required to participate in any such transaction unless the price for its community centers and other terms of its involvement are satisfactory to CBL in its sole discretion, and consummation of such a transaction is not a condition to Closing (or any ICOA Option Closing). Notwithstanding the foregoing, the Jacobs Parties acknowledge and agree that CBL also may undertake

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

transactions of the type contemplated by this Section 4.1 or other transactions with respect to its community centers with parties other than the Jacobs Parties.

     4.2 Amendment to the OP Partnership Agreement. At the Principal Closing, the Operating Partnership agrees to amend the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership, dated as of July 30, 1998 (the "OP Partnership Agreement") in the form of the amendment (such amendment, the "First Amendment"). At each Deferred Closing, the Operating Partnership agrees to amend the OP Partnership Agreement in a form of amendment to be agreed between CBL and JRI, acting reasonably.

     4.3 Existence. At all times prior to December 1, 2002, each of the REIT and the Operating Partnership agrees to take all steps within its power to preserve and continue the corporate existence of the REIT and the partnership existence of the Operating Partnership.

     4.4 Commercially Reasonable Efforts. Each of CBL and each of the Jacobs Parties agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, if any, and the other agreements being signed concurrently herewith or pursuant hereto. Each of the Jacobs Parties agrees to use commercially reasonable efforts to help the Operating Partnership obtain any approvals, licenses or permits necessary for the acceptance by the Operating Partnership of the Interests and directly or indirectly the Properties, all at the Operating Partnership's sole cost and expense.

     4.5 HSR Act Filings. (a) As soon as practicable after the date hereof, CBL and JRI agree to make such filings, if any, and use commercially reasonable efforts to obtain such requisite approvals as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the consummation of the transactions contemplated by this Agreement, and shall thereafter file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information which may be requested pursuant to the HSR Act and/or to secure the expiration or early termination of applicable waiting periods under the HSR Act. Each of JRI and CBL will cause any filings referred to in this Section 4.5 to comply in all material respects with the requirements of the respective laws pursuant to which they are made.

     (b) Without limiting the generality or effect of Section 4.5(a), if such an HSR Act filing is required, each of CBL and JRI agrees to (a) use its commercially reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act, (b) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other party (or parties) hereto, and (c) cooperate with the other and use commercially reasonable efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other judicial or administrative order which may be entered into in connection with the transactions contemplated by this Agreement, provided, that, neither party shall be required to divest itself of any assets, and, prior to or after the Principal Closing, pursue the underlying litigation or administrative proceeding diligently and in good faith.

     4.6 Conduct of Business. (a) With respect to each Jacobs-Managed Property and its related Property Owner, the Jacobs Parties agree that during the period from the date hereof to the Closing Date with respect to such Property to the extent within their control they will:

          (i) cause the Property Owner to operate its Property in the ordinary course and in a manner consistent with its prior practice and in accordance with the year 2000 business plan for that Property that JRI previously provided to CBL, as the same may be modified by JRI with CBL's written consent, which consent will not be unreasonably withheld, conditioned or delayed (including, without limitation, to continue to perform and complete the capital expenditures that have been budgeted and scheduled in such business plan and conduct customary repairs and maintenance) and, in the case of

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

     operations in 2001, in accordance with the year 2001 business plan for that Property developed by JRI, which 2001 business plan will be developed as follows: (1) on or before November 15, 2000, JRI will submit to CBL for approval, which approval will not be unreasonably withheld, conditioned or delayed, a proposed 2001 business plan for each Jacobs-Managed Property prepared in a format and with a level of detail comparable to the year 2000 business plan referred to above, (2) if CBL objects to any proposed business plan it will notify JRI of the objection in writing including an explanation in reasonable detail of each line item to which it is objecting within thirty (30) days of the date on which JRI delivers the proposed business plan to CBL (and if CBL fails to deliver any such objection notice within that period the proposed business plan will be deemed approved), (3) if CBL delivers an objection notice meeting the requirements described above, JRI and CBL will cooperate in good faith to resolve the source of the objection before the end of 2000, (4) if, despite good faith efforts, JRI and CBL are unable to resolve a dispute with respect to one or more items in a proposed 2001 business plan, the Property Owner will operate the Property in accordance with the 2000 business plan and will not make any capital expenditures, other than capital expenditures required to protect the health or safety of any person or property at the Property and except as required by the terms of any lease, reciprocal easement or other Anchor agreement, loan document or other agreement to which the Property Owner is a party or which is otherwise applicable to the Property, until the capital expenditure component of the 2001 business plan or the specific capital expenditure line item has been approved and (5) if any capital expenditure scheduled on the 2000 or 2001 business plan to be completed prior to the Closing Date with respect to the Property is not completed by such Closing Date, the total Consideration payable by CBL in respect of that Property will be reduced by an amount equal to the product of (x) the remaining cost to complete the capital expenditure multiplied by (y) the percentage of the total interests in the Property Owner being contributed to the Operating Partnership in connection with the transactions contemplated herein (assuming that all of the options with respect to the Interests in such Partial Property Owner are exercised), which reduction will be allocated between the SCU and cash components of the Consideration as determined by JRI;

          (ii) use commercially reasonable efforts to maintain, for the benefit of the Operating Partnership following the Closing with respect to such Property, the goodwill of the Outside Partners and other Persons having business relations with such Property Owner that could reasonably be expected to continue following the Closing with respect to that Property; and

          (iii) not (A) modify, amend or supplement any loan documents with respect to any Continuing Loan (except as permitted or required in this Agreement), any ground lease with respect to such Property or any organizational documents of such Property Owner, or authorize or cause such Property Owner to issue additional interests in such Property Owner, to the extent it has any control over such actions (except, in the case of such organizational documents, as may be outlined on Schedule 4.6(iii)(A) or otherwise necessary in order to implement the transactions contemplated herein or in the Interest Contribution Agreements or Deed Contribution Agreements, if applicable), (B), except as set forth on Schedule 4.6(iii)(B), sell, transfer, assign, groundlease or otherwise dispose of, or grant any right or interest in, the Property (other than the Excluded Outparcels, if any, relating to such Property and other than leasing activity in the ordinary course of business and in compliance with the restrictions described below in this Section 4.6) or the Interests in such Property Owner, or (C) except as set forth on Schedule 4.6(iii)(B), sell, transfer, assign, groundlease or otherwise dispose of or grant any right or interest in an Excluded Outparcel for which an option price is provided on
     Schedule 1.2(a) hereto, unless JRI first offers CBL the opportunity to purchase such Excluded Outparcel in the same manner and on the same terms as would have applied if such Excluded Outparcel were subject to an OP Option Agreement with the Closing to be conditioned on and occur concurrently with the Closing (or, if applicable, the ICOA Closing) for the related Property, and if the Master Contribution Agreement is terminated with respect to such related Property then CBL's right and obligation to buy such Excluded Outparcel shall also terminate without penalty, and provided that CBL shall not be obligated for any expenses with respect to such Excluded Outparcel prior to the Closing Date with respect to such Excluded Outparcel;

          (iv) not (x) authorize or cause the related Property Owner to incur any additional indebtedness for borrowed money, (y) grant any additional liens on the Property or Interests in the related Property Owner that will encumber the Property or the Interests in such Property Owner following the Closing with respect to such Property (other than Permitted Exceptions) or
     (z) authorize or cause such Property Owner to enter into any equipment lease that will continue to encumber the Property following the Closing with respect to such Property (unless the equipment lease is on commercially reasonable terms and either (1) will not require total payments in excess of $150,000 per annum and is terminable by the Property Owner without penalty on one year's notice or less or (2) is terminable by the Property Owner without penalty on ninety (90) days' notice or less), in each case except as permitted by Sections 1.1(b) and 4.22 hereof;

          (v) not, in each case without the prior written consent of the Operating Partnership, which consent will not be unreasonably withheld, conditioned or delayed and will be deemed to have been given if the Operating Partnership fails to approve or disapprove any such action within three (3) Business Days following JRI's written request therefor: (1) enter into any new Anchor Document, (2) amend, modify, or cancel any lease or Anchor Document, (3) grant any consents under, or waive any provisions of, any lease or Anchor Document or (4) institute litigation or eviction proceedings against any Anchor;

          (vi) not authorize, cause or permit the Property Owner of such Property to enter into any lease except pursuant to the following procedures: (1) before finalizing any lease, JRI will submit a Jacobs Group Lease Deal Sheet for the lease in the form attached hereto as Exhibit T (a "Lease Term Sheet"), containing the terms of the lease to CBL for its approval, which approval will not be unreasonably withheld, conditioned or delayed, (2) upon receipt of the completed Lease Term Sheet for a proposed lease, CBL will notify JRI promptly and in any event within three (3) Business Days of receipt thereof (or, in the event that CBL requests additional information of a commercially reasonable nature regarding a proposed lease during that initial period, within three (3) Business Days of receipt by CBL of such additional information) of any objection CBL may have to any of the terms of the lease (and any failure to respond in writing within such three (3) Business Day period will be deemed approval) and (3) once CBL has approved or been deemed to have approved the Lease Term Sheet for a proposed lease, the Jacobs Parties will be fully entitled to cause the relevant Property Owner to enter into the proposed lease on the terms outlined in the approved Lease Term Sheet, provided, that, except as outlined in the Lease Term Sheet the lease will be on the standard form then being used by that Property Owner (or such alternative standard form as was included with the Lease Term Sheet submitted to CBL as described above); CBL hereby confirms that it has already approved the Lease Term Sheets for the potential leases listed on Schedule 4.6(vi);

          (vii) not authorize, cause or permit the related Property Owner to enter into (1) any contract or other agreement with any of its affiliates that is not on arms' length terms, (2) any employment agreement or (3) any other contract or agreement (including a renewal of an existing agreement) unless that contract or agreement (x) will not require total payments in excess of $150,000 per annum and is terminable by the Property Owner without penalty on one year's notice or less or (y) is terminable by the Property Owner without penalty on ninety (90) days' notice or less (or unless it is an agreement implementing the transactions contemplated by this Agreement, an agreement that will expire or be terminated at or before the Closing with respect to the applicable Property or an agreement consented to by CBL in writing);

          (viii) cause the related Property Owner to allow CBL's representatives to be present at such entity's weekly internal leasing meetings so that CBL can stay abreast of that entity's leasing activity, maintain an open line of communication between CBL and JRI and facilitate and expedite JRI's ability to obtain any approvals or consents from CBL contemplated in this Agreement. CBL and JRI also agree to establish transition teams that will begin meeting as soon as possible to coordinate CBL's efforts to develop the necessary personnel, policies and procedures it will need to assume full operation of each of the Properties and to identify and resolve any administrative issues that may arise in the transition process.

     (b) The parties hereby agree that the REIT and JRI may mutually agree to modify the terms of Section 4.6(a), and that any such modification shall be effective against all parties if evidenced in writing signed by both the REIT and JRI.

     4.7 Registration Rights Agreement. At the Principal Closing, the REIT agrees to enter into and deliver a registration rights agreement, in the form attached hereto as Exhibit H-1 (the "Registration Rights Agreement") with and for the benefit of each of the Persons receiving or entitled to receive any SCUs as a result of the contributions contemplated by this Agreement, the Interest Contribution Agreements and any Deed Contribution Agreements. At each Deferred Closing the REIT will enter into and deliver an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2.

     4.8 Voting and Standstill Agreement. Concurrently with the execution of this Agreement, CBL and the Jacobs Parties agree to execute the Voting and Standstill Agreement in the form attached hereto as Exhibit I (the "Voting and Standstill Agreement"), CBL agrees to cause each of the CBL Principals (as defined in the Voting and Standstill Agreement) to execute the Voting and Standstill Agreement and JRI agrees to cause Martin J. Cleary to execute the Voting and Standstill Agreement.

     4.9 Department Store Issues. JRI agrees to use commercially reasonable efforts to accomplish the actions outlined on Schedule 4.9 with respect to the Properties and Anchors identified on such schedule; provided, that, JRI's ability to accomplish the foregoing actions will not be a condition precedent to CBL's obligations to close with respect to such Properties.

     4.10 Amendment to Rights Agreement. At or prior to the Principal Closing Date, the REIT agrees to amend the Rights Agreement dated April 30, 1999 between the REIT and SunTrust Bank, as successor to BankBoston, N.A. (the "Rights Agreement") in form and substance reasonably acceptable to JRI to provide that the term "Acquiring Person" as defined therein does not include the Jacobs Group or any of its members unless such Person Beneficially Owns or Constructively Owns REIT Stock in excess of the Jacobs Permitted Ownership Amount (as defined in the Share Ownership Agreement to be entered into at such Closing as contemplated in Section 4.15 and Schedule 4.15(b)-1 or Schedule 4.15(b)-2, as applicable). The REIT agrees that, until termination of the Share Ownership Agreement in accordance with Article VIII thereof, the Rights Agreement will not be further amended in any manner that would impair the benefit to the Jacobs Group and any of its members of the amendment required in the immediately preceding sentence without, in any such case, the prior written consent of JRI on behalf of the Jacobs Group and its members. For purposes of this Section and the amendment to the Rights Agreement, the terms "Beneficially Own," Constructively Own" and "Share Ownership Agreement" shall be as defined in accordance with the definitions in Schedule 4.15(b)-1 and/or Schedule 4.15(b)-2, as applicable. For purposes of this Section and the amendment to the Rights Agreement, the term "Jacobs Group" shall be defined in accordance with the definitions in Schedules 4.15(b)-1 and/or 4.15(b)-2, as applicable, except that such term shall not be deemed to include any entity unless (i) at least 51% of the economic interests in such entity are beneficially owned (as that term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) by one or more Jacobs Family Members, and (ii) such entity is controlled exclusively by one or more Jacobs Family Members, provided, however, that each of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust shall be deemed to be a member of the Jacobs Group so long as it satisfies the conditions of clause (i) above regardless of how it is controlled. For purposes of this Section, the term "Jacobs Family Member" shall mean each of Richard E. Jacobs, any spouse or lineal descendant of Richard E. Jacobs or David H. Jacobs, and any spouse or lineal descendant of any of the foregoing.

     4.11 Jacobs Employees. At and effective as of the Closing with respect to any Property, the Jacobs Parties agree to cause the Property Owner of each 100% Property and each Partial Property controlled by any of them to terminate all mall managers, leasing directors and other employees located at the Property or Properties owned by it (such persons, the "Mall Employees") and JRI will pay all severance payments, if any, due in connection with the employee terminations referred to in this Section. At the Closing with respect to any Property, the Operating Partnership agrees that it will offer employment to substantially all

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

of the Mall Employees who are managers, assistant managers and/or marketing directors for base salaries and benefits comparable to the base salaries and benefits being earned by persons employed by CBL and/or its affiliates in comparable positions at regional malls owned directly or indirectly by CBL in comparable markets. The foregoing covenant is made to and solely for the benefit of the Jacobs Parties, and no Mall Employee is entitled or shall be deemed to be entitled to make any claim against CBL or any of its affiliates, or any other Person based on this paragraph or any other provision of this Agreement.

     4.12 Limitation on Actions by CBL. During the period from the date hereof to the Principal Closing, without JRI's prior written consent each of the REIT and the Operating Partnership agrees that it will not participate in any merger or other business combination in which it is not the surviving entity, and the REIT and the Operating Partnership together agree that, except as necessary to consummate the transactions contemplated in this Agreement (it being agreed that the value of any securities issued to raise funding to effect the transactions contemplated by this Agreement, including, without limitation, the SCUs to be issued to the Contributors, will be excluded when determining compliance with this Section 4.12), they will refrain from acquiring or selling, or committing to acquire or sell, assets (including by merger or other business combination) having gross value of $750 million or more or net value of $375 million or more, or issuing preferred equity and/or incurring any additional indebtedness (excluding any refinancing of existing debt to the extent that the refinancing proceeds do not exceed the principal amount being refinanced) in excess of $375 million in the aggregate; provided, however, that if JRI is unwilling to consent to any such prohibited transaction, CBL will notify JRI of its determination to proceed and the reasons therefor and, upon receipt of such notice, JRI will have the right to either waive its initial objection or terminate this Agreement (together with its rights and obligations under any of the other agreements or other documents relating to this Agreement) by delivering written notice of termination to CBL. If JRI exercises this right to terminate, CBL agrees that it will pay JRI an Expense Reimbursement in the same amount that CBL would have been required to pay to JRI if at that time CBL were electing to terminate the Agreement pursuant to Section 10.1. This Section 4.12 shall not be deemed to limit in any way the issuance by the REIT of common stock upon the exercise by any holder of Common Units of its exchange rights pursuant to the OP Partnership Agreement. In addition, during the period from the date hereof through the Principal Closing Date, the Operating Partnership will not, in any transaction involving assets with a net value of $100 million or more, issue or sell any Common Units or any instrument convertible into Common Units for consideration less than the fair value of such Common Units, with matters of value being determined in each such case by the board of directors of the REIT, in consultation with the Operating Partnership's professional advisers, and under no circumstances will the Operating Partnership declare any Common Unit dividend, Common Unit split, Common Unit distribution or the like unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights or value of the SCUs to be delivered as part of the Consideration.

     4.13 Expenses. Each party agrees to pay its own expenses (including the fees and expenses of its own attorneys, accountants and other advisers) in connection with its due diligence activities, negotiating this Agreement and any related agreements, obtaining any required approvals and otherwise preparing for the Principal Closing, any Deferred Closing or any ICOA Option Closing. In addition, CBL agrees to reimburse the Jacobs Parties in an amount equal to the lesser of (x) $1 million and (y) 50% of the aggregate transfer and recording taxes, title insurance premiums, survey costs, filing fees (including any filing fees incurred in connection with any filings made pursuant to the HSR Act) and expenses, and other similar closing expenses arising in connection with the contributions contemplated by this Agreement (other than expenses relating to the items described in the next sentence), it being understood that (i) the costs and expenses arising in connection with any ICOA Option Closing or Deferred Closing will be viewed on a cumulative basis for determining the amount CBL is required to pay pursuant to this sentence and (ii) JRI will pay the remainder of any such expenses. Notwithstanding the foregoing, CBL shall reimburse the Jacobs Parties for 100% of the costs of any endorsements, affirmative coverages and reinsurance agreements (other than endorsements or affirmative coverages that are obtained by JRI to Remove any Subsequent Title Objections, the cost of which shall be included in clause (y) of the preceding sentence) that CBL may request and that are not provided for in the Commitments, and none of the Jacobs Parties shall be responsible for any portion of such expenses; it being understood that any

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

amounts required to be paid by CBL pursuant to this sentence shall be in addition to any amounts required to be paid by CBL pursuant to the preceding sentence. The parties agree to cooperate with one another to prepare and file with the relevant authorities all transfer tax returns, affidavits and other similar instruments, if any, required in connection with the payment of the foregoing expenses.

     4.14 Partner Consents. (a) JRI agrees to use commercially reasonable efforts to obtain, prior to the Closing with respect to any Property, each of the Outside Partner consents with respect to such Property set forth on Exhibit R (each, a "Partner Consent").

     (b) As soon as practicable after the date hereof, JRI and CBL agree to cooperate and prepare the documentation for use by JRI in soliciting the Associates and Outside Partners to contribute their respective Interests as contemplated in this Agreement, which documentation shall be mutually agreed to by CBL and JRI, such approval not to be unreasonably withheld by either party (such documentation, as amended from time to time as necessary or appropriate, the "Consent Solicitation Documentation"); JRI agrees to use commercially reasonable efforts to deliver or cause to be delivered such Consent Solicitation Documentation to the Associates and to the Outside Partners set forth on
Schedule 2.1(b)(ii) hereto desiring to participate in the transactions described herein, with respect to the Properties identified on such schedule. Each of JRI, on the one hand, and CBL, on the other hand, represents that the information provided by it for inclusion in the Consent Solicitation Documentation and each amendment or supplement thereto, at the time of transmittal thereof to an Associate or Outside Partner, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. JRI and CBL agree to cooperate to cause the Consent Solicitation Documentation to comply in all material respects with all applicable requirements of law including applicable securities laws. Whenever JRI or CBL becomes aware that an event has occurred that is required to be set forth in an amendment or supplement to the Consent Solicitation Documentation, JRI on the one hand, and CBL on the other hand, shall promptly inform the other of the occurrence of such event, and thereafter they will cooperate in causing the delivery to the Associates and Outside Partners desiring to participate in the transactions described herein, the required amendment or supplement. In the Consent Solicitation Documentation, JRI will (i) disclose that it (and not CBL) determined the allocation of the Consideration among the various Properties and Weston Management as well as among the partners or members of each Property Owner, (ii) state that in its opinion the price and terms of the proposed transaction are fair to the Associates with respect to each Property and the management and leasing activities relating thereto and (iii) recommend that each Associate consent to the proposed transaction and agree to contribute its Interests to a New Entity or the Operating Partnership (or its designee), as applicable.

     4.15 Stockholder Approval. (a) As soon as practicable after the date hereof, CBL and JRI agree to cooperate to prepare (and JRI agrees to provide to CBL the information regarding the Properties and Weston Management required to be included therein) and CBL agrees that it will file with the SEC a proxy statement with respect to the meeting of the stockholders of the REIT in connection with the issuance of the SCUs as contemplated herein (the "Proxy Statement"), which shall be mutually agreed to by CBL and JRI, such approval not to be unreasonably withheld by either party. The parties agree to cooperate and promptly prepare and file with the SEC as soon as practicable any other filings required under the Exchange Act (the "Additional Filings") to facilitate obtaining the consents sought in the Proxy Statement. Each of JRI, on the one hand, and CBL, on the other hand, agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of filing and mailing thereof and at the time of the REIT Stockholders Meeting in respect of the matters addressed in the Proxy Statement, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CBL will use commercially reasonable efforts, and JRI will cooperate with CBL in that regard, to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to the REIT's stockholders, in each case, as promptly as practicable (including clearing the Proxy Statement

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

with the SEC); provided, however, that CBL will not be required to mail the Proxy Statement to the REIT's stockholders until the later of (x) expiry of the Initial Period and (y) JRI has advised CBL in writing that JRI has received consent from TIAA to the transactions contemplated by this Agreement. CBL will notify JRI promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply JRI with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement or the Additional Filings. CBL and JRI agree to cooperate to cause the Proxy Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event has occurred that is required to be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings, CBL on the one hand, and JRI on the other hand, will promptly inform the other of such occurrence and thereafter the parties will cooperate in filing with the SEC and/or mailing to the stockholders of the REIT such amendment or supplement to the Proxy Statement and/or the Additional Filing.

     (b) The REIT agrees to duly call, give notice of, convene and hold a meeting of its stockholders (the "REIT Stockholders Meeting"), such meeting to be held at the REIT's election, but in any event no sooner than twenty (20) Business Days nor later than forty-five (45) days following the date the Proxy Statement is mailed to the REIT's stockholders, for the purpose of obtaining the approval of the REIT's stockholders to (i) the issuance of the SCUs as contemplated in this Agreement (the "SCU Issuance Proposal"), and (ii) the amendments to the REIT's certificate of incorporation set forth on Schedule 4.15(b)-1 (the "Share Ownership Limitation Amendments"). The REIT covenants and agrees to affirmatively recommend that its stockholders approve the SCU Issuance Proposal and the Share Ownership Limitation Amendments and provide any other approvals necessary to facilitate the transactions contemplated herein, all in accordance with the terms of the Voting and Standstill Agreement being entered into concurrently herewith. For the avoidance of doubt, if the REIT or its board of directors does not affirmatively recommend the SCU Issuance Proposal or the Share Ownership Limitation Amendments to its stockholders in the Proxy Statement and at the REIT Stockholders Meeting, or if at any time the REIT or its board of directors withdraws that recommendation or recommends against either such proposal, whether for reasons of fiduciary duty or otherwise, the same will constitute a material default by CBL under this Agreement and will entitle JRI to terminate this Agreement and receive the $15 million Expense Reimbursement as provided in Section 10.2. The REIT agrees to use commercially reasonable efforts (including the retention of proxy solicitors) to ensure that all such approvals are obtained at the REIT Stockholders Meeting. The REIT further agrees that if the REIT's stockholders approve the SCU Issuance Proposal, but do not approve the Share Ownership Limitation Amendments at the REIT Stockholders Meeting, then at or before the Principal Closing the REIT's board of directors will instead adopt the resolution set forth on Schedule 4.15(b)-2 (the "REIT Board Resolution") and will make such corresponding modifications to the Ownership Limits (as defined in the REIT's certificate of incorporation) as are necessary to implement the provisions set forth in the REIT Board Resolution. In addition, in such event the REIT agrees that it will, through its board of directors, re-submit and recommend the Share Ownership Limitation Amendments to its stockholders for approval at each of the next three annual meetings of the REIT's stockholders following the REIT Stockholders Meeting, and will in each such instance use commercially reasonable efforts (including the retention of proxy solicitors) to obtain the requisite shareholder vote to approve the Share Ownership Limitation Amendments.

     (c) If, on the date for the REIT Stockholders Meeting established pursuant to Section 4.15(b), the REIT has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by Persons who intend to vote in favor of the SCU Issuance Proposal, will constitute a sufficient number of votes to adopt such proposal (but less than a majority of the outstanding REIT Stock have indicated their intention to vote against, or have submitted duly executed proxies voting against, each such proposal), then the REIT agrees to recommend the adjournment of the REIT Stockholders Meeting until the date not more than ten (10) days after the originally scheduled date of the REIT Stockholders Meeting to enable the REIT to take further action to solicit the proxies and affirmative votes required for approval of such proposal.

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

     4.16 Tax Treatment. (a) Each of the REIT and the Operating Partnership agrees to cooperate with, and to use commercially reasonable efforts to assist, the Contributors to ensure that the contributions of Interests and/or the Properties to the Operating Partnership (whether by contribution, merger or otherwise) do not result in the recognition of any taxable income or gain, or in tax terminations under Section 708(b)(1)(B) of the Code or other adverse consequences, for federal income tax purposes to the direct and indirect contributors thereof. Each of the REIT and the Operating Partnership covenants that any entity other than the Operating Partnership to which the Operating Partnership requests contributions be made pursuant to the provisions of Section
1.1 hereof (other than contributions with respect to interests in Weston Management) will be an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes at the time of the relevant contribution.

     (b) The REIT and the Operating Partnership agree that they will act for federal and state income tax purposes, including with respect to filing tax returns or taking other actions relating to tax matters in a manner consistent with (i) the allocation of Consideration among the direct and indirect interests in the Properties, the Cary Note and Weston Management established pursuant to
Section 2.1(a) hereof, (ii) the treatment of the portion of the cash Consideration so designated by JRI as reimbursements of preformation expenditures within the meaning of Treasury Regulations Section 1.707-4(d),
(iii) the treatment of the assets of Weston Management as goodwill for federal income tax purposes and (iv) the allocation of depreciation or amortization attributable to an adjustment to the fair market value under Section 743 of the Code of the federal income tax basis of the Operating Partnership assets (including adjustments made prior to the contribution of the relevant assets to the Operating Partnership) to the direct or indirect partner, or such partner's successor, the transfer of whose direct or indirect interest gave rise to the adjustments, except to the extent that such allocations would not be valid as a result of a change in tax law occurring after the date hereof. The REIT and the Operating Partnership agree that for tax purposes they will treat the Operating Partnership as not having acquired beneficial ownership of, and as having acquired only the legal title to, any direct or indirect interest in any Excluded Outparcel subject to a JRI Option Agreement as to which JRI exercises the rights provided in the JRI Option Agreement.

     (c) The REIT and the Operating Partnership agree that throughout the Protection Period (i) they will take all commercially reasonable efforts to ensure that the Operating Partnership is not treated, as a "publicly traded partnership" as that term is used in Section 7704(b) of the Code (a "PTP"), (ii) the "Rights" (as that term is defined in the OP Partnership Agreement) associated with the OP Units outstanding as of the date of this Agreement will not be amended unless the REIT and the Operating Partnership receive an opinion of nationally recognized independent tax counsel (an "Opinion of Counsel") to the effect that exercises of the Rights as amended will not cause the Operating Partnership to be treated as a PTP, (iii) OP Units issued by the Operating Partnership after the date of this Agreement other than in connection with the transactions provided for in this Agreement ("New Units") will not have terms with respect to exchanges for REIT shares or cash ("Exchange Rights") that differ from the terms associated with the OP Units outstanding as of the date of this Agreement unless the REIT and the Operating Partnership have received an Opinion of Counsel to the effect that the exercise of the exchange features of the New Units by holders thereof will not cause the Operating Partnership to be treated as a PTP, (iv) neither the REIT nor the Operating Partnership will waive any restrictions with respect to the exercise of any Right or Exchange Right unless the waiver is with respect to either (a) a transaction that qualifies as a "private transfer" described in Treasury Regulations ss. 1.7704-1(e), or (b) a transaction with respect to which the REIT and the Operating Partnership have received an Opinion of Counsel concluding that the transaction will not cause the Operating Partnership to be treated as a PTP, (v) the Operating Partnership will not allow a transfer of OP Units other than pursuant to an exercise of Rights or Exchange Rights (a "Unit Transfer") unless either (a) the Unit Transfer qualifies as a "private transfer" described in Treasury Regulations ss. 1.7704-1(e), (b) the REIT and the Operating Partnership have received an Opinion of Counsel to the effect that the Unit Transfer will not cause the Operating Partnership to be treated as a PTP or (c) the transfer occurs within twelve (12) months of the death of a person that held a direct or indirect interest in the OP Units at the time of death, provided that the transferor may not make more than two transfers under this clause (c) that are not described in clause (a) during such twelve (12) month period and (vi) to the extent that an Opinion of Counsel

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

received by the Operating Partnership in connection with the requirements of this Section 4.16(c) is based upon assumptions regarding subsequent transfers of interests in the Operating Partnership, whether pursuant to Rights, Exchange Rights or otherwise, the Operating Partnership will not permit transfers other than in accordance with such assumptions unless the Operating Partnership obtains a new Opinion of Counsel to the same effect as the original Opinion of Counsel, taking into account the variations from such assumptions.

     4.17 Estoppel Certificates. Commencing promptly after the date hereof, JRI agrees to prepare and deliver to (i) each major department store or other so-called "anchor" listed on Schedule 4.17-1 (the "Anchors") at each Jacobs-Managed Property, an estoppel certificate in the form attached hereto as
Schedule 4.17-2 and/or Schedule 4.17-6, as applicable, or with respect to any Anchor such other form as is currently in use by the Anchor in other similar circumstances, (ii) each tenant at each Jacobs-Managed Property that is a party to a lease conveying the right to occupy more than 2,000 square feet of gross leasable area, an estoppel certificate in the appropriate form attached hereto as Schedule 4.17-2, (iii) each landlord under a ground lease pursuant to which any Property Owner has access to space at any Property that is listed on
Schedule 4.17-3 (each such landlord, a "Ground Lessor"), an estoppel certificate in the form attached hereto as Schedule 4.17-4, or, with respect to any particular Ground Lessor, such other form as is currently in use by the Ground Lessor in other similar circumstances (so long as the form is adequate to enable the Title Company to deliver the coverage contemplated in the Commitments), (iv) to the extent not covered above, each entity identified on Schedule 4.17-5 that is a party to a so-called "reciprocal easement agreement" encumbering and or benefitting any Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-6 or in the form as is currently in use by such entity in other similar circumstances, (v) each lender of a Continuing Loan secured by a Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-7, and (vi) each Outside Partner that owns an interest in the Property Owner of a Jacobs-Managed Property, an estoppel certificate in the form attached hereto as Schedule 4.17-8, (each such estoppel certificate, an "Estoppel Certificate"), in each case completed to reflect the relevant terms of the lease, ground lease, reciprocal easement agreement, loan documents or organizational documents to which it relates. JRI agrees to use commercially reasonable efforts, but without being required to incur any material expense (other than the administrative expense customarily incurred in preparing, distributing and collecting such certificates), to obtain signed Estoppel Certificates from each of the above-referenced tenants, landlords, parties, lenders and partners on or before the applicable Closing Dates; provided, however, that, in the case of the Ground Lessor estoppels, if a different form of estoppel certificate is attached to or otherwise prescribed in a particular ground lease document or is currently in use by the Ground Lessor in other similar circumstances that form will be deemed to be acceptable to CBL in the event that any Ground Lessor is unwilling to sign the relevant Estoppel Certificate in the form attached hereto, so long as, in either case, the form is adequate to enable the Title Company to deliver the coverage contemplated in the Commitments; and provided, further, that JRI will not be required to deliver an Estoppel Certificate to (a) any lender until JRI has received a consent from such lender in substantially the form of Exhibit Q hereto and (b) any Outside Partner until JRI has received the consents outlined on Exhibit R from such Outside Partner. CBL acknowledges that (i) JRI's only obligations under the foregoing provisions of this Section 4.17 are to prepare and deliver the Estoppel Certificates as described above, to employ commercially reasonable efforts as described above, and to obtain a completed Estoppel Certificate from each Ground Lessor, (ii) except as set forth in clause (i) above with respect to the Ground Lessor estoppels, the failure to obtain any completed Estoppel Certificates will not give rise to a failure of a condition precedent to Closing and (iii) no new information revealed in any such Estoppel Certificate will give CBL any right of termination hereunder or other rights hereunder except as specifically set forth in Article VII hereof. JRI hereby agrees to give CBL such information from JRI's database as is necessary to enable CBL to prepare and deliver Estoppel Certificates in the form attached hereto as Schedule 4.17-2 to each tenant at the Jacobs-Managed Properties that is a party to a lease conveying the right to occupy 2,000 or fewer square feet of gross leasable area and to cooperate with CBL in processing the same.

     4.18 Reservation of REIT Stock. The REIT agrees that commencing on or prior to the Principal Closing and at all times thereafter it will reserve and keep available, free from preemptive rights, out of its

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

authorized but unissued common stock, solely for the purpose of issuance upon conversion or exchange of SCUs or Common Units received upon exchange of the SCUs, the full number of shares of REIT Stock then deliverable upon conversion or exchange of all of the SCUs (and Common Units received upon exchange of the SCUs, if any) then outstanding. The REIT covenants and agrees that at or prior to the Principal Closing it will obtain all consents, approvals, authorizations, orders, registrations, clearances and qualifications of any Governmental Authority or body or stock exchange authorities for the issuance of the REIT Stock issuable upon conversion of the SCUs and that it will maintain all such consents, approvals, authorizations, orders registrations, clearances and qualifications for the issuance of the REIT Stock issuable upon conversion or exchange of the SCUs.

     4.19 Assumption of Guaranties. At the Closing with respect to any Property, the Operating Partnership agrees to assume all obligations of each of the Jacobs Parties, each Associate, each Outside Partner that contributes interests in any Property Owner to the Operating Partnership, and any affiliates of any of the foregoing (each such Person, a "Guarantor") accruing from and after such Closing Date pursuant to each guaranty and other indemnity agreement identified on Schedule 4.19 with respect to such Property and each other guaranty and/or indemnity agreement entered into by any of them in connection with any New Loan entered into as contemplated, and subject to the limitations, in Section 1.1(b), to the extent the same do not constitute Excluded Liabilities (each, a "Continuing Loan Guaranty") on such terms and pursuant to such documentation as the lender or other beneficiary thereof may reasonably require. CBL also agrees to use commercially reasonable efforts to cooperate with the efforts of the Jacobs Parties to cause the lender of each Continuing Loan and each New Loan to fully release and discharge each Guarantor from all obligations under each Continuing Loan Guaranty to which it is a party or by which it is bound, including by executing documents reasonably requested by the lenders, so long as the same do not expand the scope of CBL's obligations under this Agreement or expand CBL's obligations under such Continuing Loan Guaranty beyond those of the Guarantor, and, if any lender is unwilling to release and discharge any Guarantor from any Continuing Loan Guaranty, CBL agrees to indemnify the Guarantor against any liability under that Continuing Loan Guaranty based on a matter accruing from and after such Closing Date pursuant to an indemnity agreement in the form of Exhibit J hereto. CBL and JRI agree to cooperate and use commercially reasonable efforts to include in the terms of any assumption of a Continuing Loan Guaranty a provision to the effect that the general partner of the Operating Partnership is expressly exculpated from any liability under any such Continuing Loan Guaranty.

     4.20 Non-Competition Agreement. At the Principal Closing, JRI agrees to cause Richard E. Jacobs to enter into and deliver a non-competition agreement in the form attached hereto as Exhibit K (the "Non-Competition Agreement") with and for the benefit of the Operating Partnership.

     4.21 Randolph Mall. JRI agrees to take such steps as are commercially reasonable to cause the Property Owner of Randolph Mall to defease the principal balance of the Capital America financing secured by Randolph Mall. In addition, if, following such defeasance, JRI is unable to transfer responsibility for the defeased loan to another JRI affiliate in a manner that terminates the loan as a liability of JG Randolph LLC or any then owner of Randolph Mall (including, without limitation, for purposes of GAAP as determined by CBL's independent auditors, acting reasonably), then JRI will cause JG Randolph LLC to contribute its interests in Randolph Mall to the Operating Partnership by way of a deed transfer pursuant to a Deed Contribution Agreement in the same manner as contemplated in Section 1.1(a)(i) above.

     4.22 Refinancings. (a) JRI agrees to use commercially reasonable efforts to (i) cause the mortgage encumbering Cary Towne Center to be refinanced prior to the Closing with respect to Cary Towne Center on the terms set forth in the term sheet with CIGNA Investments, Inc. ("CIGNA") dated May 9, 2000, (ii) obtain CIGNA's consent to the transactions contemplated by this Agreement and (iii) obtain Belk's consent to the related mortgage in favor of CIGNA to the extent that it encumbers the fee interest under Belk's leasehold interest. JRI will pay all of its own, the borrowing Property Owner's and, to the extent required, the lender's costs incurred in connection with the refinancing described in this
Section 4.22(a).

     (b) JRI agrees to use commercially reasonable efforts, and CBL agrees to cooperate with and to use commercially reasonably efforts to assist Jacobs in its efforts, to extend the maturity date of the existing loan secured by Fayette Mall to a date that is at least ninety (90) days and not more than one hundred and eighty (180) days following the last permitted Subsequent Scheduled Principal Closing Date (as provided in Section 6.1(b)) without any other material change in the terms of the loan and to extend the maturity date of the existing loan secured by Eastgate Mall to a date that is at least ninety (90) and not more than one hundred and eighty (180) days following the Closing Date for that Property. In the event that JRI is unable to obtain either such extension, JRI will be responsible for refinancing the indebtedness presently secured by Fayette Mall or Eastgate Mall, as applicable. Any such refinancing will be on a short-term basis and the principal economic terms and the other terms and conditions (including without limitation the transfer restrictions, recourse provisions and financial covenants) of any such refinancing will be consistent with the requirements of a New Loan as described in clause (G) of
Section 1.1(b)(iii) and will be subject to CBL's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. For clarification, CBL will not be entitled to disapprove any such term or condition if at the time of the refinancing the lender's requirement of that term or condition is consistent with the practice of lenders making loans of comparable size and with comparable security in the mortgage financing market generally. JRI will pay all of its own, the borrowing Property Owner's and, to the extent required, the lender's costs in connection with extending or refinancing the loans secured by Eastgate Mall and Fayette Mall as described above. In the event that the Closing with respect to either such Property occurs before the closing of such extension or refinancing, JRI will make arrangements for such extension or refinancing to be made available to CBL. If the interest rate for any such refinancing for either of Fayette Mall or Eastgate Mall differs from the rate for the financings presently secured by these Properties, the change will not result in any change to the Consideration payable in respect of that Property. In addition, if the net refinancing proceeds from either Property exceeds or is less than the principal amount of the financing presently secured by that Property, the Consideration payable in respect of that Property will be adjusted as set forth in clauses (C), (D) and (E) of Section 1.1(b)(iii), except that if the net reduction in principal balance after these two refinancings below the combined principal balance of the loans securing Eastgate Mall and Fayette Mall just before the refinancings is more than $5 million, the excess above $5 million will be paid by CBL in the form of a promissory note in the manner described in clause (E) of Section 1.1(b)(iii).

     4.23 Resignation of Officers. At or prior to the Closing with respect to any Property being contributed by means of an interest transfer, JRI agrees to cause (i) Richard E. Jacobs to resign as manager from the related Property Owner if he currently serves as manager of such Property Owner, (ii) Richard E. Jacobs, each affiliate or family member of Richard E. Jacobs and each Associate or affiliate of an Associate that is then an officer of the related Property Owner to resign from such position, and (iii) the related Property Owner, if it is controlled by the Jacobs Parties, to change the signatories on such Property Owner's bank accounts to such individuals as may be so designated in writing by CBL.

     4.24 No Solicitation. Each Jacobs Party agrees that it will not, directly or indirectly, and it will not authorize or direct any of its representatives to, solicit or negotiate to sell or otherwise dispose of, or deliver non-public information designed to facilitate a potential bid to acquire, any Property or any direct or indirect interest in any Property in any transaction except as contemplated in this Agreement without CBL's prior written consent until such time, if ever, as this Agreement has been terminated with respect to that Property. Each Jacobs Party agrees to notify CBL in writing promptly upon receipt by such Jacobs Party of any offer or proposal to acquire any Property or any direct or indirect equity interest in any Property (including the terms and conditions thereof and the identity of the person making the offer or proposal).

     4.25 Transition Services Agreement. At the Principal Closing, JRI and CBL will enter into and deliver a transition services agreement in the form attached hereto as Exhibit L (the "Transition Services Agreement").

     4.26 Financial Statements. JRI agrees that, as soon as CBL has executed and delivered the engagement letter required by Deloitte & Touche LLP in connection therewith, JRI, at CBL's expense, will commission and provide CBL with (i) a combined statement of operations that will include the operations of each Property Owner for the year ended December 31, 1999, audited by Deloitte & Touche LLP, (ii) a combined statement of operations that will include the operations of each Property Owner for (x) the years ended December 31, 1995, 1996, 1997 and 1998 and (y) the six (6) months ended June 30, 1999 and June 30, 2000 (or alternatively, if required, the nine
(9) months ended September 30, 1999 and September 30, 2000) (it being understood that such six or nine month statements will have been reviewed by Deloitte & Touche LLP), and (iii) a "management's discussion and analysis" comparing and explaining specific line items in the foregoing statements. The foregoing statements and analysis will be delivered in a form and format that will facilitate their inclusion in the Proxy Statement.

     4.27 Post-Closing Cooperation. JRI agrees that, to the extent it has persons available with such information, it will cooperate with CBL for a reasonable period after each Closing by, where practical, providing CBL with information that JRI, its affiliates or their officers, directors or employees may have with respect to circumstances and the current status of litigation and insurance claims relating to the Properties included in that Closing to the extent the litigations or underlying circumstances arose prior to that Closing.

     4.28 Environmental Insurance. CBL agrees that, concurrently with the Principal Closing or earlier, CBL will acquire environmental hazard insurance on the terms outlined on Schedule 4.28. JRI agrees to contribute $160,000 toward the cost of such insurance, and CBL agrees to provide JRI with an opportunity to review the terms of the policies before they are issued and agrees to cooperate with JRI to ensure that the policies are issued in a form and to such beneficiaries as are reasonably requested by JRI.

     4.29 Insurance Claims. The Jacobs Parties confirm to CBL that it is their intention, and CBL hereby agrees that a Property Owner, the Interests of which have been contributed to CBL as contemplated in this Agreement, will continue to be entitled to make claims in respect of the insurance policies identified on
Schedule 8.2(p) (as renewed as required pursuant to this Agreement) applicable to itself and its Property following the Closing with respect to such Property if, and to the extent that, the claims accrued prior to such Closing. Although the parties fully expect that the Property Owners will be entitled to continue making the above-referenced insurance claims without any further assistance from JRI or any other Person, JRI also agrees to cooperate with CBL, and to use commercially reasonable efforts to assist CBL, to enforce any such Property Owner's right to make and recover in respect of any such claims.

     4.30 Computer Leases. JRI agrees to use commercially reasonable efforts to cause Ameritech Corp. or SBC Communications Inc. to consent to the assumption by CBL or its designee of the rights and obligations of The Richard E. Jacobs Group, Inc. pursuant to such of those leases of on-site computer equipment at each Property as are requested by CBL, provided, however, that CBL's obligation to accept the contribution of the Interests in any Property Owner (or the deed to any Property) will not be conditioned upon JRI's ability to obtain any of the foregoing consents.

     4.31 Weston Management Options. At the Principal Closing, JRI shall have caused each of the entities (each, an "Excluded Property Manager") then managing and or leasing each of the Excluded Properties, if any, other than Kentucky Oaks Mall, and their related Property Owners to have entered into an option agreement, in form and substance acceptable to CBL, acting reasonably, granting Weston Management the option to purchase all of the Excluded Property Manager's rights and privileges under the leasing and management agreements by which that Excluded Property Manager is servicing the Excluded Property. Each such option will only be exercisable at the first Closing in which the related Excluded Property is contributed to CBL, and the option exercise price with respect to each such leasing and management agreement will be $1.00 and will be payable at such first Closing.

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

                                   ARTICLE V

                                 TAX PROTECTION

     5.1 Section 704(c) Method. For the benefit of the direct and indirect beneficial owners of the SCUs issued at the Principal Closing, any Deferred Closing or any ICOA Option Closing and their successors and assigns (the "Protected Parties"), CBL agrees that the Operating Partnership and any entity in which the Operating Partnership holds a direct or indirect interest, other than Kentucky Oaks Mall Company, shall, with respect to the Interests contributed to the Operating Partnership pursuant to this Agreement and the Properties (the "Contributed Assets"), use the "traditional method" under
Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder with no curative or remedial allocations under
Section 704(c) of the Code other than, to the extent permitted under Treasury Regulations Section 1.704-3(c), curative allocations of gain recognized on a disposition of an interest in a Contributed Asset. CBL agrees to cause any entity that is treated as a partnership for federal income tax purposes to which any of the Contributed Assets are transferred in a transaction that is wholly or partially nontaxable (a) to use the traditional method without curative allocations or remedial allocations, other than the curative allocations of gain described above, under Section 704(c) of the Code with respect to such Contributed Asset and (b) to agree, for the benefit of the Protected Parties, to be bound by the provisions of this Section 5.1 as though such entity were CBL.

     5.2 Protection Period. CBL agrees with the Jacobs Parties (for their own benefit and also for the benefit of each of the other Protected Parties), that neither the Operating Partnership nor any entity in which the Operating Partnership holds a direct or indirect interest will, directly or indirectly, sell, transfer or otherwise dispose of any of the Contributed Assets or any direct or indirect interest therein (a "Disposition") prior to the twelfth
(12th) anniversary of the Principal Closing Date (the period from the Principal Closing Date through such anniversary, the "Protection Period"). For the avoidance of doubt, any transaction or event (other than an action by a Protected Party, which for these purposes will not include the REIT or any entity in which the REIT holds a direct or indirect interest) which would cause any Protected Party to recognize or be allocated gain (including gain subject to the recapture provisions of the Code) for federal income tax purposes with respect to any of the Contributed Assets or a direct or indirect interest therein will be treated as a Disposition by the Operating Partnership for purposes of this Section 5.2. Replacement Assets (as defined below) received in connection with a transaction described in Section 5.3 hereof and any other assets received as "substituted basis property" (as such term is used in Section 7701(a)(42) of the Code) with respect to a Contributed Asset shall be treated as Contributed Assets for purposes of the provisions of this Article V.

     5.3  Certain Permitted Transactions.  The restrictions set forth in Section
5.2 hereof shall not apply to a transaction involving a Contributed Asset to the extent (i) that such transaction qualifies as a like-kind exchange under Section 1031 of the Code in which no income or gain is recognized by or allocated to any of the Protected Parties as a result of the exchange (including as a result of Section 1031(f) of the Code or any successor provision) provided that all of the requirements of Section 1031(f), including the two-year period of Section 1031(f)(1)(c) of the Code or any successor provision are satisfied, (ii)(A) the transaction is treated for federal income tax purposes as either (x) a transfer to an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes or (y) a transfer to an entity that is treated as a partnership for federal income tax purposes, and (B) no gain is recognized by or allocable to the Operating Partnership or any or the Protected Parties as a result of the transaction or (iii) such transaction is a nonrecognition transaction giving rise to no recognition of income or loss for federal income tax purposes. The property or interests in a transferee received by the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest in exchange for the Contributed Asset is referred to herein as the Replacement Asset.

     5.4  Debt Protection Period.

     (a) (1) CBL covenants and agrees to and for the benefit of the Jacobs Parties, each of the Associates, each of the Outside Partners that contributes any interests to the Operating Partnership as contemplated herein, their respective permitted successors and assigns and each other Protected Party, that

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

at all times during the Protection Period (and for so long thereafter as is reasonably possible) the Operating Partnership will maintain, and will cause each entity in which the Operating Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness so that the liabilities of the Operating Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) to the entities indicated on Exhibit M (or their successors or assigns), together with allocations of Operating Partnership liabilities resulting from guaranty opportunities previously provided pursuant to this Article V, shall be in each case not less than the amounts specified on Exhibit M. For the avoidance of doubt, the parties agree that the Operating Partnership's obligations under this Article V to provide sufficient allocations of indebtedness and guaranty opportunities shall continue through the Protection Period and for so long thereafter as is reasonably possible.

     (2) The parties acknowledge and agree that prior to the delivery by JRI of final required debt allocations for Exhibit M, the amounts set forth in Exhibit M shall be an estimate only of the required debt allocations, and during the period described in the next sentence, the Operating Partnership shall be responsible for maintaining, and causing the entities in which the Operating Partnership holds a direct or indirect interest to maintain, sufficient nonrecourse indebtedness so that the liabilities of the Operating Partnership that are allocated under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) and as a result of Qualified Protection Opportunities offered pursuant to this
Article V to the entities indicated on Exhibit M (or their successors or assigns) shall be, in each case, not less than 110% of the amounts specified in the estimates specified on Exhibit M. JRI will be required to provide the final required debt allocations with respect to a Property within (i) ninety (90) days of the date of the Closing with respect to that Property and (ii) in the case of a Property that is subject to the multiple stage closing mechanics described in
Section 2.1, ninety (90) days of the date of the final ICOA Option Closing.

     (3) The parties further agree that the aggregate final required debt allocations provided by JRI may not exceed the aggregate estimated required debt allocations included in Exhibit M by more than 10%.

     (b) An event or transaction, including, without limitation, a refinancing, any debt reduction, a like-kind exchange described in Section 5.3 hereof or an amortization payment on outstanding indebtedness shall not cause CBL to be in breach of Section 5.4(a) hereof if the Operating Partnership provides, in accordance with the requirements described in Section 5.4(c), each of the applicable entities indicated on Exhibit M (and their successors and assigns) with a "Qualified Protection Opportunity" to guaranty, indemnify or enter into other contractual arrangements that have an effect that is similar to a guaranty for purposes of Section 752 of the Code and the Treasury Regulations thereunder (with the choice between using a guaranty, indemnity or other contractual arrangement to be made by the entities indicated on Exhibit M (and their successors or assigns)) with respect to a sufficient portion of the Operating Partnership's nonrecourse indebtedness so that, after such event or transaction and assuming that each such entity provides a guaranty, indemnity or enters into such other contractual arrangements, pursuant to the guaranty opportunity, the aggregate amount of the Operating Partnership indebtedness allocated to each of the applicable entities indicated on Exhibit M (and their successors and assigns, as appropriate) as a result of the guaranty, indemnity or other contractual arrangement and as a result of allocations of nonrecourse liabilities of the Operating Partnership under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) shall be not less than the amounts specified on Exhibit M. Offers to guaranty the Operating Partnership indebtedness, provide indemnities or enter into other similar contractual arrangements that are not Qualified Protection Opportunities shall be disregarded in determining whether there has been a breach of the requirements of Section 5.4(a).

     (c) A guaranty opportunity, indemnification opportunity or opportunity to enter into other similar contractual arrangements (a "Guaranty Opportunity") will be treated as a "Qualified Protection Opportunity" only if the requirements set forth in clauses (1), (2) and (3) below are satisfied.

          (1) A written notice regarding the Guaranty Opportunity must be provided to the entities listed on Exhibit M (and their successors and assigns as appropriate) that would, upon the occurrence of the relevant transaction or event in the absence of a guaranty, be allocated an amount of the Operating Partnership liabilities that is less than the amount specified for the relevant entity on

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

     Exhibit M. Such notice must (i) be sent at least sixty (60) days prior to the occurrence of the relevant transaction or event, (ii) specify the transaction or event that would cause the amount of the Operating Partnership indebtedness allocated to the recipient of the notice under Treasury Regulations Section 1.752-3(a)(1), (2) and (3), and as a result of guaranties provided by such recipient, to fall below the amount specified on Exhibit M and (iii) specify, with respect to each entity or its successor, the amount by which such entity's allocation of the Operating Partnership nonrecourse indebtedness under Treasury Regulations Section 1.752-3(a)(1), (2) and (3) and Operating Partnership indebtedness with respect to which such entity has previously provided a guaranty would be less than the amount specified on Exhibit M following the event or transaction. The notice must include all transactions or events which are expected to occur within one hundred eighty (180) days of the date on which the notice is sent which would have the consequences described in the first sentence of this Section 5.4(c)(l). Each party provided a Guaranty Opportunity shall use commercially reasonable efforts to inform CBL within fifty (50) days after receipt of written notice thereof whether it is willing to enter into the guaranty; provided, that, failure to so advise CBL within such fifty (50) day period will not be deemed to be a refusal to enter into such guaranty so long as the party delivers its signed guaranty at least 5 days before the closing of the related financing or the occurrence of such other event as gave rise to the Guaranty Opportunity.

          (2) The Guaranty Opportunity must be with respect to indebtedness of the Operating Partnership that is treated as a "nonrecourse liability" for purposes of Section 752 of the Code and the Treasury Regulations thereunder. The guaranty must be a "bottom-tier" guaranty or, at the option of the entity being provided the Guaranty Opportunity, an indemnity agreement, in substantially the form attached as Exhibit N or Exhibit O, respectively. If an indemnity agreement is used, the amount of the indemnity obligation will be adjusted to reflect the entity's ownership interest in the Operating Partnership and any pari passu indemnity obligations entered into pursuant to this Article V. If an entity being provided with a Guaranty Opportunity chooses to enter into an indemnity agreement in the form attached as Exhibit O (as opposed to a guaranty) with respect to such opportunity, then, provided that the requirements of
     Section 5.4(d) are satisfied with respect to the indemnified indebtedness, such entity shall bear the risk that such indemnity agreement is not effective to cause an allocation for federal income tax purposes of Operating Partnership indebtedness to such entity in an amount equal to the indemnified amount. If the guarantied indebtedness is secured by any property or other asset, the guaranty must be a guaranty of the most senior indebtedness secured by that property or asset and the property securing the indebtedness with respect to which the opportunity is offered must have a fair market value, at the time that the Guaranty Opportunity is offered, at least equal to (i) 333% of the aggregate amount of the guaranty and (ii) 133% of the aggregate amount of all indebtedness secured by such property. In addition, there can be no guaranties that are prior to the guaranty.

          (3) A Guaranty Opportunity will not be a Qualified Protection Opportunity to the extent that the amount of the Guaranty Opportunity together with all other guaranty opportunities in the aggregate provided pursuant to the provisions of this Article V, exceeds 50% of the aggregate final required debt allocations provided by JRI pursuant to Section 5.4(a) hereof. Only the aggregate final required debt allocations for the Properties with respect to which Closings occur are to be taken into account for purposes of the preceding sentence. A Guaranty Opportunity will not be a Qualified Protection Opportunity unless CBL has given the proposed guarantors at least sixty (60) days' advance written notice of the closing of the transaction or occurrence of the event to which such Guaranty Opportunity relates.

          (4) A Guaranty Opportunity will not be a Qualified Protection Opportunity to the extent that the opportunity would not have been required to be provided pursuant to this Article V had the Operating Partnership allocated its "excess nonrecourse liabilities" under Treasury Regulations
     Section 1.752-3(a)(3), or any successor provision, pursuant to a method that allocates, in the aggregate, to the entities indicated on Exhibit M (or their successors or assigns) an amount of such "excess nonrecourse liabilities" that is equal to the aggregate amount of such excess nonrecourse

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

     liabilities those entities would have been allocated had the Operating Partnership allocated its "excess nonrecourse liabilities" pro rata among the holders of SCUs and Common Units (treating holders of SCUs as holding the number of Common Units into which their SCUs can be converted or redeemed). A Guaranty Opportunity will not be a Qualified Protection Opportunity unless the Operating Partnership, in the written notice provided pursuant to Section 5.4(c)(3) hereof, represents, for the benefit of the Protected Parties, that the amount of the Guaranty Opportunity has been determined by taking into account allocations of the Operating Partnership's "excess nonrecourse liabilities" pursuant to a method that satisfies the requirements for a Qualified Protection Opportunity described in the immediately preceding sentence.

     (d) The Operating Partnership shall be responsible for ensuring that only entities providing guaranties (or entering into other contractual arrangements, as described above) pursuant to this Section 5.4 bear the "risk of loss" (as such term is used for purposes of the regulations under Section 752 of the Code) with respect to the guarantied portion of the indebtedness and, in the case of other contractual arrangements, the indebtedness subject to such other arrangements; provided, however, that the Operating Partnership shall be entitled to assume that the entity (the "Indemnitor") providing the guaranty or indemnity or entering into the contractual arrangements and the affiliates of the Indemnitor (not including, for this purpose, the REIT, any entity in which the REIT holds a direct or indirect interest or any shareholder of the REIT or partner in the Operating Partnership that is not otherwise affiliated with the Indemnitor) have not entered into any arrangement that would reduce or eliminate the risk of loss (as determined under Treasury Regulations Section 1.752-2) that such entity would have absent such arrangement.

     (e) The Operating Partnership, to the extent reasonably possible, will provide any of the entities specified on Exhibit M (or their successors and assigns) that so requests with the opportunity to enter at the end of the Protection Period into indemnity agreements in the form attached as Exhibit O. The entities specified on Exhibit M (and their successors and assigns) will not be obligated to enter into such an agreement and, if they choose to enter into such an agreement, may set the amount of the indemnification at any amount not in excess of the amount specified for such entity (or its predecessor) on Exhibit M.

     5.5 Indemnity. (a) Sections 5.1, 5.2 and 5.4 hereof shall not apply to any transaction or event if (x) in the case of the use of any allocation method other than permitted by Section 5.1 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the aggregate federal, state and local income taxes payable by such Protected Party as a result of, or in connection with, the use of such allocation method (including, for the avoidance of doubt, all taxes imposed in respect of items allocated to Protected Parties as a result of curative allocations not permitted by Section 5.1, allocations of remedial items or similar allocations by the Operating Partnership or an entity in which the Operating Partnership owns a direct or indirect interest) plus an amount equal to the aggregate federal, state and local income taxes payable by the Protected Parties as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient hereof for tax liability); (y) in the case of a transaction or event that would otherwise have been prohibited by Section 5.2 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the lesser of (i) the aggregate federal, state and local income taxes payable by such Protected Party as a result of, or in connection with, such transaction or event, and (ii) the aggregate federal, state and local income taxes that would have been payable by such Protected Party if the Contributed Assets that are the direct or indirect subject of the disposition had been sold on the Closing Date with respect to such Contributed Assets for their fair market value determined in a manner consistent with the final allocations of Consideration made pursuant to Section 2.1 hereof; plus, in the case of both (i) and (ii), an amount equal to the aggregate federal, state and local income taxes payable by the Protected Party as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient thereof for tax

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

liability) and (z) in the case of any transaction or event that would otherwise have been prohibited by Section 5.4 hereof or constitutes a breach of Section
5.11 hereof, concurrently with the consummation of such transaction or the occurrence of such event, the Operating Partnership pays to each of the Protected Parties an amount equal to the aggregate federal, state and local taxes payable by such Protected Party as a result of such transaction or event plus an amount equal to the aggregate federal, state and local income taxes payable by the Protected Party as a result of the receipt of the payments required by this Section 5.5 (including for this purpose all taxes on payments hereunder intended to compensate or indemnify the recipient thereof for tax liability). For purposes of the preceding sentence, (a) all income arising from the transaction or event that is treated as ordinary income under the applicable provisions of the Code and all payments provided for in this Section 5.5 shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on ordinary income of individuals residing in Cleveland, Ohio, determined using the maximum federal, Ohio and Cleveland rates on ordinary income then in effect, (b) all other income arising from the transaction or event shall be treated as subject to federal, state and local income tax at the effective tax rate imposed on long-term capital gains of individuals residing in Cleveland, Ohio, determined using the maximum federal, Ohio and Cleveland rates on long-term capital gains then in effect, (c) any amounts payable pursuant to the indemnity provided for in this Section will be determined assuming that the transaction or event giving rise to CBL's indemnification obligation was the only transaction or event reported on the Protected Party's tax return (and, for clarity, without giving effect to any loss carry forwards or other deductions available to the Protected Party) and (d) any amounts payable under the indemnity with respect to state and local income taxes shall be assumed to be deductible for federal income tax purposes.

     (b) Notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify any Protected Party pursuant to Section 5.5(a) hereof, and shall not be liable for damages for a breach of Section 5.2 hereof, as a result of the occurrence of any transaction or event prohibited by Section 5.2 hereof with respect to a Partial Property at any time if, based on the terms of the organizational documents for the relevant Property Owner in force on the date hereof or, if more favorable to CBL (i.e., giving more control to CBL), the organizational documents in force at that time, the action is one that cannot ultimately be prevented directly or indirectly by the Operating Partnership (or any successor to the Operating Partnership's indirect interest in a Partial Property); provided, however, that the Operating Partnership (and any such successor) shall have used commercially reasonable efforts to prevent the occurrence of such transaction or event by exercising all of its rights under the organizational documents for such Partial Property Owner to block such transaction or event; it being understood that, in the event that the organizational documents for such Property Owner provide for a buy-sell right, right of first refusal or right of first offer, the Operating Partnership (and any such successor) shall not be required pursuant to this Section 5.5(b) to initiate any buy-sell proceedings or purchase the interests in question, but, in the event that it does not want to purchase such interests, the Operating Partnership (and any such successor) shall be required to offer the opportunity to purchase such interests to JRI, either directly or through back-to-back transactions, in order for the Operating Partnership's failure to purchase the interests in question to not be treated as a failure to use commercially reasonable efforts to prevent the occurrence of the relevant transaction or event.

     (c) Notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify any Protected Party under Section 5.5(a) hereof, and shall not be liable for a breach of Section 5.2 hereof, as a result of a casualty to or condemnation of a Contributed Asset where (i) the lender with respect to indebtedness secured by that Contributed Asset does not allow the proceeds from the casualty or condemnation to be used for repair of or improvements to the Contributed Asset or acquisition of a replacement asset and (ii) the Operating Partnership uses commercially reasonable efforts to qualify to the greatest extent consistent with such efforts for nonrecognition of gain for federal income tax purposes with respect to the casualty or condemnation.

     (d) (i) If a Protected Party (the "Individual Protected Party") dies, then any subsequent owner of the direct or indirect interests in the Operating Partnership owned (or treated as owned for federal income tax purposes) by the Individual Protected Party (the "Affected Interests") and each Protected Party through which the Individual Protected Party owned (or was treated as owning for federal income tax purposes) an indirect interest in the Operating Partnership at death will not, with respect to the Affected Interests, be eligible with respect to events occurring subsequent to such death to receive an indemnity payment under Section 5.5(a) hereof, or to recover damages for a breach of
Section 5.2 or 5.4 hereof, unless (x) the Operating Partnership or an entity treated as a partnership for federal income tax purposes in which the Operating Partnership holds a direct or indirect interest was not able (whether as a result of a failure to make a Section 754 election or otherwise) as a result of the death to adjust to fair market value under Section 754 of the Code the federal income tax basis of the portion of the Operating Partnership's or such entity's assets corresponding to the Affected Interests and (y) the Operating Partnership's or such other entity's failure to be able to make such adjustment was not solely the result of either (I) the failure of a Protected Party through which the Individual Protected Party owned an indirect interest in the Operating Partnership at death to make a Section 754 election that such Protected Party was eligible to make or (II) a Protected Party through which the Individual Protected Party owned an indirect interest in the Operating Partnership being ineligible to make a Section 754 election where (i) the indirect interest was not owned through such Protected Party immediately following the transactions provided for in this Agreement and (ii) such Protected Party was not eligible to make a Section 754 election at the time that the indirect interest in the Operating Partnership came to be owned through such Protected Party.

     (ii) If a Protected Party (the "Transferring Protected Party") transfers (the "Transfer") a direct or indirect interest in the Operating Partnership (the "Transferred Interest") in a transaction that is fully taxable for federal income tax purposes, then any subsequent owner of the Transferred Interests and each Protected Party through which the Transferring Protected Party owned (or was treated as owning for federal income tax purposes) the Transferred Interest will not, with respect to the Transferred Interests, be eligible with respect to events occurring subsequent to the Transfer to receive an indemnity payment under Section 5.5(a) hereof, or to recover damages for a breach of Section 5.2 or 5.4 hereof, unless (x) the Operating Partnership or an entity treated as a partnership for federal income tax purposes in which the Operating Partnership holds a direct or indirect interest was not able (whether as a result of a failure to make a Section 754 election or otherwise) to adjust to fair market value under Section 754 of the Code the federal income tax basis of the portion of the Operating Partnership's or such other entity's assets corresponding to the Transferred Interests as a result of the Transfer and (y) the Operating Partnership's or such other entity's failure to be able to make such adjustment was not solely the result of either (I) the failure of a Protected Party through which the Transferring Protected Party owned an indirect interest in the Operating Partnership to make a Section 754 election that such Protected Party was eligible to make or (II) the fact that a Protected Party through which the Transferring Protected Party owned an indirect interest in the Operating Partnership was not eligible to make a Section 754 election where (i) the indirect interest was not owned through such Protected Party immediately following the transactions provided for in this Agreement and (ii) such Protected Party was not eligible to make Section 754 election at the time that the indirect interest in the Operating Partnership came to be owned through such Protected Party.

     (iii) An indemnity payment will not be required to be made pursuant to this Section 5.5 to the extent that, given Sections 5.5(d)(i) and (ii) hereof, the requirement that such payment be made would be inconsistent with 53% of the SCUs having been held, immediately following the transactions provided for in this Agreement pursuant to which such SCUs were issued (and assuming that all of the contributions and transfers provided for in this Agreement occur), under arrangements such that the Protected Parties holding such SCUs, as of such date(s) and under the law in effect on the date hereof, would be eligible to make a Section 754 election.

     5.6  Damages.  CBL acknowledges and agrees that damages for a breach of
Section 5.1, 5.2, 5.4 or 5.11 will be determined in accordance with the provisions of Section 5.5 hereof.

     5.7 Towne Mall. Notwithstanding any provision of Article V to the contrary, the provisions of Sections 5.2 and 5.4 hereof shall not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, a willful default by the Operating Partnership in the payment of interest or principal when due on the indebtedness secured by Towne Mall as of the Closing Date with respect to such Property, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to
Section 5.5(a) hereof with respect to such transfer or other disposition, so long as the Operating Partnership has, at least sixty (60) and not more than ninety (90) days prior to such transfer or other disposition, provided JRI (or its designee, it being understood that references in this Section to JRI shall be deemed to include any such designee) a meaningful and unconditional opportunity outlined in a specific written notice to JRI to purchase Towne Mall for nominal consideration and on the other terms set forth below. In order to qualify for the foregoing exception from its general indemnity obligation, (a) the Operating Partnership shall have given JRI at least thirty (30) days' advance notice prior to any willful default on the indebtedness, adequate access to information about Towne Mall and the Property's status vis-a-vis the lender, and an opportunity to participate in any negotiations or other substantive discussions between the Operating Partnership and its affiliates and their advisers, on the one hand, and the lender, on the other hand, about the indebtedness and/or the default thereon, (b) the Operating Partnership shall have used commercially reasonable efforts to obtain all lender and other third party consents necessary to facilitate the transfer of Towne Mall to JRI, and
(c) upon the transfer of Towne Mall to JRI, the Operating Partnership and the then-owner of the Property, shall have made to JRI (or, if JRI declines to accept the proposed transfer, shall have been willing and able to have made) each of the representations and warranties set forth on Schedule 5.7 hereto and given indemnification comparable in scope and duration to the indemnity given by JRI in Sections 9.2 and 9.4, provided, however, that claims based thereon will be subject to limitations comparable in duration and amount to those provided in Sections 9.3 and 9.4 as applicable. Notwithstanding anything herein to the contrary, once JRI receives an unconditional written offer to purchase Towne Mall it shall, within forty-five (45) days of its receipt of the offer, (a) accept the offer in writing in which event JRI agrees to pay and indemnify CBL for (i) the net carrying costs of the Property from such date until closing or, if earlier, termination by JRI of the proposed purchase and (ii) all transfer costs (other than CBL's attorneys' fees) or (b) decline the offer. In the event that JRI does not accept the offer within the forty-five (45) day period, JRI shall be deemed to have declined the offer. If JRI declines or is deemed to have declined the foregoing offer within the forty-five (45) day period, the provisions of Section 5.2 and 5.4 hereof will not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, the willful default referred to in the first sentence of this
Section 5.7 that gave rise to the offer, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to Section 5.5(a) with respect to such transfer or other disposition (it being understood, however, that if CBL does not so dispose of Towne Mall as a result of the default, but instead is able to refinance the defaulted indebtedness or otherwise negotiate a settlement with the lender that does not involve a transfer of Towne Mall, the Protected Parties will continue to be fully entitled to the benefits of this
Article V with respect to Towne Mall). If JRI accepts the foregoing offer, at closing of the transfer back to JRI, JRI or its designated transferee shall assume and indemnify CBL against any and all liabilities first accruing from and after the date of such transfer pursuant to any Continuing Loan Guaranties that CBL assumed at the Closing for Towne Mall.

     5.8 Midland Mall. In the event that JRI is not able to cause Frankel Midland Limited Partnership to contribute its 40% interest in the Property Owner of Midland Mall to the Operating Partnership, the parties agree that the provisions of Section 5.7 applicable to Towne Mall also will be applicable with respect to Midland Mall, mutatis mutandis, except that the transfer to a JRI designee, if any, shall be of the interests in the entity that then owns Midland Mall that correspond to the Interests that were contributed to CBL in respect of Midland Mall as contemplated herein, and not of the fee interests in Midland Mall.

     5.9 Initial Capital Accounts. CBL agrees that the initial capital accounts of the Contributors in the Operating Partnership shall be determined based on a valuation of $32.25 per SCU.

     5.10 Third Party Beneficiaries. CBL acknowledges, agrees and confirms that each of the Protected Parties is an intended third party beneficiary of the provisions of this Article V and that the provisions of this Article V are enforceable by any of them.

     5.11 Preservation of Tax Status. CBL agrees with the Jacobs Parties (for their own benefit and also for the benefit of each of the other Protected Parties) that (i) at no time during the Protection Period will the REIT or the Operating Partnership take any action that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes and (ii) during the Protection Period the REIT and the Operating Partnership will use commercially reasonable efforts to maintain the REIT's REIT status, provided that the REIT may voluntarily terminate its REIT status if such action is taken with the affirmative consent of 75% or more of the members of the REIT's Board of Directors.

     5.12 Income Tax Reporting. (a) Except as otherwise provided in the next sentence, from and after the Principal Closing, and continuing for so long as JRI or any of its affiliates owns any SCUs, CBL will cause its accountants to prepare and submit to JRI for review as soon as reasonably possible, but, in the case of items described in clause (i) below, in no event later than July 1 of each year, and, in the case of items described in clause (ii) below, in no event later than August 1 of each year: (i) draft K-1s (and corresponding state tax documents) for the Operating Partnership and state tax apportionment information for the Operating Partnership and (ii) federal and state tax returns for the Operating Partnership and each Partial Property Owner as to which an option remained outstanding under an Interest Contribution and Option Agreement at any point during the preceding tax year. In the case of Partial Property Owners described in the preceding sentence where the Partial Property Owner's partnership agreement requires that partners receive a copy of the Partial Property Owner's tax return or K-1 on a date (the "Delivery Date") prior to September 1, references to August 1 in the preceding sentence shall be deemed to be references to the date that is thirty (30) days prior to the Delivery Date. If JRI determines that any modifications to the tax returns of the Operating Partnership or any Partial Property Partnership should be considered, JRI will, within fifteen (15) Business Days following receipt of such tax returns from CBL or the Operating Partnership's accountants, indicate to the accountants or to the Operating Partnership to advise the Partial Property Partnership's accountants of the suggested revisions to the tax returns, which returns will be resubmitted to JRI for its further review (but not approval). JRI will complete its review of the resubmitted returns within ten (10) days after receipt thereof from the accountants or CBL. CBL will consult in good faith with JRI regarding any proposed modifications to the tax returns of the Operating Partnership or any Partial Property Partnership.

     (b) The Operating Partnership agrees to (i) consult in good faith with JRI regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Operating Partnership or any property directly or indirectly owned by it before filing such request, (ii) consult in good faith with JRI regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Operating Partnership before filing such petition, (iii) give JRI prompt notice of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine income tax returns of the Operating Partnership or any subsidiary for any year, receipt of written notice of the beginning of an administrative proceeding at the Operating Partnership level relating to the Operating Partnership under Section 6223 of the Code, receipt of written notice of the final partnership administrative adjustment relating to the Operating Partnership pursuant to
Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Operating Partnership or any subsidiary, and
(iv) notify JRI if the Operating Partnership does not intend to file for judicial review with respect to the Operating Partnership. In addition, the Operating Partnership agrees to afford JRI the same rights with respect to any Property Partnership tax matters as are afforded to JRI under this paragraph with respect to the Operating Partnership.

     (c) CBL agrees to provide the entities described on Exhibit M hereto (and their successors or assigns) with such information as is reasonably available to CBL regarding allocations of the Operating Partnership's indebtedness under
Section 752 of the Code and the Treasury Regulations thereunder, as such entities may reasonably request.

     (d) JRI agrees that, upon request by CBL and upon being furnished by CBL with a description of a proposed transaction that would require a payment under
Section 5.5 hereof, JRI will work in good faith

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

with CBL to prepare an estimate of the amounts that would be payable under
Section 5.5 hereof in connection with such transaction based on such information as is then reasonably available to JRI. The parties acknowledge and agree that JRI shall have no liability with respect to any such estimate and that no payment required under Section 5.5 hereof will be limited by any such estimate.

                                   ARTICLE VI

                                    CLOSING

     6.1 Closing. (a) Subject to the terms and conditions of this Agreement, the Principal Closing shall take place at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at and as of 9:00 A.M., E.S.T. on the earlier of the tenth (10th) Business Day following the date on which the REIT's stockholders vote to approve the issuance of the SCU's as contemplated in this Agreement and January 31, 2001, or at such other place, time and date as may hereafter be mutually agreed between JRI and CBL (the "Initial Scheduled Principal Closing Date"). As used in this Agreement, the term "Principal Closing" means the transfer and assignment of the Interests with respect to, and/or the contribution to the Operating Partnership of, each of the Core Properties and at least nine (9) other Properties, the transfer and assignment of the partnership interests in Weston Management to the Operating Partnership and the performance by each party hereto of the obligations on its part then to be performed under and in accordance with this Agreement, and the term "Principal Closing Date" means the date on which the Principal Closing is to occur as provided in the preceding sentences, as the same may be extended by JRI or CBL pursuant to this Agreement. JRI and CBL will conduct a "pre-closing" commencing on the third (3rd) Business Day preceding the Principal Closing Date, and will use commercially reasonable efforts to finalize the closing statement for the Principal Closing at least forty-eight (48) hours prior to the Principal Closing Date. As used in this Agreement, the term "Closing" means the transfer and assignment of the Interests with respect to and/or the contribution of, one or more Properties to the Operating Partnership and the performance by each party of the obligations on its part then to be performed under and in accordance with this Agreement (including, in the case of a transfer of Interests with respect to a Property that is to occur in stages as set forth in
Section 2.1(c) hereof, the first stage of such transfer and not any ICOA Option Closing), and the term "Closing Date" means the date on which the Closing with respect to any Property or Properties is to occur as the same may be extended by JRI or CBL pursuant to this Agreement.

     (b) JRI Extension Rights. JRI shall have the right, exercisable in one or more increments by delivering written notice to CBL as soon as practical, but in no event less than five (5) Business Days prior to the Initial Scheduled Principal Closing Date (or, in the event of a prior extension by virtue of this Section, five (5) Business Days prior to the then applicable Subsequent Scheduled Principal Closing Date), to extend or adjourn the Principal Closing Date to a date (the "Subsequent Scheduled Principal Closing Date") not later than April 30, 2001 if JRI determines in its good faith judgment that such adjournment is reasonably necessary to enable the Jacobs Parties to satisfy the conditions to Closing set forth in Section 7.1, and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to each of the Core Properties and at least nine (9) other Properties (and CBL has not waived the failed conditions and proceeded to Closing with the Core Properties and at least nine (9) other Properties), such right being in addition to any other adjournment right provided for in this Agreement. On or before the twentieth (20th) day preceding the Initial Scheduled Principal Closing Date, JRI agrees to provide CBL with a good faith assessment of whether the Jacobs Parties will be unable to satisfy any of the conditions to Closing set forth in Section
7.1 and the Interest Contribution Agreement or Deed Contribution Agreement with respect to any Property, and the circumstances surrounding such potential inability; provided, however, that JRI's estimate shall not in any way impair JRI's right to close on the Initial Scheduled Principal Closing Date or to extend or adjourn the Principal Closing beyond the Initial Scheduled Principal Closing Date. If JRI extends the Principal Closing Date as permitted above, JRI will advise CBL on a regular basis of its progress in satisfying the yet unmet conditions to the Principal Closing. In addition, if thereafter JRI determines in good faith that it can satisfy the conditions to the Principal Closing as set forth in Section 7.1 or CBL has waived all unmet conditions and is willing

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

to proceed, evidenced by written notice to JRI, with respect to each of the Core Properties and at least nine (9) other Properties sooner than the Subsequent Scheduled Principal Closing Date, JRI agrees to notify CBL of that determination in writing and to cooperate with CBL to schedule the Principal Closing on the earlier of the Subsequent Scheduled Principal Closing Date and the date that is thirty (30) days following the day on which JRI first determined that it could satisfy the conditions precedent to the Principal Closing (or, if such thirtieth
(30th) day is not a Business Day, the next succeeding Business Day thereafter). The foregoing will not be interpreted as imposing any obligation on JRI to schedule the Principal Closing Date or to participate in the Principal Closing if for any reason CBL is unwilling to accept the contribution of each of the Core Properties and at least nine (9) other Properties. The parties agree that time is of the essence with respect to the dates and time periods referred to in this paragraph (b) and in paragraph (c) below.

     (c) CBL Extension Rights. (i) If after expiration of the Initial Period (as hereinafter defined) CBL delivers written notice to JRI that it is ready and able to mail the Proxy Statement and related materials to the REIT's stockholders as contemplated in Section 4.15 (such notice, the "Ready to Mail Notice"), and at that time JRI has not yet obtained the lender consent from TIAA as required by Section 4.14(a), then at the time JRI first notifies CBL in writing that it has obtained the requisite consent from TIAA, CBL will have an option, exercisable by delivering written notice to JRI within ten (10) Business Days of receipt of the foregoing notice from JRI, to extend the Principal Closing Date one day for each day beyond the date on which JRI received the Ready to Mail Notice; provided, that, if CBL does not exercise the foregoing option within that time period it will expire.

     (ii) If, despite commercially reasonable efforts, CBL is unable to hold the REIT Stockholders' Meeting on or before January 20, 2001 because it was unable to obtain approval from the SEC to mail the Proxy Statement and related materials to the REIT's stockholders as contemplated in Section 4.15 on or before December 1, 2000, then CBL will have the right, exercisable by delivering notice to JRI as soon as practical, but in no event later than January 10, 2001, to extend the Principal Closing Date to a date not later than the earlier of (x) the sixtieth (60th) day after the date on which CBL actually mails the Proxy Statement to the REIT's stockholders (or, if such day is not a Business Day, the next succeeding Business Day) and (y) April 30, 2001.

     (iii) In addition, CBL shall have the right, exercisable by delivering written notice to JRI as soon as practical but in no event less than two (2) Business Days prior to the Initial Scheduled Principal Closing Date or any Subsequent Scheduled Principal Closing Date, if applicable, to extend the applicable Closing Date to a date not later than thirty (30) days after the Initial Scheduled Principal Closing Date or Subsequent Scheduled Principal Closing Date, as applicable, if CBL determines in its good faith judgment that such adjournment is reasonably necessary to enable CBL to satisfy the conditions to Closing set forth in Section 7.2 and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (and JRI has not waived any of the conditions in issue), such right being in addition to any other adjournment right provided for in this Agreement.

     (d) Staggered Contributions. JRI and CBL agree that if, with respect to any Closing, JRI so requests, the contributions of Interests and/or Properties to be included in that Closing or any portion of such contributions specified by JRI will be staggered in time by fifteen (15) minutes. In the event that JRI requests staggered contributions for any Closing, the Closing Deliveries relating to that Closing will be delivered into escrow with the Title Company, or another escrow agent acceptable to both CBL and JRI, and will only be released from the escrow on terms consistent with this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and as otherwise agreed between JRI and CBL, each acting reasonably. At the relevant Closing, the escrow agent will deliver the Interests relating to each Property being included in that Closing to the Operating Partnership and will deliver the Consideration relating to such Interests in fifteen (15) minute increments, and will date and time stamp the instruments of transfer to verify the timing and sequence of the deliveries.

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

     6.2 Closing Deliveries by JRI. At the Principal Closing and at each Deferred Closing, the Jacobs Parties will execute, acknowledge where appropriate and deliver, or cause to be delivered, each of the following instruments and documents:

          (a) Interest Contribution Agreements. (i) For each Property with respect to which Interests are being contributed to the Operating Partnership, if any, an Interest Contribution Agreement in substantially the form attached as Exhibit C-1A or Exhibit C-1B and providing for the contribution of each of the Interests in the related Property Owner, (ii) for each Property the fee and/or leasehold interests of which are being contributed, if any, a Deed Contribution Agreement in substantially the form attached as Exhibit C-2 hereto and providing for the contribution of the interests in that Property, (iii) in the case of the Principal Closing, for Weston Management, a Contribution Agreement (Weston Management) in substantially the form attached as Exhibit C-3 and providing for the contribution of all of the outstanding interests in Weston Management, and, in each of the foregoing instances, all certificates, agreements and other documents required to be delivered thereunder, each duly executed by the Contributors identified therein.

          (b) First Amendment to OP Partnership Agreement. In the case of the Principal Closing, the First Amendment to the OP Partnership Agreement in the form attached hereto as Exhibit G, or, in the case of a Deferred Closing, an amendment to the OP Partnership Agreement in form and substance to be agreed between CBL and JRI, acting reasonably.

          (c) Registration Rights Agreement. In the case of the Principal Closing, the Registration Rights Agreement, in the form attached hereto as Exhibit H-1, duly executed by each of the Persons to be a recipient of any SCUs on the Principal Closing Date (or, if authorized, by JRI on its behalf), or, in the case of a Deferred Closing, an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2, duly executed by each of the Persons to be a recipient of any SCUs on such Closing Date (or, if authorized, by JRI on its behalf).

          (d) Voting Agreement for Option Interests. In the case of an ICOA Closing with respect to one or more Partial Properties subject to Section 2.1(c), an Option Interest Voting Agreement in substantially the form attached hereto as Exhibit E for each such Partial Property, duly executed by each Contributor identified in the Interest Contribution and Option Agreement relating thereto.

          (e) Assignment of Management Agreements. In the case of any Deferred Closing, an assignment of the management and leasing agreements in form and substance reasonably acceptable to CBL with respect to the Properties that are the subject of such Deferred Closing to the entity designated by Weston Management, duly executed by the property manager(s) of such Properties on such Closing Date.

          (f)  Certificates.

             (i) A certificate, issued by the Secretary of State of the State of Delaware and dated not earlier than thirty (30) Business Days prior to such Closing Date, certifying as to the good standing of JRI under the laws of Delaware.

             (ii) A duly executed certificate of JG Realty Investors Corp., a general partner of JRI ("JG Realty"), dated as of such Closing Date, certifying:

                (A) that the board of directors of JG Realty, in its capacity as a general partner of JRI, has adopted resolutions approving the transactions contemplated hereunder and authorizing JG Realty to execute and deliver, for and on behalf of JRI this Agreement, the Interest Contribution Agreements and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, (which resolutions shall be attached to or incorporated in such certificate), that such action by such board of directors and JG Realty constitutes the only authorization required for such

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

           execution, delivery and consummation by JG Realty, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

                (B) as to a true and complete copy of JRI's partnership agreement and certificate of limited partnership, that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of JG Realty executing and delivering this Agreement and the other documents and instruments provided herein to be executed and delivered by JRI.

             (iii) A duly executed certificate of JRI, dated as of such Closing Date, certifying that each of the representations and warranties of JRI contained in this Agreement is true and correct in all material respects as if remade on and as of such Closing Date (with appropriate modifications of those representations and warranties to reflect actions taken by or on behalf of JRI in accordance with the provisions of
        Article IV or identifying any representation or warranty which is not or no longer is true and correct and explaining the state of facts giving rise to the change); provided, however, that to the extent that the representations and warranties in Section 8.2 relate to Interests, Properties or Property Owners, for purposes of the certificate referred to above those references will be deemed to be references only to the Interests, Properties and Property Owners being included in the Closing at hand, and those representations and warranties specifically need not be remade at such Closing with respect to any Interest, Property or Property Owner that is not being included in such Closing as permitted or required by the terms of Section 6.4. In no event shall JRI be deemed to be in default hereunder by reason of any breach of representation or warranty that results from any exception that is identified in reasonable detail on the certificate described in this Subsection 6.2(f)(iii) and arose by virtue of actions on JRI's or the Operating Partnership's part that were taken or not taken in accordance with the provisions of Article IV or was not caused by any voluntary and direct action by JRI in violation of JRI's covenants in Article IV; provided, however, that the occurrence of any such change that does not result in a JRI default, if sufficiently adverse to the Operating Partnership, may constitute the non-fulfillment of the condition set forth in Section 7.1(b) and give rise to a claim by the Operating Partnership pursuant to
        Article IX. JRI's liability under such certificate shall be subject to the limitations and time restraints set forth in Section 8.3 and in
        Article IX.

             (iv) A duly executed certificate of JRI, dated as of such Closing Date certifying:

                (A) as to a true and complete copy of the organizational documents (including all documents filed of record in the jurisdiction of organization, if any, certified by the appropriate authority in such jurisdiction, if available) of each Property Owner that is being included in such Closing, that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing Date.

                (B) in the case of the Principal Closing, as to a true and complete copy of Weston Management's partnership agreement and certificate of limited partnership (certified by the appropriate authority in the jurisdiction of its organization, if available), that the same have not been amended (except as noted therein) and that they are in full force and effect as of such Closing.

          (g) Estoppels. A completed Estoppel Certificate dated not earlier than ninety (90) days prior to the applicable Closing from each Ground Lessor, if any, in respect of each Property being contributed to the Operating Partnership on such Closing Date and each of the other Estoppel Certificates sent out as required in Section 4.17 and received back by JRI from the related Anchor, tenant, party to a reciprocal easement agreement, lender or Outside Partner, prior to such Closing Date (to the extent not previously delivered to CBL). In the event that JRI is unable to deliver a Ground Lessor Estoppel Certificate dated not earlier than thirty (30) days prior to the applicable Closing Date, JRI also will supplement the certificate being delivered by it at that Closing pursuant to Section 6.2(f)(iii) to include a representation, made as of such Closing Date, as to each of the statements made by the Ground Lessor in the Estoppel Certificate being delivered pursuant to this

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

     Section 6.2(g), with such changes as are necessary to reflect the fact that the certificate is being delivered on a later date than the date of the Ground Lessor Estoppel Certificate being delivered therewith.

          (h) Opinions. An opinion of counsel to JRI as to the matters identified on Exhibit P attached hereto.

          (i) Lender Consents. The consent of each lender of a Continuing Loan in respect of each Property being contributed to the Operating Partnership on such Closing Date, which consents will be in substantially the form of Exhibit Q hereto or as otherwise acceptable to CBL acting reasonably.

          (j) Outside Partner Consents. The consents and amendments to the organizational documents of the Property Owners outlined on Exhibit R attached hereto, in respect of each Property being contributed to the Operating Partnership on such Closing Date, which consents will be in substantially the form of Exhibit R hereto or as otherwise acceptable to CBL acting reasonably.

          (k) Excluded Outparcels. The approvals, consents and other documentation outlined on Schedule 1.2(a) hereof for each of the Excluded Outparcels that relates to any Property being contributed to the Operating Partnership on such Closing Date.

          (l) OP Option Agreement. An OP Option Agreement for each Excluded Outparcel subject to Section 1.2(b) hereof that is retained by a Jacobs Party or an affiliate thereof and relates to a Property being contributed to the Operating Partnership on such Closing Date, duly executed by the owner of such Excluded Outparcel.

          (m) Non-Competition Agreement. The Non-Competition Agreement in the form attached hereto as Exhibit K, duly executed by Richard E. Jacobs.

          (n) Weston Management Releases. A Release in substantially the form attached as Exhibit U hereto executed by each entity identified on Schedule 8.2(i)(x) and covering each of the properties identified on that schedule as being managed or previously managed by Weston Management for that entity.

          (o) Transition Services Agreement. The Transition Services Agreement in substantially the form attached hereto as Exhibit L, duly executed by JRI.

          (p) Assignment of Interest Rate Cap. If JRI has purchased an interest rate cap or swap agreement as contemplated in Section 1.1(b)(iii)(A)(2) above with respect to a New Loan secured by any of the Properties to be included in that Closing, and the interest rate protection was purchased in the name of any Person other than the relevant Property Owner (or if the protection was purchased in the name of the Property Owner, but the Property Owner is transferring the related Property to CBL pursuant to a Deed Contribution Agreement), then, for each such interest rate cap or swap, an assignment of interest rate protection agreement, in form and substance reasonably acceptable to CBL, by which the owner of that interest rate protection assigns all of its rights thereunder to CBL or its designee (and, if required by the terms of the interest rate protection agreement, confirmation that the counterparty thereto has consented to the transfer).

          (q) Assurance Agreement. The Assurance Agreement in the form attached hereto as Exhibit V, duly executed by Richard E. Jacobs, on his own behalf and as trustee of each of the Jacobs Trusts.

          (r) Cary Note. In the case of the Closing with respect to Cary Towne Center, (i) the original Cary Note, (ii) an allonge evidencing the assignment of such note to CBL or its designee and (iii) a certificate of JG Cary Joint Venture certifying as to the outstanding principal balance of the Cary Note and the date through which interest has been paid as of such Closing Date.

          (s) Tenant Notes. In the case of the Closing with respect to any Property whose Property Owner is the holder of one or more promissory notes (each, a "Tenant Note") made by one or more tenants at such Property in favor of the Property Owner, (i) the original of each Tenant Note held by

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

     such Property Owner, if available or a copy of such note and a lost note affidavit and (ii) the addition to the bring-down certificate to be delivered by JRI at that Closing of an additional paragraph with respect to each such Tenant Note certifying as of the date thereof, (A) as to the outstanding principal balance of the Tenant Note as of such Closing Date and the date through which interest has been paid, (B) that there is no default with respect to the indebtedness evidenced by the Tenant Note, (C) that it owns the Tenant Note free and clear of all rights, liens, claims and encumbrances and (D) that there is no undisclosed agreement or document that modifies the terms or provisions of the indebtedness evidenced by the Tenant Note (it being understood that such certification will be subject to the limitations in Section 9.3).

          (t) Share Ownership Agreement. In the case of the Principal Closing, the Share Ownership Agreement, in the form attached hereto as Schedule 4.15(b)-3, duly executed by the Jacobs Parties.

          (u) Other Documents, etc. All other instruments and documents, if any, required to be executed, acknowledged and/or delivered by JRI to the Operating Partnership and/or the REIT pursuant to and in accordance with any of the other provisions of this Agreement or the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, and such other documents or instruments as the Operating Partnership or the REIT may reasonably request to effect the transactions contemplated in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

     6.3 Closing Deliveries by the Operating Partnership. At the Principal Closing and at each Deferred Closing, CBL will execute, acknowledge where appropriate and deliver, or cause to be delivered, each of the following instruments, documents and payments:

          (a) Consideration. The Consideration or portion thereof allocated to the Properties being contributed at such Closing as provided for in Section
     2.1 of this Agreement, in the case of the Principal Closing, the portion of the Consideration allocated to Weston Management and, in the case of the Closing with respect to Cary Towne Center, the portion of the Consideration allocated to the Cary Note, each as set forth on the closing statement for such Closing to be prepared by JRI and delivered to CBL at least forty-eight (48) hours prior to such Closing.

          (b) Interest Contribution Agreements. Counterparts of the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and any other instrument, agreement and/or certificate required to be delivered by the Operating Partnership under the Interest Contribution Agreements or Deed Contribution Agreements, each duly executed by the Operating Partnership and, if applicable, the REIT; and, in the case of the Principal Closing, counterparts of the Contribution Agreement (Weston Management) for the interests in Weston Management, and any other instrument, agreement and/or certificate required to be delivered by the Jacobs Trusts under the Contribution Agreement (Weston Management) for interests in Weston Management, each duly executed by the Operating Partnership (and its designee, if applicable).

          (c) First Amendment to OP Partnership Agreement. In the case of the Principal Closing, the First Amendment to the OP Partnership Agreement in the form attached hereto as Exhibit G, or, in the case of a Deferred Closing, an amendment to the OP Partnership Agreement, in form and substance to be agreed between CBL and JRI, acting reasonably, duly executed by CBL Holdings I, Inc. and the REIT and any limited partners whose consents are required by the terms of the OP Partnership Agreement.

          (d) Registration Rights Agreement. In the case of the Principal Closing, the Registration Rights Agreement in the form attached hereto as Exhibit H-1, or, in the case of a Deferred Closing, an addendum to the Registration Rights Agreement in the form attached hereto as Exhibit H-2, duly executed by the REIT and the Operating Partnership granting registration rights to the SCU holders.

          (e) Amendment to Rights Agreement. An amendment to the Rights Agreement executed by each of the REIT and SunTrust Bank, implementing the changes required in Section 4.10.

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

          (f) Share Ownership Limitation Amendments. If the REIT's stockholders have approved the Share Ownership Limitation Amendments, a certificate of amendment to the REIT's certificate of incorporation setting forth the Share Ownership Limitation Amendments, and, if the REIT's stockholders have not approved the Share Ownership Limitation Amendments, a certified copy of the REIT Board Resolution contemplated in Section 4.15(b).

          (g) Transition Services Agreement. The Transition Services Agreement in substantially the form attached hereto as Exhibit L, duly executed by the REIT and the Operating Partnership.

          (h) Assumption of Management Agreements. In the case of any Deferred Closing, an assumption of the management and leasing agreements (in a form reasonably acceptable to CBL) with respect to the Properties that are the subject of such Deferred Closing, duly executed by Weston Management or its designee.

          (i)  Certificates.

             (i) A certificate issued by the Secretary of State of the State of Delaware and dated not earlier than thirty (30) days prior to such Closing Date, certifying as to the good standing of the REIT and the Operating Partnership under the laws of the State of Delaware.

             (ii) A duly executed certificate of the Secretary of CBL Holdings I, Inc., dated as of such Closing Date, certifying:

                (A) that the board of directors of CBL Holdings I, Inc. has adopted resolutions approving the transactions contemplated hereunder and authorizing CBL Holdings I, Inc. on its own behalf and as general partner of the Operating Partnership to execute and deliver this Agreement, the Interest Contribution Agreements, any Deed Contribution Agreement and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (which resolutions shall be attached to or incorporated in such certificate), that such action by CBL Holdings I, Inc.'s board of directors, together with any other authorization as set out in such certificate, constitutes the only authorization required for such execution, delivery and consummation by the Operating Partnership, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

                (B) as to a true and complete copy of the OP Partnership Agreement, the certificate of limited partnership of the Operating Partnership and the certificate of incorporation and by-laws of CBL Holdings I, Inc. and that each of the same has not been amended (except as noted therein) and is in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of CBL executing and delivering this Agreement, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and the other documents and instruments provided herein to be executed and delivered by the Operating Partnership.

             (iii) A duly executed certificate by the Secretary of the REIT, dated as of such Closing Date, certifying:

                (A) that the board of directors of the REIT has adopted resolutions approving the transactions contemplated hereunder, authorizing and implementing the Share Ownership Limitation Amendments, in the event that the stockholders of the REIT vote to approve such amendments or adopting the REIT Board Resolution, in the event that the stockholders of the REIT do not approve the Share Ownership Limitation Amendments and, in either case, authorizing the REIT to execute and deliver this Agreement, and each other agreement and other instrument necessary for the consummation of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable (which resolutions, including the REIT Board

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

           Resolution, if applicable, shall be attached to or incorporated in such certificate), that such action by the REIT's Board of Directors, together with any other authorization as set out in such certificate, constitutes the only authorization required for such execution, delivery and consummation by the REIT, and it has not been revoked or otherwise withdrawn and remains in full force and effect.

                (B) as to a true and complete copy of the certificate of incorporation and by-laws of the REIT and that each of the same has not been amended (except as noted therein) and is in full force and effect as of such Closing Date, and also certifying as to the incumbency of the officers of the REIT executing and delivering this Agreement, and the other documents and instruments provided herein to be executed and delivered by the REIT.

             (iv) A duly executed certificate of the Operating Partnership, dated as of such Closing Date, certifying that each of the representations and warranties of the Operating Partnership contained in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, is true and correct in all material respects as if remade on and as of such Closing Date.

             (v) A duly executed certificate of the REIT, dated as of such Closing Date, certifying that each of the representations and warranties of the REIT contained in this Agreement is true and correct in all material respects as if remade on and as of such Closing Date.

          (j) Opinions. An opinion of counsel to CBL as to the matters identified on Exhibit S-1 hereto and an opinion in substantially the form attached as Exhibit S-2 regarding the REIT's status as a real estate investment trust, the Operating Partnership's status as a partnership and not a publicly-traded partnership and the status of each entity other than the Operating Partnership to which direct or indirect interests in the Properties are transferred pursuant to Section 1.1 or 2.1 hereof as an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes.

          (k) JRI Option Agreement. A JRI Option Agreement for each Excluded Outparcel being contributed to the Operating Partnership on such Closing Date, duly executed by the Operating Partnership and the applicable Property Owner (or in the case of a deed transfer, the CBL entity taking title to the Excluded Outparcel).

          (l) Share Ownership Agreement. In the case of the Principal Closing, the Share Ownership Agreement, in the form attached hereto as Schedule 4.15(b)-3 duly executed by the REIT, CBL & Associates, Inc., Charles B. Lebovitz and Stephen D. Lebovitz.

          (m) Other Documents, Etc. All other instruments and documents, if any, required to be executed, acknowledged and/or delivered by the Operating Partnership and/or the REIT to JRI pursuant to and in accordance with any of the other provisions of this Agreement or the Interest Contribution Agreements or the Deed Contribution Agreements, if applicable, and such other documents or instruments as JRI may reasonably request to effect the transactions contemplated in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

     6.4  Deferred Closings.

     (a)  Property Removal.  If, at the Principal Closing,

          (1) the Jacobs Parties have been unable to obtain the lender consents required by Section 6.2(i), the Outside Partner consents required by
     Section 6.2(j) or any other third party consents necessary for the contribution of any Property or the Interests in any Property Owner, or JRI has not been able to cause each Associate that owns an Associate Interest in a Partial Property Owner to enter into an Interest Contribution Agreement with respect to that Partial Property,

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

          (2) JRI is no longer able to make one or more of the representations or warranties contained in Section 8.2 with respect to any Property in the manner that such representation or warranty is being made concurrently herewith,

          (3) any Property has been the subject of a Substantial Casualty or Substantial Condemnation and JRI has been unable to restore the Property to at least as good a condition as existed on the date of this Agreement,

          (4) JRI has been unable to Remove a Title Objection affecting any Property as required by Section 3.2(b), or

          (5) JRI is otherwise unable to satisfy the conditions precedent to Closing with respect to any Property,

and, in any such case, CBL is not willing to waive the foregoing condition or circumstance for the Property in question and include that Property in the Principal Closing (any such Property, an "Excluded Property"), then, so long as JRI can still satisfy the conditions or circumstances described in Section 7.1(d) (i.e., it is able to contribute and is contributing each of Hanes Mall, Fayette Mall, West Towne Mall, Brookfield Mall and Cary Towne Center (collectively, the "Core Properties") and at least nine (9) of the remaining Properties by the latest date permitted pursuant to Section 6.1(b)), each of JRI and CBL will have the right to remove each Excluded Property from the Properties being delivered at the Principal Closing and require the other to proceed with the Principal Closing with the remainder of the Properties on the terms set forth herein.

     (b) Jacobs Obligation to Cure. Following the Principal Closing, the Jacobs Parties will use commercially reasonable efforts to cure the condition or circumstance that caused any Property to be an Excluded Property and if, on or before July 31, 2001, in the case of a Property that is an Excluded Property because of a circumstance described in clause (1) above, or October 31, 2001, in the case of a Property that is an Excluded Property because of a circumstance described in clause (2), (3), (4) or (5) above that is not also described in clause (1) above (such date, as applicable, the "Cure Cutoff Date"), the Jacobs Parties have caused the condition to be cured such that the Property would have qualified to have been included in the Principal Closing, each of JRI and CBL will be entitled to require the other to close with respect to such Excluded Property and the management and leasing contracts in respect thereof pursuant to the terms and conditions of this Agreement and the applicable Interest Contribution Agreement or Deed Contribution Agreement in a separate Closing to be held at a date to be mutually agreed between JRI and CBL, but not later than thirty (30) days after the relevant Cure Cutoff Date (any such separate Closing, or with respect to a Partial Property subject to Section 2.1(c) hereof, any such separate ICOA Closing, a "Deferred Closing"; and the date on which a Deferred Closing is to occur is referred to herein as a "Deferred Closing Date") at a price determined pursuant to Section 2.1(a) above. If any Property is excluded from the Principal Closing as permitted above, JRI will advise CBL on a regular basis of its progress in satisfying the yet unmet conditions to the Deferred Closing for that Excluded Property. In addition, if thereafter but prior to the applicable Cure Cutoff Date JRI determines in good faith that it can satisfy the conditions to the Deferred Closing as set forth in Section 7.1 with respect to any Excluded Property, JRI agrees to notify CBL of that determination in writing and to cooperate with CBL to schedule a Deferred Closing Date for that Excluded Property on the date that is thirty (30) days following the day on which JRI first determined that it could satisfy the conditions precedent to the Deferred Closing (or, if the thirtieth (30th) day is not a Business Day, the next succeeding Business Day thereafter). Similarly, if at any time prior to the applicable Cure Cutoff Date, CBL determines that it is willing to waive any condition or circumstance giving rise to a failure of condition precedent to the Deferred Closing for any Excluded Property, CBL will notify JRI of that determination and the parties will cooperate to schedule a Deferred Closing for that Excluded Property on the date that is thirty (30) days following the date on which CBL delivers the notice of waiver to JRI (or if the thirtieth (30th) day is not a Business Day, the next succeeding Business Day thereafter). The parties agree that time is of the essence with respect to the dates and time periods referred to in this paragraph (b) and in paragraph (c) below. Notwithstanding the foregoing, in the event that JRI

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

determines in its judgment exercised in good faith that it will not be able to cure any condition or circumstance that caused a Property to be an Excluded Property, the Jacobs Parties may notify CBL in writing of such determination and, unless CBL notifies JRI in writing within ten (10) days of its receipt of JRI's notice that it has elected to waive such circumstance or condition (it being understood that CBL will not be entitled to waive the failure to obtain any required third-party consents) and to close on the Excluded Property, this Agreement automatically will terminate with respect to that Excluded Property and neither CBL nor the Jacobs Parties will have any further obligation hereunder in respect of that Excluded Property.

     (c) CBL Extension Right. CBL shall have the right, exercisable by delivering written notice to JRI as soon as practical but in no event less than two (2) Business Days prior to a scheduled Deferred Closing Date, to extend the applicable Closing Date to a date not later than thirty (30) days after the scheduled Deferred Closing Date if CBL determines in its good faith judgment that such adjournment is reasonably necessary to enable CBL to satisfy the conditions to Closing set forth in Section 7.2 and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to the Properties in such Deferred Closing (and JRI has not waived any of the conditions in issue).

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions Precedent to Obligation of the REIT and the Operating Partnership. The obligation of the REIT and the Operating Partnership to consummate the transactions contemplated herein shall be subject to the fulfillment on or before the Principal Closing Date or any Deferred Closing Date, as applicable, of all of the following conditions, any or all of which may be waived by the REIT and/or the Operating Partnership in their sole discretion:

          (a) Delivery of Documents. The Jacobs Parties shall have delivered all of the items required to be delivered to CBL pursuant to Section 6.2 for such Closing (other than the items described in Section 6.2(k) which are governed by Section 1.2).

          (b) Accuracy of Representations and Warranties. Subject to Section 8.3(c), the representations and warranties of JRI in Section 8.2 of this Agreement shall be true and correct in all material respects as originally made and, if applicable, as remade on and as of the Closing Date (or, if made as of a specified date, as of such date), with appropriate modifications of those representations and warranties to reflect actions taken or not taken by or on behalf of JRI in accordance with the provisions of Article IV; provided, however, that to the extent that the representations and warranties in Section 8.2 relate to Interests, Properties or Property Owners, for purposes of this condition precedent to Closing, those references will be deemed to be references only to the Interests, Properties and Property Owners being included at the Closing at hand, and those representations and warranties specifically need not be true and correct as originally made with respect to any Interest, Property or Property Owner that is not being included in such Closing as permitted or required by the terms of Section 6.4. Each of the Operating Partnership and the REIT covenants and agrees that it will advise JRI of any respect in which it believes any of JRI's representations and warranties is or becomes incorrect in any material respect promptly after it first learns thereof.

          (c) Observance of Covenants. The Jacobs Parties shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by the Jacobs Parties as of the applicable Closing Date.

          (d) Closing Under the Interest Contribution Agreements. In the case of the Principal Closing, the conditions precedent to be satisfied by the Contributors under the Interest Contribution Agreements or of the applicable Property Owners under the Deed Contribution Agreements, if applicable, with respect to each of the Core Properties and at least nine
     (9) of the other Properties shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by JRI and any other party thereunder shall have been duly executed and

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

     delivered by JRI and any other party thereto and, in the case of a Deferred Closing, the conditions precedent of the Contributors under the Interest Contribution Agreements or of the applicable Property Owners under the Deed Contribution Agreements, if applicable, with respect to each of the Properties being contributed on such Closing Date shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by JRI and any other party thereunder shall have been duly executed and delivered by JRI and any other party thereto.

          (e) No Injunction. No action, suit or legal or administrative proceedings shall have been instituted by or before any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (referred to herein as "Governmental Authority"), seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of CBL or any of its affiliates.

          (f) Transactions Not Prohibited. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation by the Jacobs Parties or any of the Property Owners or holders of Interests therein of the transactions contemplated by this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, to occur at the related Closing shall be in effect or, if applicable, have been threatened by any Governmental Authority or any third party, other than any such order or other legal restraint or prohibition or threat thereof obtained or instituted by or on behalf of CBL or any of its affiliates.

          (g) CBL Stockholder Approval. The SCU Issuance Proposal shall have been submitted for stockholder approval and approved by the holders of a majority of the shares of the REIT voted thereon in a meeting at which votes are cast by holders of more than 50% of all outstanding shares entitled to vote thereon.

          (h) HSR Act. JRI and CBL shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, or, if applicable, any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

          (i) Voting and Standstill Agreement. Each of the Jacobs Parties and Martin J. Cleary shall have performed and observed, in all material respects, all covenants and agreements to be performed and observed by them pursuant to the Voting and Standstill Agreement as of the applicable Closing Date.

          (j) Related Party Loans. JRI shall have provided CBL with written confirmation from the lender of each related party loan or other obligation (other than the Cary Note) identified on the financial statements for the six (6) month period ended June 30, 2000 of any Property Owner being included in the relevant Closing confirming that each such related party loan or other obligation has been repaid in full or is being repaid in full at that Closing from the cash portion of the Consideration being delivered by CBL at that Closing.

          (k) Refinancings. With respect to a Closing that involves any of Cary Towne Center, Eastgate Mall or Fayette Mall, JRI shall have taken the actions and received the consents outlined in Section 4.22 with respect to that Property.

     7.2 Conditions Precedent to Obligations of the Jacobs Parties. The obligation of the Jacobs Parties to consummate the transactions contemplated herein shall be subject to the fulfillment on or before the

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

Principal Closing Date and each Deferred Closing Date of all of the following conditions, any or all of which may be waived by the Jacobs Parties in their sole discretion:

          (a) Receipt of Consideration. CBL shall have delivered the Consideration, as adjusted pursuant to and payable in the manner provided for in this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable.

          (b) Delivery of Documents. CBL shall have delivered all of the items required to be delivered to the Jacobs Parties pursuant to Section 6.3.

          (c) Accuracy of Representations and Warranties. The representations and warranties of CBL contained in Section 8.1 of this Agreement shall be true and correct in all material respects as originally made and as remade on and as of such Closing Date (or, if made as of a specified date, as of that date) as the same may be modified to reflect any actions taken by or on behalf of CBL as permitted herein.

          (d) Observance of Covenants. CBL shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by CBL as of such Closing Date.

          (e) Closing Under Interest Contribution Agreements. The conditions precedent to be satisfied by the Operating Partnership in the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, with respect to each of the Properties being contributed on such Closing Date shall have been satisfied or waived and all instruments, agreements, documents and certificates required to be delivered by the Operating Partnership thereunder shall have been duly executed and delivered by the Operating Partnership.

          (f) No Injunction. No action, suit or legal or administrative proceedings shall have been instituted by or before any court or Governmental Authority seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of the Jacobs Parties or any of their affiliates.

          (g) Transactions Not Prohibited. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation by CBL of the transactions contemplated by this Agreement to occur at the related Closing shall be in effect, or, if applicable, have been threatened by any Governmental Authority or by any third party, other than any such order or other legal restraint or prohibition or threat thereof obtained or initiated by or on behalf of the Jacobs Parties or any of their affiliates.

          (h) CBL Approval. The board of directors of the REIT and the board of directors of CBL Holdings I, Inc., as general partner of the Operating Partnership, shall have duly and validly authorized each of the REIT and the Operating Partnership to deliver the Consideration required hereunder and to consummate each of the transactions contemplated hereby to occur at the related Closing and such authorization shall not have been revoked or withdrawn.

          (i) CBL Stockholder Approval. The SCU Issuance Proposal shall have been submitted for stockholder approval and approved by the holders of a majority of the outstanding shares of the REIT voted thereon in a meeting at which votes are cast by holders of more than 50% of all outstanding shares entitled to vote thereon.

          (j) REIT Stock. The board of directors of the REIT shall have reserved for issuance and made available, free from preemptive rights, out of the REIT's authorized but unissued common stock, solely for the purpose of issuance upon conversion or exchange of the SCUs or the Common Units received upon exchange of the SCUs into REIT Stock, the full number of shares of REIT Stock deliverable upon conversion or exchange of all of the SCUs or the Common Units received upon exchange of the SCUs and caused the REIT to pay any and all franchise tax with respect

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

     thereto; and the REIT Stock issuable upon conversion of the SCUs shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (k) HSR Act. JRI and CBL shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby, or, if applicable, any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated.

          (l) REIT Qualification. At the time of such Closing, (i) the REIT shall not have revoked its prior election pursuant to Section 856(c)(1) of the Code to be taxed as a real estate investment trust, and shall be in compliance with all applicable federal income tax laws, rules and regulations, including the Code, necessary to permit it to be taxed as a real estate investment trust, (ii) the REIT shall not have taken any action or have failed to take any action which, alone or in conjunction with other factors, would reasonably be expected to result in the loss of its status as a real estate investment trust for federal income tax purposes, and
     (iii) neither the REIT nor the Operating Partnership shall have taken any action or have failed to take any action which, alone or in conjunction with other factors, would reasonably be expected to result in (A) the loss of the Operating Partnership's treatment as a partnership for federal income tax purposes, (B) the Operating Partnership being treated as a "publicly traded partnership" within the meaning of such term as used in
     Section 7704(b) of the Code or (C) the failure of any entity other than the Operating Partnership to which direct or indirect interests in the Properties are transferred pursuant to Section 1.1 or 2.1 hereof to be treated for federal income tax purposes as an entity whose separate existence from the Operating Partnership is disregarded at the time of the relevant transfer.

          (m) Voting and Standstill Agreement. Each of the CBL Principals (as defined in the Voting and Standstill Agreement), the REIT and the Operating Partnership shall have performed and observed, in all material respects, all covenants and agreements to be performed and observed by it pursuant to the Voting and Standstill Agreement as of the applicable Closing Date.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     8.1 Representations and Warranties of CBL. In order to induce the Jacobs Parties, the Associates and the participating Outside Partners, and their respective affiliates, to carry out the transactions contemplated by this Agreement, as of the date of this Agreement, each of the REIT and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, each of the Jacobs Parties, for their own benefit and for the benefit of each of the other contributing entities, as follows:

          (a) Organization, Good Standing and Authority. The Operating Partnership is a limited partnership and the REIT is a corporation, each of which is duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not interfere in any material respect with CBL's ability to complete any of the transactions contemplated in this agreement or otherwise have a material adverse effect on all of the following collectively taken as a whole: the assets, liabilities, financial condition, earnings, operations and prospects of the REIT, the Operating Partnership and their respective subsidiaries, or the OP Units of the Operating Partnership (the "OP Units") and the capital stock of the REIT, determined either (i) without giving effect in whole or in part to the transactions contemplated herein, or (ii) after giving such effect (any such interference or adverse effect, a "CBL Material Adverse Effect"), and/or each of Operating Partnership's designees, as applicable, is or will be prior to the applicable Closing duly qualified to conduct business in the respective states in which such

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

     designee is acquiring a Property except where failure to do so would not have a CBL Material Adverse Effect, and each of the Operating Partnership and the REIT is authorized to consummate the transactions contemplated hereby and to fulfill all of its respective obligations hereunder and under all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT including, without limitation, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, and to perform all of its respective obligations hereunder and thereunder. CBL has delivered to JRI true, correct and complete copies of the OP Partnership Agreement as currently in effect, the certificate of limited partnership of the Operating Partnership, the certificate of incorporation of the REIT and the bylaws of the REIT.

          (b) CBL's Authorization and Binding Effect. This Agreement has, and all documents contemplated hereunder to be executed by the Operating Partnership and/or the REIT including, without limitation, the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, when executed and delivered will have been duly authorized by all requisite partnership or corporate action on the part of the Operating Partnership and the REIT and each is, or will be, upon execution and delivery, as applicable, the valid and legally binding obligation of the Operating Partnership and the REIT, as the case may be, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by the Operating Partnership or the REIT, nor the performance of the obligations of the Operating Partnership or the REIT hereunder or thereunder will result in the violation of any provision of the OP Partnership Agreement, the certificate of limited partnership of the Operating Partnership or the certificate of incorporation or bylaws of the REIT, or will conflict with any order or decree of any court or governmental instrumentality of any nature by which the Operating Partnership or the REIT is bound or to which it is subject.

        (c)  Capitalization.

             (i) OP Units. The capitalization of the Operating Partnership is as set forth in Exhibit A of the OP Partnership Agreement. As of the date hereof, an aggregate of 39,857,984 OP Units are issued and outstanding, of which 2,875,000 are 9.0% Series A Cumulative Redeemable Preferred Units and 36,982,984 are common units (the common units of the Operating Partnership are referred to herein as "Common Units"). There are no restrictions on the transfer of the SCUs to be issued hereunder other than those contained in the OP Partnership Agreement or the First Amendment, and those arising from federal and applicable state securities laws. All currently issued and outstanding OP Units were, and all of the SCUs to be issued in connection with the transactions contemplated herein and all of the Common Units issuable upon exchange of the SCUs issued hereunder or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, will be, duly authorized and validly issued in accordance with the terms of the OP Partnership Agreement and in compliance with federal and applicable state securities laws, and, are, or will be in connection with the transactions contemplated herein, as the case may be, fully paid and non-assessable with no pre-emptive rights and the SCUs to be issued in connection with the transactions contemplated herein will be issued upon the terms provided in the OP Partnership Agreement, as the same is to be amended as permitted or required hereunder. Except as set forth on
        Schedule 8.1(c) and in the SEC Documents and except as created by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating the Operating Partnership to issue any OP Units. At each Closing (or ICOA Option Closing), upon receipt of the Interests or Properties being contributed in exchange for

        SCUs, the Operating Partnership will issue the SCUs to be issued hereunder free and clear of all liens other than those suffered or permitted or granted by the Contributors and, as of such Closing, each of the Contributors or its respective partners and shareholders, as the case may be, will be admitted as a limited partner of the Operating Partnership. The issuance of the SCUs to the Contributors at each Closing (or ICOA Option Closing) will not require any approval or consent of any Person except any such approval as shall have been obtained on or prior to the Principal Closing Date. Assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), or a person who is not an accredited investor but was advised by a qualified purchaser's representative (and there are no more than thirty-five (35) such non-accredited investors), the issuance of the SCUs hereunder is exempt from registration under the Securities Act and the applicable state securities laws. The issuance of Common Units upon the exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable,
        (a) will be free and clear of all liens other than those suffered or permitted or granted by the Contributors, as the case may be, (b) will not require any approval or consent of any Person except any such approval or consent that shall have been obtained on or prior to the Principal Closing Date, and (c) assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act or a person who is not an accredited investor but was advised by a qualified purchaser's representative (and there are no more than thirty-five (35) such non-accredited investors), will be exempt from registration under the Securities Act and applicable state securities laws.

             (ii) Stock. Schedule 8.1(c) and the SEC Documents set forth as of August 31, 2000 (i) the authorized capital stock of the REIT, (ii) the total number of shares of such capital stock outstanding, which number is 27,875,307, of which 2,875,000 are preferred shares and 25,000,307 are common shares (the common shares of the REIT are referred to herein as the "REIT Stock") and (iii) for each class and series of capital stock of the REIT, the total number of options and warrants to acquire such capital stock and any commitments to issue or grant any of the foregoing. All of the outstanding shares of REIT Stock are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights. If and when issued, the REIT Stock issuable upon exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, pursuant to the OP Partnership Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. The issuance of REIT Stock upon exchange of the SCUs delivered under this Agreement or under the Interest Contribution Agreements or Deed Contribution Agreements, if applicable, (a) will be free and clear of all liens and other claims other than those suffered or permitted or granted by the Contributors (including, for example, the potential restrictions contained in the OP Partnership Agreement and the Voting and Standstill Agreement), as the case may be, (b) will not require any approval or consent of any Person except any such approval or consent that shall have been obtained on or prior to the Principal Closing Date, and (c) assuming each of the Contributors, or its respective partners and shareholders, as the case may be, is either an "accredited investor" as defined in Rule 501 under the Securities Act or a person who was advised by a qualified purchaser's representative (and there are no more than 35 of such non-accredited investors), will be exempt from registration under the Securities Act and applicable state securities laws.

          (d) Conflicting Agreements and Other Matters. None of the REIT, the Operating Partnership or any of their affiliates is a party to any contract or agreement or subject to any articles of incorporation or other corporate restriction compliance which could reasonably be expected to have a CBL Material Adverse Effect. Neither the execution and delivery of the documents relating to the transactions contemplated herein nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the SCUs to be issued to the Contributors pursuant to this Agreement

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

     and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, will (i) violate any provision of any law presently in effect having applicability to the REIT or the Operating Partnership or any of their properties, except such violations as could not reasonably be expected to have a CBL Material Adverse Effect, (ii) except for the First Amendment contemplated in this Agreement, conflict with or result in a breach of or constitute a default under the OP Partnership Agreement, charter or bylaws or any other organizational document of either the REIT or the Operating Partnership, (iii) except as set forth in Schedule 8.1(d), require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which the REIT or the Operating Partnership is a party or by which any of its respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a CBL Material Adverse Effect or impair or interfere with consummation of the transactions contemplated herein, or (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned or hereafter acquired by the REIT or the Operating Partnership. In addition, neither the REIT nor the Operating Partnership has any knowledge of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a CBL Material Adverse Effect or to impair or interfere with consummation of the transactions contemplated herein.

          (e) Litigation; Proceeding, Etc. Except as set forth in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the REIT and the Operating Partnership, threatened against or affecting the REIT or the Operating Partnership or any of their respective properties before or by any Governmental Authority which (i) challenges the legality, validity or enforceability of the transactions contemplated herein or of any of the documents relating to the transactions contemplated herein or (ii) could (individually or in the aggregate) reasonably be expected to have a CBL Material Adverse Effect or (iii) would (individually or in the aggregate) impair the ability of either the REIT or the Operating Partnership to perform fully on a timely basis any obligations which it has under any of the documents relating to the transactions contemplated herein.

          (f) No Default or Violation. Except as set forth in the SEC Documents, neither the Operating Partnership nor the REIT has received written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a CBL Material Adverse Effect, (ii) in violation of any order of any Governmental Authority, which could reasonably be expected to have a CBL Material Adverse Effect or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the transactions contemplated herein, (B) have a CBL Material Adverse Effect, or (C) adversely impair either the REIT's or the Operating Partnership's ability or obligation to perform fully on a timely basis any obligation which it has under any of the documents relating to the transactions contemplated herein.

          (g) Governmental Consents, Etc. Except as may be required under any federal or applicable state securities laws in connection with the performance by CBL of its obligations under the OP Partnership Agreement with respect to certain registration rights granted thereunder and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, the Contributors set forth herein and under the applicable Interest Contribution Agreement or Deed Contribution Agreement, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any securities exchange is required in connection with (a) the execution, delivery or performance by CBL of this Agreement, (b) the issuance of the SCUs pursuant to this Agreement and the Interest Contribution Agreements and Deed Contribution Agreements, if applicable, or (c) the issuance of REIT Stock or Common Units upon the exchange of any such SCUs, except for those that (i) have been made or obtained by CBL as of the date hereof or (ii) are set forth in

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

     Schedule 8.1(g) and by the Principal Closing shall be made or received by CBL. At the Principal Closing Date, CBL will have made all filings and given all notices to Governmental Authorities and obtained all necessary registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Authorities, to own or lease its properties and to conduct its businesses as currently owned, leased or conducted, except where failure to do so could not reasonably be expected to have a CBL Material Adverse Effect. Assuming that the SCU Issuance Proposal is approved by the REIT's stockholders, at the Principal Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a CBL Material Adverse Effect or to impair or interfere with the consummation of the transactions contemplated herein, will have been filed, notified or obtained and, to the extent applicable, will be in full force and effect.

          (h) Private Offering. Neither the Operating Partnership nor the REIT nor any person acting on their behalf has taken or will take any action (including, without limitation, any offering of any securities of the Operating Partnership or the REIT under circumstances which would require the integration of such offering with the issuance of the SCUs under the Securities Act) which might subject the SCUs or the issuance of REIT Stock or Common Units, in exchange for, or upon redemption of, any such SCUs to the registration requirements of Section 5 of the Securities Act.

          (i) No Other Liabilities. Neither the REIT nor any of its subsidiaries or affiliates (including the Operating Partnership) has any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (i) reflected on the consolidated balance sheet of the REIT as of June 30, 2000 or in the SEC Documents, or (ii) that (A) were incurred by the REIT or its subsidiaries or affiliates after June 30, 2000 in the ordinary course of their business and in compliance with Section
     4.12 hereof or (B) were incurred before June 30, 2000, but are not required by generally accepted accounting principles consistently applied to be reflected on such balance sheet and (C) in either event, could not reasonably be expected to have a CBL Material Adverse Effect.

          (j) Status of OP Partnership Agreement; Taxes and REIT Status. The OP Partnership Agreement is in full force and effect; a true, complete and correct copy thereof has been delivered to JRI; and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to the REIT or the Operating Partnership. The Operating Partnership is, and has been since the date of its formation, taxable as a "partnership" as defined in Section 7701(a) of the Code and is not, and has not been since the date of its formation, a "publicly traded partnership" within the meaning of such term as used in Section 7704(b) of the Code. The Operating Partnership intends to continue to operate in a manner that does not cause it to be treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code. Each of the entities to which direct or indirect interests in the Properties will be transferred pursuant to Section 1.1 or 2.1 hereof will be, as of the date of the relevant Closing, an entity whose separate existence from the Operating Partnership is disregarded for federal income tax purposes. Each of the Operating Partnership and the REIT has filed all tax returns that are required to be filed with any Governmental Authority (or has obtained valid extensions of the filing deadlines therefor which extensions have not yet expired) and has paid all taxes due pursuant to the tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of tax returns as to which the failure to file could not, individually or in the aggregate, have a CBL Material Adverse Effect. The REIT (i) has elected to be taxed as a REIT commencing with its taxable year ending December 31, 1993 and such election has not been terminated or revoked, (ii) qualified for federal income taxation as a REIT for the year ended December 31, 1999, and will continue to so qualify for its current taxable year, (iii) operates, and intends to continue to operate, in a manner so as to qualify as a REIT, and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by the REIT under Notice 88-19, 1988-1 CB 486 and does not expect to effect any such sale or other disposition.

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

          (k) Compliance with Laws. To the knowledge of CBL, neither the Operating Partnership nor the REIT has been in or is in, and neither of them has received written notice of, violation of or default with respect to any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a CBL Material Adverse Effect or impair or interfere with the consummation of the transactions contemplated herein.

          (l) SEC Documents. The REIT has filed with the Securities and Exchange Commission (the "Commission") all reports, schedules, forms, statements and other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules or regulations promulgated thereunder to be filed by the REIT in each case in the form and with the substance prescribed by either such Act or such rules or regulations (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents") including, without limitation, proxy information and solicitation materials, in each case in the form and with the substance prescribed by either such Act or such rules or regulations. CBL has delivered or made available to JRI all SEC Documents. As of their respective filing dates (or if amended, revised or superseded by a subsequent filing with the Commission then on the date of such subsequent filing), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to the SEC Documents and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of the REIT, the Operating Partnership and, if any, all affiliates of CBL included in all SEC Documents, including any amendments thereto (the "SEC Financial Statements"), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and, as at the dates as of which the same were prepared and for the periods then ended, fairly presented the financial condition and results of operations of CBL and its affiliates on a consolidated basis in accordance with generally accepted accounting principles consistently applied throughout all such periods.

          (m) No Material Adverse Change. Since December 31, 1999, no CBL Material Adverse Effect has occurred or exists except as may be disclosed in any SEC Documents filed subsequent to such date.

          (n) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the REIT, the Operating Partnership or their subsidiaries or affiliates or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by CBL but which has not been so publicly announced or disclosed.

          (o) Material Contracts. The SEC Documents include a correct and complete list of the following with respect to the Operating Partnership and the REIT which are required to be disclosed in the SEC Documents: (1) voting or other agreements with any unit holder or shareholder having beneficial ownership of 5% or more of the OP Units of the Operating Partnership or of the shares of REIT Stock issued and outstanding prior to the transactions contemplated by this Agreement or with any director or officer of the Operating Partnership or the REIT or of any material subsidiary or affiliate thereof and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business which would reasonably be expected to result in a CBL Material Adverse Effect.

          (p) No Merger Agreements. As of the date hereof, except as set forth in Schedule 8.1(p), neither the REIT nor the Operating Partnership has entered into any agreement with any person or

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

     Governmental Authority, which has not been terminated as of the date of this Agreement and under which there remains any material liability or obligation thereof with respect to a merger or consolidation with either the REIT or the Operating Partnership, or any other acquisition of a substantial amount of the assets of the REIT or the Operating Partnership, which would reasonably be expected to result in a CBL Material Adverse Effect.

          (q) Certain Actions by CBL. None of the Operating Partnership, the REIT or any material subsidiary or affiliate thereof has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such entity's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of such entity's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such entity's assets, (v) admitted in writing CBL's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

          (r) CBL's Knowledge. As used in this Agreement, the words "to the knowledge of CBL" and other words of similar tenor mean only the current, actual, conscious (and not constructive, imputed or implied) knowledge of the following designees of CBL, without having made a review of files or other inquiry: Charles B. Lebovitz, Stephen D. Lebovitz, John N. Foy and Keith Honnold. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, and any other agreements, documents related thereto or contemplated hereunder or thereunder or any of the representations made by CBL being or becoming untrue, inaccurate or incomplete in any respect.

          (s) CBL's Acknowledgment. Each of the REIT and the Operating Partnership fully understands the nature and significance of the transactions provided for in this Agreement and the limitations provided in
     Section 1.3 and elsewhere herein.

     8.2 Representations and Warranties of JRI. In order to induce CBL to carry out the transactions contemplated by this Agreement, as of the date of this Agreement, JRI represents and warrants to and agrees with CBL, as follows:

          (a)  Organization, Good Standing and Authority; Binding Effect.

             (i) JRI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have a material adverse effect on the ability of JRI to fulfill its responsibilities under this Agreement. Each of the Jacobs Trusts is a trust, duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have an adverse effect on the trust's ability to fulfill its responsibilities under this Agreement. Each of the Jacobs Parties has full power and authority to enter into this Agreement and all documents contemplated hereunder to be executed by the Jacobs Parties, to consummate the transactions contemplated hereby and thereby and to fulfill all of its obligations hereunder and the documents contemplated hereunder to be executed by the Jacobs Parties. This Agreement has been, and all documents contemplated hereunder to be executed by the Jacobs Parties, including, without limitation, the Interest Contribution Agreements, when executed and delivered will have been, duly authorized and approved by all necessary action of the Jacobs Parties, has been or will be upon execution and delivery duly executed and delivered by each of the Jacobs Parties and constitutes, or will, upon execution and delivery, constitute a legal, valid and binding obligation of each such Jacobs Party, enforceable against each of the Jacobs Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity

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

        (including concepts of materiality, reasonableness, good faith and fair dealing), regardless whether considered in a proceeding in equity or at law.

             (ii) The execution, delivery, and performance by each of the Jacobs Parties of this Agreement and the consummation of the transactions contemplated hereby (including the transfer of the Interests to the Operating Partnership) will not (A) subject to clause
        (B), violate any provision of the governing documents of any of the Jacobs Parties; (B) require any of the Jacobs Parties to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Governmental Authority or any other Person except the consents set forth on Schedule 8.2(a)(ii) attached hereto (the "Jacobs Third Party Consents") and filings under the HSR Act; (C) subject to clause (B), conflict with, result in the breach of or constitute a default under any lease, note, mortgage, or other binding agreement to which any of the Jacobs Parties is a party or by or to which any of the Jacobs Parties or any Property Owners or Properties may be bound; (D) violate any order or decree of any court, arbitrator or other Governmental Authority against or binding upon any of the Jacobs Parties or any of the Property Owners or Properties; (E) violate any law or regulation of any Governmental Authority to which any of the Jacobs Parties or any of the Interests or Properties is subject; or (F) result in, or require the creation or imposition of, any lien upon or with respect to any of the Properties or Interests, other than as contemplated herein; except, in the case of the preceding clauses (B),
        (C), (D) and (E), where the failure to obtain a consent, approval or action or where the occurrence of such a conflict, breach, default or violation, individually or in the aggregate, would not have a material adverse effect on the business, results of operations or financial operation of a Property Owner and/or its related Property (a "Property Material Adverse Effect") or impair or interfere in any material respect with the consummation of the transactions contemplated herein. In addition, to JRI's knowledge, no facts or circumstances exist that, individually or in the aggregate, could reasonably be expected to have a Property Material Adverse Effect or impair or interfere in any material respect with the consummation of the transactions contemplated herein.

          (b)  Title to Interests and Interests in Weston Management.

             (i) The Interests have been duly authorized and validly issued in accordance with the constituent organizational documents of the issuers thereof and applicable law. To JRI's knowledge, the Contributors, immediately preceding each Closing, will own 100% of the Interests to be contributed to the Operating Partnership in such Closing (and, in the case of an ICOA Closing, will own 100% of the Interests to be contributed to the Operating Partnership in such Closing and in the related ICOA Option Closing(s)), free and clear of all rights, liens, claims and encumbrances other than claims or encumbrances arising pursuant to the organizational documents of the relevant issuer of those Interests and claims arising pursuant to this Agreement, and subject to restrictions on transfer under federal and state securities laws. Except as set forth on Schedule 8.2(b)(i), none of the Jacobs Parties or the Property Owners controlled directly or indirectly by any of the Jacobs Parties has pledged its Interests or consented to the pledge or encumbrance of any of the Interests. The outstanding partnership interests in Weston Management have been duly authorized and validly issued in accordance with the certificate of limited partnership and partnership agreement of Weston Management and applicable law. The Jacobs Trusts, immediately preceding the Principal Closing, will own directly or indirectly all of the outstanding partnership interests in Weston Management, free and clear of all rights, liens, claims and encumbrances other than claims or encumbrances arising pursuant to the certificate of limited partnership or partnership agreement of Weston Management and applicable law and pursuant to this Agreement and restrictions on transfer under federal and state securities laws.

             (ii) All documents comprising the partnership agreement of JRI (including, without limitation, all amendments, supplements and modifications thereof and all assignments with respect thereto, the "JRI Partnership Agreement") and all documents comprising the constituent organizational documents of each of the other Jacobs Parties (including, without limitation, all amendments, supplements and modifications thereof and all assignments with respect thereto) are

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

        described on Schedule 8.2(b)(ii) attached hereto, and, prior to the date hereof, a true, correct and complete copy of the JRI Partnership Agreement has been delivered to the Operating Partnership or its counsel. The JRI Partnership Agreement and each of the constituent organizational documents of the other Jacobs Parties identified on
        Schedule 8.2(b)(ii) is in full force and effect.

          (c) Adverse Claims, Litigation and Proceedings. Except as set forth on Schedule 8.2(c) hereto or on any other disclosure schedules heretofore delivered to the Operating Partnership, there are, to JRI's knowledge, no actions, claims, suits, investigations, arbitrations or other proceedings pending or threatened against or affecting any of the Jacobs Parties, the Property Owners, Weston Management or any of the Properties other than those which, individually or in the aggregate with other such actions, claims, suits, investigations and proceedings not disclosed, would not impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property Material Adverse Effect. JRI has received no written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it or any Property Owner is a party or by which it, any Property Owner or any Property is bound, (ii) in violation of any order of any Governmental Authority, or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the transactions contemplated herein, or (B) adversely impair any of the Jacobs Parties' ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the transactions contemplated herein. To JRI's knowledge, (x) none of the Property Owners is in breach of, or default under, any indenture, loan or credit agreement or any other material agreement or instrument to which such Property Owner is a party or by which it or its respective Property is bound and (y) no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under any such agreement or instrument.

          (d)  Compliance with Laws.

             (i) To the knowledge of JRI, none of the Jacobs Parties or Property Owners is in violation of any material law, regulation, order or decree of any Governmental Authority, court order, decision, ruling, order or award of any arbitration other than a violation which, individually or in the aggregate with other such violations, would not impair or interfere in any material respect with the consummation by it of the transactions contemplated herein or have a Property Material Adverse Effect. Except as set forth on Schedule 8.2(d) hereto, JRI has not received any notice of violation or claimed violation of any such law, regulation or decree, or pending regulatory proceeding, action or investigation with respect thereto, or any threat by any Governmental Authority to take regulatory action against JRI or any of the Properties by reason of any such violation or claimed violation other than such of the foregoing as, individually or in the aggregate, would not impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property Material Adverse Effect. To JRI's knowledge, except as set forth on Schedule 8.2(d), no Property Owner has received any written notice, within the twelve (12) months preceding the date hereof, from any Governmental Authority having jurisdiction over such Property Owner or its Property, asserting that such Property Owner or Property or any part thereof is in violation of any law, ordinance or regulation applicable to such Property, which individually or in the aggregate would have a Property Material Adverse Effect.

             (ii) Except as set forth on Schedule 8.2(d) hereto or on any other disclosure schedules heretofore delivered to the Operating Partnership, JRI has not received any written or other actual notice within the past twelve (12) months from any Governmental Authority having jurisdiction over any of the Jacobs Parties or the Property Owners of any violation of any employment or other regulatory law, order, regulation or requirement relating to the management of the Properties that remains uncured and which, individually or in the aggregate with other such violations which remain uncured, would impair or interfere in any material respect with the consummation of the transactions contemplated herein or have a Property Material Adverse Effect.

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          (e)  Intellectual Property of Jacobs Parties.  Except as set forth in
     Schedule 8.2(e), to the knowledge of JRI, none of the Jacobs Parties or the Property Owners is infringing upon any intellectual property rights of any other Person nor, to the knowledge of JRI, is any other Person infringing on any of the Jacobs Parties' or any Property Owner's rights in respect of the intellectual property owned and used by any of such entities.

          (f)  Taxes.

             (i) To the knowledge of JRI, except for such matters as, individually or in the aggregate with other such matters, would not have a Property Material Adverse Effect, (A) all tax returns required to be filed on or before the date hereof (including any valid extensions of time to file such tax returns) by or on behalf of each Property Owner have been filed through the date hereof or will be filed on or before the Closing Date with respect to its related Property in accordance with all applicable laws; (B) except as set forth on Schedule 8.2(f), there is no action, suit or proceeding pending against, or with respect to, any of the Property Owners for any taxes, nor has any claim for additional taxes been asserted by any such authority; and (C) all taxes reflected upon or required to be reflected upon a tax return so filed or so to be filed on or before the applicable Closing Date have been paid or will be paid on or before such Closing Date, unless such taxes are being contested in good faith and adequate reserves for the payment of such taxes have been established by the applicable Property Owner.

             (ii) As of the date hereof, and except as set forth on Schedule 8.2(f) hereto or any other disclosure schedules heretofore delivered to the Operating Partnership, there is no pending or, to JRI's knowledge, threatened tax audit of any tax return filed by or on behalf of any Property Owner or with respect to any of any Property Owner's income, operations, properties or assets or any tax return by or on behalf of any other Person as to which any Property Owner may have liability for any such Person's taxes (whether by operation of law or by contract).

          (g) Permits. To the knowledge of JRI, each of the Property Owners and Weston Management has all permits that are necessary for the ownership, use, operation and licensing of the management of its Properties (or, in the case of Weston Management, the Properties) and is not in violation of any such permit, except to the extent the failure to possess or the violation of such permit would not, individually or in the aggregate, have a Property Material Adverse Effect or prevent the transactions contemplated herein.

          (h) Insolvency. There are no attachments, executions or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or, to the knowledge of JRI, threatened against any of the Jacobs Parties or the Property Owners or Weston Management.

          (i)  Property Owners and Weston Management.

             (i) Each of the Property Owners and Weston Management is duly organized and validly existing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as now being conducted;

             (ii) each Property Owner and Weston Management is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership and/or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the entity's business or operations as currently conducted;

             (iii) none of the Property Owners has conducted or currently conducts any business or has owned or owns any assets other than cash and investment securities and direct or indirect interests in a Property and assets relating thereto;

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             (iv)  Schedule 8.2(i)(iv) attached hereto identifies for each
        Property Owner and Weston Management the relevant certificate of limited partnership or certificate of formation, as applicable, the relevant partnership or operating agreement, as applicable, and in each case all amendments thereto through the date of this Agreement, and JRI has delivered to the Operating Partnership complete and correct copies of each of such instruments, agreements and amendments;

             (v) to JRI's knowledge, none of the Property Owners is in breach of, or default under, the constituent organizational documents of such Property Owner, no partner or member of any Property Owner is in breach of, or default under, the organizational documents of such Property Owner and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default under the constituent organizational documents of any of the Property Owners;

             (vi) Exhibit B sets forth the name and percentage interest of each of the partners or members, as applicable, in each of the Property Owners as of the date of this Agreement;

             (vii) Except as identified on Schedule 8.2(i)(vii) or Schedule 7.1(j), no partner or member or other affiliate of any of the Property Owners has made a loan to such Property Owner that is still outstanding on the date hereof and none of the Contributors has any outstanding capital commitments to any of the Property Owners;

             (viii) Schedule 8.2(i)(viii) attached hereto identifies the management contracts (the "Management Contracts") and the leasing contracts (the "Leasing Contracts") related to each of the Properties, and in each case all amendments thereto through the date of this Agreement, and JRI has delivered to the Operating Partnership complete and correct copies of each of such agreements and amendments;

             (ix) the Management Contracts and the Leasing Contracts comprise all of the management and leasing agreements between the Property Owners and any other Persons, and other than the parties to the Management Contracts and the Leasing Contracts, there is no property manager, leasing manager, developer or entity engaged in a similar capacity with respect to any Property Owner;

             (x) Schedule 8.2(i)(x) attached hereto identifies each Person for whom Weston Management is presently performing or has previously performed management and/or leasing services and the property or properties to which those services relate;

             (xi) immediately before the Principal Closing, the Management Contracts and Leasing Contracts with respect to each of the Properties being included in the Principal Closing will be owned by Weston Management free and clear of all liens, claims, rights or encumbrances of any kind, and at or prior to the Principal Closing JRI will cause Weston Management to terminate or assign to another Person any management and/or leasing contracts to which Weston Management is a party that do not relate to the Properties being contributed at the Principal Closing, so that at the Principal Closing the management and leasing contracts with respect to the Properties being included in the Principal Closing will be the only material assets, other than working capital and assets relating to the fulfillment of its responsibilities pursuant to such management contracts and leasing contracts, owned by Weston Management; and

             (xii) to JRI's knowledge, none of the Property Owners or Weston Management is in default under, or in breach of, any of the Management Contracts or Leasing Contracts, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any of the Management Contracts of Leasing Contracts.

          (j) Rent Roll. To JRI's knowledge, the rent rolls for the Properties attached hereto as Schedule 3.1(b)(v) (the "Rent Rolls") are true, correct and complete as of the date of such Rent Rolls, which date is not more than thirty (30) days prior to the date hereof, except to the extent the

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

     omission of a lease on such Rent Rolls could not, individually or in the aggregate, have a Property Material Adverse Effect, and there are no renewal and extension options other than those indicated on such Rent Rolls, except in each case to the extent any inaccuracies would not, individually or in the aggregate, have a Property Material Adverse Effect. The parties hereto acknowledge that such Rent Rolls may not list (and, to the extent that such Rent Rolls do not list, JRI makes no representation with respect to) subleases, concessions, or license agreements which may have been entered into by tenants or subtenants, or license or concession agreements that have terms not in excess of sixty (60) days or are terminable by the landlord without penalty, or kiosks or pushcarts occupied under agreements that are terminable by the landlord without penalty upon not more than thirty (30) days' notice.

          (k) Anchors. Attached hereto as Schedule 8.2(k) is a true, correct and complete list of the leases/reciprocal easement agreements, all amendments thereto and all material agreements currently in effect between the relevant Property Owners and each Anchor with respect to each Property (collectively, the "Anchor Documents"), and true, correct and complete copies of each Anchor Document have been delivered or made available to CBL. To JRI's knowledge, each Anchor Document is in full force and effect. Except as set forth on Schedule 8.2(k), JRI is not aware that any of the Property Owners has received any written notice that such Property Owner is in material breach or default under any Anchor Document to which it is a party, which breach or default remains uncured on the date hereof. Within the twelve (12) month period preceding the date hereof, no Property Owner has sent any written notice to any of its respective Anchors asserting that such Anchor is in material breach or default under any Anchor Document to which it is a party, which breach or default remains uncured on the date hereof.

          (l) Leasing Commissions, Fees and Tenant Improvement Allowances. To JRI's knowledge, all leasing commissions, fees and tenant improvement allowances due with respect to the current unexpired term of each lease listed on Schedule 3.1(b)(v) have been paid in full except as set forth on
     Schedule 8.2(l). Schedule 8.2(l) contains a true and complete list of all leasing commissions, fees and tenant improvement allowances that may become due under any lease listed on Schedule 3.1(b)(v) upon a renewal, extension, expansion or early termination of such lease.

          (m)  Operating Contracts.  To JRI's knowledge, except as set forth on
     Schedule 8.2(m) ("Operating Contracts"), and other than the leases listed on Schedule 3.1(b)(v) and Permitted Exceptions, there are no management, service, operating, listing, brokerage, supply and maintenance agreements, equipment leases, or other contracts or agreements between any Property Owner or any of its affiliates and any other party relating to operations at the Property owned by it as of the date hereof, other than those that
     (i) involve total payment of no more than $150,000 per annum and are terminable by the relevant Property Owner without penalty upon one (1) year's prior written notice or less or (ii) are terminable by the relevant Property Owner without penalty upon the sale of the Property or upon ninety
     (90) days' prior written notice or less. To JRI's knowledge, each of the Operating Contracts is in full force and effect and, except as set forth on
     Schedule 8.2(m), has not been amended, modified or supplemented. JRI will not cause any Property Owner to modify, terminate or accept early surrender of any of the Operating Contracts, except as set forth on Schedule 8.2(m), without the prior written consent of the Operating Partnership, which consent shall not be unreasonably withheld, conditioned or delayed, and JRI will not cause any Property Owner to enter into a new service contract for such Property Owner's Property or any portion thereof without the prior written consent of the Operating Partnership (which consent will not be unreasonably withheld, conditioned or delayed), if such contract would be prohibited by Section 4.6(vii).

          (n) Continuing Loans. Attached hereto as Schedule 8.2(n) is a true, correct and complete list of the material loan documents relating to each of the Continuing Loans and all amendments thereto through the date of this Agreement, and JRI has delivered or otherwise made available to the Operating Partnership complete and correct copies of each of such documents and amendments. The applicable Property Owners are current in all payments of principal and interest due under each Continuing Loan through the most recent scheduled payment date. Schedule 8.2(n) accurately sets

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     forth the unpaid principal balance of the Continuing Loans as of the most recent scheduled payment date, and the principal amount of any deposits or escrows held or established in connection therewith as of the most recent scheduled payment date.

          (o) Environmental Reports. Schedule 8.2(o) contains a list of certain environmental and hazardous waste reports relating to the Properties (collectively, the "Environmental Reports"). A true, correct and complete copy of each Environmental Report (other than the reports identified under the caption "CBL Reports" which were commissioned by CBL) has been delivered or made available to CBL. To JRI's knowledge, except as disclosed in the Environmental Reports, and other than (i) cleaning fluids and other similar substances used by any tenant or Property Owner in the routine use, operation or maintenance of any of the Properties in compliance with the applicable laws, regulations, codes, licenses, permits, orders, judgments, decrees or injunctions promulgated by any Governmental Authority for the protection of the environment (including air, water, soil and natural resources) (the "Environmental Law") and (ii) asbestos-containing building materials previously removed from any Property in compliance with Environmental Law, no hazardous materials have been used or stored at any Property, and to JRI's knowledge there has been no material release of Hazardous Materials in, on or under any Property. Except as set forth in the Environmental Reports, no Property Owner has received any written notice from any Governmental Authority asserting that a condition exists at the Property that constitutes or has resulted in a violation of any Environmental Law, or that any claim is being asserted against such Property Owner by reason of any such violation. Except as set forth in the Environmental Reports, Weston Management has not received any written notice from any Governmental Authority asserting that a condition exists at any property that was at the time or at any prior time to which such notice relates managed by Weston Management that constitutes or has resulted in a violation of any Environmental Law, or that any claim is being asserted against Weston Management by reason of any such violation.

          (p) Insurance. Schedule 8.2(p) contains a true, correct and complete list of all casualty, commercial liability, employment, professional liability and crime insurance policies maintained by the Jacobs-Managed Property Owners with respect to the Properties and all such insurance policies maintained by Weston Management with respect to any properties managed by it. To the knowledge of JRI, these policies are in full force and effect.

          (q) Purchase Options. Except as set forth in the Anchor Documents, and except for the Permitted Exceptions, no Property Owner has granted any existing options to purchase any of its Properties.

          (r) Financial Statements. The financial statements for each Property Owner as of and for the year ended December 31, 1999, and as of and for the six-month period ended June 30, 2000 (the "Financial Statements"), which were previously made available to CBL, were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects and in accordance with applicable accounting principles the financial position and results of operations of such Property Owner at or as of the date or period specified therein. Since June 30, 2000, each Property Owner has, to JRI's knowledge, conducted its business in the ordinary course consistent in all material respects with past practice. The financial statements for Weston Management as of and for the year ended December 31, 1999, which were previously made available to CBL, were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects and in accordance with applicable accounting principles the financial position and results of operations of Weston Management at or as of the date or period specified therein. Since December 31, 1999, Weston Management has conducted its business in the ordinary course consistent in all material respects with past practice.

          (s) No Other Liabilities. None of the Property Owners has incurred any material liability, whether absolute, accrued, contingent or otherwise, except (i) liabilities reflected in the Financial Statements or separately disclosed on Schedule 8.2(s) or elsewhere in the Schedules to this Agreement and (ii) liabilities that were incurred by a Property Owner after June 30, 2000 in the

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

     ordinary course of business or were incurred before June 30, 2000, but are not required by generally accepted accounting principles to be reflected on such statements and, in either event, could not reasonably be expected to have a Property Material Adverse Effect. Except as set forth in Schedule 8.2(s) and other than pursuant to the Management Contracts and the Leasing Contracts, Weston Management is not subject to any material liability, whether absolute, accrued, contingent or otherwise, except as set forth in the financial statements for Weston Management, which were previously made available to CBL, and except for liabilities incurred in the ordinary course of business or that are not required by generally accepted accounting principles consistently applied to be reflected on such financial statements.

          (t) Employees. None of Weston Management or any Property Owner has any employees or maintains any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, none of the Property Owners has ever had any employees or maintained any "employee benefit plan" as so defined, and Weston Management has had no employees since January 1, 1997.

          (u) No Foreign Owners. None of the Jacobs Parties or New Entities or New Entity Subsidiaries is or will become, directly or indirectly, a Foreign Owner (as hereinafter defined) in the Operating Partnership as a result of the transactions contemplated by this Agreement. "Foreign Owner" as used herein, means a foreign person or a person that is directly or indirectly owned, in whole or in part, by a foreign person as determined in accordance with Section 897(h)(4) of the Code and the regulations promulgated thereunder.

          (v) Section 708(b)(1)(B) Terminations. The transfers of the interests in the Partial Properties described in Section 2.1(c) hereof will not, taking into account solely transfers to be made pursuant to Section 2.1(c) hereof, result in a termination of the Partial Property Owners under
     Section 708(b)(1)(B) of the Code for federal income tax purposes.

          (w) No Private Restrictions on Use. Other than Permitted Exceptions, there are no unrecorded agreements restricting the use of any Property as a regional shopping center in a manner that could reasonably be expected to have a Property Material Adverse Effect.

          (x) Private Offering. None of the Jacobs Parties nor any person acting on their behalf has taken, or will prior to the applicable Closing Date take, any action that could reasonably be expected to subject the SCUs issued on such Closing Date, or the issuance of REIT Stock or Common Units in exchange for any such SCUs, to the registration requirements of Section 5 of the Securities Act.

          (y) Partnership Status; Ownership of Corporations. All of the Property Owners are treated as partnerships for federal income tax purposes. Except as separately disclosed on Schedule 8.2(y), none of the Property Owners owns any of the stock of any entity that is treated as a corporation or an association taxed as a corporation for federal income tax purposes. The stock described in Schedule 8.2(y), if any, does not represent more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described in Schedule 8.2(y). The parties agree that this representation shall not be treated as breached or having been breached if any listing of additional stock is added to Schedule 8.2(y) after the date of signing of this document, so long as the stock described in Schedule 8.2(y) at Closing does not represent, at the time of Closing, more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described in Schedule 8.2(y).

          (z) Cary Note. Other than the Cary Note itself and the First Amended and Restated Cary Venture Limited Partnership Agreement of Limited Partnership, dated March 11, 1993, true, correct and complete copies of which have previously been delivered to CBL, there is no agreement to which the Property Owner of Cary Towne Center or any Jacobs Party is a party modifying or supplementing the terms of the indebtedness evidenced by the Cary Note. The original principal balance of the Cary Note was $27,801,293.53, of which $6,114,942.84 remained outstanding as of August 31, 2000. As of the date hereof neither Cary Venture Limited Partnership nor JG Cary Joint Venture is in default

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     with respect to the indebtedness evidenced by the Cary Note. JG Cary Joint
     Venture owns the Cary Note free and clear of all rights, liens, claims and encumbrances.

          (aa) Disclaimer; Limitation on Scope of Representations Relating to Kentucky Oaks Mall. No Jacobs Party directly or indirectly manages or controls Kentucky Oaks Mall Company, the owner of Kentucky Oaks Mall, and accordingly, except for the representation in Section 8.2(b)(i) with respect to the ownership by the Contributors of the Interests in Kentucky Oaks Mall Company and the representation in the last sentence of this
     Section 8.2(aa), JRI is not making any representation or warranty about Kentucky Oaks Mall or Kentucky Oaks Mall Company in this Agreement. In furtherance of the foregoing, as used in this Section 8.2, the terms Property and Partial Property are specially defined to exclude Kentucky Oaks Mall and the terms Property Owner and Partial Property Owner are specially defined to exclude Kentucky Oaks Mall Company. Notwithstanding the foregoing, JRI represents to CBL that to its knowledge no circumstances exist that would cause any of the foregoing representations and warranties to be incorrect with respect to Kentucky Oaks Mall or Kentucky Oaks Mall Company if the foregoing exclusions had not been made to this Section 8.2. The parties agree that if JRI is unable to remake the foregoing representation at the Closing in which Kentucky Oaks Mall is proposed for inclusion (other than (1) because JRI had actual knowledge as of the date hereof that such representation was not accurate and failed to disclose the inaccuracy to CBL or (2) because of an affirmative action taken by JRI in contravention of its obligations pursuant to this Agreement that caused the representation to no longer be accurate), JRI's inability will not constitute a basis for a failure of a condition precedent to CBL's obligation to accept the Interests in Kentucky Oaks Mall.

          (bb) JRI's Knowledge. As used in this Agreement, the words "to the knowledge of JRI", "to JRI's knowledge", and other words of similar tenor mean only the current, actual, conscious (and not constructive, imputed or implied) knowledge of the following designees of JRI, without having made a review of files or other inquiry: Richard E. Jacobs, Martin Cleary, Anthony Weigand, Judson Smith and David Pancoast. Anything herein to the contrary notwithstanding, no such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement, the Interest Contribution Agreements, the Deed Contribution Agreements, and any other agreements, documents or instruments related thereto or contemplated hereunder or thereunder or any of the representations made by JRI being or becoming untrue, inaccurate or incomplete in any respect.

     8.3  General Provisions.

     (a) JRI's Right to Amend Representations. JRI shall have the right from time to time prior to the Principal Closing or any Deferred Closing by notice to the Operating Partnership, and without liability therefor, to amend or supplement its qualifications to the representations and warranties in Section 8.2, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or to correct any immaterial factual inaccuracies; provided, however, that any such amendment or supplement, taken alone or together with all other amendments or supplements, if sufficiently adverse to the Operating Partnership, may constitute the nonfulfillment of the condition set forth in Section 7.1(b).

     (b) Contributor's Representations Deemed Modified. To the extent that CBL actually knows at or prior to the Principal Closing or any Deferred Closing that any of JRI's or the Contributors' representations and warranties that are required to be made on such Closing Date are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect CBL's knowledge; provided, however, that any such modification, taken alone or together with all other amendments, supplements or modifications, if sufficiently adverse to the Operating Partnership, may constitute the nonfulfillment of the condition set forth in Section 7.1(b). Except with respect to Property-Specific Monetizable Claims, which are addressed in Section 8.3(c) below, JRI shall not have any liability for a breach of representation or warranty pursuant to Section 9.2 by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by JRI to CBL in writing or otherwise is actually known by CBL at the time of the applicable Closing and CBL elects,

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nevertheless, to consummate such Closing. For purposes of this Agreement, CBL shall be deemed to actually know that a representation or warranty is untrue, inaccurate or incorrect if and to the extent that this Agreement, any exhibit or Schedule attached hereto, any estoppel certificate executed by any tenant of the Property and delivered to CBL, or any study, test, report, or analyses delivered to or prepared by or for CBL or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "CBL's Representatives") or otherwise obtained by CBL or CBL's Representatives contains information which is inconsistent with such representation or warranty.

     (c) Notice of Breach; JRI's Right to Cure; Survival of Claims for Property-Specific Monetizable Claims. If, after the date hereof and prior to the Principal Closing or any Deferred Closing, CBL becomes aware or is deemed to know that any of the representations or warranties made herein by JRI and required to be made again by JRI at such Closing are untrue, inaccurate or incorrect in any material respect (other than as a result of receipt of written notice thereof from JRI pursuant to the requirement of the next sentence), CBL shall give JRI written notice thereof promptly after obtaining such knowledge. If, at or prior to the Principal Closing or any Deferred Closing, JRI actually knows that any of the representations or warranties made herein by JRI and required to be made again by JRI at such Closing is untrue, inaccurate or incorrect in any material respect, JRI will give CBL written notice thereof promptly after obtaining such knowledge. In either such event, if such breach or inaccuracy arising out of facts or circumstances relating to any Property Owner or the related Property, and all other breaches or inaccuracies relating to such Property Owner and/or Property, can be cured or corrected by payment in the aggregate of $50,000 or less, then all such breaches and/or inaccuracies shall be deemed to have been waived and the provisions of Section 7.1(b) shall be deemed to have been satisfied without the payment by the Jacobs Parties of any such amounts, provided, that, if the aggregate amount waived pursuant to this sentence in respect of such breaches and inaccuracies for all Properties exceeds $500,000, CBL will be entitled to bring post-closing claims against JRI for the breaches relating to the amounts that exceed $500,000 pursuant to Section 9.2. In the event that any such breaches or inaccuracies are not deemed immaterial and therefore are not waived by operation of the preceding sentence, JRI will have the right to cure or correct the underlying circumstances as necessary to eliminate the adverse effect on CBL of the breaches and/or inaccuracies. JRI agrees to notify CBL in writing within ten (10) Business Days after JRI's or CBL's receipt of a notice of such breach or inaccuracy pursuant to this Section
8.3 or sooner if the relevant Closing is scheduled to occur sooner whether or not JRI intends to cure or correct the circumstances giving rise thereto, and JRI's failure to provide such notice will be deemed notice to CBL that JRI does not intend to attempt any cure.

     Notwithstanding the foregoing or any other provisions of this Agreement or any Interest Contribution Agreement or Deed Contribution Agreement to the contrary, if any of the representations or warranties made by JRI in Section 8.2 with respect to any particular Property is determined to have been inaccurate in any material respect (either when made or when remade at a Closing) and the inaccuracy is of a nature that it can be cured by the payment of money in an amount that is readily determinable (any such claim, a "Property-Specific Monetizable Claim", and the dollar amount that would be necessary to cure, the "Cure Amount"), and either:

          (i) the total Cure Amount for all Property-Specific Monetizable Claims relating to that Property exceeds $50,000 (the first $50,000 of any such Cure Amount, the "De Minimis Cure Amount", and the excess Cure Amount above $50,000, if any, the "Excess Cure Amount") but the sum of (1) the Excess Cure Amount for that Property and all other Excess Cure Amounts arising in connection with the other Properties to be included in that Closing and not cured by JRI at or prior to the Closing, (2) the aggregate of any uncured Excess Cure Amounts relating to any Properties that were subject to prior Closings and (3) the excess of (I) the aggregate of all De Minimis Cure Amounts not cured by JRI at or prior to the Closing in question and all prior Closings over (II) $500,000 (such sum, the "Aggregate Excess Cure Amount"), does not exceed $3 million, or

          (ii) the De Minimis Cure Amount for the Property Specific Monetizable Claims at that Property and the other Properties to be included in the Closing in question, when taken together with

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

     all De Minimis Cure Amounts not cured by JRI in connection with all prior Closings, exceeds $500,000, but the Aggregate Excess Cure Amount, does not exceed $3 million,

then, in either case, the existence of the Property-Specific Monetizable Claims in respect of that Property will not entitle CBL to raise the Property-Specific Monetizable Claims relating to that Property as a failure of any condition precedent to CBL's obligation to accept the contribution of the affected Property, but instead CBL will be entitled to bring a post-Closing claim against JRI pursuant to Section 9.2 (and subject to the limitations in Section 9.3) for the aggregate Excess Cure Amount for that Property and/or for the portion of the De Minimis Cure Amount for that Property in excess of the $500,000 maximum aggregate De Minimis Cure Amount.

     If, on the other hand, either (A) the Cure Amount for the Property-Specific Monetizable Claims at any Property proposed for inclusion in a particular Closing exceeds $50,000 and the Aggregate Excess Cure Amount exceeds $3 million or (B) the De Minimis Cure Amount for the Property Specific Monetizable Claims at that Property, when taken together with all De Minimis Cure Amounts not cured by JRI and relating to the Properties that have been the subject of a prior Closing and the Properties proposed for inclusion in the Closing in question exceeds $500,000 and the Aggregate Cure Amount exceeds $3 million, then, in either case, the existence of the Property-Specific Monetizable Claim for that Property, if not cured by JRI, will constitute a failure of a condition precedent to CBL's obligation to accept the contribution of that Property at the Closing in question.

     (d) CBL's Right to Amend Representations. CBL shall have the right from time to time prior to the Principal Closing or any Deferred Closing by notice to JRI, and without liability therefor, to amend or supplement its qualifications to the representations and warranties in Section 8.1, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or to correct any immaterial factual inaccuracies; provided, however, that any such amendment or supplement, taken alone or together with all other amendments or supplements, if sufficiently adverse to the Jacobs Parties, may constitute the nonfulfillment of the condition set forth in Section 7.2(c).

     (e) CBL's Representations Deemed Modified. To the extent that JRI actually knows at or prior to the Principal Closing or any Deferred Closing that any of CBL's representations and warranties that are required to be made on such Closing Date are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect JRI's knowledge. CBL shall not have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by CBL to JRI in writing or otherwise is actually known by JRI at the time of the applicable Closing and JRI elects, nevertheless, to consummate such Closing. For purposes of this Agreement, JRI shall be deemed to actually know that a representation or warranty is untrue, inaccurate or incorrect if and to the extent that this Agreement or any Exhibit or Schedule attached hereto contains information that is inconsistent with such representation or warranty.

     8.4 Survival. The representations and warranties in this Article VIII shall survive the applicable Closing, subject to the limitations set forth in
Article IX.

                                   ARTICLE IX

                                INDEMNIFICATION

     9.1 Obligation of CBL to Indemnify. CBL hereby agrees to indemnify, defend and hold harmless each of the Jacobs Parties and each of the other Contributors and their respective affiliates from and against all costs, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by any of them by reason of any (i) breach or inaccuracy of any representation or warranty of CBL contained in
Section 8.1, as such representation or warranty may have been modified or deemed modified by Section 8.3(e) or in any certificate delivered pursuant to Section
6.3 or (ii) breach of any covenant of CBL contained herein or in any Interest Contribution Agreement or Deed Contribution Agreement, if

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applicable. The Jacobs Parties acknowledge that the indemnification provisions in this Section 9.1 are the sole and exclusive remedies available to them with respect to any and all claims arising from any breach of any representation or warranty in Section 8.1 of this Agreement; provided, that, the foregoing limitation will not be interpreted as interfering with either party's right to recover the Expense Reimbursement following a termination as provided in Article X.

     9.2 Obligation of JRI to Indemnify. JRI hereby agrees to indemnify, defend and hold harmless CBL from and against all costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL by reason of any (i) breach or inaccuracy of any representation or warranty of JRI contained in Section 8.2, as such representation or warranty may have been modified or deemed modified by Section 8.3(b) or in any certificate delivered by JRI pursuant to Section 6.2, or (ii) breach of any covenant of JRI contained herein which covenant is required to be performed or observed after the Principal Closing or any Deferred Closing, as applicable. CBL acknowledges that the indemnification and other provisions in this Section 9.2 are the sole and exclusive remedies available to CBL with respect to any and all claims arising from any breach of any representation or warranty in Section 8.2 of this Agreement; provided, that, the foregoing limitation will not be interpreted as interfering with either party's right to recover the Expense Reimbursement following a termination as provided in Article X.

     9.3 Limitations on Recovery. (a) Notwithstanding anything to the contrary in this Article IX, it is expressly understood and agreed by the parties that, without limiting or affecting any other obligation of either party to defend and indemnify contained in this Article IX or otherwise in this Agreement, CBL shall not be entitled to any claim for indemnification pursuant to Section 9.2(i), (x) if the breach or inaccuracy of representation or warranty in question results from or is based on a condition, state of facts or other matter that was actually known to CBL prior to the applicable Closing, except in the case of a Property-Specific Monetizable Claim to the extent provided in Section 8.3(c) hereof, (y) unless the valid claims of CBL for all such breaches collectively aggregate more than $200,000, it being understood and agreed that CBL shall only be entitled to indemnification for amounts in excess of the foregoing threshold, and (z) unless CBL has given JRI written notice of such claim (stating the representation or warranty alleged to have been breached, an explanation in reasonable detail of the circumstances giving rise to the claim, and CBL's good faith estimate of the total dollar amount of the harm suffered and likely to be suffered as a result of the alleged breach) on or prior to the 270th day following the Principal Closing Date (or, if the claim in question relates to the Interests in a Property Owner or the related Property that were included in a Deferred Closing, the 270th day following the Deferred Closing Date relating thereto), it being understood and agreed that JRI shall have no further liability under or in respect of such warranties and representations after the 270th day following the applicable Closing Date, except to the extent of any breach thereof of which CBL gives JRI written notice on or prior to such 270th day. Accordingly, on the 271st day following the applicable Closing Date, JRI shall be fully discharged and released (without the need for any separate release or other documentation) from any and all liability or obligation to CBL or any successor or assign with respect to Claims arising out of JRI's representations and warranties, except solely for those matters that are then the subject of a pending notice of claim delivered by CBL to JRI on or prior to such date. Any claim that CBL may have at any time against JRI for a breach of any representation or warranty, whether known or unknown, with respect to which a notice of claim has been delivered to JRI within the applicable survival period established above may only be the subject of subsequent litigation brought by CBL against JRI if such litigation is commenced against JRI on or prior to the last Business Day of the 18th calendar month following the applicable Closing Date. Accordingly, on the day following the last Business Day of the 18th calendar month following the applicable Closing Date, JRI shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to CBL and/or its successors and assigns with respect to any Claims CBL may have against JRI for a breach of any representation or warranty contained herein or in any certificate delivered by JRI at the relevant Closing pursuant to Section 6.2, except solely for those matters that are the subject of a litigation by CBL (or its successor or assign) against JRI that is pending on the last Business Day of the 18th calendar month following the applicable Closing Date.

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Notwithstanding anything to the contrary contained herein, in no event shall JRI be liable under Section 9.2 for any amount in excess of $3,000,000 in the aggregate for all claims for indemnification thereunder.

     (b) In the case of any claim asserted by a third party against CBL, including without limitation, any claim by a Governmental Authority and any request by such Governmental Authority to audit or otherwise inquire into or examine (an "Inquiry") any matters as to which a claim might arise hereunder, CBL shall notify JRI for the purpose of representing their collective interests in the event of a claim against CBL promptly after CBL has actual knowledge of any claim as to which indemnity may be sought or as to any such Inquiry, and CBL shall permit JRI to assume the defense of any claim or any litigation resulting therefrom or administer such Inquiry, provided, that, (i) counsel to JRI, who shall conduct the defense of such claim or litigation or the administration of such Inquiry, shall be reasonably satisfactory to CBL, and CBL may participate in such defense at CBL's expense, and (ii) the omission by CBL to give notice as provided herein shall not relieve JRI of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to JRI and JRI is materially damaged as a result of such failure to give notice. JRI, in the defense of any such claim or litigation, shall not, except with the consent of CBL (x) consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting CBL or that does not include as a term thereof the giving by the claimant or plaintiff to CBL of an unconditional release from all liability with respect to such claim or litigation or (y) pursue any course of defense of any claim subject to indemnification hereunder, if CBL shall reasonably and in good faith determine that the conduct of such defense might be expected to affect adversely CBL's tax liability or ability to conduct its business or adversely affect the use of the Properties in any material respect. In the event that CBL shall reasonably and in good faith determine that any proposed settlement of any claim subject to indemnification hereunder by JRI might be expected to affect adversely CBL's tax liability or ability to conduct its business or that CBL may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to JRI in respect of such claims or litigation relating thereto, CBL shall have the right at all times to take over and assume control over the settlement, negotiations and litigation relating to any such claim at the sole cost of JRI, provided, that, if CBL does so take over and assume control, CBL shall not settle such claim or litigation without the written consent of JRI, such consent not to be unreasonably withheld, and the liability of JRI with respect to such claim or litigation shall in no event exceed the amount JRI would have paid in settlement thereof, and provided, further, that the provisions of clause (x) above shall control with respect to the defense of any claim arising out of any tax audit or assessment. In the event that JRI does not accept the defense of any matter as above provided, CBL shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. In any event, JRI and CBL shall cooperate in the defense of any action or claim subject to this Agreement and the records of each shall be available to the other with respect to such defense. Acceptance of the defense of any claim or litigation or of the administration of any Inquiry by JRI shall be without prejudice to JRI's right to assert at any time before or after accepting such defense or administration that they are not obligated to provide indemnity, either in whole or in part, with respect to such claim or litigation for which such defense is accepted or which might subsequently arise from such Inquiry.

     9.4 Indemnification for Certain Historical Liabilities. (a) In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all direct costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL as a result of: (i) any entity-level liability (including, without limitation, liabilities of the types identified in sub-clauses (1) through (4) of clause (ii) below), other than an Excluded Liability, that accrued to a Property Owner the Interests of which were contributed to CBL as contemplated in
Article I above prior to the Closing at which the Interests in that Property Owner were contributed to CBL (i.e., where the specific event or circumstances upon which the claim is based occurred prior to that Closing), whether arising from the Property owned by that Property Owner or from any other assets or activities of that Property Owner (but expressly

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excluding any portion of such costs, liabilities, damages or expenses that are incurred or suffered by CBL in respect of interests in any Partial Property Owner or Partial Property acquired pursuant to any transactions other than the transactions contemplated in this Agreement) and (ii) in the case of any Property that is contributed to CBL by way of a Deed Contribution Agreement, any liabilities that accrued in respect of that Property prior to the applicable Closing in the nature of any of the following (to the extent not accounted for in the post-Closing apportionment process): (1) percentage rent overcharges or common area maintenance overcharges, (2) claims by tenants, Anchors or other Persons set forth in any estoppel certificates obtained in connection with the transactions contemplated in this Agreement that the contributing Property Owner breached any contractual obligations relating to the Property, (3) contingent interests that accrued on any Continuing Loans or New Loans prior to the applicable Closing and (4) entity-level liabilities (including, without limitation, any litigation or claims pending and any tax liabilities) that accrued to the contributing Property Owner prior to the applicable Closing. The indemnification set forth in this clause (a) is in addition to the indemnification set forth in Section 9.2 and is not subject to the limitations set forth in Section 9.3. In lieu of the limitations in Section 9.3, however, CBL agrees that the indemnity is subject to the limitations in Section 9.4(c), that the indemnity is being given only on a Property-by-Property basis and that in no event will JRI be liable pursuant to this indemnification for any amounts in excess of $3 million in the aggregate with respect to any one Property and its related Property Owner. As used herein, the term "Excluded Liability" means any cost, liability, damage or expense (including, without limitation, any attorneys' fees or expenses) owing by any Property Owner, Weston Management or any affiliate of any of the foregoing consisting of, arising out of or relating to (i) any environmental matter (including, without limitation, any liabilities or obligations relating to Hazardous Materials located at, on, under, in or adjacent to any Property or migrating from any Property) (it being understood that JRI is providing separate indemnification for certain such matters, to the extent they constitute a breach of a representation by JRI, in Section 9.2 above, and for the matters identified on Schedule 9.5 hereof in Section 9.5 below), (ii) any leasing fees or commissions owed by any Property Owner to Weston Management and (iii) any transfer, recording or other taxes (including state and local taxes) owing as a result of the transactions contemplated in this Agreement (it being understood that such taxes are to be paid as described in Section 4.13).

     (b) In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all direct costs, liabilities, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment award, decree, settlement payment or otherwise) or suffered by CBL, (1) with respect to any Property or related Property Owner, as a result of any claim by any Associate or Outside Partner against CBL arising out of the Consent Solicitation Documentation relating thereto or the Jacobs Parties' handling of the consent solicitation process relating thereto as contemplated in Section 4.14(b), other than any such claim based on an action taken by CBL or an allegation that information provided by CBL for inclusion therein included any untrue statement of a material fact or omitted to state a material fact required to be stated therein to make the statement therein, in the light of the circumstances under which they were made, not misleading and (2) as a result of the improper discharge, if any, of perchloroethylene or any Hazardous Material currently or historically used in dry cleaning processes, including, without limitation, perchloroethylene, and any compound resulting from the degradation thereof, by Burnette's Cleaners or any predecessor or successor in interest thereto on or under the real property comprising Columbia Mall. The indemnification set forth in this clause (b) is in addition to the indemnification set forth in Section 9.2 and is not subject to the limitations set forth in Section 9.3. In lieu of the limitations in Section 9.3, however, CBL agrees that the indemnity is subject to the limitations in
Section 9.4(c).

     (c) The indemnity in clauses (a) and (b) above will only survive the Principal Closing until the fifth (5th) anniversary of the Principal Closing Date and, with respect to any written claim delivered to JRI within such five
(5) year period, until final unappealable adjudication or settlement thereof, provided litigation is, or adjudication proceedings are, instituted within six
(6) months following JRI's receipt of CBL's written notice of the claim under this indemnity. In addition, it is expressly agreed that (x) CBL shall not be entitled to any claim for indemnification pursuant to Section 9.4(b)(2) unless the aggregate

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of all valid claims under that clause collectively exceed $25,000, it being understood and agreed that CBL will only be entitled to indemnification for amounts collectively in excess of $25,000, and (y) in no event shall JRI be liable pursuant to Section 9.5(b)(2) for any amounts collectively in excess of $475,000. For the avoidance of doubt, on the day following the fifth (5th) anniversary of the Principal Closing Date JRI will be fully discharged and released (without the need for any separate release or other documentation) from any and all liability or obligation to CBL and any other Person with respect to claims arising out of the foregoing indemnity, whether known or unknown, with respect to which a notice of claim was not delivered to JRI on or before that date. Any claim that CBL may have at any time against JRI arising out of the foregoing indemnity with respect to which notice of claim under this indemnity has been delivered to JRI on or before the fifth (5th) anniversary of the Principal Closing Date may only be subject to subsequent litigation or other adjudication proceedings by CBL against JRI if the litigation or other proceeding is commenced against JRI on or prior to the last Business Day of the sixth (6th) month following the fifth (5th) anniversary of the Principal Closing Date. All of the provisions of Section 9.3(b) of this Agreement apply equally to the indemnity provided in this Section 9.4.

     9.5 Indemnification for Matters Relating to Weston Management and for Certain Known Claims. In addition to the foregoing, JRI agrees to indemnify, defend and save harmless CBL from and against all costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding consequential and other indirect damages) imposed upon, incurred by (whether by way of judgment, award, decree, settlement payment or otherwise) or suffered by CBL or any entity in which it holds any direct or indirect ownership interest (i) as a result of the existence of any entity-level liability whatsoever that accrued to Weston Management prior to the Principal Closing Date (i.e., where the specific event or circumstances upon which the claim is based occurred prior to that Closing) and was not taken into account in the closing apportionments relating to the contributions of the partnership interests in Weston Management or the apportionments relating to any contributed Property, (ii) resulting from or otherwise relating to any of the pending actions or claims described on Schedule 9.5 hereto or the underlying subject matter of any such actions or claims or (iii) as a result of the failure by Weston Management or any Property Owner the Interests of which were contributed to CBL, prior to the Closing in which such Interests were contributed to CBL, to have filed any tax returns or made any payments in respect of outstanding tax liabilities when due. JRI further agrees that the foregoing indemnity obligation is not subject to any limitation in amount or duration set forth in this Article IX or elsewhere in this Agreement.

     9.6 Covenant to Maintain Net Assets. JRI covenants to CBL that from the Principal Closing Date through the fifth (5th) anniversary thereof it will at all times maintain consolidated net worth (determined by taking into account the current market values of its assets at the time of any determination of its net worth) of at least $25 million.

                                   ARTICLE X

                                  TERMINATION

     10.1 Termination Rights. JRI will be entitled to terminate this Agreement pursuant to the terms of Section 3.2(d) above. In addition, each of CBL and JRI may terminate this Agreement by paying the other party a non-accountable expense reimbursement payment (such payment, the "Expense Reimbursement") and thereafter no party to this Agreement shall have any further rights or obligations hereunder except pursuant to those provisions of this Agreement that provide, by their terms, that they survive termination. The amount of the Expense Reimbursement payable will be determined as follows:

          (a) General Termination Right. If the terminating party gives notice of termination at any time during (x) the first 45 days following the date of this Agreement or (y) such shorter period of at least 14 days from the date of this Agreement as JRI shall elect in its sole and absolute discretion by delivering written notice of such election to CBL (the "Initial Period"), the Expense Reimbursement will be $2.5 million. If the termination occurs after the Initial Period but before the Principal Closing, the Expense Reimbursement will be $15 million, unless the circumstances set forth in either of

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     clauses (b) or (c) below exist. If the termination occurs after the
     Principal Closing, the Expense Reimbursement will be $25 million minus the product of (x) $1,428,571.43 multiplied by (y) the sum of (i) the number of Properties in excess of fourteen (14) contributed to CBL at the Principal Closing and (ii) the number of Excluded Properties that have been contributed to CBL through the date of determination. If the Expense Reimbursement is payable to CBL, it shall be payable over a period not to exceed five (5) years as follows: the portion payable each year shall equal the amount that CBL may receive without violating the REIT requirements set forth in Section 856 of the Code, less $1 million. On December 20 of each year in such five (5) year period, CBL's independent public accountants shall certify to JRI the amount payable for such year, and JRI shall pay such amount to CBL by December 31 of such year. Any portion of the Expense Reimbursement not paid by the end of the fifth (5th) year shall be forfeited and JRI will have no further obligation to pay such Expense Reimbursement.

          (b) Negative Shareholder Vote. Notwithstanding the provisions of clause (a) above, if despite the REIT and its board of directors having (w) fulfilled their obligations under Section 4.15 hereof and (x) convened a meeting of the REIT's stockholders to consider the SCU Issuance Proposal and the Share Ownership Limitation Amendments, and (y) achieved participation at that meeting by proxy and/or in person by a sufficient number of stockholders to constitute a quorum, a majority of the shares of the REIT voted against the issuance of the SCUs comprising the SCU component of the Consideration or the REIT was unable to obtain the affirmative vote of the holders of at least a majority of the shares of stock represented at that meeting, then either of JRI or CBL will be entitled to terminate this Agreement by written notice to the other and upon such termination CBL will only be required to pay the Jacobs Parties an Expense Reimbursement of $2.5 million.

          (c) TIAA's Consent. Notwithstanding the provisions of clause (a) above, if CBL has given JRI the Ready to Mail Notice and, on or before the forty-fifth (45th) day following the date JRI receives CBL's notice, JRI has not received the consent from Teachers Insurance and Annuity Association of America ("TIAA") to the transactions contemplated by this Agreement and JRI has used its commercially reasonable efforts to obtain the same as required under this Agreement, then CBL will have the right, exercisable by delivering written notice to JRI at any time following that forty-fifth (45th) day, to terminate this Agreement and upon such termination JRI will only be required to pay CBL an Expense Reimbursement of $2.5 million.

     10.2 Termination upon Default or a Failure of a Condition Precedent. (a) In addition to and without limiting the termination rights set forth in Section 10.1, if either CBL, on the one hand, or any of the Jacobs Parties, on the other hand (such party, the "Defaulting Party"), has defaulted in any material respect in the fulfilment of any of its covenant obligations herein or has not satisfied all of the conditions precedent to the other party's obligation to participate in the Principal Closing on or before the Initial Scheduled Principal Closing Date (or, if either of CBL or JRI has exercised an extension right as permitted in Section 6.1, the Subsequent Scheduled Principal Closing Date established as a result of such exercise) and the non-defaulting party is unwilling to waive the default or unmet conditions, the non-defaulting party's sole and exclusive remedy will be to terminate this Agreement, and upon such termination JRI (if any Jacobs Party is the Defaulting Party) or the Operating Partnership (if CBL is the Defaulting Party) will be required to pay the non-defaulting party the Expense Reimbursement of $15 million, and thereafter no party to this Agreement will have any further rights or obligations hereunder other than any arising under any section herein that expressly provides that it survives the termination of this Agreement. Notwithstanding the foregoing, (x) if CBL elects to terminate this Agreement pursuant to the preceding sentence of this Section 10.2(a), and the CBL termination right arises because, among other things, despite commercially reasonable efforts JRI was not able to obtain TIAA's consent to one or more of the transactions contemplated by this Agreement, then the Expense Reimbursement payable by JRI will only be $2.5 million, and (y) if both of CBL and the Jacobs Parties have defaulted in any material respect in the fulfilment of covenant obligations in this Agreement or have not satisfied all of the conditions precedent to the other's obligation to participate in the Principal Closing on or before April 30, 2001, or any combination of the foregoing, and either of them is unwilling to waive the other's defaults and unmet

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conditions, then each of them will be entitled to terminate this Agreement, and upon such termination neither party will be required to pay the other any Expense Reimbursement.

     (b) In addition, if a Defaulting Party has defaulted in any material respect in the fulfillment of any of its covenant obligations herein or has not satisfied all of the Closing conditions precedent to the other party's obligation to participate in a Deferred Closing on or prior to the applicable Cure Cutoff Date, then the Defaulting Party shall pay the non-Defaulting Party an Expense Reimbursement in the amount of $25 million minus the product of (x) $1,428,571.43 multiplied by (y) the sum of (i) the number of Properties in excess of fourteen (14) contributed to CBL at the Principal Closing and (ii) the number of Excluded Properties that have been contributed to CBL through the date of determination; provided, however, that if, after using commercially reasonable efforts, JRI fails to obtain or cure any of items (1) through (4) set forth in Section 6.4(a) with respect to any Excluded Property, JRI shall not be required to pay the Expense Reimbursement to CBL for failing to satisfy all of the conditions precedent to CBL's obligation to participate in a Deferred Closing with respect to such Excluded Property. Notwithstanding anything herein to the contrary, no party hereunder shall be required to pay an Expense Reimbursement more than once.

     (c) For certainty, each of CBL and each Jacobs Party agrees that the foregoing provisions (a) and (b) set forth the only remedy available for default under this Agreement prior to the Principal Closing and any Deferred Closing and more particularly that, except as necessary to enforce its right to collect the applicable Expense Reimbursement as set forth above, no party shall be entitled to bring any claim for damages or specific performance or any other remedy at law or in equity against the other for any breach or violation of this agreement. Each of CBL, on the one hand, and the Jacobs Parties, on the other hand, confirms that it was represented by counsel that explained, at the time this Agreement was made, the consequences of the liquidated damages provisions contained in this Article X.

     (d) Notwithstanding anything herein to the contrary, if a Defaulting Party has defaulted in any material respect in the fulfillment of any of its covenant obligations for an ICOA Option Closing contained in any Interest Contribution and Option Agreement or has not satisfied all of the closing conditions precedent to the other Party's obligations to participate in an ICOA Option Closing on or prior to the applicable ICOA Option Closing Date, the non-Defaulting Party shall be entitled to sue for specific performance and, if for any reason specific performance is not available to such non-Defaulting Party, the Defaulting Party shall pay the non-Defaulting Party an Expense Reimbursement in the amount of $15 million.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 Broker. JRI and CBL expressly acknowledge that Goldman, Sachs & Co. has acted as JRI's exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement, and that JRI shall pay any brokerage commission due to Goldman, Sachs & Co. in accordance with the separate agreement between JRI and Goldman, Sachs & Co. JRI and CBL expressly acknowledge that Merrill Lynch & Co., Inc. has acted as CBL's exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement, and that CBL shall pay any brokerage commission due to Merrill Lynch & Co., Inc. in accordance with the separate agreement between CBL and Merrill Lynch & Co., Inc. Each of JRI and CBL represents and warrants to the other that it has not dealt with any other broker in this transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this Section. The provisions of this Section 11.1 shall survive the Principal Closing and any Deferred Closing.

     11.2 Expenses. JRI hereby acknowledges and agrees that it will be responsible for paying any severance payments to its employees and any fees payable to Goldman, Sachs & Co. or any other consultant retained by it in connection with the contributions contemplated herein. In addition, JRI agrees to pay (except as specifically set forth herein) any prepayment penalties or premiums or other payments to lenders, ground lessors, outside investors or other third parties in connection with refinancing any indebtedness secured by any of the Properties at or prior to the applicable Closing or obtaining any Required Consents.

     11.3 Further Assurances. The Jacobs Parties and CBL agree, at any time and from time to time after the Principal Closing, to execute, acknowledge where appropriate and deliver such further instruments and documents and to take such other action as the other party may reasonably request in order to carry out the intent and purpose of this Agreement, at the expense of the party making such request, provided, however, that neither the Jacobs Parties nor CBL shall, in connection with the foregoing, be obligated to incur any liabilities or obligations in addition to their respective liabilities or obligations otherwise contemplated in this Agreement. The provisions of this Section 11.3 shall survive the Closing.

     11.4 Payment of Expenses. Each party will pay the expenses provided for in this Agreement to be paid by it (including pursuant to Section 4.13 above) and the fees and disbursements of its attorneys, accountants and other professionals and experts incurred in connection with the negotiation of this Agreement and in preparation for any Closing (or any ICOA Option Closing).

     11.5 Notices. All notices, demands, consents, requests or other communications provided for or permitted to be given hereunder by a party hereto must be in writing and shall be deemed to have been properly given or served (x) on the fifth (5th) Business Day after deposit in the United States mail addressed to such party by registered or certified mail, postage prepaid, return receipt requested, (y) on the day after delivery to a reputable national overnight air courier service, prepaid and addressed to such party, or (z) if not deposited in the United States mail or delivered to a national overnight air courier service as aforesaid, shall be deemed to be properly given or served upon actual receipt (with rejection of delivery by addressee to constitute receipt), as follows:

          If to any of the Jacobs Parties:

               Jacobs Realty Investors Limited Partnership
               25425 Center Ridge Road
               Westlake, Ohio 44145
               Attention: Richard E. Jacobs

          with a copy sent simultaneously to JRI's attorneys:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention: Benjamin R. Weber

          and

               Thompson Hine & Flory LLP
               3900 Key Center
               127 Public Square
               Cleveland, Ohio 44114-1216
               Attention: Donald H. Messinger

          If to CBL:

               CBL & Associates Properties, Inc.
               Watermill Center
               800 South Street, Suite 395
               Waltham, Massachusetts 02453
               Attention: Stephen D. Lebovitz
          and

               CBL & Associates Properties, Inc.
               One Park Place
               6148 Lee Highway, Suite 300
               Chattanooga, Tennessee 37421
               Attention: Charles B. Lebovitz and
                          H. Jay Wiseman, Jr.

          with a copy sent simultaneously to CBL's attorneys:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York 10019-6099
               Attention: Eugene A. Pinover and
                          Yaacov M. Gross

          and

               Shumacker & Thompson, P.C.
               Suite 103, One Park Place
               6148 Lee Highway
               Chattanooga, Tennessee 37421
               Attention: Jeffery V. Curry

Any of the aforementioned parties may change its address for the receipt of notices, demands, consents, requests and other communications by giving written notice to the others in the manner provided for above.

     11.6 Assignment. None of the parties to this Agreement shall have the right to assign, transfer, convey and/or otherwise sell (or enter into any agreement to do the same), directly or indirectly, any interest it may have in or under this Agreement without first having obtained the written consent of the other parties, which consent may be withheld in such party's sole and absolute discretion.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, but shall not inure to the benefit of, or be enforceable by, the Title Company or (unless otherwise expressly provided herein) any other Person.

     11.7 Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought or, in the case of a default, by the non-defaulting party or parties.

     11.8 Incorporation of Recitals and Schedules. The Recitals to this Agreement and the Exhibits and Schedules attached hereto are hereby incorporated by reference into the body of this Agreement and made a part hereof.

     11.9  Confidentiality; Press Releases.

          (a) Agreement. Each of CBL and the Jacobs Parties agrees that it will not disclose the contents of this Agreement to any third parties or issue any press release with respect thereto or any Closing hereunder without the consent of the other parties, except (i) as may be required or, based on the advice of counsel, advisable to ensure compliance with any applicable laws, rules or regulations of any Governmental Authority having jurisdiction over such party, (ii) as is expressly authorized or required by the terms of this Agreement (e.g., in connection with soliciting any stockholder or partner consents or obtaining any required third-party consents or approvals) or (iii) if and to the extent such contents have already been placed in the public domain (other than by the party seeking to disclose and in a manner not permitted by this Section 11.9(a)). Nothing contained in this Section 11.9 shall be construed as prohibiting (x) the Jacobs Parties from disclosing the contents of this Agreement (A) on a confidential basis to the Jacobs Parties' counsel, accountants, consultants, property managers and other agents, or (B) (if necessary or appropriate in JRI's reasonable judgment) to regulatory authorities having jurisdiction over the Jacobs Parties (which authorities, by law, may not be bound by any confidentiality restrictions), or (C) to parties from which it is seeking financing or (y) CBL from disclosing the contents of this Agreement (A) on a confidential basis to its counsel, accountants, consultants, property managers and other agents, or (B) (if necessary or appropriate in CBL's reasonable judgment) to regulatory authorities having jurisdiction over CBL (which authorities, by law, may not be bound by any confidentiality restrictions), or (C) to parties from which it seeks financing. The Jacobs Parties and CBL each agree (I) to consult with and cooperate with the other parties on the content and timing of all press releases and other public announcements relating to the transactions contemplated by this Agreement and (II) that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. Notwithstanding the foregoing, in connection with the disposition of the remaining retail shopping center properties owned by the Jacobs Parties and their affiliates (the "Remaining Portfolio"), the Jacobs Parties may disclose the contents of this Agreement with any potential buyer of the Remaining Portfolio, provided such potential buyer agrees to keep the same confidential on terms similar to the terms contained herein.

          (b) Property Information. In the event this Agreement is terminated, CBL and CBL's representatives shall promptly deliver to the Jacobs Parties all originals and copies of the information relating to the Interests and the Properties supplied by, or at the direction of, the Jacobs Parties in the possession of CBL and CBL's representatives. In addition to the foregoing, CBL shall remain obligated and bound pursuant to the terms and provisions of that certain Confidentiality Agreement by and between The Richard E. Jacobs Group, Inc. and the REIT, dated January 4, 2000, except to the extent that the requirements of that agreement are inconsistent with the provisions of this Section 11.9.

     11.10 Merger. Subject to the last sentence of Section 11.9(b) above, all understandings and agreements heretofore had between the parties hereto are merged in this Agreement and the instruments and documents referred to herein, which fully and completely express their agreements with respect to the transactions contemplated herein, and supersede all prior agreements, written or oral, with respect thereto.

     11.11 GOVERNING LAW. AS PERMITTED BY SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     11.12 Jurisdiction. Each of the Jacobs Parties and CBL hereby irrevocably and unconditionally submits to the jurisdiction of any New York State Court or Federal Court of the United States of America sitting in the borough of Manhattan, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be brought in and may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. Each of JRI and CBL agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Jacobs Parties and CBL hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State Court or Federal Court sitting in the borough of Manhattan. Each of the Jacobs Parties and CBL hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Nothing contained in this Section 11.12 shall be construed as preventing any of the Jacobs Parties and CBL, or any of their respective affiliates, from (i) objecting to the jurisdiction of any New York State Court on the ground that the matter involved exceeds the statutory jurisdiction of such court or (ii) from seeking to remove any suit, action or proceeding from a New York State Court to a Federal Court sitting in the borough of Manhattan, or vice versa.

     11.13 Captions. The captions and Article headings included in this Agreement and the table of contents are for convenience only, do not constitute part of this Agreement and shall not be considered or referred to in interpreting the provisions of this Agreement.

     11.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an "original" signature page for purposes of this Agreement so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Agreement.

     11.15 Severability. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

     11.16 Prior Negotiations; Construction. No negotiations concerning or modifications made to prior drafts of this Agreement shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the parties under this Agreement or to restrict or expand the meaning of any of the provisions of this Agreement or to construe any of the provisions of this Agreement in any party's favor. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

     11.17 Litigation Expenses. In the event that either the Jacobs Parties or CBL is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees and expenses, incurred in connection with such litigation.

     11.18 No Recordation. The Jacobs Parties and CBL each agree that neither this Agreement nor any memorandum or notice hereof shall be recorded and CBL agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by CBL in connection with CBL's enforcement of its rights hereunder) against any of the Properties or any portion thereof in connection herewith and (b) to indemnify the Jacobs Parties against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Jacobs Parties by reason of the filing by CBL of such notice of pendency or other instrument.

     11.19 Competitive Activities. Nothing herein shall be construed as restricting or limiting in any way the Jacobs Parties, their principals, affiliates, or any partner, member or shareholder of any of them, from engaging in activities that may be deemed to be competitive with the Properties or any other business activities currently conducted or to be conducted by CBL or any of their affiliates on or after the date hereof. This Section 11.19 shall not, however, be construed as releasing Richard Jacobs from the provisions of the Non-Competition Agreement.

     11.20 No Obligations of Property Owners. It is expressly acknowledged that none of the Property Owners shall have any obligations whatsoever under this Agreement or under the terms of any Interest Contribution Agreement or Deed Contribution Agreement to which they are not a party, and each Property Owner shall only be bound by the terms and provisions of the applicable Interest Contribution Agreement or Deed Contribution Agreement relating to its Property if, as and when fully executed and delivered and not otherwise.

     11.21 WAIVER OF TRIAL BY JURY. THE JACOBS PARTIES AND CBL HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY THE JACOBS PARTIES OR CBL, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH RIGHT OR CLAIM RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY DOCUMENTATION RELATED THERETO, OR ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER HAS BEEN AGREED TO AFTER CONSULTATION WITH LEGAL COUNSEL SELECTED BY CBL AND THE JACOBS PARTIES.

     11.22 Relationship of JRI to the Jacobs Parties. Each Jacobs Party agrees (and CBL acknowledges) that JRI alone will represent and act on behalf of all of the Jacobs Parties for the purpose of giving any required notice or consent hereunder and for the purpose of determining whether the conditions precedent to the Jacobs Parties' obligations hereunder have been satisfied.

     11.23 General Limitation on Liabilities. The parties acknowledge and agree that (i) neither the Jacobs Trusts nor any other owner of interests in or affiliate of JRI will have any liability to CBL for any breach by JRI of any of its representations, warranties, covenants or other obligations contained in or pursuant to this Agreement, and (ii) no stockholder of the REIT and no holder of limited partnership interests in the Operating Partnership will have any liability to the Jacobs Parties for any breach by the REIT or the Operating Partnership of any of its representations, warranties, covenants or other obligations contained in or pursuant to this Agreement, provided, however, that the foregoing shall not preclude the Jacobs Parties or CBL from making any claims against any direct or indirect partner, member or other equity owner of the other pursuant to Section 17-607 of the Delaware Revised Uniform Limited Partnership Act to the extent the partner, member or other equity owner has received a distribution or other payment in violation of that Section or other similar law to which such Person is subject.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          JRI:

                                          JACOBS REALTY INVESTORS LIMITED
                                          PARTNERSHIP

                                          By: JG Realty Investors Corp.

                                          By: /s/ MARTIN J. CLEARY
                                            ------------------------------------
                                              Name: Martin J. Cleary
                                              Title: President

                                          JACOBS TRUSTS:

                                          solely with respect to its express
                                          obligations pursuant to Section
                                          1.1(a), Article IV and Article XI
                                          hereof,

                                          By: /s/ RICHARD E. JACOBS
                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the Richard E. Jacobs
                                              Revocable Living Trust

                                          solely with respect to its express
                                          obligations pursuant to Section
                                          1.1(a), Article IV and Article XI
                                          hereof,

                                          By: /s/ RICHARD E. JACOBS
                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the David H. Jacobs
                                              Marital Trust

                                          OPERATING PARTNERSHIP:

                                          CBL & ASSOCIATES LIMITED PARTNERSHIP

                                          By: CBL Holdings I, Inc.

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Name: Charles B. Lebovitz
                                              Title: Chairman of the Board and
                                              Chief
                                                  Executive Officer

                                          REIT:

                                          CBL & ASSOCIATES PROPERTIES, INC.

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Name: Charles B. Lebovitz
                                              Title: Chairman of the Board and
                                              Chief
                                                  Executive Officer

                 AMENDMENT TO THE MASTER CONTRIBUTION AGREEMENT

      THIS AMENDMENT TO THE MASTER CONTRIBUTION AGREEMENT (this "Amendment") is made as of the 19th day of December, 2000, by and among JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 25425 Center Ridge Road, Westlake, Ohio 44145 ("JRI"), Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ" and, together with the REJ, the "Jacobs Trusts"; JRI and the Jacobs Trusts are referred to herein collectively as the "Jacobs Parties"), CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "REIT"), and CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"; the Operating Partnership and the REIT are referred to herein collectively as "CBL"), each having an address at One Park Place, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421.

                              W I T N E S S E T H:

      WHEREAS, the parties hereto have entered into a Master Contribution Agreement, dated as of September 25, 2000 (such agreement as amended, the "Agreement"); terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

      WHEREAS, the terms of Section 3.2 of the Agreement were amended by a Letter Agreement, dated November 13, 2000, between JRI and the Operating Partnership.

      WHEREAS, the parties hereto desire to further amend the terms of the Agreement in the manner set forth below.

      NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. JRI agrees that it will cause the Property Owner of CherryVale Mall to contribute CherryVale Mall, and CBL agrees that it will accept such contribution, in the form of a deed transfer to the Operating Partnership (or, if so requested by the Operating Partnership, to one or more entities wholly-owned by the Operating Partnership whose separate existence from the Operating Partnership is disregarded for federal income tax purposes) pursuant to a Deed Contribution Agreement for such Property. For all purposes of the Agreement, CherryVale Mall shall be considered a 100% Property and not a Partial Property. The parties acknowledge that any transfer taxes incurred by the Jacobs Parties in connection with the contribution of CherryVale Mall to the Operating Partnership will be included among the costs subject to reimbursement by CBL pursuant to the second sentence of Section 4.13 of the Agreement.

      2. Section 2.1(a)(i) of the Agreement is hereby amended to delete the reference to "$100,000,000" therein as the cash portion of the Consideration and to replace that reference with "$88,629,000"; and Section 2.1(a)(ii) of the Agreement is hereby amended to delete the reference to "11,707,194" therein as the SCU portion of the Consideration and to replace that reference with "11,567,659."

      3. Schedule 2.1(a) now attached to the Agreement is hereby deleted in its entirety and replaced with the Schedule 2.1(a) that is attached hereto as Exhibit A.

      4. Section 2.1(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "JRI, in its discretion, may elect to reallocate up to $15,000,000 in the aggregate for all Closings and ICOA Option Closings of the cash component of Consideration to the SCU component of Consideration at a conversion rate of one SCU for each $32.25 of cash so reallocated. JRI may make this election by delivering written notice thereof to CBL at least fifteen (15) days prior to the Closing or ICOA Option Closing to which the reallocation will relate."

      5. Section 2.1(b)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following:


          "if Cary Towne Center is included in the relevant Closing, the aggregate Consideration will be increased by increasing the cash component of the Consideration payable at that Closing by an amount equal to twenty percent (20%) of the then-outstanding principal balance of the Cary Note, provided, however, that if the cash payable with respect to the Cary Note would cause the cash component of the aggregate Consideration to exceed $88,629,000, the portion in excess of $88,629,000 will be payable in SCUs instead of cash at a rate of one SCU for each $32.25 of such excess amount."


      6.  The following paragraph is hereby added as Section 2.2 of the
Agreement:


      "2.2 Payment of Certain Fees. (a) At the Closing with respect to any of the Properties identified on Schedule 2.2 hereto, CBL agrees to deliver to each of the Persons set forth opposite the name of such Property on Schedule 2.2 the amount of money set forth opposite such Person's name on Schedule 2.2 in respect of such Property, payable in cash by wire transfer of immediately available funds to the bank accounts designated by such Person in writing to the Operating Partnership at least three (3) days prior to the Closing Date with respect to such Property.

          (b) In addition, at the Closing with respect to Randolph Mall, CBL agrees to deliver to the entity designated by JRI, as reimbursement to JRI for funds contributed by JRI to defease the loan currently secured by Randolph Mall, $12,204,000, payable in cash by wire transfer of immediately available funds to the bank account(s) of the entity designated by JRI in writing to the Operating Partnership at least three (3) days prior to the Closing Date with respect to such Property."


      7. The Schedule 2.2 that is attached hereto as Exhibit B is hereby added to the Agreement as Schedule 2.2 thereof.



      8. The parties agree, that (i) at the Closing with respect to Towne Mall, CBL will repay the then-outstanding principal balance (including deferred interest thereon) of the CIGNA loan now secured by Towne Mall in full (provided, however, that if there are any payments of interest, prepayment premiums or other amounts (other than principal) owing at the time of repayment, CBL will not be required to pay any such additional amounts and the same will be paid by the owners of the applicable Property Owner or, if JRI so determines, by JRI on behalf of the owners of the applicable Property Owner), (ii) prior to the Closing with respect to Towne Mall, JRI will deliver to CBL written confirmation from CIGNA that it will accept repayment in full of such loan at the Closing with respect to Towne Mall and, upon repayment in full of such loan at the Closing with respect to Towne Mall, the mortgage and other security documents securing such loan will be released, (iii) such loan is hereby deleted from
Schedule 8.2(n) of the Agreement and shall not be considered a Continuing Loan (except as set forth in clause (v) below), and the environmental indemnity with respect to such loan is hereby deleted from Schedule 4.19 of the Agreement, (iv) notwithstanding the terms of Section 1.1(b) of the Agreement, JRI will not have any obligation to use commercially reasonable efforts to refinance the aforementioned CIGNA loan, and (v) the aforementioned CIGNA loan will be considered a Continuing Loan for the purpose of making (x) the adjustments to the Consideration described in Section 2.1(b)(v) of the Agreement in respect of any regularly scheduled amortization payments made in respect of such loan during the period after December 31, 2000 through and including the Closing Date for Towne Mall and (y) the reimbursements described in Section 18 of Exhibit A to the Interest Contribution Agreements. In addition, the parties acknowledge that no adjustments to the Consideration described in Section 1.1(b)(iii) of the Agreement will be made in respect of the repayment of the aforementioned CIGNA loan.



      9. Notwithstanding Section 4.22(b) of the Agreement, at the Closing with respect to each of Fayette Mall and Eastgate Mall, CBL agrees to reimburse those Jacobs Parties, affiliates of the Jacobs Parties and Associates who own Interests in the applicable related Property Owner for fifty percent (50%) of their share of the extension fee paid by such Property Owner to CIGNA for the extension of the maturity date of the loan secured by such Property; provided, however, that the amount that CBL shall be required to pay pursuant to this Paragraph 9 with respect to each such Property shall not exceed 1/8 of one percent (1%) of the outstanding balance of the loan secured by such Property as of the applicable date for determination of the extension fee. Any payment made by CBL pursuant to this Paragraph 9 shall be in addition to, and shall not reduce, the amounts that CBL is required to pay in reimbursement of the Jacobs Parties pursuant to the second sentence of Section 4.13 of the Agreement. The reimbursement will be paid concurrently with the Closing for the applicable Property, as part of the post-Closing adjustment to the working capital amounts with respect to the applicable Property under the Interest Contribution Agreement for such Property and not as an adjustment to the portion of the Consideration payable with respect to such Property. In addition, the parties agree that the outstanding principal balance of any Continuing Loan secured by Fayette Mall or Eastgate Mall shall not be reduced prior to the Closing with respect to such Property, other than in compliance with the scheduled amortization payments in respect of such Continuing Loan.


      10. CBL hereby consents to an amendment to the partnership agreement of Madison Joint Venture as appropriate to permit Northwestern Mutual Life Insurance Company ("Northwestern Mutual") to exercise the buy-sell provisions set forth in that partnership agreement at any time from and after the seventh anniversary of the Principal Closing Date. CBL also consents to an amendment of the Management Contracts and Leasing Contracts with respect to East Towne Mall and West Towne Mall as appropriate to reduce the management fees payable thereunder to three percent (3%) of base rent, specialty rent and percentage rent and the leasing commissions payable thereunder to $4.00 per square foot for new leases and $2.00 per square foot for renewals of leases. CBL does not consent, however, to any further reduction of the management fees or leasing commissions payable under the Management Contracts and/or Leasing Contracts with respect to East Towne Mall and/or West Towne Mall.



      11. Section 5.5(b) of the Agreement is hereby deleted in its entirety and replaced with the following:


          "Notwithstanding the foregoing, the Operating Partnership shall not be required to indemnify any Protected Party pursuant to Section 5.5(a) hereof, and shall not be liable for damages for a breach of Section 5.2 hereof, as a result of the occurrence of any transaction or event prohibited by Section 5.2 hereof with respect to a Partial Property at any time if, based on the terms of the organizational documents for the relevant Property Owner in force at the time of the Closing with respect to such Partial Property or, if more favorable to CBL (i.e., giving more control to CBL), the organizational documents in force at that time, the action is one that cannot ultimately be prevented directly or indirectly by the Operating Partnership (or any successor to the Operating Partnership's indirect interest in a Partial Property); provided, however, that the Operating Partnership (and any such successor) shall have used commercially reasonable efforts to prevent the occurrence of such transaction or event by exercising all of its rights under the organizational documents for such Partial Property Owner to block such transaction or event; it being understood that, in the event that the organizational documents for such Property Owner provide for a buy-sell right, right of first refusal or right of first offer, the Operating Partnership (and any such successor) shall not be required pursuant to this Section 5.5(b) to initiate any buy-sell proceedings or purchase the interests in question, but, in the event that it does not want to purchase such interests, the Operating Partnership (and any such successor) shall be required to offer the opportunity to purchase such interests to JRI, either directly or through back-to-back transactions, in order for the Operating Partnership's failure to purchase the interests in question to not be treated as a failure to use commercially reasonable efforts to prevent the occurrence of the relevant transaction or event."


      12. Section 5.7 of the Agreement is hereby deleted in its entirety and replaced with the following:


          "5.7 Towne Mall. Notwithstanding any provision of Article V to the contrary, the provisions of Sections 5.2 and 5.4 hereof shall not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, a willful default by the Operating Partnership in the payment of interest or principal when due on indebtedness for which a first mortgage lien against the fee interest in Towne Mall is the primary security, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to Section 5.5(a) hereof with respect to such transfer or other disposition, in each case so long as (1) such first mortgage indebtedness is with a bona fide third-party lender and was entered into on arms' length terms consistent with market practice at the time of its origination, (2) the default first occurs after the fourth anniversary of the Closing Date with respect to Towne Mall, (3) the Operating Partnership has, at least sixty (60) and not more than ninety (90) days prior to such transfer or other disposition, provided JRI (or its designee, it being understood that references in this Section to JRI shall be deemed to include any such designee) a meaningful and unconditional opportunity outlined in a specific written notice to JRI to purchase Towne Mall for nominal consideration and on the other terms set forth below and (4) if said indebtedness is also secured or otherwise supported by any guaranty or other similar obligation by CBL or any other Person, concurrently with the transfer referred to in clause (3) above, each guarantor or other similarly bound Person affirms its ongoing obligations thereunder to the lender in writing and names JRI or its designated transferee as an intended third party beneficiary of such affirmation. In order to qualify for the foregoing exception from its general indemnity obligation, (a) the Operating Partnership shall have given JRI at least thirty (30) days' advance notice prior to any willful default on the indebtedness, adequate access to information about Towne Mall and the Property's status vis-a-vis the lender, and an opportunity to participate in any negotiations or other substantive discussions between the Operating Partnership and its affiliates and their advisers, on the one hand, and the lender, on the other hand, about the indebtedness and/or the default thereon, (b) the Operating Partnership shall have used commercially reasonable efforts to obtain all lender and other third party consents necessary to facilitate the transfer of Towne Mall to JRI, and (c) upon the transfer of Towne Mall to JRI, the Operating Partnership and the then-owner of the Property, shall have made to JRI (or, if JRI declines to accept the proposed transfer, shall have been willing and able to have made) each of the representations and warranties set forth on Schedule 5.7 hereto and given indemnification comparable in scope and duration to the indemnity given by JRI in Sections
     9.2 and 9.4, provided, however, that claims based thereon will be subject to limitations comparable in duration and amount to those provided in Sections 9.3 and 9.4 as applicable. Notwithstanding anything herein to the contrary, once JRI receives an unconditional written offer to purchase Towne Mall it shall, within forty-five (45) days of its receipt of the offer, (a) accept the offer in writing in which event JRI agrees to pay and indemnify CBL for (i) the net carrying costs of the Property from such date until closing or, if earlier, termination by JRI of the proposed purchase and (ii) all transfer costs (other than CBL's attorneys' fees) or (b) decline the offer. In the event that JRI does not accept the offer within the forty-five (45) day period, JRI shall be deemed to have declined the offer. If JRI declines or is deemed to have declined the foregoing offer within the forty-five (45) day period, the provisions of Section 5.2 and
     5.4 hereof will not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, the willful default referred to in the first sentence of this Section 5.7 that gave rise to the offer, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to Section 5.5(a) with respect to such transfer or other disposition (it being understood, however, that if CBL does not so dispose of Towne Mall as a result of the default, but instead is able to refinance the defaulted indebtedness or otherwise negotiate a settlement with the lender that does not involve a transfer of Towne Mall, the Protected Parties will continue to be fully entitled to the benefits of this Article V with respect to Towne Mall)."


      13. Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:


          "5.8 Midland Mall. In the event that JRI is not able to cause Frankel Midland Limited Partnership to contribute its 40% interest in the Property Owner of Midland Mall to the Operating Partnership, then notwithstanding any provision of Article V to the contrary, the provisions of Sections 5.2 and 5.4 hereof shall not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, a willful default by the Operating Partnership in the payment of interest or principal when due on the indebtedness secured by Midland Mall as of the Closing Date with respect to such Property, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to Section 5.5(a) hereof with respect to such transfer or other disposition, so long as the Operating Partnership has, at least sixty (60) and not more than ninety (90) days prior to such transfer or other disposition, provided JRI (or its designee, it being understood that references in this Section to JRI shall be deemed to include any such designee) a meaningful and unconditional opportunity outlined in a specific written notice to JRI to purchase the interests in the entity that owns Midland Mall that correspond to the Interests that were contributed to CBL in respect of Midland Mall as contemplated herein for nominal consideration and on the other terms set forth below. In order to qualify for the foregoing exception from its general indemnity obligation, (a) the Operating Partnership shall have given JRI at least thirty (30) days' advance notice prior to any willful default on the indebtedness, adequate access to information about Midland Mall and the Property's status vis-a-vis the lender, and an opportunity to participate in any negotiations or other substantive discussions between the Operating Partnership and its affiliates and their advisers, on the one hand, and the lender, on the other hand, about the indebtedness and/or the default thereon, (b) the Operating Partnership shall have used commercially reasonable efforts to obtain all lender and other third party consents necessary to facilitate the transfer of such interests in the entity that owns Midland Mall to JRI, and (c) upon the transfer of such interests to JRI, the Operating Partnership and the then-owner of the Property, shall have made to JRI (or, if JRI declines to accept the proposed transfer, shall have been willing and able to have made) each of the representations and warranties set forth on Schedule 5.7 hereto and given indemnification comparable in scope and duration to the indemnity given by JRI in Sections
     9.2 and 9.4, provided, however, that claims based thereon will be subject to limitations comparable in duration and amount to those provided in Sections 9.3 and 9.4 as applicable. Notwithstanding anything herein to the contrary, once JRI receives an unconditional written offer to purchase the applicable interests in the entity that owns Midland Mall it shall, within forty-five (45) days of its receipt of the offer, (a) accept the offer in writing in which event JRI agrees to pay and indemnify CBL for (i) the net carrying costs of the Property from such date until closing or, if earlier, termination by JRI of the proposed purchase and (ii) all transfer costs (other than CBL's attorneys' fees) or (b) decline the offer. In the event that JRI does not accept the offer within the forty-five (45) day period, JRI shall be deemed to have declined the offer. If JRI declines or is deemed to have declined the foregoing offer within the forty-five (45) day period, the provisions of Section 5.2 and 5.4 hereof will not apply with respect to any transfer or other disposition to the lender or its designee following, and in connection with, the willful default referred to in the first sentence of this Section 5.7 that gave rise to the offer, and the Operating Partnership will not be required to indemnify the Protected Parties pursuant to Section 5.5(a) with respect to such transfer or other disposition (it being understood, however, that if CBL does not so dispose of Midland Mall as a result of the default, but instead is able to refinance the defaulted indebtedness or otherwise negotiate a settlement with the lender that does not involve a transfer of Midland Mall, the Protected Parties will continue to be fully entitled to the benefits of this Article V with respect to Midland Mall). If JRI accepts the foregoing offer, at closing of the transfer back to JRI, JRI or its designated transferee shall assume and indemnify CBL against any and all liabilities first accruing from and after the date of such transfer pursuant to any Continuing Loan Guaranties that CBL assumed at the Closing for Midland Mall."


      14. Schedule 4.15(b)-3 now attached to the Agreement is hereby deleted in its entirety and replaced with the Schedule 4.15(b)-3 that is attached hereto as Exhibit C.



      15. The parties acknowledge that the terms of the registration rights set forth in the form of Registration Rights Agreement attached as Exhibit H-1 to the Agreement are solely for the benefit of the Jacobs Parties, affiliates of the Jacobs Parties, the Associates and their respective transferees, and are not for the benefit of any Outside Partners. The parties further acknowledge that CBL will be negotiating directly with the participating Outside Partners with respect to the registration rights, if any, that such Outside Partners will receive upon the contribution of their interests in the Property Owners to the Operating Partnership.

      16. The parties agree that the first sentence of Section 2 of the form of Assurance Agreement attached as Exhibit V to the Agreement shall be deleted and replaced with the following before the Assurance Agreement is executed at the Principal Closing:


          "For the period beginning on the date hereof and ending on the fifth anniversary of the Principal Closing Date and for so long thereafter until all claims in respect of JRI's indemnity obligations under the Master Contribution Agreement that are pending upon the expiration of such five year period have been resolved, (i) each of JG and Richard Jacobs agrees not to take any affirmative action, consent to any action or, to the extent within their respective control and commercially reasonable, affirmatively permit any action to be taken by others, that could reasonably be expected to have the effect of reducing the consolidated net worth of JRI below $25 million and (ii) to the extent that Richard Jacobs has the authority to appoint any successor Trustee or Trustees of the REJ, Richard Jacobs will condition any such appointment on the agreement of such appointee to be bound by the terms of this Agreement applicable to Richard Jacobs; provided, that, under no circumstances shall (a) JG, Richard Jacobs or any successor Trustee or Trustees of the REJ be required to contribute any additional funds or other assets to JRI or (b) this Agreement be construed or interpreted as a personal guaranty by JG, Richard Jacobs or any successor Trustee or Trustees of the REJ of any of the agreements of JRI or the other Jacobs Parties contained in the Master Contribution Agreement or otherwise or of the net worth of JRI."


      17. The parties acknowledge that the Guaranty Agreement, dated November 30, 1999, by the Richard E. Jacobs Revocable Living Trust in favor of Teachers Insurance and Annuity Association of America, with respect to Jefferson Mall, is hereby added to Schedule 4.19 of the Agreement.



      18. Notwithstanding the requirement in Section 5.4(c)(3) of the Agreement that CBL provide at least sixty (60) days' notice of any Guaranty Opportunity in order for such Guaranty Opportunity to be a Qualified Protection Opportunity, the parties agree that, with respect to any Guaranty Opportunity that will need to be provided at the Principal Closing, CBL will be required to provide at least twenty-four (24) days' notice of such Guaranty Opportunity. In addition, notwithstanding the requirement in Section 5.4(c)(1) of the Agreement that each party provided a Guaranty Opportunity must use commercially reasonable efforts to inform CBL within fifty (50) days after receipt of written notice thereof whether it is willing to enter into the guaranty and must in any event accept such opportunity by delivering its signed guaranty at least five (5) days before the closing of the event that gave rise to the Guaranty Opportunity, the parties agree that any Guaranty Opportunity that will need to be provided at the Principal Closing may be accepted by delivery of the signed guaranty at the Principal Closing, and no party provided with such a Guaranty Opportunity shall be required to use commercially reasonable efforts to inform CBL whether it is willing to enter into the guaranty prior to the Principal Closing Date.



      19. The first sentence of Section 5.4(c)(3) is hereby deleted in its entirety and replaced with the following:


          "A Guaranty Opportunity will not be a Qualified Protection Opportunity to the extent that the amount of the Guaranty Opportunity together with all other guaranty opportunities in the aggregate provided pursuant to the provisions of this Article V, exceeds 50% of the sum of (x) the aggregate final required debt allocations provided by JRI pursuant to Section 5.4(a) hereof and (y) $17,985,000."


      20. The parties acknowledge that the Maximum Financing Adjustment Amount has been exceeded and that in the event that additional adjustments to the Consideration are required pursuant to clause (B) and/or clause (D) of Section 1.1(b)(iii) of the Agreement, the provisions of clause (E) of Section 1.1(b)(iii) shall apply.



      21. The parties acknowledge and confirm that, except as expressly set forth above, the terms and conditions of the Agreement have not been modified and continue in full force and effect.



      22. AS PERMITTED BY SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT THIS AMENDMENT

SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


      23. The recitals to this Amendment and the Exhibits attached hereto are hereby incorporated by reference into the body of this Amendment and made a part hereof.



      24. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an "original" signature page for purposes of this Amendment so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Amendment.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                          JRI:

                                          JACOBS REALTY INVESTORS LIMITED
                                          PARTNERSHIP

                                          By: JG Realty Investors Corp.

                                          By: /s/ MARTIN J. CLEARY
                                            ------------------------------------
                                              Name: Martin J. Cleary
                                              Title: President

                                          JACOBS TRUSTS:

                                          solely to acknowledge that the
                                          Agreement is amended as set forth
                                          herein,

                                          By: /s/ RICHARD E. JACOBS
                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the
                                              Richard E. Jacobs Revocable Living
                                              Trust

                                          solely to acknowledge that the
                                          Agreement is amended as set forth
                                          herein,

                                          By: /s/ RICHARD E. JACOBS
                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the
                                              David H. Jacobs Marital Trust

                                          OPERATING PARTNERSHIP:

                                          CBL & ASSOCIATES LIMITED PARTNERSHIP

                                          By: CBL Holdings I, Inc.

                                          By: /s/ STEPHEN D. LEBOVITZ
                                            ------------------------------------
                                              Name: Stephen D. Lebovitz
                                              Title: President

                                          REIT:

                                          CBL & ASSOCIATES PROPERTIES, INC.

                                          By: /s/ STEPHEN D. LEBOVITZ
                                            ------------------------------------
                                              Name:Stephen D. Lebovitz
                                              Title: President

                                                                         ANNEX B

                                                      INVESTMENT BANKING

                                                      CORPORATE AND
                                                      INSTITUTIONAL
                                                      CLIENT GROUP

                                                      WORLD FINANCIAL CENTER
                                                      NORTH TOWER
                                                      NEW YORK, NEW YORK
                                                      10281-1330
                              (MERRILL LYNCH LOGO)

                                                              September 25, 2000
Board of Directors
CBL & Associates Properties, Inc.
6148 Lee Highway
Suite 300
Chattanooga, TN 37421

Members of the Board of Directors:

     CBL & Associates Properties, Inc. (the "REIT"), CBL & Associates Limited Partnership (the "Operating Partnership" and together with the REIT, "CBL"), Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, and Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust (collectively the "Jacobs Parties"), propose to enter into a Master Contribution Agreement, dated as of September 25, 2000 (the "Agreement"), pursuant to which CBL will acquire the direct and/or indirect interests (the "Interests") of the Jacobs Parties and the other Contributors (as defined in the Agreement) in up to 21 properties (the "Properties") set forth in Exhibits A and B of the Agreement in a transaction (the "Transaction") in which the Interests and certain other assets will be transferred to the Operating Partnership in exchange for aggregate consideration equal to $100.0 million in cash, 11,707,194 Series J Special Common Units ("SCUs") of the Operating Partnership and the assumption of certain debt associated with the Properties (the "Consideration"). The Consideration is subject to adjustment and/or reallocation in the circumstances set forth in the Agreement, including in the event that certain Properties and/or certain Interests of potential Contributors are excluded from the Transaction in circumstances permissible under the Agreement. The terms and conditions of the Transaction are set forth in more detail in the Agreement (including the schedules and exhibits thereto) and the other Transaction Documents (as defined below).

     Each holder of SCUs shall have certain rights to request from either the REIT or the Operating Partnership an exchange of all or any portion of such holder's SCUs for Exchange Consideration (as defined below). Subject to the limitations and adjustments described in the Transaction Documents, "Exchange Consideration" paid by the REIT in exchange for each SCU shall, in the sole discretion of the REIT, consist of (i) common stock, par value $.01 per share, of the REIT ("Common Stock") at an initial ratio of one share of Common Stock for each SCU, (ii) cash equal to the value of Common Stock into which such SCU is exchangeable or (iii) a combination of Common Stock and cash equal to the value of Common Stock into which such SCU is exchangeable. Subject to the limitations and adjustments described in the Transaction Documents, "Exchange Consideration" paid by the Operating Partnership in exchange for each SCU shall consist of common units of the Operating Partnership at an initial ratio of one common unit of the Operating Partnership for each SCU.

     You have asked us whether, in our opinion, the Consideration to be paid in the Transaction is fair from a financial point of view to the REIT.

    In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to CBL which we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts and operating data, relating to the business, earnings, funds from operations, adjusted funds from operations, cash flow, assets, liabilities and prospects of CBL and the Properties furnished to us by CBL and the Jacobs Parties, respectively;

     (3) Conducted discussions with members of senior management of CBL and the Jacobs Parties concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Transaction;

     (4) Reviewed the market prices and valuation multiples for the shares of Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

     (5) Reviewed the results of operations of CBL and the Properties and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions which we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of CBL and the Jacobs Parties and their financial and legal advisors;

     (8)  Reviewed the potential pro forma impact of the Transaction on CBL;

     (9) Reviewed a draft dated September 25, 2000 of the Agreement and the schedules and exhibits to the Agreement, including a draft dated September 25, 2000 of the Voting and Standstill Agreement among CBL, the CBL Principals named therein, the Jacobs Parties and Martin J. Cleary, a draft dated September 25, 2000 of the First Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, a draft dated September 25, 2000 of the Terms of the Series J Special Common Units of the Operating Partnership and a draft dated September 25, 2000 of the Registration Rights Agreement among the REIT and the holders of the SCUs (collectively the "Transaction Documents"); and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, real estate market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the REIT, the Operating Partnership, the Interests or the Properties or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the Properties or the properties and facilities of CBL. With respect to the financial forecast information furnished to or discussed with us by CBL or the Jacobs Parties, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of CBL's or the Jacobs Parties' management as to the expected future financial performance of CBL or the Properties, as the case may be. We express no opinion as to such financial forecast information or the assumptions on which they were based. We have also assumed that the final form of the Agreement and other Transaction Documents will be substantially similar to the last drafts thereof reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that the representations and warranties of each party to the Agreement and all related covenants or agreements contained therein or in the other Transaction Documents are true and correct, that each party will perform all covenants and agreements required to be performed by such party and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that in the course of obtaining any regulatory or other consents or approvals (contractual or otherwise) for the Transaction, there will be no amendments or modifications to the Transaction Documents that will have a material adverse effect on the contemplated benefits of the Transaction. We have also assumed that the REIT will retain its status as a Real Estate Investment Trust for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

     We are acting as financial advisor to the REIT in connection with the Transaction and will receive a fee from the REIT for our services, all of which is contingent upon the consummation of the Transaction. In addition, the REIT has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided investment banking services to CBL and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the securities of the REIT, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the REIT. Our opinion does not address the merits of the underlying decision by the REIT to engage in the Transaction and does not constitute a recommendation to any shareholder of the REIT as to how such shareholder should vote on the proposed Transaction.

     We are not expressing any opinion herein as to the prices at which the shares of the Common Stock will trade following the announcement or consummation of the Transaction.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid in the Transaction is fair from a financial point of view to the REIT.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED

                                                                         ANNEX C


                                     TERMS

                                       OF
                         SERIES J SPECIAL COMMON UNITS
                                       OF
                      CBL & ASSOCIATES LIMITED PARTNERSHIP
                         (THE "OPERATING PARTNERSHIP")

                         PURSUANT TO ARTICLE 4.4 OF THE
              SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF
                           THE OPERATING PARTNERSHIP

     WHEREAS, Article 4.4 of the Second Amended and Restated Partnership
Agreement of the Operating Partnership (as amended through             , 2001,
and as the same may hereafter be amended as permitted therein and herein, the "Partnership Agreement") grants CBL Holdings I, Inc., the general partner of the Operating Partnership (the "General Partner"), authority to cause the Operating Partnership to issue interests in the Operating Partnership to persons other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion. (For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Partnership Agreement.)

     NOW THEREFORE, the General Partner hereby designates a series of priority units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such priority units, as follows:

          1. Designation and Amount. The units of such series shall be designated "Series J Special Common Units" (the "SCUs") and the number of
     units constituting such series shall initially be           . The Operating
     Partnership may not issue any additional SCUs unless (i) the issuance is required to deliver additional consideration as required by the terms of
     the Master Contribution Agreement, dated as of September   , 2000, among
     the Company, the Operating Partnership, Jacobs Realty Investors Limited Partnership ("JRI") and certain other persons named therein (the "Master Contribution Agreement") or any Interest Contribution Agreement or Deed Contribution Agreement (as those terms are defined in the Master Contribution Agreement) or (ii) it has obtained the prior written consent of JRI. The rights and obligations of the SCUs shall be as set forth herein (to the extent not inconsistent with the Partnership Agreement) and in the Partnership Agreement. Nothing in the foregoing shall be deemed to limit the right and power of the General Partner to cause the Operating Partnership to issue securities otherwise designated to the fullest extent permitted under the terms of the Partnership Agreement and this Exhibit E.

          2. Distribution Rights. (a) Holders of SCUs shall be entitled to receive, when, as and if declared by the General Partner distributions with respect to the SCUs in the manner and to the fullest extent set forth in the Partnership Agreement.

          (b) Distributions with respect to the SCUs shall be payable on the dates designated by the General Partner for the payment of distributions to the holders of Common Units. Any distribution payable on the SCUs for the quarter in which the SCUs are first issued will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the record date designated by the General Partner for the payment of distributions for such quarter to the holders of Common Units.

          (c) At such time, if any, as there is any distribution shortfall as described in Section 6.2(a)(iii) of the Partnership Agreement, none of the Operating Partnership, the General Partner or the REIT will redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for any sinking fund for the redemption of any such units) any Common Units or any other units of interest in the Partnership by their terms ranking junior as to distributions to the rights of the SCUs
     (except by conversion into or exchange for           shares of Common Stock
     of the REIT or other units of the Operating Partnership ranking junior to the SCUs as to distributions).

          (d) Distributions with respect to the SCUs are intended to qualify as permitted distributions of cash that are not treated as a disguised sale within the meaning of Treasury Regulation 1.707-4, and the provisions of this Exhibit E shall be construed and applied consistent with such Treasury Regulations.

          3. Special Distribution Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, the holders of SCUs shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its unit holders an amount equal to any distribution shortfall described in Section 6.2(a)(iii) of the Partnership Agreement, before any distribution or payment shall be made to holders of Common Units. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating Partnership are insufficient to pay such amount on all outstanding SCUs, then the holders of the SCUs shall share ratably in any such distribution of assets, based on the number of SCUs held by each such holder. Holders of SCUs shall be entitled to written notice of any such liquidation. In addition, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating Partnership, after any such distribution shortfall on account of the SCUs shall have been paid in cash, the SCUs shall be treated as if they had been exchanged for Common Units pursuant to the terms of Paragraph 7(b) hereof. The consolidation or merger of the Operating Partnership with or into any partnership, limited liability company, corporation, trust or other entity shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating Partnership.

          4.  Redemption.  (a) SCUs shall not be redeemable by the Operating
     Partnership prior to             , 2011 [to be the tenth (10th) anniversary
     of the Principal Closing Date]. Except as provided below in Paragraph 4(c),
     on or after             , 2011, the Operating Partnership, at its option
     upon not less than thirty (30) nor more than sixty (60) days' written notice, may redeem the SCUs, in whole or in part, on the first Business Day following any record date established for the determination of parties entitled to receive any distributions being made to holders of SCUs, by (i) paying in cash to the holders of SCUs with respect to their SCUs being redeemed, any distribution shortfall described in Section 6.2(a)(iii) of the Partnership Agreement outstanding on the date of redemption (whether or not declared) and (ii) issuing to the holders thereof a number of Common Units equal to the Common Unit Amount (as defined in Paragraph 7 below). If fewer than all of the outstanding SCUs are to be redeemed, the units of SCUs to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership. Holders of SCUs to be redeemed shall surrender the certificates evidencing such SCUs, if any, at the place designated in the Operating Partnership's notice and shall be entitled to the distribution payments and Common Units described in the second sentence of this Paragraph 4(a) prior to or concurrently with such surrender. If notice of redemption of any SCUs has been given and if the funds and Common Units necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any SCUs so called for redemption, then from and after the redemption date distributions shall cease to be payable with respect to such SCUs, such SCUs shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the distribution payments and Common Units described in the second sentence of this Paragraph 4(a).

          (b) Notwithstanding the provisions of Paragraph 4(a) above, unless full cumulative dividends on all SCUs shall have been or contemporaneously are declared and paid in cash or declared and a
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

     sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period or portion thereof, no SCUs shall be redeemed unless all outstanding units of SCUs are simultaneously redeemed, and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any SCUs.

          (c) Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than thirty (30) nor more than sixty
     (60) days prior to the redemption date, addressed to the respective holders of record of the units of SCUs to be redeemed at their respective addresses as they appear on the records of the Operating Partnership. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any SCUs. Each notice shall state (i) the redemption date; (ii) the total number of SCUs to be redeemed and the number of SCUs held by such holder to be redeemed;
     (iii) the Common Unit Amount; (iv) the place or places where SCUs are to be surrendered for payment of the distribution shortfall described in Section 6.2(a)(iii) of the Partnership Agreement outstanding thereon and the issuance of a number of Common Units equal to the Common Unit Amount; and
     (v) that distributions on the SCUs to be redeemed shall cease to be payable on such redemption date.

          (d) All SCUs redeemed pursuant to this Paragraph 4 shall be deemed retired and terminated.

          (e) The SCUs shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption except as otherwise provided in this Section 4.

          5. Voting Rights. (a) Holders of the SCUs shall have the voting rights set forth herein and in the Partnership Agreement.

          (b) So long as any SCUs remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the SCUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

             (i) undertake, consent to, or otherwise participate in or acquiesce to any recapitalization transaction (including, without limitation, an initial public offering, a merger, consolidation, other business combination, exchange, self-tender offer for all or substantially all of the Common Units, or sale or other disposition of all or substantially all of the Operating Partnership's assets) (each of the foregoing being referred to herein as a "Recapitalization Transaction") unless in connection with such a Recapitalization Transaction (x) either each SCU outstanding prior to the Recapitalization Transaction will (A) remain outstanding following the consummation of such Recapitalization Transaction without any amendment of any of the provisions of this Exhibit E or the other terms of the Partnership Agreement establishing the rights and obligations of holders of the SCUs in any manner adverse to the holders of SCUs or (B) be converted into or exchanged for securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, distribution rights and terms and conditions of redemption thereof no less favorable than those of a SCU under this Exhibit E and the Partnership Agreement, and (y) each holder of SCUs shall have the option to convert its SCUs into the amount and type of consideration and/or securities receivable by a holder of the number of Common Units into which such holder's SCUs could have been exchanged immediately prior to the consummation of the Recapitalization Transaction pursuant to Paragraph 7(b) hereof upon the consummation of the Recapitalization Transaction, and (z) the holders of the SCUs will be treated no less favorably than the holders of the Common Units;

             (ii) amend, alter or repeal the provisions of this Exhibit E or Sections 6.2(a)(iii), 6.2(a)(iv), 6.2(a)(v), 6.2(d) or 6.2(e) of the
        Partnership Agreement, the provisions of Section 9.2(a) as they apply to holders of SCUs or Common Units issued in respect thereof or the provisions of Section 9.2(c), in each case whether by merger, consolidation or otherwise; or

             (iii) otherwise amend, alter or repeal the provisions of the Partnership Agreement in a manner that would adversely affect in any material respect the holders of the SCUs disproportionately with respect to the rights of holders of the Common Units; it being understood that nothing in this Exhibit E, shall be deemed to limit the right of the Operating Partnership to issue securities to holders of any interests in the Operating Partnership that rank on a parity with or prior to the SCUs with respect to distribution rights and rights upon dissolution, liquidation or winding-up of the Operating Partnership or to amend, alter or repeal the terms of any such securities.

          (c) The holders of the SCUs shall have the right to vote with the holders of Common Units, as a single class, on any matter on which the holders of Common Units are entitled to vote.

          (d) The foregoing voting provisions of this Paragraph 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of SCUs shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

          (e) In any matter in which the SCUs may vote as a class (as expressly provided herein or as may be required by law), each SCU shall be entitled to one vote. In any matter in which the SCUs may vote with the Common Units as a single class, each SCU shall be entitled to the number of votes equal to the number of Common Units issuable upon the exchange of one SCU pursuant to Paragraph 7(b) hereof.

          6. Notice of Extraordinary Transaction of the Company. The Company shall notify the holders of SCUs of its intention to make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar transaction outside of the ordinary course of business at least thirty (30) days prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other transaction (or, if no such record date is applicable, at least thirty (30) days before consummation of such merger, sale or other transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Exhibit E or the Partnership Agreement or requires the approval of the holders of SCUs or (ii) to require a vote of the holders of SCUs to a transaction that does not otherwise require such a vote under this Exhibit E and the Partnership Agreement or (iii) to effect the validity of any transaction if such notice is not given. Each holder of SCUs, as a condition to the receipt of the notice pursuant hereto, shall be obligated to keep confidential the information set forth therein until such time as the Company has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise its Series J Exchange Rights; provided, however, that a holder of SCUs may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

          7.  Exchange.

          (a)  At any time following the earlier to occur of (x)             ,
                 2004 [to be the third (3rd) anniversary of the Principal Closing Date] or (y) the death of the direct or indirect holder or beneficial owner thereof, and in either case subject to the remainder of this Paragraph 7, a holder of SCUs shall have the right (the "Series J Exchange Right") to exchange all or any portion of such holder's SCU's (the "Series J Offered Units") for Series J Exchange Consideration (as defined below), subject to the limitations contained in Paragraphs 7(c) and 7(d) below. Any such Series J Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a "Series J Exchange Notice") delivered, at the election of the holder exercising the Series J Exchange Right (the "Series J Exercising Holder"), to the Company or to the Operating Partnership, by the Series J Exercising Holder.

          (b)  The exchange consideration (the "Series J Exchange
     Consideration") payable by the Company or the Operating Partnership, as applicable, to each Series J Exercising Holder shall be

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

     equal to the product of (x) the Common Stock Amount with respect to the Series J Offered Units multiplied by (y) the Current Per Share Market Price, each computed as of the date on which the Series J Exchange Notice was delivered to the Company. In connection with a Series J Exchange Notice delivered to the Company, the Series J Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the Series J Exercising Holder's designated account or
     (B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Series J Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price). In connection with a Series J Exchange Notice delivered to the Operating Partnership, the Series J Exchange Consideration shall be paid by the Operating Partnership by the issuance by the Operating Partnership of a number of Common Units equal to the Common Unit Amount. In addition to the Series J Exchange Consideration, concurrently with any exchange pursuant to this Paragraph 7, the Operating Partnership shall pay the Series J Exercising Holder cash in an amount equal to any distribution shortfall described in Section 6.2(a)(iii) of the Partnership Agreement with respect to the Series J Offered Units outstanding on the date of the exchange.

          As used herein, the term "Common Unit Amount" shall mean, with respect to any number of SCUs, the number of Common Units equal to such number of SCUs multiplied by the Common Unit Conversion Factor; provided, however, that in the event that the Operating Partnership issues to all holders of Common Units rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase additional Common Units, or any other securities or property of the Operating Partnership (collectively, "Common Unit Additional Rights"), other than a right to receive Common Units pursuant to a Distribution of Common Units in Lieu of Cash (as defined below), then the Common Unit Amount shall also include (other than with respect to any Common Units or SCUs "beneficially owned" by an "Acquiring Person" (as those terms are defined in the Company's Rights Agreement, dated as of April 30, 1999, as amended as of the Principal Closing Date (as defined in the Master Contribution Agreement) and as it may be further amended from time to time, and any successor agreement thereof (collectively, the "Rights Agreement"))), such Common Unit Additional Rights that a holder of that number of Common Units would be entitled to receive. As used herein, the term "Common Unit Conversion Factor" shall mean 1.0, provided, that, in the event that the Operating Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a "Distribution of Common Units in Lieu of Cash")), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split. Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

          (c) Notwithstanding anything herein to the contrary, any Series J Exchange Right with respect to the Company may only be exercised to the extent that, upon exercise of the Series J Exchange

     Right, assuming payment by the Company of the Series J Exchange
     Consideration in          shares of Common Stock, the Series J Exercising
     Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Series J Exchange Right, in excess of the applicable Ownership Limit. If a Series J Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the Series J Exchange Right cannot be exercised in full as aforesaid, the Series J Exchange Notice shall be deemed to be modified to provide that the Series J Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the Series J Exchange Notice with respect to the remainder of such Series J Exchange Right shall be deemed to have been withdrawn.

          (d) Series J Exchange Rights may be exercised at any time after the date set forth in Paragraph 7(a) above and from time to time, provided, however, that, except as set forth below in Paragraph 7(f) or with the prior written consent of the General Partner, (x) only two (2) Series J Exchange Notices may be delivered to the Company or the Operating Partnership by each holder of SCUs during any consecutive twelve (12) month period; and (y) no Series J Exchange Notice may be delivered with respect to SCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such SCUs by the Current Per Share Market Price or (ii) if a holder does not own SCUs having a value of $250,000 or more, constituting less than all of the SCUs owned by such holder.

          (e) Within thirty (30) days after receipt by the Company or the Operating Partnership of any Series J Exchange Notice delivered in accordance with the requirements of Paragraph 7(a) hereof, the Company or the Operating Partnership, as applicable, shall deliver to the Series J Exercising Holder a notice (a "Series J Election Notice"), which Series J Election Notice shall set forth the computation of the Series J Exchange Consideration and, in the case of a Series J Election Notice delivered by the Company, shall specify the form of the Series J Exchange Consideration (which shall be in accordance with Paragraph 7(b) hereof), to be paid by the Company or the Operating Partnership, as applicable to such Series J Exercising Holder and the date, time and location for completion of the purchase and sale of the Series J Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series J Offered Units with respect to which (x) the Operating Partnership is required to pay the Series J Exchange Consideration by issuance of Common Units or (y) the Company has elected to pay the Series J Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company or the Operating Partnership, as applicable, of the Series J Election Notice for the Series J Offered Units or (B) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series J Exchange Notice for such Series J Offered Units; provided, however, that such sixty
     (60) day period may be extended for an additional sixty (60) day period to
     the extent required for the Company to cause additional           shares of
     its Common Stock to be issued to provide financing to be used to acquire the Series J Offered Units. Notwithstanding the foregoing, each of the Company and the Operating Partnership agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible. If the Company or the Operating Partnership, as applicable, has delivered a Series J Election Notice to the Series J Exercising Holder with respect to a Series J Exchange Notice, the Series J Exchange Notice may not be withdrawn or modified by the Series J Exercising Holder (except to the extent of any deemed modification required by Section 7(c) above) without the consent of the General Partner. Similarly, if the Company or the Operating Partnership delivers a Series J Election Notice to a Series J Exercising Holder, the Company or the Operating Partnership, as applicable, may not modify the Series J Election Notice without the consent of the Series J Exercising Holder.

          (f) Notwithstanding the limitation set forth in clause (x) of Paragraph 7(d), in the event that the Company provides notice to the holders of SCUs, pursuant to Paragraph 6 hereof, the Series J

     Exchange Rights shall be exercisable by each holder of SCUs at any time after the date set forth in Paragraph 7(a) that is during the period commencing on the date on which the Company provides such notice and ending on the earlier to occur of thirty (30) days from receipt of the Company's aforesaid notice and the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is thirty (30) days after the date the Company provides the notice pursuant to Paragraph 6 hereof). In the event that a Series J Exercising Holder delivers to the Company a Series J Exchange Notice pursuant to this Paragraph 7(f), the Company shall be required to deliver a Series J Election Notice before the earlier of (1) the tenth
     (10th) Business Day after the Company receives the Series J Exchange Notice or (2) one (1) Business Day before the record date to determine shareholders eligible to receive a distribution or vote on approval and such Series J Election Notice shall, among other things, set the date for the purchase and sale of the Series J Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration by issuance of shares of Common Stock, one
     (1) Business Day prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction or (B) in the case of Series J Offered Units with respect to which the Company has elected to pay the Series J Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Series J Exchange Notice for such Series J Offered Units; provided, however, that such sixty
     (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Series J Offered Units. Notwithstanding the foregoing, the Company shall use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

          (g) At the closing of the purchase and sale of Series J Offered Units, payment of the Series J Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Series J Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such Series J Offered Units to the Company or the Operating Partnership, as applicable, (y) the status of the Series J Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock or Common Units, as applicable, for investment purposes and not for distribution, and (B) the Company or the Operating Partnership, as applicable, with respect to due authority for the purchase of such Series J Offered Units, and (ii) to the extent that any shares of Common Stock or Common Units are issued in payment of the Series J Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company or the Operating Partnership, as applicable, reasonably satisfactory to the Series J Exercising Holder, to the effect that (I) such shares of Common Stock or Common Units, as applicable, have been duly authorized, are validly issued, fully-paid and non-assessable and (II) if shares of Common Stock are issued, that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Series J Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company or the Operating Partnership, or an executed amendment to the Partnership Agreement reflecting the Series J Exercising Holder as a holder of the applicable number of Common Units, as applicable.

          (h) To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of SCUs, as follows:

             (i) At all times during the pendency of the Series J Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the

        Company to issue such shares in full payment of the Series J Exchange Consideration in regard to all SCUs which are from time to time outstanding.

             (ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of SCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

             (iii) Each holder of SCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

             (iv) Other than as contemplated under the terms of the Rights Agreement, issuances of stock pursuant to the Company's dividend reinvestment plan (as described in the Company's prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the Board of Directors of the Company, in consultation with the Company's professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the SCUs under this Exhibit E and the Partnership Agreement.

          (i) To facilitate the Operating Partnership's ability to fully perform its obligations hereunder, the Operating Partnership covenants and agrees, for the benefit of the holders from time to time of SCUs, as follows:

             (i) At all times during the pendency of the Series J Exchange Rights, the Operating Partnership shall reserve for issuance such number of Common Units as may be necessary to enable the Operating Partnership to issue such units in full payment of the Series J Exchange Consideration in regard to all SCUs which are from time to time outstanding.

             (ii) Other than partnership interests issuable to the Company which correspond to issuances by the Company pursuant to the Rights Agreement, its current dividend reinvestment plan (as described in the Company's prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date, or issuances by the Company of deferred stock awards or the grant of stock options, to officers, directors and employees of the Company, the Operating Partnership shall not issue or sell any Common Units or any instrument convertible into Common Units for a consideration less than the fair value of such Common Units, as determined in each case by the Board of Directors of the Company, in its sole discretion, and under no circumstances shall the Operating Partnership declare any Common Unit dividend, Common Unit split, Common Unit distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the SCUs under this Exhibit E and the Partnership Agreement.

          (j) All Series J Offered Units tendered to the Company or to the Operating Partnership, as applicable, in accordance with the exercise of Series J Exchange Rights shall be delivered to the Company or to the Operating Partnership, as applicable, free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company or the Operating Partnership, as applicable, shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company or the Operating Partnership, as applicable, has elected to pay such portion of the Series J Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company or the Operating Partnership, as applicable, is expressly authorized to apply such portion of the Series J Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any state or local property transfer tax is payable as a result of the transfer of Series J Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

          (k) Subject to the restrictions on transfer set forth in the Partnership Agreement and Paragraph 8 hereof, the Assignee of any holder of SCUs may exercise the rights of such holder of SCUs pursuant to this Paragraph 7, and such holder of SCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such holder, the Series J Exchange Consideration shall be paid by the Company or the Operating Partnership. as applicable, directly to such Assignee and not to such holder.

          (l) In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the Series J Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Paragraph 7(b) in lieu of a share of Common Stock shall be the kind and amount
     of          shares of capital stock and other securities and property
     (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock, and the Series J Exchange Consideration payable by the Operating Partnership pursuant to the last sentence of Paragraph 7(b) shall be adjusted accordingly; and the Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

          (m) As of the date hereof (i) the Conversion Factor is 1.0 and (ii) the Common Unit Conversion Factor is 1.0.

          (n) The provisions of Article XI and Exhibit D of the Partnership Agreement shall not apply to the SCUs or to any Common Units received in exchange for, or upon the conversion of, any SCUs in accordance with the terms of this Exhibit E. Exhibit F of the Partnership Agreement sets forth the exchange rights of the Common Units received in exchange for, or upon the conversion of, SCUs in accordance with the terms of this Exhibit E.

          8. Restrictions on Transfer. In addition to Transfers permitted pursuant to Article IX of the Partnership Agreement, but subject to Section
     9.3 of the Partnership Agreement, the General Partner hereby consents to
     (i) all Transfers of SCUs which are described in clauses (a)-(d) of this Paragraph 8 (any such Transfer, an "Approved Transfer") and (ii) the admission of any transferee of a SCU pursuant to any Approved Transfer as a Substituted Limited Partner (and the conditions set forth in Section 9.2 of the Partnership Agreement for such admission will be deemed satisfied) upon the filing with the Operating Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the SCUs being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the SCUs being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under the Partnership Agreement with respect to such transferred SCUs accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Operating Partnership that it accepts and adopts the provisions of the Partnership Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Operating Partnership sufficient to cover the reasonable expenses of the transfer, if any.

          For the purposes of this Paragraph 8, all of the following Transfers shall be considered Approved Transfers:

             (a) any transfer by an initial holder of any SCU or any permitted transferee thereof to one or more of the initial holders of SCUs or to the designated holding entity (as contemplated in the Master Contribution Agreement) of one or more of the initial holders of SCUs, which holders and designated holding entities are identified on the Exhibit A attached as Attachment 2 to the First Amendment to Second Amended and Restated Agreement of Limited Partnership of the
        Partnership, dated as of                , 2001 (each, an "Initial
        Holder");

             (b) any transfer to any Immediate Family Member of any Initial Holder or of any initial beneficial owner of any interest in any Initial Holder of SCUs, or any trust for the benefit of any Initial Holder or initial beneficial owner of any interest in any Initial Holder of SCUs or any Immediate Family Member thereof;

             (c) any transfer to any Affiliate of any Initial Holder or initial beneficial owner of any interest in any Initial Holder of SCUs or to any charitable organization; and

             (d) any pledge by an Initial Holder or any permitted transferee thereof to an institutional lender as security for a bona fide obligation of the holder, and any transfer to any such pledgee or any designee thereof or purchaser therefrom following a default in the obligation secured by such pledge.

          9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          10. Severability of Provisions. If any rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the SCUs set forth in the Partnership Agreement and this Exhibit E are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of SCUs set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the SCUs herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

          11. No Preemptive Rights. No holder of SCUs shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.

                         SIGNATURE APPEARS ON NEXT PAGE

      IN WITNESS WHEREOF, CBL Holdings I, Inc., solely in its capacity as the general partner of the Operating Partnership, has caused this Terms of Series J
Special Common Units to be duly executed by its           this      day of
          , 2001.

                                          CBL Holdings I, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

Acknowledged and Agreed:

CBL & Associates Properties, Inc.

By:
    --------------------------------------------------------
    Name:
    Title:

                                                                         ANNEX D

                                     FIRST
                                   AMENDMENT
                                       TO
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      CBL & ASSOCIATES LIMITED PARTNERSHIP

                         DATED AS OF             , 2001

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CBL & ASSOCIATES LIMITED PARTNERSHIP (this "Amendment") is hereby adopted by CBL Holdings I, Inc., a Delaware corporation (the "General Partner"), as the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Partnership"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership as the same may be amended, the "Agreement").

     WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Units designated as Series J Special Common Units (the "SCUs").

     WHEREAS, Section 4.4(a) of the Agreement grants the General Partner authority to cause the Partnership to issue Partnership Units in the Partnership to any Person in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section 9.3 of the Agreement.

     WHEREAS, the General Partner has determined that the establishment and issuance of the SCUs will not violate Section 9.3 of the Agreement.

     WHEREAS, the General Partner desires to amend the Agreement to, among other things, set forth the terms of the SCUs.

     WHEREAS, Sections 4.4(a) and 14.7(b) of the Agreement grant the General Partner power and authority to amend the Agreement (including, without limitation, the distribution and allocation provisions thereof) without the consent of any of the Partnership's Limited Partners to evidence any action taken by the General Partner pursuant to Section 4.4(a) and to set forth the rights, powers and duties of the holders of any Additional Units issued pursuant to Section 4.4(a).

     NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

     1. Section 1.1 of the Agreement is hereby amended and supplemented as set forth below:

          (a)  The following definitions are hereby added to Section 1.1 of the
     Agreement:

        "Basic Distribution Amount" shall mean $0.725625; provided, however, that such amount will be adjusted appropriately to account for any unit splits, combinations or other similar events with respect to the SCUs.

        "Beneficial Ownership" shall have the meaning set forth in the certificate of incorporation of the Company.

        "Constructive Ownership" shall have the meaning set forth in the certificate of incorporation of the Company.

        "Common Unit Conversion Factor" shall mean 1.0, provided, that, in the event that the Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units and SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a "Distribution of Common Units in Lieu of Cash")), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of
        Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split. Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

        "Common Unit Distribution Amount" shall mean the product of (i) the quarterly distribution paid with respect to one Common Unit for that quarter pursuant to Section 6.2(a)(v) hereof multiplied by (ii) the Common Unit Conversion Factor.

        "Distribution of Common Units in Lieu of Cash" shall have the meaning set forth in the definition of Common Unit Conversion Factor above.

        "Floor Distribution" shall mean, with respect to any quarter, $0.4375.

        "Jacobs Limited Partner Representative" shall have the meaning set forth in Section 7.12 hereof.

        "Jacobs Property" shall have the meaning set forth in Section 6.2(b) hereof.

        "JRI" shall mean Jacobs Realty Investors Limited Partnership, a Delaware limited partnership.

        "Gross Income" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's gross income for such year or period as determined for federal income tax purposes, with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) gain resulting from any disposition of Partnership property with respect to which gain is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (c) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) or (m), the amount of such positive adjustment is to be taken into account as additional Gross Income pursuant to Exhibit C; and (d) excluding any items specially allocated pursuant to
        Section 2 of Exhibit C.

        "Master Contribution Agreement" shall mean the Master Contribution
        Agreement, dated as of September   , 2000, among the Company, the
        Partnership, JRI and certain other persons named therein.

        "Net Capital Gain" shall mean, for any taxable year, the excess of recognized gains with respect to dispositions of Property over recognized losses with respect to dispositions of Property, in each case as determined by reference to Gross Asset Value.

        "Reduction Factor" shall mean the lesser of (i) the quotient of the Common Unit Distribution Amount for such quarter divided by the Floor Distribution and (ii) one.

        "Safe Harbor Rate" shall have the meaning set forth in Section 6.2(e) hereof.

        "SCUs" shall have the meaning set forth in Exhibit E.

        "Series J Exchange Notice" shall have the meaning set forth in Exhibit
        E.

        "Series J Exchange Rights" shall have the meaning set forth in Exhibit
        E.

          "Series J Offered Units" shall have the meaning set forth in Exhibit
     E.

          (b) The following sentence is hereby added to the end of the definition of "Capital Account" in the Agreement:

        "For the avoidance of doubt, distributions pursuant to an exercise of an option set forth in a JRI Option Agreement entered into in connection with the Master Contribution Agreement shall not result in any reduction in Capital Accounts."

          (c) The definition of "Common Stock Amount" is hereby deleted and replaced in its entirety with the following:

        "Common Stock Amount" shall mean, with respect to any number of Common Units or SCUs, the number of shares of Common Stock equal to such number of Common Units or SCUs, as the case may be, multiplied by the Conversion Factor; provided, however, that in the event that the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, "additional rights"), other than a right to receive a dividend or other distribution of Common Stock that corresponds to Common Units issued to the Company pursuant to a Distribution of Common Units in Lieu of Cash, then the Common Stock Amount shall also include, other than with respect to any Common Units or SCUs "beneficially owned" by an "Acquiring Person" (as such terms are defined in the Company's Rights Agreement, dated as of April 30, 1999, as amended as of the Principal Closing Date (as defined in the Master Contribution Agreement) and as it may be further amended from time to time, and any successor agreement thereto), such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.

          (d) The definition of "Consent of the Limited Partners" is hereby deleted and replaced in its entirety with the following:

        "Consent of the Limited Partners" shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

          (e) The definition of "Conversion Factor" is hereby deleted and replaced in its entirety with the following:

        "Conversion Factor" shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock (in either case other than a dividend or other distribution of shares of Common Stock that corresponds to Common Units issued to the Company pursuant to a Dividend of Common Units in Lieu of Cash), (ii) subdivides or splits its outstanding shares of Common Stock, or (iii) combines or reverse splits its outstanding shares of Common Stock into a smaller number of shares of Common Stock (in each case, without making a comparable dividend, distribution, subdivision, split, combination or reverse split with respect to the Common Units and the SCUs), the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split. Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision, split, combination or reverse split.

          (f) The definition of "Limited Partner Representatives" is hereby deleted and replaced in its entirety with the following:

        "Limited Partner Representative" shall mean, with respect to any Limited Partner, the representative appointed by such Limited Partner pursuant to the first sentence of Section 7.12 or, if none, such Limited Partner.

          (g) The definition of "Limited Partners" is hereby deleted and replaced in its entirety with the following:

        "Limited Partners" shall mean (i) those Persons listed under the heading "Limited Partners" on Exhibit A hereto in their respective capacities as limited partners of the Partnership, their permitted successors and assigns and (ii) all Additional Partners and Substituted Limited Partners.

          (h) The definition of "Ownership Limit" is hereby deleted and replaced in its entirety with the following:

        "Ownership Limit" shall have the meaning set forth in the certificate of incorporation of the Company, as the same may be modified by the Board of Directors of the Company as permitted therein.

          (i) The definition of "Partnership Units" is hereby deleted and replaced in its entirety with the following:

        "Partnership Units" shall mean the Common Units, the Preferred Units and the SCUs.

          (j) The definition of "Substituted Limited Partner" is hereby deleted and replaced in its entirety with the following:

        "Substituted Limited Partner" shall mean any Person admitted to the Partnership as a limited partner pursuant to the terms of Section 9.2.

          (k) The definition of "Transfer" is hereby deleted and replaced in its entirety with the following:

        "Transfer" as a noun, shall mean any sale, assignment, conveyance, pledge hypothecation, gift, encumbrance or other transfer, including, without limitation, a transfer by operation of law or through the laws of inheritance and succession, and as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer, including, without limitation, by operation of law or through the laws of inheritance and succession.

     2. Pursuant to Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1 (a "Limited Partner Acceptance") or by causing a Limited Partner Acceptance to be executed on its behalf, each initial holder of SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the names of such recipients to be recorded on the books and records of the Partnership on the date of such admission. In addition, upon the transfer by an initial recipient of SCUs to its designated holding entity as contemplated by the Master Contribution Agreement, and upon execution of a Limited Partner Acceptance by or on behalf of such designated holding entity, such designated holding entity automatically will be admitted as a Substituted Limited Partner of the Partnership with respect to the transferred SCUs (and all of the conditions set forth in Section 9.2 of the Agreement for such admission will be deemed satisfied), without any further action or approval, and the General Partner hereby agrees to cause the name of such designated holding entity to be recorded on the books and records of the Partnership on the date of such admission.

     3. The second sentence of Section 6.2(a) is hereby deleted and replaced in its entirety with the following:

     "All such distributions shall be made in accordance with the following order of priority:"

     4. Section 6.2(a)(iii) of the Agreement is hereby deleted and replaced in its entirety with the following:

          "(iii) Third, to the extent that the amount of Net Cash Flow distributed to the holders of SCUs for any prior quarter was (for any reason, including as a result of Section 6.2(e), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the SCUs pursuant to subparagraph (a)(iv) below, and such shortfall has not been subsequently distributed pursuant to this Section 6.2(a)(iii), Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received an amount per SCU necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;"

     5.  The following paragraphs are hereby added to the end of Section 6.2(a):

          "(iv) Fourth, Net Cash Flow shall be distributed to the holders of SCUs ratably until they have received for the quarter to which the distribution relates an amount for each outstanding SCU equal to the Basic Distribution Amount, provided, however, that in the event that the Common Unit Distribution Amount with respect to each of the four consecutive calendar quarters immediately preceding the calendar quarter to which the distribution under this subparagraph (a)(iv) relates is not equal to or greater than the Floor Distribution, then the amount required to be distributed under this subparagraph (a)(iv) for each outstanding SCU shall be equal to the product of the Reduction Factor and the Basic Distribution Amount; and

          (v) Fifth, the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of SCUs and Common Units, pro rata in accordance with their proportionate ownership of the aggregate number of SCUs and Common Units outstanding (counting each SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit
     E), provided, however, that such distribution to the holders of SCUs shall be reduced by the amount of the distribution made to them on account of their SCUs with respect to such quarter pursuant to subparagraph (a)(iv) above and the reduction will be allocated among the holders of SCUs pro rata in accordance with their respective percentage interests in the total number of SCUs then outstanding.

     For the avoidance of doubt, set forth below are illustrations of the distributions payable to the holders of SCUs and Common Units pursuant to subparagraphs (a)(iv) and (a)(v) above: (I) if the Common Unit Distribution Amount is $0.8750, then the amount payable with respect to each outstanding SCU for that quarter is $0.8750; (II) if the Common Unit Distribution Amount is $0.725625, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625; (III) if the Common Unit Distribution Amount is $0.5875, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625; (IV) if the Common Unit Distribution Amount is $0.4375, then the amount payable with respect to each outstanding SCU for that quarter is $.725625; (V) if the Common Unit Distribution Amount is $0.21875, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 (unless the Common Unit Distribution Amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.3628125); and (VI) if the Common Unit Distribution Amount is $0.00, then the amount payable with respect to each outstanding SCU for that quarter is $0.725625 (unless the Common Unit Distribution Amount with respect to each of the four consecutive quarters immediately preceding such quarter was less than the Floor Distribution, in which case the amount payable with respect to each outstanding SCU for that quarter would be $0.00).

     6. The second sentence of Section 6.2(b) of the Agreement is hereby deleted.

     7. Clause (b) of the third sentence of Section 6.2(b) of the Agreement is hereby deleted and replaced in its entirety with the following:


          "(b) in the event of a sale of a Property or an interest in a Property Partnership (other than a direct or indirect interest in a Property set forth in Exhibit A of the Master Contribution Agreement (a "Jacobs Property"), and other than a Property constituting "substituted basis property" (as defined in Section 7701(a)(42) of the Code) with respect to a Jacobs Property) giving rise to a special allocation of taxable income or gain to a Limited Partner or Partners pursuant to Section 3(c) of Exhibit C, the General Partner shall cause the Partnership to distribute the Net Sale Proceeds therefrom up to an amount sufficient to enable such Limited Partner or Partners to pay any income tax liability with respect to the income or gain so specially allocated (or, if any such Limited Partner is a partnership or S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability with respect to their share of such taxable income or gain)."


     8.  The last sentence of Section 6.2(b) of the Agreement is hereby deleted.

     9. Section 6.2(d) of the Agreement is hereby deleted and replaced in its entirety with the following:

     "(d)  Notwithstanding the foregoing, all distributions pursuant to this
     Section 6.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto and (ii) Exhibit E hereto with respect to the SCUs."

     10.  The following paragraph is hereby added as Section 6.2(e) of the
     Agreement:

     "(e) Notwithstanding the provisions of Section 6.2(a) above, if the distributions with respect to the SCUs made on or prior to the second anniversary of the issuance of the SCUs would result in any holder of a SCU receiving an annual return on such holder's "unreturned capital" (as defined for purposes of Treasury Regulation Section 1.707-4(a)) for a Partnership tax year (treating the Partnership tax year in which such second anniversary occurs as ending on such date) in excess of the Safe Harbor Rate (as defined below), then the distributions to such holder in excess of such Safe Harbor Rate will be deferred, will continue to cumulate and will be payable on the earlier to occur of (i) the disposition of the SCUs to which such deferred distributions relate in a transaction in which the disposing holder recognizes taxable gain thereon or (ii) the first distribution payment date with respect to the SCUs following the second anniversary of the issuance of the SCUs. For purposes of the foregoing, the "Safe Harbor Rate" shall equal 150% of the highest applicable Federal rate, based on quarterly compounding, in effect for purposes of Section 1274(d) of the Code at any time between the date of the issuance of the SCUs and the date on which the relevant distribution payment is made."

     11.  The following paragraph is hereby added as Section 6.2(f) of the
Agreement:

     "(f) Distributions to Common Units and SCUs may be made by offering the holders of Common Units and SCUs the opportunity to make an election to take a portion of such distribution in cash or additional Common Units; provided that such an offer may not be made unless (i) holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs will receive the full amount of the distribution in cash to the extent that such holders elect to receive cash, including an election to receive 100% of the distribution in cash, (ii) with respect to distributions made within two years of the final Closing provided for in the Master Contribution Agreement, such distributions will not cause the aggregate distributions to a holder of SCUs or a holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations
     Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the distribution is made (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (iii) holders of SCUs that elect to receive 100% of the distribution in cash will have received in respect of the quarter to which such distribution relates an amount per SCU, in cash, pursuant to Section 6.2(a)(iv), equal to the Basic Distribution Amount. Any such election will be made pro rata between the Common Units and SCUs, i.e., the same amount of cash or Common Units shall be offered with respect to each Common Unit and SCU. Holders of Common Units or SCUs shall in no event be required to elect to receive additional Common Units."

     12. Section 6.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, the General Partner shall, if requested by a transferee, file an election on behalf of the Partnership pursuant to
     Section 754 of the Code to adjust the basis of the Partnership property in the case of a Transfer of a Partnership Unit, including Transfers made in connection with the exercise of Rights (or Series J Exchange Rights), made in accordance with the provisions of this Agreement. The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis."

     13. Section 7.12 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "Upon written notice to the General Partner, any Limited Partner or group of Limited Partners may appoint a representative to act on its or their behalf with respect to all Partnership matters, including exercising all voting rights of the Partnership Units owned by such Limited Partner. Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, the same shall mean the consent of Limited Partner Representatives entitled to exercise voting rights with respect to a majority of the Partnership Units entitled to vote thereon, and any action taken by the Limited Partner Representatives shall be fully binding on the Limited Partners; it being the intention of the Limited Partners that the Limited Partner Representatives shall have full power and authority, to take all action, or to authorize all action, which the Limited Partners are entitled to take or authorize under the provisions of this Agreement. Any appointments of Limited Partner Representatives made pursuant to this
     Section 7.12 shall remain effective until rescinded in a written notice to the General Partner, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners that appointed them. Each of the Limited Partners identified on Exhibit G hereto) hereby appoints JRI (or any person or entity appointed by JRI upon written notice to the General Partner; JRI, or such person or entity appointed by JRI upon written notice to the General Partner, is referred to herein as the "Jacobs Limited Partner Representative") as his, her or its Limited Partner Representative with respect to all of the Partnership Units now or hereafter owned by such Limited Partner and such appointment shall remain effective with respect to each such Limited Partner and each transferee of the Partnership Units of each such Limited Partner until rescinded with respect to such Limited Partner or transferee in a written notice from that Limited Partner or transferee to the General Partner."

     14. The last sentence of Section 8.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "Notwithstanding the foregoing, all distributions pursuant to this Section
     8.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto and (ii) Exhibit E hereto with respect to the SCUs."

     15. Section 9.2(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

     "Subject to the provisions of Section 9.3 hereof, each Limited Partner shall have the right to Transfer all or a portion of its Partnership Units to any Person that is the Immediate Family of such Limited Partner, an Affiliate of such Limited Partner, another Limited Partner, an institutional lender as security for a bona fide obligation of such Limited Partner, a bona fide pledgee after a default in the obligation secured by the pledge (or to a bona fide purchaser for value from such pledgee), provided in each such case that prior written notice of the proposed Transfer is delivered to the General Partner. Any transfer of Partnership Units permitted by the first sentence of this Section 9.2(a) or by any other provision of this Agreement (including, for example, Section 9.2(c) and Paragraph 8 of Exhibit E) automatically will be admitted as a Substituted Limited Partner upon the filing with the Partnership of (A) a duly executed and acknowledged instrument of assignment between the transferor and the transferee specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this Agreement with respect to such transferred Partnership Units accruing from and after the date of transfer, (B) a duly executed and acknowledged instrument by which the transferee confirms to the Partnership that it accepts and adopts the provisions of this Agreement applicable to a Limited Partner and (C) any other instruments reasonably required by the General Partner and payment by the transferor of a transfer fee to the Partnership sufficient to cover the reasonable expenses of the transfer, if any."

     16. Section 9.2(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

     "Except as set forth in Section 9.2(a) above, or elsewhere in this Agreement (including Section 9.2(c) and Paragraph 8 of Exhibit E), no Transfer of a Limited Partner's Partnership Units may be effected without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner's sole and absolute discretion. A transferee of Partnership Units shall be deemed to be an Assignee with respect to such Partnership Units, but shall not become or be admitted to the Partnership as a Substituted Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. An Assignee shall be entitled as a result of such Transfer only to receive the economic benefits of the Partnership Units to which the transferor Limited Partner would otherwise be entitled, along with such transferor Limited Partner's rights with respect to the Rights or such other exchange rights as are applicable to the Transferred Partnership Units (although any transferee of any Transferred Partnership Units shall be subject to any and all ownership limitations contained in the corporate charter of the Company as may be amended from time to time), and such Assignee shall have no right (i) to participate in the management of the Partnership or to vote on any matter requiring the consent or approval of the Limited Partners, (ii) to demand or receive any account of the Partnership's business, or (iii) to inspect the Partnership's books and records, unless and until such Assignee is admitted to the Partnership as a Substituted Limited Partner. In addition, unless and until a transferee is admitted to the Partnership as a Substituted Limited Partner, the transferor Limited Partner shall not be relieved of its obligations under this Agreement (except in the case of a Transfer pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation or other Entity by operation of law). A transferee of Partnership Units may become a Substituted Limited Partner only upon the satisfaction of the following conditions: (A) the filing with the Partnership of a duly executed and acknowledged written instrument of assignment between the transferor and the transferee in a form approved by the General Partner specifying the Partnership Units being assigned, setting forth the intention of the transferor that such transferee succeed to the transferor's interest as a Limited Partner with respect to the Partnership Units being assigned and agreement of the transferee assuming all of the obligations of a Limited Partner under this Agreement with respect to such transferred Partnership Units accruing from and after the date of transfer, (B) execution and acknowledgment by the transferor Limited Partner and such transferee of any other instruments required in the sole and absolute discretion of the General Partner, including the acceptance and adoption by such transferee of the provisions of this Agreement; (C) obtaining the written consent of the General Partner as provided in the second sentence of this Section 9.2(b); and (D) payment of a transfer fee to the Partnership, sufficient to cover the reasonable expenses of the substitution, if any. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take its rights to the transferred Partnership Units subject to the obligations of the transferor Limited Partner hereunder."

     17.  The following paragraph is added as Section 9.2(c) of the Agreement:

     "(c) The Approved Transfers permitted in Paragraph 8 of Exhibit E hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of SCUs."

     18. Clause (x) of Section 9.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "(x) if such Transfer would result in (i) the transferor or the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price) less than $250,000, unless the transferee is an existing Limited Partner, or (ii) the transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price) less than $250,000, unless such Common Units constitute all of the Common Units then owned by such transferor;"

     19. Clause (xiv) of Section 9.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "(xiv) except with the express written consent of the General Partner, if such Transfer, in the opinion of counsel to the General Partner, would result in either the Partnership having more than one hundred Partners or in the Partnership being classified as a "publicly traded partnership" within the meaning of the Code and the Regulations;"

     20. In Section 9.3 of the Agreement the word "or" before clause (xv) thereof is hereby deleted and the following additional clause is hereby added prior to the period at the end of Section 9.3 of the Agreement:

     "or (xvi) except with respect to (A) Transfers qualifying as "private Transfers" for purposes of Treasury Regulations Section 1.7704-1(e) or any successor provision or (B) up to two Transfers (excluding for this purpose, transfers qualifying as "private transfers") of interests directly or indirectly held by the estate of, or other successor to, a person that has died within the preceding twelve (12) months, if the General Partner determines in its reasonable discretion that if it permitted such transfer the Partnership would be unable to obtain an opinion of counsel of recognized standing to the effect that the Partnership should not be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code."

     21. The following sentence is hereby added to the end of Section 11.1 of the Agreement:

     "Notwithstanding the foregoing, the Rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be subject to the terms, conditions and restrictions set forth in Exhibit F hereto."

     22. The following sentence is hereby added to the end of Section 11.2 of the Agreement:

     "Notwithstanding the foregoing, the terms and provisions applicable to the Rights in respect of the Common Units issued upon the redemption or exchange of SCUs shall be as set forth in Exhibit F hereto."

     23. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

     24. Exhibit C of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit C attached hereto as Attachment 3.

     25. The exhibit attached to this Amendment as Attachment 4 is hereby added to the Agreement as Exhibit E thereof.

     26. The exhibit attached to this Amendment as Attachment 5 is hereby added to the Agreement as Exhibit F thereof.

     27. The exhibit attached to this Amendment as Attachment 6 is hereby added to the Agreement as Exhibit G thereof.

     28. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

                          SIGNATURE ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

                                          CBL HOLDINGS I, INC.

                                          By:
                                            ------------------------------------
                                               Name:
                                               Title:

Accepted and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

By:
    -------------------------------------------------------
     Name:
     Title:

                                                                    ATTACHMENT 1

                         LIMITED PARTNER ACCEPTANCE OF
                             PARTNERSHIP AGREEMENT

     This Limited Partner Acceptance of Partnership Agreement (this
"Acceptance") is made as of      , 2001, by      , [a      organized under the
laws of the State of      ] (the "Limited Partner"), to and for the benefit of
CBL & Associates Limited Partnership, a Delaware limited partnership (the "Partnership").

     Capitalized terms used and not defined herein shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 30, 1998, as amended through the date hereof (the "Partnership Agreement").

     WHEREAS, on the date hereof, [the Partnership has agreed to issue to the
Limited Partner [     ] SCUs (the "Units") in connection with the closing of the transactions contemplated by the Master Contribution Agreement, dated as of
     , 2000, among the Partnership, CBL & Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital
Trust] [     received [     ] SCUs (the "Units") in connection with the closing
of the transactions contemplated by the Master Contribution Agreement, dated as
of      , 2000 (the "Master Contribution Agreement"), among the Partnership, CBL
& Associates Properties, Inc., Jacobs Realty Investors Limited Partnership and Richard E. Jacobs, solely as Trustee of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust and transferred all of such Units to the Limited Partner, its designated holding entity, as contemplated in the Master Contribution Agreement]; and

     WHEREAS, in connection with the acceptance of the Units by the Limited Partner, the Limited Partner has agreed to affirm its obligations as a limited partner under the Partnership Agreement with respect to the Units and to confirm the additional agreements set forth herein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Limited Partner hereby confirms that it has been given the opportunity to review the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement applicable to a holder of SCUs, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of SCUs.

     IN WITNESS WHEREOF, the Limited Partner has caused this Acceptance to be duly executed and delivered as of the date first written above.

                                          [Insert Name of Limited Partner]

                                          By: /s/
                                            ------------------------------------
                                              Name:
                                              Power of Attorney

Acknowledged and accepted:

CBL & Associates Limited Partnership

By: CBL Holdings I, Inc.,
    General Partner

By: /s/
    ----------------------------------------------------
    Name:
    Title:

                                                                    ATTACHMENT 3

                                                                       EXHIBIT C

                                  ALLOCATIONS

     1.  Allocations of Gross Income, Net Income and Net Loss.

          (a) Except as otherwise provided herein, in each tax year in which there is sufficient Gross Income and Net Income to make all of the allocations described in clauses (i) through (iii) below, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

             (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of
        (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this paragraph (a)(i) or pursuant to paragraph (b)(i);

             (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

             (iii) Third, Gross Income shall be allocated to the relevant Partner, on account of SCUs or Common Units received on a conversion or redemption of SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or Common Units pursuant to Sections 6.2(a)(iii), (iv) and (v) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this clause (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to
        Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this Section 1(a)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(a)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, "Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

             (iv) Fourth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in paragraph (a)(iii) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs (except as otherwise required by the Regulations).

          (b) Except as otherwise provided herein, in each tax year in which there is not sufficient Gross Income and Net Income to make all of the allocations described in clauses (a)(i) through (a)(iii) above, Gross Income, Net Income and Net Loss of the Partnership for such tax year shall be allocated among the Partners in the following order and priority:

             (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of
        (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this paragraph (b)(i) or pursuant to paragraph (a)(i)

             (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated\to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units;

             (iii) Third, Gross Income, to the extent not previously taken into account in making the allocations required under paragraph (a)(i) and
        (a)(ii), shall be allocated to the relevant Partner, on account of SCUs or Common Units received on a conversion or redemption of SCUs in an amount equal to the amount of cash distributed to such Partner in respect of such SCUs or Common Units pursuant to Sections 6.2(a)(iii),
        (iv) and (v) (the "Target Amount"). The character of the items of Gross Income allocated to the relevant Partners pursuant to this clause (iii) shall proportionately reflect the relative amounts of the Partnership's Gross Income having such character for such year, excluding from such Gross Income Net Capital Gain allocated pursuant to Section 1(c) below; provided, however, that such items shall not include items described in section (e) of the definition of Net Income or Net Loss, it being the intention of the parties that the tax items allocated under Section 3(a) corresponding to the items of Gross Income allocated pursuant to this
        Section 1(b)(iii) will equal the Target Amount. If the amount of such items differs from the Target Amount, the items of Gross Income allocated pursuant to this Section 1(b)(iii) shall be adjusted to cause the amount of such tax items to equal the Target Amount. For purposes of determining the amount of cash distributed to such Partners, Special Tax Distributions shall not be taken into account, and Extraordinary Return of Capital Distributions shall be taken into account only to the extent that the amount of such Extraordinary Return of Capital Distributions exceed the aggregate of the Excess Allocations made to such Partners. For this purpose, "Excess Allocations" mean the excess of the Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distribution made to such Partners. A distribution shall be treated as an Extraordinary Return of Capital Distribution to the extent that such distribution is reasonably attributable to (x) Net Financing Proceeds or (y) proceeds allocable to a transaction generating Net Capital Gain allocated pursuant to Section 1(c); in either case limited to the excess of the Tax Net Capital Gain allocated under
        Section 3(a) to holders of SCUs and holders of Common Units received on a conversion or redemption of SCUs in connection with allocations of Net Capital Gain under Section 1(c) over the Special Tax Distributions made to such Partners.

             (iv) Fourth, any remaining Net Income and Net Losses, taking into account in determining such Net Income or Net Losses the allocation of Gross Income provided for in paragraph (b)(iii) above, shall be allocated among the Partners, on account of their Common Units other than Common Units received on a conversion or redemption of SCUs, in accordance with their proportionate ownership of Common Units other than Common Units received on a conversion or redemption of SCUs (except as otherwise required by the Regulations).

          (c)  Notwithstanding clauses (a)(iii) and (a)(iv), and clauses
     (b)(iii) and (b)(iv), above, holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs may be allocated their proportionate share of Net Capital Gain recognized by the Partnership in a taxable year (in accordance with their proportionate ownership of the aggregate number of SCUs and Common Units, counting each SCU as the number of Common Units into which it is convertible in accordance with Exhibit E), in addition to the amount specified in clause (a)(iii) above and clause
     (b)(iii) above, if each of the following requirements is satisfied:

             (i) the Partnership shall have distributed to each holder of SCUs in cash pursuant to Section 6.2(a)(iv) for the last quarter of such taxable year an amount equal to the Basic Distribution Amount (determined without taking into account any Special Tax Distribution);

             (ii) during such taxable year, the Partnership has recognized Net Capital Gain in connection with a sale of, condemnation of, or disposition of one or more Properties;

             (iii) the Partnership has made or will make prior to January 30, of the following tax year a cash distribution (a "Special Tax Distribution") to the Partners, and the portion of such Special Tax Distribution made to the holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs equals or exceeds the product of the maximum combined federal, Ohio and Cleveland rates imposed on net capital gains of the applicable holding period (taking into account recapture, if applicable, and the deductibility of state and local taxes) multiplied by the amount of Tax Net Capital Gain allocated under Section 3(a) to holders of SCUs and holders of Common Units received upon a conversion or redemption of SCUs in connection with the allocation under this Section 1(c) of Net Capital Gain to such holders. For these purposes, Tax Net Capital Gain means net capital gain, as determined for federal income tax purposes, which is governed by Section 3(a) and not Section 3(c) hereof. For the avoidance of doubt, no portion of any Special Tax Distribution will be taken into account when determining whether the Partnership has satisfied the distribution requirement of Section 6.2(a)(iii) or 6.2(a)(iv) ;

             (iv) with respect to Special Tax Distributions to be made within two years of the final Closing provided for in the Master Contribution Agreement, the Special Tax Distribution will not cause the aggregate distributions to a holder of SCUs or a holder of Common Units received on a conversion or redemption of SCUs, other than distributions to such holder in respect of the Basic Distribution Amount, to exceed the product of (x) the lesser of such holder's percentage interest in Partnership profits for the year in which the Special Tax Distribution is made or such holder's percentage interest in Partnership profits for the life of the Partnership (as determined for purposes of Treasury Regulations Section 1.707-4(b)) and (y) the Partnership's net cash flow from operations for the year in which the Special Tax Distribution is made (as determined for purposes of Treasury Regulations Section 1.707-4(b)).

          (d) Notwithstanding paragraphs (a), (b) and (c), Net Income and Net Losses from a Liquidation Transaction shall be allocated as follows:

             (i) First, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated to the relevant Partner, in connection with the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;

             (ii) Second, Net Income (or Net Losses) from the Liquidation Transaction shall be allocated among the Partners owning SCUs or Common Units so that the Capital Accounts of the Partners (excluding from the Capital Account of any Partner the amount attributable to such Partner's Preferred Units) are proportional to the number of Common Units held by each Partner. For purposes of this clause (ii), each SCU shall be treated as the number of Common Units into which the SCU is convertible pursuant to the terms of Exhibit E to the Agreement.

             (iii) Third, any remaining Net Income or Net Losses from the Liquidation Transaction shall be allocated among the Partners owning SCUs or Common Units in accordance with their proportionate ownership of Common Units. For purposes of this clause (iii), each SCU shall be treated as the number of Common Units into which the SCU is convertible pursuant to the terms of Exhibit E to the Agreement.

     2.  Special Allocations.

     Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3) , each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph
     (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

          (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

          (c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their proportionate ownership of Common Units other than Common Units issued on a redemption or conversion of SCUs.

          (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Sections 1.704-2(b)(4) and (i)(1).

          (f) Curative Allocations. The Regulatory Allocations (as defined below) shall be taken into account in allocating other items of income (including Gross Income), gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership Items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. To the extent that there is an allocation under Section 2(a) or (b) hereof of Partnership income or gain to a holder of SCUs or Common Units issued on a redemption or conversion of SCUs, there will be a correspondingly smaller allocation of Gross Income to such holder under Section 1(a)(ii) or 1(b)(ii) hereof. This subparagraph
     (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this paragraph 2.

     3.  Tax Allocations.

          (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

          (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code
     Section 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

          (c)  Allocations Respecting Section 704(c) and Revaluations:

             Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively, "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-1(c) and Regulation Section 1.704-3. The General Partner will not specially allocate Tax Items (other than the
        Section 704(c) Tax Items) to cure for the effect of the ceiling rule, except that with respect to the properties contributed to the Partnership pursuant to the Master Contribution Agreement (the "Master
        Contribution Agreement") dated September   , 2000 among Jacobs Realty
        Investors Limited Partnership, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership and others (the "Jacobs Properties"), curative allocations of gain recognized on a disposition of a direct or indirect interest in a Jacobs Property may be made to the extent permitted in Regulation Section 1.704-3(c). The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Property Partnership to the Partner or Partners contributing the interest or interests in such Property Partnership, so that, to the greatest extent possible, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Property Partnership to the Partnership in lieu of contributing the interest or interests in the Property Partnership to the Partnership. Notwithstanding the above, with respect to property contributed to the Partnership after the date hereof, such Section 704(c) Tax Items may be allocated under such method selected by the General Partner that is consistent with the Section 704(c) Regulations.

     4. Certain Allocations of Depreciation and Loss. Notwithstanding anything in this Exhibit C to the contrary, depreciation, amortization, gain and loss attributable to an adjustment under Section 743 or Section 734 of the Code of the federal income tax basis of Partnership assets (including adjustments made prior to or after the contribution of the relevant assets or indirect interests therein to the Partnership) shall be allocated to the direct or indirect partner, or such partner's successor or assign, whose death or acquisition of a direct or indirect interest gave rise to the adjustments, except to the extent such allocations would not be valid as a result of a change in tax law occurring after the date of the Master Contribution Agreement.

                                                                    ATTACHMENT 5

                                                                       EXHIBIT F

                        EXCHANGE RIGHTS OF COMMON UNITS
               ISSUED IN EXCHANGE FOR OR UPON REDEMPTION OF SCUS

     1. At any time, subject to the remainder of this Exhibit F, a holder of Common Units issued in exchange for or upon the redemption of SCUs (such Common Units are referred to herein as "JCUs") shall have the right to exchange all or any portion of such holder's JCUs (the "JCU Offered Units") for JCU Exchange Consideration (as defined below), subject to the limitations contained in Paragraphs 3 and 4 below. Any such JCU Exchange Right shall be exercised pursuant to an exchange notice comparable to the Exchange Notice required under Exhibit D to the Partnership Agreement (such notice, a "JCU Exchange Notice") delivered by the holder exercising the JCU Exchange Right (the "JCU Exercising Holder") to the Company.

     2. The exchange consideration (the "JCU Exchange Consideration") payable by the Company to each JCU Exercising Holder shall be equal to the product of
(x) the Common Stock Amount with respect to the JCU Offered Units multiplied by
(y) the Current Per Share Market Price, each computed as of the date on which the JCU Exchange Notice was delivered to the Company. The JCU Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (A) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the JCU Exercising Holder's designated account or
(B) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the JCU Offered Units or (C) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).

     3. Notwithstanding anything herein to the contrary, any JCU Exchange Right may only be exercised to the extent that, upon exercise of the JCU Exchange Right, assuming payment by the Company of the JCU Exchange Consideration in shares of Common Stock, the JCU Exercising Holder will not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock, including shares of Common Stock to be issued upon exercise of the JCU Exchange Right, in excess of the applicable Ownership Limit. If a JCU Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the certificate of incorporation of the Company, the JCU Exchange Right cannot be exercised in full as aforesaid, the JCU Exchange Notice shall be deemed to be modified to provide that the JCU Exchange Right shall be exercised only to the extent permitted under the applicable Ownership Limit under the certificate of incorporation of the Company, and the JCU Exchange Notice with respect to the remainder of such JCU Exchange Right shall be deemed to have been withdrawn.

     4. JCU Exchange Rights may be exercised at any time and from time to time, provided, however, that, except as set forth below in Paragraph 6 or with the prior written consent of the General Partner, (x) only two (2) JCU Exchange Notices may be delivered to the Company by each holder of JCUs during any consecutive twelve (12) month period; and (y) no JCU Exchange Notice may be delivered with respect to JCUs either (i) having a value of less than $250,000 calculated by multiplying the Common Stock Amount with respect to such JCUs by the Current Per Share Market Price or (ii) if a holder does not own JCUs having a value of $250,000 or more, constituting less than all of the JCUs owned by such holder.

     5. Within thirty (30) days after receipt by the Company of any JCU Exchange Notice delivered in accordance with the requirements of Paragraph 1 hereof, the Company shall deliver to the JCU Exercising Holder a notice (a "JCU Election Notice"), which JCU Election Notice shall set forth the computation of the JCU Exchange Consideration and shall specify the form of the JCU Exchange Consideration (which shall be in accordance with Paragraph 2 hereof), to be paid by the Company to such JCU Exercising Holder and the date, time and location for completion of the purchase and sale of the JCU

Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, ten (10) days after the delivery by the Company of the JCU Election Notice for the JCU Offered Units or (B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units. Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible. If the Company has delivered a JCU Election Notice to the JCU Exercising Holder with respect to a JCU Exchange Notice, the JCU Exchange Notice may not be withdrawn or modified by the JCU Exercising Holder without the consent of the General Partner. Similarly, if the Company delivers a JCU Election Notice to a JCU Exercising Holder, the Company may not modify the JCU Election Notice without the consent of the JCU Exercising Holder.

     6. Notwithstanding the limitation set forth in clause (x) of Paragraph 4, in the event that the Company provides notice to the holders of JCUs, pursuant to Paragraph 8(v) hereof, the JCU Exchange Rights shall be exercisable by each holder of JCUs at any time that is during the period commencing on the date on which the Company provides such notice and ending on the earlier to occur of thirty (30) days from receipt of the Company's aforesaid notice and the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is thirty
(30) days after the date the Company provides the notice pursuant to Paragraph 8(v) hereof). In the event that a JCU Exercising Holder delivers to the Company a JCU Exchange Notice pursuant to this Paragraph 6, the Company shall be required to deliver a JCU Election Notice before the earlier of (1) the tenth
(10th) Business Day after the Company receives the JCU Exchange Notice or (2) one (1) Business Day before the record date to determine shareholders eligible to receive a distribution or vote on approval and such JCU Election Notice shall, among other things, set the date for the purchase and sale of the JCU Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration by issuance of shares of Common Stock, one (1) Business Day prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction or (B) in the case of JCU Offered Units with respect to which the Company has elected to pay the JCU Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the JCU Exchange Notice for such JCU Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the JCU Offered Units. Notwithstanding the foregoing, the Company shall use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.

     7. At the closing of the purchase and sale of JCU Offered Units, payment of the JCU Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the JCU Exercising Holder with respect to (x) its due authority to sell all of the right, title and interest in and to such JCU Offered Units to the Company, (y) the status of the JCU Offered Units being sold, free and clear of all Liens and (z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such JCU Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the JCU Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company reasonably satisfactory to the JCU Exercising Holder, to the effect that
(I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) that the issuance of such shares will not violate the applicable Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the JCU Exercising Holder or its designee, with an appropriate legend reflecting that such shares or units are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as confirmed by an opinion of counsel satisfactory to the Company.

     8. To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees, for the benefit of the holders from time to time of JCUs, as follows:

          (i) At all times during the pendency of the JCU Exchange Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the JCU Exchange Consideration in regard to all JCUs which are from time to time outstanding.

          (ii) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to holders of JCUs hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

          (iii) Each holder of JCUs, upon request, shall be entitled to receive from the Operating Partnership in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.

          (iv) Other than as contemplated under the terms of the Rights Agreement, dated April 30, 1999, as amended from time to time, and any successor agreement thereof, issuances of stock pursuant to the Company's dividend reinvestment plan (as described in the Company's prospectus dated August 15, 1995) or any customary dividend reinvestment plan adopted by the Company after that date and other than the issuance of deferred stock awards or the grant of stock options to officers, directors and employees of the Company, the Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the Board of Directors of the Company, in consultation with the Company's professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of holders of the JCUs under this Exhibit F and the Agreement.

          (v) The Company shall notify the holders of JCUs of its intention to make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar transaction outside of the ordinary course of business at least thirty (30) days prior to the record date, if any, to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other transaction (or, if no such record date is applicable, at least thirty (30) days before consummation of such merger, sale or other transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by the Agreement or requires the approval of the holders of JCUs or (ii) to require a vote of the holders of JCUs to a transaction that does not otherwise require such a vote under the Agreement or (iii) to effect the validity of any transaction if such notice is not given. Each holder of JCUs, as a condition to the receipt of the notice pursuant hereto, shall be obligated to keep confidential the information set forth therein until such time as the Company has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise its JCU Exchange Rights; provided, however, that a holder of JCUs may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

     9. All JCU Offered Units tendered to the Company in accordance with the exercise of JCU Exchange Rights shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the JCU Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration, and the Company is expressly authorized to apply such portion of the JCU Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. In the event any state or local property transfer tax is payable as a result of the transfer of JCU Offered Units to the Company, the transferring holder thereof shall assume and pay such transfer tax.

     10. Subject to the restrictions of transfer set forth in the Agreement, the Assignee of any holder of JCUs may exercise the rights of such holder of JCUs pursuant to this Exhibit F, and such holder of JCUs shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such holder's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such holder, the JCU Exchange Consideration shall be paid by the Company directly to such Assignee and not to such holder.

     11. In the event that the Company shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Common Stock), in each case as a result of which shares of Common Stock are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), the JCU Exchange Consideration payable thereafter by the Company pursuant to clauses (B) and (C) of Paragraph 2 in lieu of a share of Common Stock shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one share of Common Stock; and the Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     12. The provisions of Article XI and Exhibit D of the Agreement shall not apply to the JCUs.

     13. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement.

                                                                         ANNEX E

                        VOTING AND STANDSTILL AGREEMENT

                         DATED AS OF SEPTEMBER 25, 2000

                                     AMONG

                       CBL & ASSOCIATES PROPERTIES, INC.,

                     CBL & ASSOCIATES LIMITED PARTNERSHIP,

                              THE CBL PRINCIPALS,

                  JACOBS REALTY INVESTORS LIMITED PARTNERSHIP,

                  RICHARD E. JACOBS, SOLELY AS TRUSTEE FOR THE
                   RICHARD E. JACOBS REVOCABLE LIVING TRUST,

                    RICHARD E. JACOBS, SOLELY AS TRUSTEE FOR
                       THE DAVID H. JACOBS MARITAL TRUST,

                                      AND

                                MARTIN J. CLEARY

                        VOTING AND STANDSTILL AGREEMENT

     VOTING AND STANDSTILL AGREEMENT, dated as of September 25, 2000, among CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the "REIT"), CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operating Partnership"; the Operating Partnership and the REIT are referred to herein collectively as "CBL"), each of the persons listed on Schedule A hereto (each a "CBL Principal", and, collectively, the "CBL Principals"), JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership, ("JRI"), Richard
E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ" and, together with the REJ, the "Jacobs Trusts") and Martin J. Cleary ("Cleary"); JRI, the Jacobs Trusts and Cleary are referred to herein collectively as the "Jacobs Parties".

     WHEREAS, concurrently herewith, CBL and the Jacobs Parties are executing a Master Contribution Agreement (the "Master Contribution Agreement"). Capitalized terms used but not defined herein have the meanings given to them in the Master Contribution Agreement.

     WHEREAS, the CBL Principals own beneficially and of record certain OP Units and shares of REIT Stock as set forth on Schedule A.

     WHEREAS, the Master Contribution Agreement requires the REIT to call a meeting of its stockholders to vote to approve the issuance of the securities contemplated by and in accordance with the terms of the Master Contribution Agreement and to take certain other actions related thereto.

     WHEREAS, the parties hereto desire to execute and deliver this Agreement for the purpose of regulating certain aspects of the relationship between CBL, the Jacobs Parties and the CBL Principals prior to and following the Closing under the Master Contribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

     Section 1.  Stockholders Meeting; Board of Directors; Voting of REIT Stock.

          (a) At the Stockholders Meeting, each of the CBL Principals agrees that it will vote or cause to be voted all of the REIT Stock beneficially owned by such CBL Principal to (i) approve the issuance of the SCUs as contemplated in the Master Contribution Agreement, and (ii) authorize and approve such other acts, documents and transactions as may be contemplated by, or reasonably necessary or desirable in order to give effect to the consummation of the transactions contemplated by, the Master Contribution Agreement, this Agreement and the other transaction documents identified in any of the foregoing documents. For the purposes of this Agreement, "beneficial ownership" means, with respect to any security, the power, directly or indirectly, to vote or direct the voting of that security.

          (b)  Effective at and as of the Principal Closing, the REIT agrees to
     (i) take all corporate and other actions necessary to increase the number of directors on the REIT's board of directors (the "Board of Directors") to add at least two directors to the Board of Directors in accordance with the REIT's certificate of incorporation and by-laws and (ii) cause Martin J. Cleary or, if he is unwilling or unable to serve, another person nominated by JRI prior to the Principal Closing (and qualifying as a JRI Representative in accordance with the criteria established below) to be appointed to the class of directors of the Board of Directors whose term expires in 2003, and a second to-be-named person nominated by JRI prior to the Principal Closing or such other date on which the REIT is required to appoint a second JRI Representative, if applicable, (and qualifying as a JRI Representative in accordance with the criteria established below) to be appointed to the class of directors of the Board of Directors whose term expires in 2002. If it becomes necessary for JRI to replace any such nominee or nominees, JRI will use good faith efforts to provide the REIT with notice of such replacement at least five (5) Business Days prior to the Principal Closing or such other date on which the REIT is required to appoint a second JRI Representative, if applicable. Each of such persons and any persons as JRI, in accordance with the remainder of this Section 1(b), may hereafter designate as replacements for either of them, is referred to herein as a "JRI Representative" and such persons, together, are referred to herein as the "JRI Representatives". Notwithstanding anything in the foregoing to the contrary, in the event that, at the Principal Closing, the total number of SCUs issued to the Jacobs Persons (directly or through entities on their behalf) in accordance with the terms of the Master Contribution Agreement is fewer than 6,742,423 SCUs, the REIT will only be required to cause one JRI Representative, selected by JRI, to be appointed to the Board of Directors, which JRI Representative will be appointed to the class of directors of the Board of Directors whose term expires in 2003; provided, however, that in the event that at any time the Jacobs Persons (directly or through entities on their behalf) are issued additional SCUs in accordance with the terms of the Master Contribution Agreement or any Interest Contribution Agreement or Deed Contribution Agreement, and as a result the Jacobs Persons beneficially own 6,742,423 or more SCUs, then the REIT will cause an additional JRI Representative to be appointed to the Board of Directors, which JRI Representative will be appointed to the class of directors whose term expires in 2002. At the time of his or her nomination and appointment to the Board of Directors and throughout his or her term, any JRI Representative must qualify as Independent, as defined in the REIT's Amended and Restated Certificate of Incorporation of the REIT, dated November 2, 1993, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 2, 1996, as supplemented by the Certificate of Designation, dated June 25, 1998, and the Certificate of Designation, dated April 30, 1999, and as modified as contemplated in Section 4.15 of the Master Contribution Agreement (the "REIT's Charter"), with such changes to the definition as have been consented to by JRI, unless the other JRI Representative then serving as a Director already qualifies as an Independent director. Additionally, each replacement JRI Representative shall (i) be a person having experience and standing in the business community comparable to the experience and standing of independent directors in the public real estate investment trust sector generally; it being understood that any proposed JRI Representative will be deemed acceptable unless the Independent directors of the REIT (other than the JRI Representative) determine, in their reasonable judgment exercised in good faith (and without any personal liability on the part of any such director to any Jacobs Party), and so advise JRI in writing that the proposed JRI Representative does not, in their judgment, satisfy the requirements of this Section 1(b)(i), and (ii) not be an officer, director, 10% or more partner, member or shareholder or other controlling person of (A) any entity whose business consists primarily of owning or operating regional enclosed mall and/or other shopping centers in the United States or (B) any entity that is an anchor tenant or other major tenant (i.e., occupying, directly or together with its affiliates, 35,000 square feet or more of gross leasable area) of any regional enclosed mall or other shopping center then owned or controlled directly or indirectly by the Operating Partnership, unless (in the case of (A) above) the entity in question is an entity owned or controlled directly or indirectly by Richard E. Jacobs or either of the Jacobs Trusts or any Jacobs Family Member and that ownership and/or control does not constitute a violation of the Non-Competition Agreement entered into between Mr. Jacobs and CBL at the Principal Closing. If at any time either the REIT or JRI determines that neither of the JRI Representatives qualifies as an Independent director (as defined in the REIT's Charter), the determining party will notify the other in writing of such determination and the basis therefor. Upon making such determination (or receiving notice thereof from the REIT), JRI promptly will designate a replacement JRI Representative and the REIT and JRI will cooperate to take such actions as are necessary to cause an existing JRI Representative selected by JRI to resign from, and the qualifying replacement JRI Representative to be elected to, the REIT's Board of Directors as soon as reasonably practical.

          (c) Subject to Section 1(e), the REIT hereby agrees to nominate each of the JRI Representatives for re-election to the Board of Directors (and recommend each of them to the stockholders of the REIT) at each subsequent meeting of the stockholders of the REIT held to consider a vote on such JRI Representative's board seat and not to take any action designed to interfere with the election or re-election of the JRI Representatives to the Board of Directors. Subject

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     to Section 1(e), if at any time a vacancy occurs on the Board of Directors with respect to a seat occupied by a JRI Representative (by reason of such JRI Representative's death, disability, resignation or otherwise), the REIT hereby agrees to cause a replacement JRI Representative to be appointed to fill such vacancy promptly following his or her designation by JRI.

          (d) Subject to Section 1(e) and through the twelfth (12th) anniversary of the Principal Closing Date, each of the CBL Principals hereby agrees to vote all shares of capital stock of the REIT beneficially owned by it, and entitled to vote thereon, in favor of the election or re-election, as the case may be, of the JRI Representatives to the Board of Directors at each meeting of the stockholders of the REIT held to consider a vote on a seat on the Board of Directors held or proposed to be held by a JRI Representative.

          (e)  Notwithstanding any other provision in this Section 1:

             (i) if the aggregate number of all SCUs and other interests in the REIT and the Operating Partnership issued in respect of SCUs owned directly and/or beneficially by any of JRI, any Jacobs Trust or any Jacobs Family Member, taken together as a group (each a "Jacobs Person" and, collectively, the "Jacobs Persons") is at least 33% but fewer than 67% of 10,113,635 (such number of SCUs and other interests in the Operating Partnership to be calculated on the basis of the number of shares in the REIT receivable upon the conversion or exchange thereof), the obligations of the REIT and the CBL Principals pursuant to paragraphs (b) through (d) of this Section 1 will terminate with respect to the JRI Representative next scheduled for re-election and at the expiry of such JRI Representative's then current term, he or she will tender his or her resignation to the Board of Directors; as used herein, "Jacobs Family Member" means each of Richard E. Jacobs, any spouse or lineal descendant of Richard E. Jacobs or David H. Jacobs, and any spouse or lineal descendent of any of the foregoing; and

             (ii) if the aggregate number of all SCUs and other interests in the REIT and the Operating Partnership issued in respect of SCUs owned directly and/or beneficially by the Jacobs Persons, taken together as a group, is fewer than 33% of 10,113,635 (such number of SCUs and other interests in the Operating Partnership to be calculated on the basis of the number of shares in the REIT receivable upon the conversion or exchange thereof), the obligations of the REIT and the CBL Principals under paragraphs (b) through (d) of this Section 1 will terminate and at the expiry of the remaining JRI Representative's then current term he or she will tender his or her resignation to the Board of Directors.

          (f) In the event that any CBL Principal transfers (including by way of proxy, by operation of law or through succession, but expressly excluding by way of a proxy given to a representative appointed or designated by the REIT in connection with a particular stockholder meeting) beneficial ownership of any shares of REIT Stock (or beneficial ownership of any interests in the Operating Partnership exchangeable into REIT Stock) to any member of the Lebovitz Family (other than to a member of the Lebovitz Family who is an original signatory of this Agreement), the CBL Principal (or, in the case of death, such deceased CBL Principal's legal representatives), concurrently with such transfer, will cause the transferee to execute and deliver a counterpart of this Agreement to each Jacobs Party by which the transferee agrees to be bound by the provisions of this Agreement as if it were a CBL Principal. Notwithstanding any provision of the Master Contribution Agreement or the OP Partnership Agreement to the contrary, from the date hereof until the twelfth (12th) anniversary of the Principal Closing Date or such earlier date on which the obligations of the CBL Principals under Section 1(d) terminate pursuant to the terms of Section 1(e)(ii), no transfer of beneficial ownership of any shares of REIT Stock (or any interests in the Operating Partnership convertible into or exchangeable for REIT Stock) from any CBL Principal to any member of the Lebovitz Family (including, without limitation, transfers by succession or operation of law) shall be effective unless the transferee executes a counterpart of this Agreement and agrees to be bound by the terms hereof (including this sentence) as contemplated in the immediately preceding sentence.

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

          (g) Notwithstanding anything to the contrary in this Agreement, the obligations of the CBL Principals pursuant to this Agreement shall apply only to actions to be taken or not to be taken in their capacities as stockholders of the REIT, and without limiting the obligations of any CBL Principal pursuant to this Section 1, nothing in this Section 1 shall prohibit, or be deemed to limit in any manner any CBL Principal who is serving as an officer or director, solely in his or her capacity as such officer or director, from (1) taking any action or making any statement at any meeting of the Board of Directors of the REIT or any committee thereof,
     (2) making any statement to any officer, director or agent of the REIT or
     (3) otherwise taking any action solely in his or her capacity as an officer or director of the REIT.

     Section 2. Jacobs Party Standstill and Voting Agreements. Each Jacobs Party covenants and agrees for the benefit of the REIT and each of the individuals named as CBL Principals that, prior to the twelfth (12th) anniversary of the Principal Closing Date:

          (a) Without the express prior written consent of the REIT and, if then wholly-owned and controlled exclusively by Charles B. Lebovitz, Stephen D. Lebovitz, another member of the Lebovitz Family who is an executive officer of the REIT or any two or more of them together, LebFam, Inc., a Tennessee corporation, (it being understood and agreed that at such time, if ever, as the foregoing entity ceases to be wholly-owned and controlled exclusively by Charles B. Lebovitz, Stephen D. Lebovitz, another member of the Lebovitz Family who is then an executive officer of the REIT or any two or more of the foregoing acting together, the consent right provided to that entity in this Section 2(a) automatically will expire), it will not, and it will cause each Person controlled by it to not, singly or as part of a partnership, limited partnership, syndicate or other group (as such terms are used within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly:

             (i) acquire beneficial ownership of any voting securities of the REIT (other than (w) upon the exchange of SCUs or Common Units or any other securities issued in respect of SCUs into securities of the REIT,
        (x) as a result of a stock split, stock dividend or other recapitalization by the REIT or the exercise of rights or warrants distributed to the REIT's stockholders, (y) as a result of transfers from any Jacobs Party, Jacobs Family Member, Associate or any of their respective affiliates, or (z) in a transaction in which such Person acquires a controlling interest in a previously non-affiliated business entity that owns less than 1% of the outstanding voting securities of the REIT and whose business purpose is not primarily the ownership of securities of the REIT), or otherwise participate in or encourage the formation of any group that owns or seeks to acquire beneficial ownership of voting securities of the REIT or rights to acquire such securities,

             (ii) solicit, initiate or otherwise engage in any "solicitation" of "proxies" or become a "participant" in an "election contest" (as those terms are defined or used in Regulation 14A promulgated pursuant to the Exchange Act) with respect to the REIT, call any special meeting of stockholders of the REIT or demand a copy of the REIT's stock ledger or a list of its stockholders,

             (iii) seek to advise, encourage or influence any Person with respect to the voting of any REIT Stock (other than the REIT Stock beneficially owned by a Jacobs Party, a Jacobs Family Member or an Associate) for the purposes of exerting a controlling influence over the management, Board of Directors or policies of the REIT (it being understood that this provision will not be deemed to prohibit private casual conversations that are not initiated with a view toward exerting any such influence),

             (iv) participate in or encourage the formation of any group which seeks or offers to affect control of the REIT or for the purpose of circumventing any provision of this Agreement,

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

             (v) otherwise act, alone or in concert with others (including by providing financing for another party), to seek to exercise a controlling influence over the management, Board of Directors or policies of the REIT,

             (vi) make a request to the REIT (or its directors, officers or stockholders) to amend or waive any provision of this Agreement, the REIT's Charter or the REIT's by-laws or the REIT's Shareholder Rights Agreement (in each case, other than as contemplated by this Agreement or the Master Contribution Agreement), including, without limitation, any request to permit any Jacobs Party or any other person to take any action prohibited by this Section 2, or

             (vii) disclose any intention, plan or arrangement inconsistent with the foregoing;

    provided, however, that, except as provided in the third to last and penultimate sentences of Section 2(a) hereof and in Section 2(d) hereof, nothing in this Section 2 shall prohibit, or be deemed to limit in any manner, any Jacobs Party or Jacobs Family Member from voting any shares of capital stock of the REIT held by it for or against any matter presented to stockholders of the REIT, and nothing in this Section 2 shall prohibit, or be deemed to limit in any manner, any person or entity from making any statement or disclosure required under the federal securities laws or other applicable laws or regulations, or any person who is serving as a director, solely in his or her capacity as such director, from (1) taking any action or making any statement at any meeting of the Board of Directors of the REIT or any committee thereof, (2) making any statement to any officer, director or agent of the REIT, or (3) otherwise taking any action solely in his or her capacity as an officer or director of the REIT; and provided, further, that nothing in this Section 2 shall prohibit any Jacobs Party or any affiliate thereof from discussing any matter with any Jacobs Party, Jacobs Family Member, Associate or any of their respective affiliates. If any Jacobs Party is determined by a court of competent jurisdiction (after a hearing or other proceeding at which such Jacobs Party had notice and an opportunity to be present, to be prepared, to participate fully and to defend its position) to have violated the restrictions in clause (a)(i) above, such Jacobs Party shall not be entitled to vote any of the voting securities that formed the basis of the breach until the restrictions in
    Section 2(a) are terminated in accordance with the terms of Section 2(b). If any Jacobs Party is determined by a court of competent jurisdiction after such a hearing to have violated the restrictions in any of clauses (a)(ii) through (a)(v) or (a)(vii) above with respect to any proposal being submitted, or proposed by such Jacobs Party to be submitted, to a vote of stockholders of the REIT or partners of the Operating Partnership, shares of REIT Stock or partnership interests, as applicable, held by that Jacobs Party will not be entitled to any vote on the proposal to which the violation related. Nothing in the foregoing shall be deemed to limit any other remedy available to the REIT, the Operating Partnership or the CBL Principals at law or in equity.

          (b) The restrictions in paragraph (a) above will terminate at the earliest to occur of the following:

             (i) other than as a result of a breach by a Jacobs Party of the provisions of paragraph (a) above, any Person, other than a Jacobs Person or a Person controlled by a Jacobs Person, initiates or commences any takeover bid or tender, exchange or other similar offer to holders of any class or series of stock of the REIT or interests in the Operating Partnership in which such Person seeks to effect a Control Transaction or any solicitation of any such holders in furtherance of any of the foregoing (any such action, a "Takeover Action") and the Board of Directors of the REIT or the general partner of the Operating Partnership, as applicable, either (A) does not publish, send or give to such holders a statement recommending rejection of the Takeover Action within ten (10) Business Days of the date notice of the Takeover Action was first published or sent or given to such holders or (B) having given a notice rejecting the proposed Takeover Action, the board subsequently publishes, sends or gives such holders a statement recommending acceptance of, or indicating that the REIT or the Operating Partnership, as applicable, expresses no opinion and is remaining neutral toward, the Takeover Action,

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

             (ii) the REIT or the Operating Partnership, or any representative on behalf of either of them, enters into active negotiations with any Person with respect to any Control Transaction, provided, that, no Jacobs Party will take any action prohibited by paragraph (a) above in reliance on this clause (ii) unless a representative of the Jacobs Parties has first given the REIT twenty-four (24) hours' prior written notice that the standstill restrictions in paragraph (a) above have been terminated pursuant to this clause (ii),

             (iii) the REIT or the Operating Partnership, or any representative on behalf of either of them, solicits proposals or offers from any Person or Persons to acquire all or a substantial portion (i.e., more than 75% by value) of the assets of the REIT or the Operating Partnership or initiate or participate in a Control Transaction with respect to the REIT or the Operating Partnership (it being understood that this provision will not be deemed to include preliminary exploratory conversations that do not rise to the level of soliciting proposals or offers), provided, that, no Jacobs Party will take any action otherwise prohibited by paragraph (a) above in reliance on this clause (iii) unless a representative of the Jacobs Parties has first given the REIT twenty-four (24) hours' prior written notice that the standstill restrictions in paragraph (a) above have been terminated pursuant to this clause (iii),

             (iv) the REIT announces a program (or an increase in an existing program) to acquire the greater of (1) seven (7) million or more shares of REIT Stock in the aggregate (such number to be adjusted for stock splits, reverse stock splits, stock dividends, combinations and the like) or (2) 28% or more of the then-outstanding shares of REIT Stock,

             (v) any Insolvency Event occurs with respect to the REIT or the Operating Partnership,

             (vi) members of the Lebovitz Family no longer beneficially own as a group, directly or indirectly, at least 3,384,023 shares of REIT Stock (such number to be adjusted for stock splits, reverse stock splits, stock dividends, combinations and the like) (treating, for this purpose, any interests in the Operating Partnership that are by their terms exchangeable for or otherwise convertible into REIT Stock as if such interests have been fully exchanged or converted in accordance with their terms),

             (vii) the first date on which the provisions of the Share Ownership Agreement (as set forth in Schedule 4.15(b)-1 or Schedule 4.15(b)-2 of the Master Contribution Agreement, as applicable) have terminated with respect to the Jacobs Group and its members in accordance with the provisions of Article VIII thereof, and

             (viii)  the twelfth (12th) anniversary of the Principal Closing
        Date.

     As used herein:

          (A)  "Control Transaction" means any transaction that involves: (I)

             (a) a sale of all or substantially all of the assets of the REIT or the Operating Partnership, or

             (b) a merger or other business combination of the REIT or the Operating Partnership with or into any other Person, a recapitalization of the REIT or the Operating Partnership, or a sale or issuance of voting securities of the REIT or any securities of the REIT or the Operating Partnership that are convertible or exchangeable into voting securities of the REIT, if, immediately following the transaction, a Person (other than a member of the Lebovitz Family) or group (for purposes of the definition of "Control Transaction" the term "group" means a group as defined in Rule 13d-5 under the Exchange Act), other than a group consisting solely of members of the Lebovitz Family, would beneficially own voting securities representing 25% or more of the voting power of the voting securities of the REIT that existed immediately prior to such transaction (assuming, for purposes of this determination, that any securities issued in connection with such transaction that are exchangeable for or otherwise convertible into voting securities of the REIT have been fully exchanged or converted, but specifically excluding for this
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

        purpose (1) the portion, if any, of any such securities that (x) by the express provisions of their exchange or conversion terms are not convertible or exchangeable into voting securities of the REIT at any time when conversion or exchange would cause that Person or group to beneficially own a number of voting securities of the REIT representing 25% (or such lower percentage as CBL may elect) or more of the voting power of the voting securities of the REIT that existed immediately prior to the transaction in question without JRI's prior written consent, or (y) are not able to be exchanged, exercised or otherwise converted into voting securities of the REIT because doing so would result in a violation of the share ownership limitations in the REIT's Charter (and the REIT has undertaken to the Jacobs Persons in writing that it will not waive the application of those ownership limitations to such Person or group in a manner that would enable the Person or group to beneficially own a number of voting securities of the REIT that would represent 25% or more of the voting power of the voting securities of the REIT that existed immediately prior to the transaction in question without JRI's prior written consent (unless, at that time, the Jacobs Persons are no longer subject to the standstill provisions of this Agreement, in which case JRI's prior written consent shall not be required for any such waiver)) and (2) the securities issued to any such Person if that Person is subject to a standstill agreement that imposes standstill restrictions on that Person or group comparable in scope to, or more restrictive than, the restrictions imposed on the Jacobs Parties pursuant to this Agreement for the remainder of the standstill period contemplated in this Agreement (or such longer period as CBL may elect), and the REIT has undertaken to the Jacobs Persons in writing that it will not waive or terminate the standstill restrictions imposed on that Person or group without JRI's prior written consent (unless, at that time, the Jacobs Persons are no longer subject to or are in breach of the standstill provisions of this Agreement, in which case JRI's prior written consent shall not be required for any such waiver or termination); for clarification, as used in this Section 2(b), references to the REIT, the Operating Partnership and the general partner of the Operating Partnership shall be interpreted to include, in the case of a merger or other similar transaction in which any such entity is not the surviving entity, the successor(s) thereto as appropriate; or

        (II) (a) a change in the composition of the Board of Directors of the REIT or of the general partner of the Operating Partnership if, following the completion of such transaction, 50% or more of the seats on the Board of Directors of the REIT or of the general partner of the Operating Partnership are held or, pursuant to the terms of such transaction, are planned to be held by persons that were not directors of such entity immediately prior to such transaction, or

             (b) the granting to any Person or group the right to nominate or appoint directors to the Board of Directors of the REIT or of the general partner of the Operating Partnership, if the total number of board seats in respect of which such rights have been granted, when taken together with the number of new directors appointed to the board as part of that particular transaction, represents 50% or more of the number of directors on that board immediately following the completion of such transaction;

          (B) "Insolvency Event" means, with respect to any Person, (a) a proceeding under Title 11 of the United States Code or any other similar insolvency, liquidation, rehabilitation, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution or similar law of any jurisdiction, whether now or hereafter in effect, is commenced by the Person or by any other Person against the Person, (b) a trustee is appointed or takes charge of all or substantially all of the assets of the Person, (c) the Person is adjudicated insolvent or bankrupt, (d) the Person makes a general assignment for the benefit of its creditors, or (e) the Person admits in writing its inability to pay, or ceases to pay, its debts generally as they become due; provided, however, that in the case of an involuntary proceeding, appointment, or action described in clause (a), clause (b) and clause (d), an "Insolvency Event" shall only occur if the Person is unable to cause such involuntary proceeding, appointment or action to be dismissed, withdrawn or stayed by the sixtieth (60th) day after the commencement thereof; and

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

          (C) "Lebovitz Family" means each of Charles B. Lebovitz, Stephen D. Lebovitz, any spouse, sibling (including by adoption) or descendant of any of the foregoing, and any spouse, sibling (including by adoption) or descendent of any of the foregoing.

             (c) If the standstill restrictions in Section 2 (a) above terminate because of circumstances described in any of clauses (i) through (iii) of Section 2(b) above (and not because of any of the circumstances described in clauses (iv) through (vii) of Section 2(b)), and in the case of Section 2(b)(i) the Takeover Action fails by its terms or is terminated or withdrawn by the bidder, or in the case of
        Section 2(b)(ii) or 2(b)(iii) the REIT and/or the Operating Partnership discontinues its active negotiations or withdraws its solicitation of proposals or offers, and, in any such case, none of the other circumstances described in clauses (i) through (vii) of Section 2(b) above is then occurring or in existence, then from the date on which the REIT notifies JRI (as representative of the Jacobs Parties) in writing of such failure, termination, withdrawal or discontinuance, the standstill restrictions automatically will be reinstated, provided, however, in the event of such a reinstatement, the Jacobs Parties will not be considered to be in violation of the restrictions in Section 2(a) above because of any actions taken prior to reinstatement, or for any actions taken by any of them following such reinstatement pursuant to, or in satisfaction of, any contractual obligations undertaken by them during the unrestricted period, but excluding, for this purpose, (1) any contractual obligation that may be terminated by the Jacobs Parties as of right and without incurring any fee, penalty or other liability, contingent or otherwise and (2) any contractual obligation that may be terminated by the Jacobs Party as of right solely by the payment of a fixed cash amount in the nature of a fee or reimbursement, so long as CBL has paid the full amount of that fee or reimbursement in cash to the Person or Persons entitled thereto and also has paid each relevant Jacobs Party an amount equal to the aggregate federal, state and local income taxes payable by such Jacobs Party as a result of, or in connection with, CBL's having paid the break-up fee or expense reimbursement on that Jacobs Party's behalf plus an amount equal to the aggregate federal, state and local income taxes payable by the Jacobs Party as a result of the payment by CBL of amounts payable to the Jacobs Party pursuant to this sentence (including for this purpose all taxes on payments hereunder intended to compensate the recipient for tax liability). It is further agreed that (x) the foregoing tax reimbursement payments will be determined in accordance with the principles stated in the last sentence of Section 5.5(a) of the Master Contribution Agreement and (y) if the amount of the fee or reimbursement referred to above, by the terms of the relevant document, is determined in a manner that expressly discriminates against CBL (i.e., if the amount payable is higher if made by CBL or if made in connection with the reinstatement of the Jacobs Parties' standstill obligations than it generally would be in other circumstances), then the relevant Jacobs Party will be required to pay the excess portion of such payment directly and will not be entitled to any payment or reimbursement from CBL in respect thereof.

             (d) Each Jacobs Party hereby agrees that at each meeting of the stockholders of the REIT held to consider a vote on such matter the Jacobs Party will vote all shares of capital stock of the REIT beneficially owned by it and entitled to vote thereon in favor of (i) the election of any person nominated by the REIT's Board of Directors to serve as a director on the REIT's Board of Directors and running for the position unopposed and uncontested and (ii) the appointment as auditors for the REIT of any nationally recognized public accounting firm proposed by the REIT's Board of Directors and being proposed unopposed and uncontested.

             (e) In the event that any Jacobs Party transfers (including by way of proxy, by operation of law or through succession, but expressly excluding by way of a proxy given to a representative appointed or designated by the REIT in connection with a particular stockholder meeting) beneficial ownership of any shares of voting stock of the REIT (or beneficial ownership of any interests in the Operating Partnership exchangeable into REIT Stock) to any Jacobs Family Member, the Jacobs Party (or, in the case of death, such deceased Jacobs Party's legal representatives), concurrently with such transfer, will cause the Jacobs Family Member to

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

        execute and deliver a counterpart of this Agreement to each CBL Principal by which the transferee agrees to be bound by the provisions of this Agreement as if it were a Jacobs Party. Notwithstanding any provision of the Master Contribution Agreement, the OP Partnership Agreement or Exhibit E thereto to the contrary, from the date hereof until any of clause (iv), (v), (vi) or (vii) of Section 2(b) occurs, no transfer of beneficial ownership of any shares of REIT Stock (or any interests in the Operating Partnership convertible or exchangeable into REIT Stock) from any Jacobs Party to any Jacobs Family Member (including, without limitation, transfers by succession or operation of law) shall be effective unless the transferee executes a counterpart of this Agreement and agrees to be bound by the terms hereof as contemplated in the immediately preceding sentence.

     Section 3. Representations, Warranties and Covenants of the Jacobs Parties. Each Jacobs Party hereby represents, warrants and covenants to CBL and the CBL Principals as follows:

          (a) Authority. Such Jacobs Party has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement (i) has been duly executed by such Jacobs Party and (ii) constitutes a valid and binding agreement of such Jacobs Party enforceable against such Jacobs Party in accordance with its terms, subject to (1) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity, regardless of whether considered in a proceeding at law or in equity.

          (b) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the performance by such Jacobs Party of its obligations hereunder will violate or result in any breach or violation of or be in conflict with or constitute a default under any term of (i) the constitutive or organizational documents of such Jacobs Party or (ii) any agreement, judgment, injunction, order, decree, law or regulation to which such Jacobs Party is a subject or by which such Jacobs Party (or any of its assets) is bound.

          (c) Right to Vote. Such Jacobs Party has full legal power, authority and right to take the actions required by this Agreement without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, such Jacobs Party has not entered into any voting agreement with respect to any REIT Stock, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any REIT Stock, deposited any REIT Stock in a voting trust or entered into any arrangement or agreement limiting or affecting such Jacobs Party's legal power, authority or right to vote REIT Stock as required by this Agreement (it being understood, however, that as of the date hereof no Jacobs Party beneficially owns any shares of REIT Stock, but that Richard E. Jacobs personally owns fifty (50) shares of REIT Stock). From and after the date hereof and continuing for so long, if ever, as such Jacobs Party beneficially owns REIT Stock, that Jacobs Party will not commit any act that could impose additional restrictions on, or otherwise affect, the Jacobs Party's legal power, authority and right to vote all of its REIT Stock as required by this Agreement. Without limiting the generality of the foregoing, from and after the date hereof, such Jacobs Party will not enter into any voting agreement with any Person with respect to any REIT Stock hereafter owned by it, grant any Person (other than a representative appointed or designated by the REIT in connection with a particular stockholder meeting and other than in connection with a pledge of REIT Stock as security for a bona fide debt or other obligation) any proxy (revocable or irrevocable) or power of attorney with respect to any of REIT Stock hereafter owned by it, deposit any REIT Stock owned by it in a voting trust or otherwise enter into any agreement or arrangement restricting or affecting such Jacobs Party's legal power, authority or right to vote as required by this Agreement without, in each case, (i) causing such Person to agree to be bound by the provisions of this Agreement that impose limitations and/or voting obligations on the Jacobs Parties or (ii) the prior written consent of the REIT and, if it is then wholly-owned and controlled exclusively by Charles B. Lebovitz, Stephen D. Lebovitz, another member of the Lebovitz Family who is then an executive officer of the REIT or any two or more of them together, LebFam, Inc. (it being understood and agreed that if the foregoing entity ceases to be wholly-owned and controlled exclusively by Charles B. Lebovitz, Stephen D. Lebovitz, another member of the Lebovitz Family who is then an executive officer of the REIT or any two or more of the foregoing acting together, the consent right provided to that entity in this Section 3(c) automatically will expire). The provisions of this Agreement are not intended to and do not impair any Jacobs Party's right, power or authority to sell or otherwise dispose of all or any portion of any REIT Stock hereafter owned by any Jacobs Party and, except as set forth in Section 2, any transferee of a Jacobs Party's REIT Stock will not be bound by the provisions of this Agreement.

     Section 4. Representations, Warranties and Covenants of the CBL Principals. Each CBL Principal hereby represents, warrants and covenants to each of the Jacobs Parties as follows:

          (a) Title. As of the date hereof, such CBL Principal owns beneficially and of record the shares of REIT Stock and interests in the Operating Partnership set forth opposite its name on Schedule A, such CBL Principal has the sole right to vote its REIT Stock, and there are no restrictions on rights of disposition or other liens, claims, options, charges or other encumbrances pertaining to its REIT Stock other than as set forth in the REIT's charter and the OP Partnership Agreement, as applicable.

          (b) Right to Vote. Such CBL Principal has full legal power, authority and right to vote its REIT Stock in favor of approval of the issuance of the SCUs as contemplated in the Master Contribution Agreement and the transactions herein and therein contemplated (including voting for the JRI Representatives as directors) and to take the other actions required by this Agreement without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, such CBL Principal has not entered into any voting agreement with respect to any of its REIT Stock, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of its REIT Stock, deposited any of its REIT Stock in a voting trust or entered into any arrangement or agreement limiting or affecting such CBL Principal's legal power, authority or right to vote its REIT Stock as required by this Agreement. As of the date of the Stockholders Meeting, such CBL Principal will have full legal power, authority and right to vote all of its REIT Stock as required by this Agreement without the consent or approval of, or any other action on the part of, any other Person. From and after the date hereof and continuing for so long as any CBL Principal continues to beneficially own REIT Stock, that CBL Principal will not commit any act that could impose additional restrictions on, or otherwise affect, such legal power, authority and right to vote all of its REIT Stock as required by this Agreement. Without limiting the generality of the foregoing, from and after the date hereof, such CBL Principal will not enter into any voting agreement with any Person with respect to any of its REIT Stock, grant any Person (other than a representative appointed or designated by the REIT in connection with a particular stockholder meeting and other than in connection with a pledge of REIT Stock as security for a bona fide debt or other obligation) any proxy (revocable or irrevocable) or power of attorney with respect to any of its REIT Stock, deposit any of its REIT Stock in a voting trust or otherwise enter into any agreement or arrangement restricting or affecting such CBL Principal's legal power, authority or right to vote as required by this Agreement without, in each case, (i) causing such Person to agree to be bound by the provisions of this Agreement which impose voting obligations on the CBL Principals or
     (ii) the prior written consent of JRI. The provisions of this Agreement are not intended to and do not impair any CBL Principal's right, power or authority to sell or otherwise dispose of any REIT Stock and, except as set forth in Section 1(f), any transferee of a CBL Principal's REIT Stock will not be bound by the provisions of this Agreement.

          (c) Authority. Such CBL Principal has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement (i) has been duly executed by such CBL Principal and (ii) constitutes a valid and binding agreement of such CBL Principal enforceable against such CBL Principal in accordance with its terms, subject to (1) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (2) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (d) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the performance by such CBL Principal of its obligations hereunder will violate or result in any breach or violation of or be in conflict with or constitute a default under any term of (i) the constitutive or organizational documents of such CBL Principal or the REIT or the Operating Partnership or (ii) any agreement, judgment, injunction, order, decree, law or regulation to which the CBL Principal, the REIT or the Operating Partnership is a party or by which any such Person (or any of its assets) is bound.

     Section 5. CBL Principal Agreement to Vote. Each CBL Principal hereby irrevocably and unconditionally agrees to vote and to cause to be voted all the REIT Stock beneficially owned by it at each meeting of the stockholders of the REIT held prior to the final closing of the transactions contemplated by the Master Contribution Agreement where such matters arise (x) in favor of the matters for which it has agreed to vote in Section 1 above and (y) against (i) approval of any proposals made in opposition to or in competition with the Master Contribution Agreement and the transactions contemplated by the Master Contribution Agreement and this Agreement and (ii) any transaction in which CBL is prohibited from engaging under the terms of the Master Contribution Agreement or any other action that would, in each case, impede, interfere with, delay, postpone or attempt to discourage the transactions contemplated by the Master Contribution Agreement or this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of CBL or any CBL Principal in the Master Contribution Agreement or this Agreement.

     Section 6. Severalty of Obligations. (a) The obligations under this Agreement of each Jacobs Party are the separate and several obligations of that Jacobs Party and are not joint obligations with respect to any other Person. No failure by any Jacobs Party to perform its obligations under this Agreement shall relieve any other Person of any of its obligations hereunder, and no Jacobs Party shall be responsible or liable for the obligations of, or any action taken or omitted by, any other Jacobs Party hereunder.

     (b) The obligations under this Agreement of each CBL Principal are the separate and several obligations of such CBL Principal, and are not joint obligations with respect to any other Person. No failure by any CBL Principal to perform its obligations under this Agreement shall relieve any other Person of any of its obligations hereunder, and no CBL Principal shall be responsible or liable for the obligations of, or any action taken or omitted by, any other CBL Principal hereunder.

     Section 7. Specific Enforcement. The parties hereto recognize and agree that, in the event that any of the terms or the provisions of this Agreement are not performed or complied with in accordance with their specific terms or are otherwise breached, immediate irreparable injury would be caused for which there is no adequate remedy at law. Accordingly, it is agreed that in the event of a failure by a party to perform its obligations hereunder, the other parties shall be entitled to specific performance through injunctive relief to prevent breaches of the terms hereof and specifically to enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such other parties may be entitled, at law or in equity.

     Section 8. Termination. This Agreement will automatically terminate in the event that the Master Contribution Agreement is terminated in accordance with its terms prior to the Principal Closing.

     Section 9.  Miscellaneous.

          (a) Notices. All notices, demands, consents, requests or other communications provided for or permitted to be given hereunder by a party hereto must be in writing and shall be deemed to have been properly given or served (x) on the fifth (5th) Business Day after deposit in the United States mail addressed to such party by registered or certified mail, postage prepaid, return receipt requested, (y) on the day after delivery to a reputable national overnight air courier service, prepaid and addressed to such party, or (z) if not deposited in the United States mail or delivered to a national overnight air courier service as aforesaid, shall be deemed to be properly given or served upon actual receipt (with rejection of delivery by addressee to constitute receipt), as follows:

           If to any of CBL or any CBL Principal, to that party c/o:

               CBL & Associates Properties, Inc.
               Watermill Center
               800 South Street, Suite 395
               Waltham, Massachusetts 02453
               Attention: Stephen D. Lebovitz

           and
               CBL & Associates Properties, Inc.
               One Park Place
               6148 Lee Highway, Suite 300
               Chattanooga, Tennessee 37421
               Attention: Charles B. Lebovitz and H. Jay Wiseman, Jr.

           with a copy sent simultaneously to CBL's attorneys:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York 10019-6099
               Attention: Yaacov M. Gross and Eugene A. Pinover

           and

               Shumacker & Thompson, P.C.
               Suite 103, One Park Place
               6148 Lee Highway
               Chattanooga, Tennessee 37421
               Attention: Jeffery V. Curry

           If to any Jacobs Party, to that party c/o:

               Jacobs Realty Investors Limited Partnership
               25425 Center Ridge Road
               Westlake, Ohio 44154
               Attention: Richard E. Jacobs

           with copies sent simultaneously to JRI's attorneys:

               Sullivan & Cromwell
               125 Broad Street
               New York, N.Y. 10004
               Attention: Benjamin R. Weber

           and
               Thompson Hine & Flory LLP
               3900 Key Center
               127 Public Square
               Cleveland, Ohio 44114-1216
               Attention: Donald H. Messinger

     Any of the aforementioned parties may change its address for the receipt of notices, demands, consents, requests and other communications by giving written notice to the others in the manner provided for above.

          (b) Waivers and Amendments; Noncontractual Remedies, Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all the parties hereto or, in the case of a waiver, by the party waiving compliance who will be burdened or bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

          (c) GOVERNING LAW. AS PERMITTED BY SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY PROVISIONS HEREOF MODIFY OR AFFECT RIGHTS OR OBLIGATIONS ARISING EXCLUSIVELY UNDER THE CORPORATION LAWS OF THE STATE OF DELAWARE, IN WHICH CASE THE RESPECTIVE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO SUCH PROVISIONS, BUT ONLY TO THE EXTENT NECESSARY TO GIVE EFFECT THERETO.

          (d) Jurisdiction. Each of the Jacobs Parties, CBL and each of the CBL Principals each hereby irrevocably and unconditionally submits to the jurisdiction of any New York State Court or Federal Court of the United States of America sitting in the borough of Manhattan, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding shall be brought in and may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. Each of JRI, CBL and each of the CBL Principals each agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Jacobs Parties, CBL and each of the CBL Principals each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State Court or Federal Court sitting in the borough of Manhattan. Each of the Jacobs Parties, CBL and each of the CBL Principals each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Nothing contained in this Section 10(d) shall be construed as preventing any of the Jacobs Parties, CBL and the CBL Principals, or any of their respective affiliates, from (i) objecting to the jurisdiction of any New York State Court on the ground that the matter involved exceeds the statutory jurisdiction of such court or (ii) from seeking to remove any suit, action or proceeding from a New York State Court to a Federal Court sitting in the borough of Manhattan, or vice versa.

          (e) Severability. If any provision of this Agreement or the applicability of any such provision to any Person or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law, each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives.

          (g) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (h) Headings; Sections; Schedules. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. References to Sections and Schedules contained in this Agreement are references to the Sections hereof and the Schedules hereto.

          (i) Changes in Capitalization. Without duplication of any other provision of this Agreement, if any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, liquidation or other similar change or transaction of or by CBL occurs as a result of which shares of any class of any corporation are issued in respect of outstanding securities of the REIT, or outstanding securities of the Operating Partnership are changed into the same or a different number of shares of the same or another class or classes, all references to CBL's securities hereunder shall be deemed to be references to the securities received by holders of CBL's securities in exchange for or in respect of their CBL securities pursuant to such transaction.

          (j) No Inconsistent Action. None of the Jacobs Parties, the CBL Principals or CBL shall take any action that would render performance by such person of its obligations hereunder impossible or unreasonably impractical.

                  [REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          OPERATING PARTNERSHIP:

                                          CBL & ASSOCIATES LIMITED
                                          PARTNERSHIP

                                          By: CBL Holdings I, Inc.

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Name: Charles B. Lebovitz
                                              Title: Chairman of the Board and
                                                    Chief Executive Officer

                                          REIT:

                                          CBL & ASSOCIATES PROPERTIES, INC.

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Name: Charles B. Lebovitz
                                              Title: Chairman of the Board and
                                                    Chief Executive Officer

                                          CBL PRINCIPALS:

                                          CBL & ASSOCIATES, INC.

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Name: Charles B. Lebovitz
                                              Title: Chairman of the Board and
                                              Chief Executive Officer

                                          By: /s/ CHARLES B. LEBOVITZ
                                            ------------------------------------
                                              Charles B. Lebovitz

                                          By: /s/ STEPHEN D. LEBOVITZ
                                            ------------------------------------
                                              Stephen D. Lebovitz

                                          /s/ JOHN N. FOY
                                          --------------------------------------
                                          John N. Foy

                                          JRI:

                                          JACOBS REALTY INVESTORS LIMITED
                                          PARTNERSHIP

                                          By: JG Realty Investors Corp.

                                          By: /s/ MARTIN J. CLEARY
                                            ------------------------------------
                                              Name: Martin J. Cleary
                                              Title: President

                                          JACOBS TRUSTS:

                                          /s/ RICHARD E. JACOBS
                                          --------------------------------------
                                          Richard E. Jacobs, solely as trustee
                                          for the
                                          Richard E. Jacobs Revocable Living
                                          Trust

                                          /s/ RICHARD E. JACOBS
                                          --------------------------------------
                                          Richard E. Jacobs, solely as trustee
                                          for the
                                          David H. Jacobs Marital Trust

                                          /s/ MARTIN J. CLEARY
                                          --------------------------------------
                                          Martin J. Cleary

                                                                   SCHEDULE A(1)

                                 CBL PRINCIPALS

                                                                                   SHARES EQUIVALENTS
                                                         SHARES OF COMMON           OF THE OPERATING
                                                         STOCK OF THE REIT             PARTNERSHIP
NAME                                                  DIRECT/INDIRECTLY OWNED    DIRECT/INDIRECTLY OWNED
----                                                  -----------------------    -----------------------
Charles B. Lebovitz.................................         1,526,597(2)               6,017,886(2)
Stephen D. Lebovitz.................................            59,664(3)                 238,936(3)
John N. Foy.........................................            79,161                    189,241
CBL & Associates, Inc...............................         1,470,054(4)               7,237,823(4)

---------------------------------------
(1) Schedule includes stock and interests owned or controlled by named person but does not include stock deemed owned solely by attribution under the Internal Revenue Code.

(2) Includes stock and interests owned or controlled by Charles Lebovitz, includes interests owned by CBL & Associates, Inc.

(3)  Includes stock and interests owned or controlled by Stephen Lebovitz only.

(4) Includes stock and interests owned or controlled by CBL & Associates, Inc. only.

                                                                         ANNEX F

                           PROPOSED CHARTER AMENDMENT

The Amended and Restated Certificate of Incorporation of the REIT, dated November 2, 1993, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 2, 1996, as supplemented by the Certificate of Designation, dated June 25, 1998, and the Certificate of Designation, dated April 30, 1999, shall be further amended as follows:

     1. The definition of "Beneficial Ownership Limit" shall be amended to read as follows:

          "Beneficial Ownership Limit" shall mean (A) with respect to any Person other than a Family Group or a member thereof, 6% of the outstanding Equity Stock of the Corporation, (B) with respect to the Family Groups and their members in the aggregate, 37.99% of the outstanding Equity Stock of the Corporation, (C) with respect to the Lebovitz Group and its members in the aggregate, 25.4% of the outstanding Equity Stock of the Corporation, (D) with respect to any single member of the David Jacobs Group or the Richard Jacobs Group that is an Individual, 13.9% of the outstanding Equity Stock of the Corporation, (E) with respect to any two members of the David Jacobs Group or the Richard Jacobs Group that are Individuals, 19.9% of the outstanding Equity Stock of the Corporation and (F) with respect to Jacobs Group and its members in the aggregate, 19.9% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement dated
     September   , 2000 among the Corporation, CBL & Associates Limited
     Partnership, Jacobs Realty Investors Limited Partnership and others (the "Voting and Standstill Agreement")) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(a)(6) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that
     (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Beneficially Owning Equity Stock in excess of the limitations set forth in clauses (B) or (C) above to the extent that the Lebovitz Group Beneficially Owns not more than the Lebovitz Permitted Ownership Amount and (ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Beneficially Owning Equity Stock in excess of the limitations set forth in clauses (B) or (F) above to the extent that the Jacobs Group Beneficially Owns not more than the Jacobs Permitted Ownership Amount.

     2. The definition of "Constructive Ownership Limit" shall be amended to read as follows:

          "Constructive Ownership Limit" shall mean (A) with respect to any Person other than a Family Group or a member thereof, 6% of the outstanding Equity Stock of the Corporation and (B) with respect to the Family Groups and their members in the aggregate, 37.99% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by Section 856(d)(2)(B) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that (I) except as provided in clause (II) hereof, (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit to the extent that the Lebovitz Group Constructively Owns not more than the Lebovitz Permitted Ownership Amount and (ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit to the extent that the Jacobs Group and its members Constructively Own not more than the Jacobs Permitted Ownership Amount and (II) a member of the Lebovitz Group or the Jacobs Group (but not the Lebovitz Group or the Jacobs Group themselves) will be subject to a Constructive Ownership Limit of 9.9% of the outstanding Equity Stock of the Corporation at all times that (x) such member, together with other members of the Lebovitz Group or the Jacobs Group, as the case may be, each of whom Constructively Owns at least 10% of the outstanding Equity Stock of the Corporation, Constructively Own, in the aggregate (a) 10% or more of the total voting power, number of outstanding shares or value of the outstanding shares of any Tenant that is treated as a corporation for federal income tax purposes or (b) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes, (y) such member Constructively Owns an equity interest in such Tenant and (z) the aggregate amount of gross income derived by the Corporation in its immediately preceding taxable year from the Tenants whose ownership is described in clause (x) (taking into account only ownership by such member and other members of the Group that includes such member) exceeded $750,000.

     3. The definition of "Wolford Group" and all references thereto shall be deleted.

     4. Subparagraph (D)(9) of Article IV is amended by substituting "result in violation of Section 856(h) of the Code or the receipt of nonqualified income under Section 856(d)(2)(B) of the Code" for "violate the applicable Ownership Limit" on the fourth-to-last line thereof.

     5.  The following definitions shall be added to Article IV(D)(1):

          "David Jacobs Group" shall mean (i) the widow of David Jacobs, (ii) the lineal descendants of David Jacobs and (iii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i) or (ii).

          "Family Groups" shall mean the Lebovitz Group, the David Jacobs Group and the Richard Jacobs Group.

          "Individuals" shall mean Persons that are treated as "individuals" for purposes of Section 542(a)(2) of the Code.

          "Jacobs Group" shall mean the David Jacobs Group, the Richard Jacobs Group and the members of such groups.

          "Jacobs Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

          "Lebovitz Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

          "Richard Jacobs Group" shall mean (i) Richard Jacobs and each member of his family for purposes of Section 318(a) or 544 of the Code and (ii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i).

          "Share Ownership Agreement" shall mean the Share Ownership Agreement,
     dated as of [     ] by and between the Corporation, CBL & Associates, Inc.,
     Charles B. Lebovitz, Stephen D. Lebovitz, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust, as such may be amended from time to time by the parties thereto.

     6.  The following subparagraph is added to Article IV(D)(3):

          (c) If the Lebovitz Group or a member thereof or the Jacobs Group or a member thereof would otherwise Beneficially Own or Constructively Own shares of Capital Stock in excess of the Lebovitz Permitted Ownership Amount, in the case of the Lebovitz Group and its members, or the Jacobs Permitted Ownership Amount, in the case of the Jacobs Group and its members, then the shares of Equity Stock that otherwise would be so Beneficially Owned or Constructively Owned shall be designated Shares-in-Trust hereunder and, in accordance with subparagraph E of this
     Article IV, transferred automatically and by operation of law to a Trust; provided, however, that this clause (c) will not apply where the Beneficial and Constructive Ownership of shares of Equity Stock by the Jacobs Group and its members, or the Lebovitz Group and its members, as the case may be, would not violate the limitations that would be imposed upon such group and its members if there were no special references to such group and its members in this Certificate of Incorporation.

     7.  A new subparagraph (D)(14) shall be added to read as follows:

          No amendment to this Article IV or modification of the Ownership Limits pursuant to Article IV(D)(10) or any successor provision shall be effective if such amendment is adverse to the Jacobs Group or any of its members (unless Jacobs Realty Investors Limited Partnership, a Delaware limited partnership, consents) or to the Lebovitz Group or any of its members (unless LebFam, Inc., a Tennessee corporation, consents) and is not undertaken with unanimous prior approval of the Corporation's Board of Directors. For the avoidance of doubt, a decrease in the Standard Beneficial Ownership Limit or a modification of the Beneficial Ownership Limit in accordance with Article III of the Share Ownership Agreement shall not be treated as adversely affecting the Jacobs Group or its members or the Lebovitz Group or its members. References in this subparagraph (D)(14) to the Jacobs Group or any of its members shall be deemed deleted after the Share Ownership Agreement has terminated with respect to the Jacobs Group and its Members. References in this subparagraph (D)(14) to the Lebovitz Group or any of its members shall be deemed deleted after the Share Ownership Agreement has terminated with respect to the Lebovitz Group and its Members.

     8. A new subparagraph (I) for Article IV shall be added to read as follows:

          Copies of the Voting and Standstill Agreement and the Share Ownership Agreement will be furnished by the Corporation without charge to each shareholder who so requests.

                                                                         ANNEX G

                            ALTERNATIVE RESOLUTIONS

     The undersigned, being all of the directors of CBL & Associates Properties, Inc., a Delaware corporation (the "Corporation"), do hereby consent to the adoption of and hereby adopt the following resolutions and direct that this consent be filed with the minutes of the proceedings of the Board of Directors:

     WHEREAS, the Corporation is the general partner of CBL & Associates Limited partnership, a Delaware limited partnership (the "Operating Partnership");

     WHEREAS, the Corporation and the Operating Partnership have entered into that certain Master Contribution Agreement dated September 25, 2000 (the "Master Contribution Agreement") with JACOBS REALTY INVESTORS LIMITED PARTNERSHIP, a Delaware limited partnership ("JRI"), Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust (the "REJ"), and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust (the "DHJ") and, together with the REJ, the "Jacobs Trusts"); JRI and the Jacobs Trusts are referred to herein as the "Jacobs Parties").

     WHEREAS, Article IV(D)(10) of the Corporation's Certificate of Incorporation grants the Corporation's board of directors the authority to modify the Ownership Limits in the manner set forth below.

     WHEREAS, the Master Contribution Agreement requires the Corporation's board of directors to make the modifications set forth below to the Ownership Limits, and the directors have determined that the board of directors has the authority to implement the changes without any shareholder approval, and the directors acknowledge that the foregoing requirement and the board's willingness to adopt these resolutions was a material inducement to the willingness of the Jacobs Parties to enter into and be bound by the Master Contribution Agreement.

     NOW, THEREFORE, BE IT RESOLVED as follows: Pursuant to the authority provided in Article IV (D)(10) of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate"), the board of directors hereby modifies the Ownership Limits as they relate to the Jacobs Group (as defined below) and its members and the Lebovitz Group (as such term is defined in the Certificate of Incorporation) and its members as follows:

          1. "Beneficial Ownership Limit" shall mean (A) with respect to the Family Groups and their members in the aggregate, 31.99% of the outstanding Equity Stock of the Corporation, (B) with respect to the Lebovitz Group and its members, both individually and in the aggregate, 21.4% of the outstanding Equity Stock of the Corporation, (C) with respect to any single member of the David Jacobs Group or the Richard Jacobs Group that is an Individual, 9.5% of the outstanding Equity Stock of the Corporation, (D) with respect to any two members of the David Jacobs Group or the Richard Jacobs Group that are Individuals, 15.5% of the outstanding Equity Stock of the Corporation and (E) with respect to Jacobs Group and its members, both individually and in the aggregate, 15.5% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement dated September 25, 2000 among the Corporation and the Jacobs Parties (the "Voting and Standstill Agreement")) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by
     Section 856(a)(6) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested.

          2. "Constructive Ownership Limit" shall mean, with respect to the Family Groups and their members, both individually and in the aggregate, 31.99% of the outstanding Equity Stock of the Corporation; in each case, determined by number of shares outstanding, voting power (disregarding, in the case of the Jacobs Group and its members, any power to designate nominees to the Corporation's Board of Directors pursuant to the Voting and Standstill Agreement) or value (as determined by the Board of Directors), whichever produces the smallest holding of Equity Stock and computed taking into account all outstanding shares of Equity Stock and, to the extent provided by the Code in connection with the determination required by
     Section 856(d)(2)(B) of the Code, all shares of Equity Stock issuable under existing Options and Exchange Rights that have not been exercised or Deferred Stock that has not vested; provided, however, that (I) except as provided in clause (II) hereof, (i) in no event shall the Lebovitz Group or any Person composed of one or more members of the Lebovitz Group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit set forth above to the extent that the Lebovitz Group Constructively Owns not more than the Lebovitz Permitted Ownership Amount and (ii) in no event shall the Jacobs Group, the David Jacobs Group, the Richard Jacobs Group or any Person composed of one or more members of any such group be treated as Constructively Owning Equity Stock in excess of the Constructive Ownership Limit set forth above to the extent that the Jacobs Group and its members Constructively Own not more than the Jacobs Permitted Ownership Amount and (II) a member of the Lebovitz Group or the Jacobs Group (but not the Lebovitz Group or the Jacobs Group themselves) will be subject to a Constructive Ownership Limit of 9.9% of the outstanding Equity Stock of the Corporation at all times that (x) such member, together with other members of the Lebovitz Group or the Jacobs Group, as the case may be, each of whom Constructively Owns at least 10% of the outstanding Equity Stock of the Corporation, Constructively Own, in the aggregate (a) 10% or more of the total voting power, number of outstanding shares or value of the outstanding shares of any Tenant that is treated as a corporation for federal income tax purposes or (b) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes, (y) such member Constructively Owns an equity interest in such Tenant and (z) the aggregate amount of gross income derived by the Corporation in its immediately preceding taxable year from the Tenants whose ownership is described in clause (x) (taking into account only ownership by such member and other members of the Group that includes such member) exceeded $ 750,000.

          3. The Beneficial Ownership Limit with respect to the Wolford Group shall be reduced to the Standard Beneficial Ownership Limit.

          4. For purposes of this Resolution, the following definitions shall be added to Article IV(D)(1):

             "David Jacobs Group" shall mean (i) the widow of David Jacobs, (ii) the lineal descendants of David Jacobs and (iii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in
        (i) or (ii).

             "Family Groups" shall mean the Lebovitz Group, the David Jacobs Group and the Richard Jacobs Group.

             "Individuals" shall mean Persons that are treated as "individuals" for purposes of Section 542(a)(2) of the Code.

             "Jacobs Group" shall mean the David Jacobs Group, the Richard Jacobs Group and the members of such groups.

             "Jacobs Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

             "Lebovitz Permitted Ownership Amount" shall be defined and adjusted as in the Share Ownership Agreement.

             "Richard Jacobs Group" shall mean (i) Richard Jacobs and each member of his family for purposes of Section 318(a) or 544 of the Code and (ii) all Persons that would Constructively Own or Beneficially Own shares of Equity Stock Constructively Owned or Beneficially Owned by individuals described in (i).

             "Share Ownership Agreement" shall mean the Share Ownership
        Agreement, dated as of [          ] by and between the Corporation, CBL
        & Associates, Inc., Charles B. Lebovitz, Stephen D. Lebovitz, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as trustee for the Richard E. Jacobs Revocable Living Trust and Richard E. Jacobs, solely as trustee for the David H. Jacobs Marital Trust, as such may be amended from time to time by the parties thereto.

          5. The following shall apply with respect to the modifications to the Ownership Limits set forth in this Resolution:

             If the Lebovitz Group or a member thereof or the Jacobs Group or a member thereof would otherwise Beneficially Own or Constructively Own shares of Capital Stock in excess of the Lebovitz Permitted Ownership Amount, in the case of the Lebovitz Group and its members, or the Jacobs Permitted Ownership Amount, in the case of the Jacobs Group and its members, then the shares of Equity Stock that otherwise would be so Beneficially Owned or Constructively Owned shall be designated Shares-in-trust and, in accordance with subparagraph E of this Article IV, transferred automatically and by operation of law to a Trust; provided, however, that this paragraph 5 will not apply where the Beneficial and Constructive Ownership of shares of Equity Stock by the Jacobs Group and its members, or the Lebovitz Group and its members, as the case may be, would not violate the limitations that would be imposed upon such group and its members if there were no special references to such group and its members in the Certificate of Incorporation or this Resolution.

          FURTHER RESOLVED, that Section 3.6 of the Corporation's By-Laws be, and it hereby is, amended and restated in its entirety to read as follows:

             Section 3.6 Quorum. (a) A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as provided in the following Section 3.6(b), (i) the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and (ii) the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

             (b) Unless and until the Share Ownership Limitation Amendment, as described in Section 4.15 of the Master Contribution Agreement, dated as of September 25, 2000, by and among the Corporation, CBL & Associates Limited Partnership and the Jacobs Parties (as defined therein), is approved by the requisite vote of the Corporation's shareholders and the amendment has been adopted by the Corporation and is in full force and effect, the resolutions adopted on September 25, 2000 and attached as
        Schedule 4.15(b)-2 to such Master Contribution Agreement (the "Board Resolution"), and this Section 3.6(b) of the Corporation's By-Laws, shall not be repealed, amended or otherwise modified in any respect, and the Board of Directors shall not take any other action that would have the same effect, in each case without the unanimous approval of the Board of Directors given at a time when no vacancies exist on such Board, (A) in any respect that would adversely affect the Jacobs Group or any member thereof, unless the Corporation has obtained the prior written consent of Jacobs Realty Investors Limited Partnership, a Delaware limited partnership, thereto, and (B) in any respect that would adversely affect the Lebovitz Group or any member thereof unless, unless the Corporation has obtained the prior written consent of LebFam, Inc., a Tennessee corporation, thereto. For the avoidance of doubt, a decrease in the Standard Beneficial Ownership Limit or a modification of the Beneficial
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

        Ownership Limit as expressly permitted in the Board Resolution and in accordance with the terms of the Share Ownership Agreement shall not be treated as adversely affecting the Jacobs Group or any of its members or the Lebovitz Group or any of its members. References in this Section 3.6(b) to the Jacobs Group or any of its members shall be deemed deleted, and the benefits thereof withdrawn, once the Share Ownership Agreement has terminated with respect to the Jacobs Group and its members as contemplated in Article VIII thereof. References in this
        Section 3.6(b) to the Lebovitz Group or any of its members shall be deemed deleted, and the benefits thereof withdrawn, once the Share Ownership Agreement has terminated with respect to the Lebovitz Group and its members as contemplated in Article VIII thereof. Capitalized terms used in this Section 3.6(b) and not otherwise defined in these By-Laws shall have the meaning accorded such terms in the Board Resolution. The Corporation will furnish copies of the Board Resolution and the Share Ownership Agreement without charge to each stockholder who so requests.

          FURTHER RESOLVED, that these resolutions are being adopted as required under Section 4.15 of the Master Contribution Agreement, and shall not be repealed, amended or otherwise modified in any respect except in accordance with the provisions of the terms of the preceding resolution.

                                                                         ANNEX H


                           SHARE OWNERSHIP AGREEMENT

     WHEREAS, the Master Contribution Agreement dated September 25, 2000 among Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust, CBL & Associates, Inc. and CBL & Associates Limited Partnership, as amended, (the "Master Contribution Agreement"), requires that the Board of Directors of CBL & Associates Properties, Inc. (the "Corporation") adopt a Resolution in the form set forth in
Schedule 4.15(b)-2 to the Master Contribution Agreement (the "Resolution");

     WHEREAS, the Master Contribution Agreement requires that the Corporation seek to have its Amended and Restated Certificate of Incorporation, dated November 2, 1993, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 2, 1996, as supplemented by the Certificate of Designation, dated June 25, 1998, and the Certificate of Designation, dated April 30, 1999 (the "Certificate of Incorporation") further amended in the manner set forth in Schedule 4.15(b)-1 to the Master Contribution Agreement (the "Charter Amendment");

     WHEREAS, the Resolution and the Charter Amendment provide that if the Lebovitz Group or a member thereof or the Jacobs Group or a member thereof would otherwise Beneficially Own or Constructively Own shares of Capital Stock in excess of the Lebovitz Permitted Ownership Amount, in the case of the Lebovitz Group and its members, or the Jacobs Permitted Ownership Amount, in the case of the Jacobs Group and its members, then such excess shares of Equity Stock shall be designated Shares-in-Trust and, in accordance with subparagraph E of Article IV of the Certificate of Incorporation, transferred automatically and by operation of law to a Trust; provided, however, that such rule will not apply where the Beneficial and Constructive Ownership of shares of Equity Stock by the Jacobs Group and its members, or the Lebovitz Group and its members, as the case may be, would not violate the limitations that would be imposed upon such group and its members if there were no special references to such group and its members in the Certificate of Incorporation or the Resolution;

     WHEREAS, the parties hereto desire, for purposes of the Resolution and the Charter Amendment, to specify the initial Lebovitz Permitted Ownership Amount and Jacobs Permitted Ownership Amount and to specify how such amounts shall be adjusted;

     NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1. The following terms shall have the following meanings when used in this Agreement.

     "Jacobs Permitted Ownership Amount" shall mean 4,690,000 shares of Common Stock, as adjusted pursuant to the provisions of Article II hereof.

     "Lebovitz Permitted Ownership Amount" shall mean 6,300,000 shares of Common Stock, as adjusted pursuant to the provisions of Article II hereof.

     "Standard Beneficial Ownership Limit" shall mean the percentage of the outstanding Equity Stock of the Corporation referred to in clause (A) of the definition of "Beneficial Ownership Limit" set forth in the Certificate of Incorporation.

     "Units" shall mean interests in CBL & Associates Limited Partnership, or any successor thereto, or any similar entity, which interests are, by their terms or the terms of the governing instruments of such entity, convertible into or exchangeable for shares of Common Stock of the Corporation.

     1.2. Terms used but not defined in this Agreement have the meanings given such terms in the Resolution and Charter Amendment or, if no meaning is given such terms in the Resolution or Charter Amendment, the meanings given such term in the Corporation's Certificate of Incorporation as of the date hereof.

                                   ARTICLE II

                                  ADJUSTMENTS

     2.1. The Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount shall be increased as appropriate to reflect stock splits and similar changes to the Common Stock and shall be decreased as appropriate to reflect reverse stock splits and similar changes to the Common Stock.

     2.2. In the event of an issuance of Common Stock by the Corporation other than an issuance of Common Stock (i) to the extent described in Section 2.3 below or (ii) to a member of the Lebovitz Group or the Jacobs Group upon the conversion or exchange of Units, the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount will each be increased by 15.995% of the number of shares of Common Stock issued.

     2.3. The Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount shall not be increased in the event of an issuance of Common Stock other than for cash, to the extent that (i) in connection with such issuance (or the earlier issuance of Units or securities convertible into Common Stock) the Corporation agrees that the Person (who is not a member of the Jacobs Group or the Lebovitz Group) to whom the Common Stock is issued shall be subject to a Beneficial Ownership Limit in excess of the Standard Beneficial Ownership Limit, (ii) such special Beneficial Ownership Limit is necessary to permit the Person to Beneficially Own at such times as may be agreed all of the shares of Common Stock issued or to be issued to such Person (treating all Units held by such Person as converted or exchanged for shares of Common Stock) and (iii) the increases in the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount that would otherwise be required by Section 2.2 would have precluded the creation of such special Beneficial Ownership Limit.

     2.4. In the event of a repurchase of Common Stock by the Corporation other than from a member of the Lebovitz Group or Jacobs Group, the Jacobs Permitted Ownership Amount shall be reduced by 15.995% of the number of shares of Common Stock repurchased; provided that if prior to such repurchase a portion of the Jacobs Permitted Ownership Amount has been reallocated to the Lebovitz Permitted Ownership Amount pursuant to Section 2.10 hereof, then the repurchase will not result in a reduction of the Jacobs Permitted Ownership Amount to the extent that the Jacobs Permitted Ownership Amount would otherwise have been reduced below an amount equal to the lesser of 4,690,000 shares of Common Stock or the total number of shares of Common Stock Beneficially Owned or Constructively Owned by the Jacobs Group at the time of the repurchase (treating all Units Beneficially or Constructively Owned by the Jacobs Group as exchanged for shares of the Corporation's Common Stock), but instead the repurchase will cause a reduction in the Lebovitz Permitted Ownership Amount in an amount, not to exceed the capacity previously reallocated to the Lebovitz Permitted Ownership Amount pursuant to Section 2.10 hereof, by the amount that the Jacobs Permitted Ownership Amount would but for this proviso otherwise have been reduced.

     2.5. In the event of a repurchase of Common Stock by the Corporation other than from a member of the Jacobs Group or Lebovitz Group, the Lebovitz Permitted Ownership Amount shall be reduced by 15.995% of the number of shares of Common Stock repurchased; provided that if prior to such repurchase a portion of the Lebovitz Permitted Ownership Amount has been reallocated to the Jacobs Permitted Ownership Amount pursuant to Section 2.11 hereof, then the repurchase will not result in a reduction of the Lebovitz Permitted Ownership Amount to the extent that the Lebovitz Permitted Ownership Amount would otherwise have been reduced below an amount equal to the lesser of 6,300,000 shares of Common Stock or the total number of shares of Common Stock Beneficially or Constructively Owned by the Lebovitz Group at the time of the repurchase (treating all Units Beneficially Owned or Constructively

Owned by the Lebovitz Group as exchanged for shares of the Corporation's Common Stock), but instead the repurchase will cause a reduction in the Jacobs Permitted Ownership Amount in an amount, not to exceed the capacity previously reallocated to the Jacobs Permitted Ownership Amount pursuant to Section 2.11 hereof, by the amount that the Lebovitz Permitted Ownership Amount would but for this proviso otherwise have been reduced.

     2.6. In the event of a repurchase of Common Stock by the Corporation from a member of the Jacobs Group, the Jacobs Permitted Ownership Amount shall be reduced by 31.99% of the number of shares of Common Stock repurchased.

     2.7. In the event of a repurchase of Common Stock by the Corporation from a member of the Lebovitz Group, the Lebovitz Permitted Ownership Amount shall be reduced by 31.99% of the number of shares of Common Stock repurchased.

     2.8. If Beneficial Ownership or Constructive Ownership by the Jacobs Group of shares of Common Stock equal to the Jacobs Permitted Ownership Amount would otherwise result in either (i) a violation of clause (A) or clause (E) of the definition of "Beneficial Ownership Limit" in the Resolution or (ii) a violation of the definition of "Constructive Ownership Limit" in the Resolution, then, to the extent that such result would not occur but for acquisitions of Beneficial Ownership or Constructive Ownership of Equity Shares by the Lebovitz Group or its members pursuant to a transaction or event occurring after September 25, 2000 that did not result in an increase in the number of shares of Equity Stock deemed outstanding for purposes of applying Section 856(a)(6) of the Code ("Lebovitz Open Market Transactions"), the Lebovitz Permitted Ownership Amount shall be reduced to the extent necessary to permit Beneficial Ownership by the Jacobs Group of the Jacobs Permitted Ownership Amount without violating the Beneficial Ownership Limit or the Constructive Ownership Limit in the manner described above. The reduction in the Lebovitz Permitted Ownership Amount described in the preceding sentence shall be deemed to occur immediately before the acquisition by the Jacobs Group or a member thereof of Beneficial Ownership or Constructive Ownership of Common Stock that would otherwise have violated the limitations described above. The number of shares of Equity Stock which the Lebovitz Group shall be treated as having acquired in Lebovitz Open Market Transactions for purposes of this Section 2.8 shall be reduced to reflect transactions and other events occurring after September 25, 2000 which decrease the number of shares of Equity Stock Beneficially or Constructively Owned by the Lebovitz Group and its members.

     2.8A. If Beneficial Ownership or Constructive Ownership by the Jacobs Group of shares of Common Stock equal to the Jacobs Permitted Ownership Amount would result in either (i) a violation of clause (B) or clause (F) of the definition of "Beneficial Ownership Limit" in the Certificate of Incorporation but for the proviso set forth in such definition or (ii) a violation of clause
(B) of the definition of "Constructive Ownership Limit" but for the proviso set forth in such definition, then, to the extent that such result would not have occurred but for Lebovitz Open Market Transactions, the Lebovitz Permitted Ownership Amount shall be reduced to the extent necessary to permit Beneficial Ownership by the Jacobs Group of the Jacobs Permitted Ownership Amount without violating the Beneficial Ownership Limit or the Constructive Ownership Limit in the manner described above. The reduction in the Lebovitz Permitted Ownership Amount described in the preceding sentence shall be deemed to occur immediately before the acquisition by the Jacobs Group or a member thereof of Beneficial Ownership or Constructive Ownership of Common Stock that would otherwise have violated the limitations described above. The number of shares of Equity Stock which the Lebovitz Group shall be treated as having acquired in Lebovitz Open Market Transactions for purposes of this Section 2.8A shall be reduced to reflect transactions and other events occurring after September 25, 2000 which decrease the number of shares of Equity Stock Beneficially or Constructively Owned by the Lebovitz Group and its members.

     2.9. If Beneficial Ownership or Constructive Ownership by the Lebovitz Group of shares of Common Stock equal to the Lebovitz Permitted Ownership Amount would otherwise result in either (i) a violation of clause (A) or clause (B) of the definition of "Beneficial Ownership Limit" in the Resolution or (ii) a violation of the definition of "Constructive Ownership Limit" in the Resolution, then, to the extent that such result would not occur but for acquisitions of Beneficial Ownership or Constructive Ownership of Equity Shares by the Jacobs Group or its members pursuant to a transaction or event occurring after September 25, 2000 that did not result in an increase in the number of shares of Equity Stock deemed outstanding for purposes of applying Section 856(a)(6) of the Code ("Jacobs Open Market Transactions"), the Jacobs Permitted Ownership Amount shall be reduced to the extent necessary to permit Beneficial Ownership by the Lebovitz Group of the Lebovitz Permitted Ownership Amount without violating the Beneficial Ownership Limit or the Constructive Ownership Limit in the manner described above. The reduction in the Jacobs Permitted Ownership Amount described in the preceding sentence shall be deemed to occur immediately before the acquisition by the Lebovitz Group or a member thereof of Beneficial Ownership or Constructive Ownership of Common Stock that would otherwise have violated the limitations described above. The number of shares of Equity Stock which the Jacobs Group shall be treated as having acquired in Jacobs Open Market Transactions for purposes of this Section 2.9 shall be reduced to reflect transactions and other events occurring after September 25, 2000 which decrease the number of shares of Equity Stock Beneficially or Constructively Owned by the Jacobs Group and its members.

     2.9A. If Beneficial Ownership or Constructive Ownership by the Lebovitz Group of shares of Common Stock equal to the Lebovitz Permitted Ownership Amount would result in either (i) a violation of clause (B) or clause (C) of the definition of "Beneficial Ownership Limit" in the Certificate of Incorporation but for the proviso set forth in such definition or (ii) a violation of clause
(B) of the definition of "Constructive Ownership Limit" but for the proviso set forth in such definition, then, to the extent that such result would not have occurred but for Jacobs Open Market Transactions, the Jacobs Permitted Ownership Amount shall be reduced to the extent necessary to permit Beneficial Ownership by the Lebovitz Group of the Lebovitz Permitted Ownership Amount without violating the Beneficial Ownership Limit or the Constructive Ownership Limit in the manner described above. The reduction in the Jacobs Permitted Ownership Amount described in the preceding sentence shall be deemed to occur immediately before the acquisition by the Lebovitz Group or a member thereof of Beneficial Ownership or Constructive Ownership of Common Stock that would otherwise have violated the limitations described above. The number of shares of Equity Stock which the Jacobs Group shall be treated as having acquired in Jacobs Open Market Transactions for purposes of this Section 2.9A shall be reduced to reflect transactions and other events occurring after September 25, 2000 which decrease the number of shares of Equity Stock Beneficially or Constructively Owned by the Jacobs Group and its members.

     2.10. To the extent that the Jacobs Permitted Ownership Amount exceeds the total number of shares of Common Stock Beneficially Owned or Constructively Owned by the members of the Jacobs Group, treating all Units Beneficially or Constructively Owned by such members as exchanged for shares of the Corporation's Common Stock, then the Jacobs Permitted Ownership Amount will be reduced by the amount of such excess and there shall be a corresponding increase in the Lebovitz Permitted Ownership Amount.

     2.11. To the extent that the Lebovitz Permitted Ownership Amount exceeds the total number of shares of Common Stock Beneficially Owned or Constructively Owned by the members of the Lebovitz Group, treating all Units Beneficially or Constructively Owned by such members as exchanged for shares of the Corporation's Common Stock, and such excess has existed for at least one year, then the Lebovitz Permitted Ownership Amount will be reduced by the amount of such excess and there shall be a corresponding increase in the Jacobs Permitted Ownership Amount.

     2.12. Adjustments to the Lebovitz Permitted Ownership Amount and the Jacobs Permitted Ownership Amount under this Article II shall be computed from September 25, 2000.

     2.13. Notwithstanding anything in this Article II to the contrary, in no event shall any adjustment hereunder result in the Lebovitz Permitted Ownership Amount being less than that permitted by the Standard Beneficial Ownership Limit and in no event shall any adjustment hereunder result in the Jacobs Permitted Ownership Amount being less than 200% of the Standard Beneficial Ownership Limit.

                                  ARTICLE III

                                 MODIFICATIONS

     3.1.  The Corporation and the other parties agree that clauses (A) through
(E) of the definition of "Beneficial Ownership Limit" in the Resolution may be modified by the Board of Directors of the Corporation pursuant to subparagraph D(10) of Article IV of the Certificate of Incorporation without the consent of the parties hereto only in accordance with the restrictions set forth in this
Article III.

     3.2. (a) The Corporation and the other parties hereto agree that, except as explicitly permitted by Section 3.2(b) hereof or Section 3.2(e) hereof, in no event may (i) any of clauses (A) through (E) of the definition of "Beneficial Ownership Limit" in the Resolution be modified or amended or (ii) there be any modification to the definition of "Beneficial Ownership Limit" in the Certificate of Incorporation in any manner that, in either case, would either
(x) reduce at any time the Jacobs Permitted Ownership Amount or otherwise limit in any way the right of the Jacobs Group and its members to acquire Beneficial Ownership of shares of Equity Stock or (y) reduce at any time the Lebovitz Permitted Ownership Amount or otherwise limit in any way the right of the Lebovitz Group and its members to acquire Beneficial Ownership of shares of Equity Stock.

     (b)  An amendment or modification that would otherwise be prohibited by
Section 3.2(a) hereof shall be permitted if all of the following requirements are satisfied:

          (i) the amendment or modification creates (x) an ownership limit that applies on an aggregate basis to (I) the Jacobs Group and its members, (II) the Lebovitz Group and its members and (III) an additional Person or group (such Person or group, the "Third Holder") to which shares of the Corporation's Equity Stock or Units are being issued by the Corporation or may be issued by the Corporation in exchange for or on the conversion of Units of CBL & Associates Limited Partnership or interests in another entity in which the Corporation or CBL & Associates Limited Partnership has an interest, and (y) a "permitted ownership amount" with respect to the Third Holder;

          (ii) the amendment or modification would not limit in any manner or circumstance the ability of the Jacobs Group and its members to convert or exchange Units into a number of shares of Common Stock equal to the Jacobs Permitted Ownership Amount, except to the extent that the Jacobs Group or its members have acquired shares of Common Stock in a Jacobs Open Market Transaction prior to such conversion or exchange and such acquisitions have used ownership capacity under the Beneficial Ownership Limit that would otherwise have been used by such conversions or exchanges;

          (iii) the amendment or modification would not limit in any manner or circumstance the ability of the Lebovitz Group and its members to convert or exchange Units into a number of shares of Common Stock equal to the Lebovitz Permitted Ownership Amount, except to the extent that the Lebovitz Group or its members have acquired shares of Common Stock in a Lebovitz Open Market Transaction prior to such conversion or exchange and such acquisitions have used ownership capacity under the Beneficial Ownership Limit that would otherwise have been used by such conversions or exchanges;

          (iv) the amendment or modification (together with any prior amendments or modifications permitted by this Section 3.2) would not have the effect, in any circumstance, of restricting or limiting the ability of the Jacobs Group and its members to acquire Beneficial Ownership in a Jacobs Open Market Transaction (and assuming that immediately prior to such acquisition the Jacobs Group and its members Beneficially Owned no more than 50 shares of Common Stock) at least (i) 2,908,000 shares of Common Stock if the Charter Amendment has not been approved or (ii) 3,559,000 shares of Common Stock if the Charter Amendment has been approved;

          (v) the amendment or modification (together with any prior amendments or modifications permitted by this Section 3.2) would not have the effect, in any circumstance, of restricting or limiting the ability of the Lebovitz Group and its members to acquire Beneficial Ownership in a

     Lebovitz Open Market Transaction (and assuming that immediately prior to such acquisition the Lebovitz Group and its members Beneficially Owned no more than 2,187,000 shares of Common Stock) at least (i) 2,551,000 shares of Common Stock if the Charter Amendment has not been approved or (ii) 3,236,000 shares of Common Stock if the Charter Amendment has been approved;

          (vi) except as described in clause (viii) below, such amendment or modification (x) would not affect increases in the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount occurring as a result of an event described in Section 2.2 hereof (relating to the issuance of Common Stock by the Corporation) and (y) shall provide that, on the occurrence of an event described in Section 2.2 hereof (relating to an issuance of Common Stock by the Corporation) the permitted ownership amount (or equivalent concept) for the Third Holder shall increase by a number of shares of Common Stock equal to the product of (i) the percentage specified in the Standard Beneficial Ownership Limit and (ii) the number of shares of Common Stock issued in the event;

          (vii) except as provided in clause (ix) below, following such amendment or modification, upon an event described in Section 2.4 and
     Section 2.5 hereof (other than a repurchase by the Corporation of Common Stock Beneficially Owned by the Third Holder) the permitted ownership amount (or equivalent concept) of the Third Holder, the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership shall each be decreased by a percentage of the total number of shares repurchased that equals one-third of the percentage Beneficial Ownership Limit that applies on an aggregate basis to the Third Holder, the Jacobs Group and the Lebovitz Group;

          (viii) such amendment or modification provides that where, following an event described in Section 2.4 and 2.5 hereof, other than a repurchase of Common Stock Beneficially Owned by the Third Holder, (the "Reduction Event") as to which the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount were decreased in the manner described in
     Section 3.2(b)(vii) above, an event described in Section 2.2 hereof occurs, the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount will each be increased by a percentage of the shares of Common Stock issued by the Corporation that equals the percentage provided pursuant to
     Section 3.2(b)(vii), until each of the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount equals what it was immediately before the Reduction Event, and subsequently Section 2.2 hereof shall be applied without regard to this Section 3.2(b)(viii);

          (ix) such amendment or modification provides that where, following an event described in Section 2.2 hereof (the "Increase Event") as to which the Jacobs Permitted Ownership Amount and Lebovitz Permitted Ownership Amounts were increased, an event described in Section 2.4 and Section 2.5 occurs (other than a repurchase of shares of Common Stock Beneficially Owned by the Third Holder), the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount will each be decreased by a percentage of the shares of Common Stock repurchased by the Corporation that equals the percentage specified in Section 2.2, until each of the Jacobs Permitted Ownership Amount and the Lebovitz Permitted ownership Amount equals what it was immediately before the Increase Event, and subsequently Sections 2.4 and 2.5 hereof shall be applied without regard to this Section 3.2(b)(ix);

          (x) such amendment or modification provides that in the event of a repurchase by the Corporation of Common Stock Beneficially Owned by the Third Holder, (I) the permitted ownership amount (or equivalent concept) of the Third Holder shall be reduced by a number of shares of Common Stock equal to the product of (i) the number of shares repurchased and (ii) the percentage specified in the aggregate Beneficial Ownership Limit applicable to the Jacobs Group and its members, the Lebovitz Group and its members and such Person or group and (II) there shall be no decrease in either the Jacobs Permitted Ownership Amount or the Lebovitz Permitted Ownership Amount;

          (xi) notwithstanding Section 2.6 hereof, such amendment or modification provides that in the event of a repurchase of Common Stock by the Corporation from a member of the Jacobs Group, the

     Jacobs Permitted Ownership Amount shall be reduced by a number of shares of Common Stock equal to the product of (i) the number of shares repurchased and (ii) the percentage specified in the aggregate Beneficial Ownership Limit applicable to the Jacobs Group and its members, the Lebovitz Group and its members and the Third Holder;

          (xii) notwithstanding Section 2.7 hereof, such amendment or modification provides that in the event of a repurchase of Common Stock by the Corporation from a member of the Lebovitz Group, the Lebovitz Permitted Ownership Amount shall be reduced by a number of shares of Common Stock equal to the product of (i) the number of shares repurchased and (ii) the percentage specified in the aggregate Beneficial Ownership Limit applicable to the Jacobs Group and its members, the Lebovitz Group and its members and the Third Holder; and

          (xiii) the amendment or modification complies with the restrictions imposed by Section 3.3 hereof.

     (c)  The references to 2,908,000 and 3,559,000 shares of Common Stock in
Section 3.2(b)(iv) and to 2,551,000 and 3,236,000 shares of Common Stock in
Section 3.2(b)(v) hereof shall be appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits, share issuances, share repurchases and similar events occurring after the date hereof.

     (d)  In connection with an amendment or modification permitted by Section
3.2 hereof, the percentages referred to in Sections 2.4 and 2.5 may be amended, provided that in no event may the percentage referred to in Section 2.5 be less than the percentage referred to in Section 2.4.

     (e)  If an amendment or modification that would otherwise be prohibited by
Section 3.2(a) hereof would satisfy all of the requirements of Section 3.2(b) hereof except for requirements relating to the Jacobs Group, the Jacobs Permitted Ownership Amount, or the ability of the Jacobs Group or any of its members to acquire Beneficial Ownership of Common Stock, either through conversions or exchanges of Units or otherwise, then such amendment or modification may be made notwithstanding that it otherwise fails to satisfy
Section 3.2(b) hereof if and only if JRI has provided its prior written consent to such amendment. If an amendment or modification that would otherwise be prohibited by Section 3.2(a) hereof would satisfy all of the requirements of
Section 3.2(b) hereof except for requirements relating to the Lebovitz Group, the Lebovitz Permitted Ownership Amount, or the ability of the Lebovitz Group or any of its members to acquire Beneficial Ownership of Common Stock, either through conversions or exchanges of Units or otherwise, then such amendment or modification may be made notwithstanding that it otherwise fails to satisfy
Section 3.2(b) hereof if and only if LebFam has provided its prior written consent to such amendment.

     3.3. The Corporation agrees that where modifications to clauses (A) through (E) of the definition of "Beneficial Ownership Limit" in the Resolution are permitted by Section 3.2 above, such modifications shall be made only in accordance with the following restrictions:

          (i) the decrease in the percentage referred to in clause (A) shall be split equally in decreasing the percentages referred to in clauses (B) and
     (E);

          (ii) the percentage referred to in clause (C) will always be less than the percentage referred to in clause (D) by an amount equal to the amount of the Standard Beneficial Ownership Limit;

          (iii) the percentage referred to in clause (E) may never be higher than the percentage referred to in clause (B); and

          (iv) the percentage referred to in clause (A) may never be less than 300% of the Standard Beneficial Ownership Limit, the percentages referred to in clauses (B) and (E) may never be less than 200% of the Standard Beneficial Ownership Limit, the percentage referred to in clause (C) may never be less than the Standard Beneficial Ownership Limit and the percentage referred to in clause (D) may never be less than 200% of the Standard Beneficial Ownership Limit.

     3.4. The Corporation agrees that no modification of the definition of "Constructive Ownership Limit" adverse to the Jacobs Group or its members or the Lebovitz Group or its members will be permitted without the consent of Jacobs Realty Investors Limited partnership, a Delaware limited partnership ("JRI") and LebFam, Inc., a Tennessee corporation ("LebFam"); provided that the Equity Stock ownership percentage referred in the definition of "Constructive Ownership Limit" may be modified so that such percentage is the same as or greater than the percentage referred to in clause (A) of the definition of "Beneficial Ownership Limit" in the Resolution.

     3.5. Notwithstanding anything in the foregoing to the contrary, the Beneficial Ownership Limit and the Constructive Ownership Limit under the Certificate of Incorporation or the Resolution (including, without limitation, clauses (A) through (E) of the definition of "Beneficial Ownership Limit" may be modified by the Corporation's Board of Directors pursuant to subparagraph
(D)(10) of Article IV of the Certificate of Incorporation with the prior written consent of JRI, on behalf of the Jacobs Group and its members, and LebFam, on behalf of the Lebovitz Group and its members.

     3.6 The Corporation agrees not to initiate or endorse any proposal to shareholders to amend, in a manner adverse to the Jacobs Group or any member thereof or the Lebovitz Group or any member thereof, any of the provisions or definitions in (i) the amendment to its Certificate of Incorporation approved at the shareholders meeting contemplated under Section 4.15 of the Master Contribution Agreement or (ii) the Resolution except with the prior written consent of JRI, on behalf of the Jacobs Group and its members, and LebFam, on behalf of the Lebovitz Group and its members.

                                   ARTICLE IV

                         ADOPTION OF CHARTER AMENDMENT

      4.1. Once the Charter Amendment has been approved by the requisite vote of the Corporation's stockholders and has been adopted and become effective, the following references in this Agreement will be modified as follows:

           (i)  references to "15.995%" shall become references to 18.995%;

           (ii)  references to "31.99%" shall become references to "37.99%";

          (iii)  references to 4,690,000 shall become references to 6,350,000;

          (iv)  references to 6,300,000 shall become references to 7,960,000;

           (v) references to clauses (A), (B), (C), (D) and (E) of the definition of "Beneficial Ownership Limit" in the Resolution shall become references to clauses (B) through (F) of the definition of "Beneficial Ownership Limit" in the Certificate of Incorporation; and

          (vi) references to the "Constructive Ownership Limit" in the Resolution shall become references to the "Constructive Ownership Limit" as set forth in the Certificate of Incorporation.

     4.2.  For periods prior to the adoption of the Charter Amendment, Sections
2.8 and 2.9 (and not Sections 2.8A and 2.9A) hereof shall be effective. Following the adoption of the Charter Amendment, Sections 2.8A and 2.9A (and not Sections 2.8 and 2.9) shall be effective.

     4.3. For periods following the adoption of the Charter Amendment, the Jacobs Permitted Ownership Amount and the Lebovitz Permitted Ownership Amount shall be calculated from September 25, 2000 as though the modifications set forth in Section 4.1 hereof had always been in effect.

                                   ARTICLE V

                                   AMENDMENTS

     5.1. This Agreement may not be amended or modified other than in writing executed by JRI on behalf of the Jacobs Group and its members and by LebFam on behalf of the Lebovitz Group and its members.

                                   ARTICLE VI

                                 ACKNOWLEDGMENT

     6.1 The parties hereto acknowledge and agree that Paragraph 5 of the Resolution shall have the effect of causing shares Beneficially or Constructively Owned by (i) the Lebovitz Group or its members in excess of the Lebovitz Permitted Ownership Amount or (ii) the Jacobs Group or its members in excess of the Jacobs Permitted Ownership Amount to become Shares-in-Trust pursuant to Article V of the Certificate of Incorporation.

                                  ARTICLE VII

                           THIRD PARTY BENEFICIARIES

     7.1. The members of the Jacobs Group and the Lebovitz Group shall be third party beneficiaries of the agreements set forth in Article III hereof.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. This Agreement will terminate with respect the Lebovitz Group and its members, or the Jacobs Group and its members, at such time as such group and its members Beneficially Own and Constructively Own shares of the Company's Equity Stock (treating all Units held by such group and its members as converted or exchanged) representing, in the aggregate, less than the Standard Beneficial Ownership Amount.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the
[     ] day of           , 2001.

                                          CBL & Associates Properties, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          CBL & Associates, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          LebFam, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          --------------------------------------
                                          Charles B. Lebovitz

                                          --------------------------------------
                                          Stephen D. Lebovitz

                                          Jacobs Realty Investors Limited
                                          Partnership

                                          By: /s/ JG REALTY INVESTORS CORP.
                                            ------------------------------------

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the
                                              Richard E. Jacobs Revocable Living
                                              Trust
                                            ------------------------------------
                                              Richard E. Jacobs, solely as
                                              trustee for the
                                              David H. Jacobs Marital Trust

PROXY

                       CBL & ASSOCIATES PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBL & ASSOCIATES
                                PROPERTIES, INC.
IN CONNECTION WITH ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 19,
                                      2001


    The undersigned stockholder of CBL & Associates Properties, Inc. (the "Company") hereby appoints CHARLES B. LEBOVITZ, STEPHEN D. LEBOVITZ and JOHN N. FOY, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held on January 19, 2001, and at any and all adjournments and postponements of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes set forth on the reverse side.


 IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY

  URGE YOU TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

       YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


                                                                                                       Please mark
                                                                                                       vote as in
                                                                                                      this example          X


  THE BOARD OF DIRECTORS OF CBL & ASSOCIATES PROPERTIES, INC. RECOMMENDS THAT
          STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW:

                                                           For    Against  Abstain
1.   To approve the issuance of approximately 11.6         [ ]      [ ]      [ ]
     million SCUs (special common units) (and their
     underlying shares of the Company's Common Stock),
     which under certain circumstances may be increased
     up to 13.94 million SCUs, of the Company's
     subsidiary Operating Partnership, CBL & Associates
     Limited Partnership, which SCUs may be exchanged
     for shares of Common Stock on a one-for-one basis,
     subject to adjustments, as contemplated under the
     Master Contribution Agreement, dated as of
     September 25, 2000, as amended, and the Terms of
     Special Common Units of the Operating Partnership.
                                                           For    Against  Abstain
2.   To approve and adopt an amendment to the Com-         [ ]      [ ]      [ ]
     pany's certificate of incorporation, which, among
     other things, modifies the Company's share owner-
     ship limits to permit the Lebovitz Group and the
     Jacobs Group to beneficially or constructively own
     in the aggregate up to 37.99% of the Company's
     outstanding shares of Common Stock.
3.   To transact such other business as may be properly
     brought before the Special Meeting or at any and
     all adjournments and postponements of the Meeting.



                                                                This proxy will be voted as directed or, if no direction is indicated, will be voted FOR the approval of each of the
                                                                proposals described above.
                                                                PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN
                                                                THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature(s) -------------------------  Date ----------

(Please sign your name or names exactly as it appears on your share certificate(s). If joint owners, all co-owners should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)